As filed with the Securities and Exchange Commission on May 23, 1997
                                              Registration No. 333-24327
===============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                              Amendment No. 1 to
                                   FORM S-3
                            REGISTRATION STATEMENT
                                    Under
                          THE SECURITIES ACT OF 1933
                                -----------------
                    MERRILL LYNCH MORTGAGE INVESTORS, INC.
     (Exact name of registrant as specified in its governing instruments)

           Delaware                                    13-3416059
 (State of incorporation)                 (I.R.S. Employer Identification No.)


                               250 Vesey Street
                            World Financial Center
                           North Tower - 10th Floor
                        New York, New York  10281-1310
                   (Address of principal executive offices)
                              ----------------
                             Jeffrey W. Kronthal
                    Merrill Lynch Mortgage Investors, Inc.
                               250 Vesey Street
                            World Financial Center
                           North Tower - 10th Floor
                        New York, New York 10281-1310
                   (Name and address of agent for service)
                              ----------------
                               With a copy to:
                              Renwick D. Martin
                               Brown & Wood LLP
                            One World Trade Center
                          New York, New York  10048

    Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of the registration statement, as determined by market conditions.
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offer. / / _______________.
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _______________.
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                       CALCULATION OF REGISTRATION FEE

======================================================================================================
                                                          Proposed         Proposed
                                            Amount        Maximum          Maximum         Amount of
        Title of Each Class of              to be       Offering Price    Aggregate      Registration
      Securities to Be Registered       Registered(1)   Per Unit(2)    Offering Price(2)     Fee
------------------------------------------------------------------------------------------------------
Asset Backed Securities . . . . . . .   $1,000,000,000      100%        $1,000,000,000   $303,031(3)
=======================================================================================================

(1) This Registration Statement relates to the initial offering from time to time of $1,000,000,000 aggregate principal amount of Asset Backed Securities and to any resales thereof in market making transactions by Merrill Lynch, Pierce, Fenner & Smith Incorporated, an affiliate of the Registrant, to the extent required.
(2) Estimated solely for purposes of calculating the registration fee on the basis of the proposed maximum aggregate offering price.
(3) Of which $304 was previously paid.


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

     PURSUANT TO RULE 429 OF THE SECURITIES AND EXCHANGE COMMISSION'S RULES AND REGULATIONS UNDER THE SECURITIES ACT OF 1933, AS AMEDNED, THE PROSPECTUS AND PROSPECTUS SUPPLEMENT CONTAINED IN THIS REGISTRATION STATEMENT ALSO RELATE TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-11 (REGISTRATION NO. 33-74332) AND ON FORM S-3 (REGISTRATION NO. 333-7569) AND THE UNSOLD SECURITIES REGISTERED THEREUNDER AND THIS AMENDMENT TO THE REGISTRATION STATEMENT CONSTITUTES A POST-EFFECTIVE AMENDMENT THERETO.


                               EXPLANATORY NOTE


    This Registration Statement includes a basic prospectus and an illustrative form of prospectus supplement for use in an offering of Asset Backed Securities. The description in the form of prospectus supplement of credit enhancement mechanisms or other features is intended merely as an illustration of the principal features of a possible series of Asset Backed Securities; the features applicable to any actual series of Asset Backed Securities may include some, all or none of the features so illustrated, and may include any features specified in the prospectus.




                SUBJECT TO COMPLETION, DATED MAY 23, 1997

PROSPECTUS SUPPLEMENT
(To Prospectus dated _______, 199_)


                               $______________

                    Merrill Lynch Mortgage Investors Inc.
                                  Depositor

              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES _______


    The Series 199_-_ Mortgage Pass-Through Certificates (the "Certificates") will consist of ____ classes of Certificates, designated as the Class ( ) Certificates, Class ( ) Certificates and Class ( ) Certificates (the Class ( ) Certificates, collectively, the "Subordinate Certificates"). As further described herein, losses on the Mortgage Loans will be allocated to the Subordinate Certificates prior to allocation to the Class ( )
Certificates. See "Description of the Certificates -- Distributions -- Priority" herein.

    The Certificates will represent in the aggregate the entire beneficial interest in a trust fund (the "Trust Fund") to be established by Merrill Lynch Mortgage Investors Inc. (the "Depositor"). The Trust Fund will consist primarily of (a pool (the "Mortgage Pool") of (conventional), (fixed rate) (adjustable rate) mortgage loans, with terms to maturity of not more than ___ years (the "Mortgage Loans"), secured by first (and/or junior) liens on one- to four-family residential properties,) (mortgage participations,) mortgage pass-through certificates, mortgage-backed securities evidencing interests therein or secured thereby (the "MBS"),) (and) (certain direct obligations of the United States, agencies thereof or agencies created thereby (the "Government Securities")). The Mortgage Loans were originated or acquired by ___________ (the "Mortgage Asset Seller") and will be sold to the Depositor on or prior to the date of initial issuance of the Certificates.

    The Class ( )(, Class ( ) and Class ( )) Certificates will evidence approximately an initial ___% undivided interest in the Trust Fund and the Subordinate Certificates, in the aggregate, will evidence approximately an initial ___% undivided interest in the Trust Fund. Only the Class ( ) Certificates are being offered hereby.

    INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, CERTAIN _______ SET FORTH UNDER THE CAPTION "SPECIAL CONSIDERATIONS" (HEREIN AND) IN THE PROSPECTUS.

    (The MBS will (consist of) (include) the following series and classes of securities: (identify title(s) and class(es) of MBS)(, including (title(s) and class(es) of MBS).) (The (title(s) and class(es) of MBS) are (subordinate) (interest-only) securities.) (See "Summary--The MBS."))

    (The yield to investors in the (interest-only) Certificates will be (extremely) sensitive to the rate and timing of principal payments (including prepayments, repurchases, defaults and liquidations) in the Mortgage Loans which may fluctuate significantly over time. An (extremely) rapid rate of principal payments on the Mortgage Loans could result in the failure of investors in the interest-only Certificates to recover their initial investments.)


                            --------------------

                             Merrill Lynch & Co.



        The date of this Prospectus Supplement is _____________, 19__

The characteristics of the Mortgage Loans are more fully described herein under "Description of the Mortgage Pool."

    Distributions on the Class ( ) Certificates will be made, to the extent of available funds, on the __th day of each (month) (__) or, if any such day is not a business day, on the next succeeding business day, beginning in __________ (each, a "Distribution Date"). (As more fully described herein, distributions allocable to interest, if any, on the Class ( ) Certificates on each Distribution Date will be based on the (applicable) (then-applicable variable) pass-through rate (the "Pass-Through Rate") and the aggregate (principal balance (the "Certificate Balance")) (notional balance (the "Notional Balance")) of such class (or each component thereof) outstanding immediately prior to such Distribution Date. (The Pass-Through Rate applicable to the Class ( ) Certificates from time to time will equal the (sum of __% and the Index (as defined herein) subject to certain limitations) (weighted average of the Class ( ) Remittance Rates (as defined herein) on the Mortgage Loans. The Pass-Through Rate for the Class ( ) Certificates on the first Distribution Date will be _% per annum and is expected to change thereafter (because the weighted average of the Class ( ) Remittance Rates is expected to change for succeeding Distribution Dates.) Distributions in respect of principal, if any, of the Class ( ) Certificates will be made as described herein under "Description of the Certificates -- Distributions -- Priority" and "--Calculations of Principal".)

    (_______________ will act as master servicer of the Mortgage Loans (the "Master Servicer"). The obligations of the Master Servicer with respect to the Certificates will be limited to its contractual servicing obligations and the obligation under certain circumstances to make Advances to the Certificateholders. See "Description of the Certificates -- Advances" herein. (The only) obligation of the Depositor with respect to the Certificates will be to obtain from the Mortgage Asset Seller certain representations and warranties with respect to the Mortgage Loans and to assign to the Trustee the obligation of the Mortgage Asset Seller to repurchase or substitute for any Mortgage Loan as to which there exists an uncured material breach of any such representation or warranty.)


                              ------------------

PROCEEDS OF THE ASSETS IN THE TRUST FUND ARE THE SOLE SOURCE OF PAYMENTS ON THE CLASS ( ) CERTIFICATES. THE CLASS ( ) CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CLASS ( ) CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES.

                               --------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

(THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS  NOT PASSED ON OR ENDORSED
THE  MERITS  OF  THIS  OFFERING.    ANY  REPRESENTATION  TO THE  CONTRARY  IS
UNLAWFUL.)


                                 ----------------------

    An election will (not) be made to treat the Trust Fund as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes. (The Class ( ) Certificates will constitute "regular interests" in the
REMIC.) See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

     There is currently no secondary market for the Class ( ) Certificates. Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriter") currently expects to make a secondary market in the Class ( ) Certificates, but has no obligation to do so. There can be no assurance that such a market will develop or, if it does develop, that it will continue. See "Plan of Distribution" herein.

     The Class ( ) Certificates offered hereby will be purchased by the Underwriter from the Depositor and will be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Class ( ) Certificates will be $____________ plus accrued interest from the Cut-off Date, before deducting expenses payable by the Depositor estimated at $_____________.

     The Class ( ) Certificates are offered subject to prior sale, when, as and if accepted by the Underwriter, and subject to approval of certain legal matters by counsel for the Underwriter and certain other conditions. It is expected that delivery of the Class ( ) Certificates (in book-entry form) (in registered form) will be made on or about ___________, 199_, (through the facilities of The Depository Trust Company) (at the offices of the Underwriter, New York, New York) against payment therefor in immediately available funds.

                          -----------------------------

    THE CLASS ( ) CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT CONSTITUTE PART OF A SEPARATE SERIES OF CERTIFICATES ISSUED BY THE DEPOSITOR AND ARE BEING OFFERED PURSUANT TO ITS PROSPECTUS DATED _______________, 199_, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS
PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE CLASS ( ) CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

                              TABLE OF CONTENTS

                                                                       Page
                                                                       ----

                         Prospectus Supplement

Summary                                                                S
Special Considerations                                                 S
Description of the Mortgage Pool                                       S
Description of the Certificates                                        S
Pooling and Servicing Agreement                                        S
Use of Proceeds                                                        S
Certain Federal Income Tax Consequences                                S
ERISA Considerations                                                   S
Legal Investment                                                       S
Plan of Distribution                                                   S
Legal Matters                                                          S
Rating                                                                 S
Prospectus
Prospectus Supplement
Available Information
Incorporation of Certain Information by Reference
Summary of Prospectus
Special Considerations
Description of the Trust Funds
Use of Proceeds
Yield Considerations
The Depositor
Description of the Certificates
Description of the Agreements
Description of Credit Support
Certain Legal Aspects of Mortgage Loans
Certain Federal Income Tax Consequences
State Tax Considerations
ERISA Considerations
Legal Investment
Plan of Distribution
Legal Matters
Financial Information
Rating
Index of Principal Definitions


                          -----------------------------

    UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE CLASS ( ) CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


                           --------------------------------

    No dealer, salesman, or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus Supplement and the accompanying Prospectus in connection with the offer contained in this Prospectus Supplement and the accompanying Prospectus, and, if given, such information or representations must not be relied upon as having been authorized by the Issuer, the Depositor or the Underwriter. This Prospectus Supplement and the accompanying Prospectus shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this Prospectus Supplement and the accompanying Prospectus at any time does not imply that the information herein is correct as of any time subsequent to the date hereof.

                       SUMMARY OF PROSPECTUS SUPPLEMENT


    The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms used in this Summary are defined elsewhere in this Prospectus Supplement or in the Prospectus.

Title of Certificates                 Mortgage   Pass-Through    Certificates,
                                      Series 199_-_, (the "Certificates").

Depositor                             Merrill  Lynch Mortgage  Investors Inc.,
                                      a    Delaware    corporation    and    a
                                      wholly-owned,      limited       purpose
                                      subsidiary  of  Merrill  Lynch  Mortgage


                                      Capital  Inc., which  is a  wholly-owned
                                      indirect subsidiary  of Merrill Lynch  &
                                      Co.,  Inc.      The   Depositor  is   an
                                      affiliate of  the Underwriter.   Neither
                                      Merrill Lynch  & Co.,  Inc.  nor any  of
                                      its  affiliates, including the Depositor
                                      and  the Underwriter,   has  insured  or
                                      guaranteed   the  Certificates   or  the
                                      Mortgage    Loans   or    is   otherwise
                                      obligated in respect thereof.  See  "The
                                      Depositor" in the Prospectus.

Master Servicer                       _______________,   a   ________________.
                                      See "Pooling and Servicing Agreement  --
                                      The Master Servicer" herein.

(Sub-Servicers                        _______________, a ________________)

Trustee                               _____________, a ____________________.

Cut-off Date                          ____________ 1, 199_.

Closing Date                          ______________ 1, 199_.

Distribution Dates                    Distributions  on the  Certificates will
                                      be made by the Trustee, to the extent of available funds, on the __ day of each (month) ( ) or, if any such __ day is not a business day, then on the next succeeding business day, beginning in
                                      ________  19__  (each,  a  "Distribution
                                      Date"), to the holders of record as of the close of business on the (last business day of the month preceding the month) of each such distribution (each, a "Record Date").

Denominations                         The  Class  (  )  Certificates  will  be
                                      issuable (on  the book-entry records  of
                                      DTC    and    its   Participants)    (in
                                      registered,     certified    form)    in
                                      denominations  of $_______  and integral
                                      multiples  of  $_____________ in  excess
                                      thereof(, with  one Certificate of  such
                                      class  evidencing  an additional  amount
                                      equal   to   the   remainder   of    the
                                      Certificate Balance thereof).

(The Mortgage Pool                    The  Mortgage   Pool  will  consist   of
                                      ((conventional),      (fixed       rate)
                                      (adjustable    rate)   Mortgage    Loans
                                      secured  by  (first)  (and/or)  (junior)
                                      liens    on    one-    to    four-family
                                      residential  properties (the  "Mortgaged
                                      Properties")  located  in  __  different
                                      states,)   (mortgage    participations,)
                                      mortgage   pass-through    certificates,
                                      mortgage-backed  securities   evidencing
                                      interests  therein  or  secured  thereby
                                      (the   "MBS"),)  (and)  (certain  direct
                                      obligations   of   the  United   States,
                                      agencies  thereof  or  agencies  created
                                      thereby (the "Government  Securities")).
                                      (The   Mortgage  Loans   will  have   an
                                      aggregate  principal balance  as of  the
                                      Cut-off    Date   of    $_________   and
                                      individual    principal   balances    at
                                      origination  of at least $______________
                                      but not more  than $__________,  with an
                                      average     principal     balance     at
                                      origination       of       approximately
                                      $_________.   The  Mortgage  Loans  will
                                      have terms to maturity from  the date of
                                      origination or modification of not  more
                                      than ____ years,  and a weighted average
                                      remaining    term    to   maturity    of
                                      approximately  _____ months  as  of  the
                                      Cut-off Date.   The Mortgage  Loans will
                                      bear interest  at Mortgage  Rates of  at
                                      least  _____%  per  annum but  not  more
                                      than _____% per  annum, with  a weighted
                                      average  Mortgage Rate  of approximately
                                      ____% per annum  as of the Cut-off Date.
                                      The Mortgage Loans  will be  acquired by
                                      the Depositor  on or before the  Closing
                                      Date.      In   connection   with    its
                                      acquisition of  the Mortgage Loans,  the
                                      Depositor will be assigned (and will  in
                                      turn  assign  to  the  Trustee  for  the
                                      benefit   of   the   holders   of    the
                                      Certificates)  certain rights in respect
                                      of    representations   and   warranties
                                      described herein that were made by the Mortgage Asset Seller.)

                                      (_____    of    the   Mortgage    Loans,
                                      representing   _____%  of  the  Mortgage
                                      Loans by aggregate principal balance  as
                                      of   the  Cut-off   Date,  provide   for
                                      scheduled  payments of  principal and/or
                                      interest ("Monthly Payments") to be  due
                                      on  the  _____  day of  each  month; the
                                      remainder of the Mortgage Loans  provide
                                      for   Monthly  Payments  to  be  due  on
                                      (identify day  or  days)  of each  month
                                      (the  date  in  any  month  on  which  a
                                      Monthly  Payment on  a Mortgage  Loan is
                                      first  due, the "Due Date").   (The rate
                                      per annum  at which interest accrues  on
                                      each   Mortgage  Loan   is  subject   to
                                      adjustment on specified Due Dates  (each
                                      such date, an "Interest Rate  Adjustment
                                      Date")  by  adding  a  fixed  percentage
                                      amount (a "Gross  Margin") to  the value
                                      of   the   then-applicable   Index   (as
                                      described  below) subject,  in the  case
                                      of  substantially all  of  the  Mortgage
                                      Loans,  to limitations  on the  periodic
                                      adjustment   of  the   related  Mortgage
                                      Rate,   and  to   maximum  and   minimum
                                      lifetime  Mortgage  Rates, as  described
                                      herein.    ___  of the  Mortgage  Loans,
                                      representing ___% of the Mortgage  Loans
                                      by  aggregate principal  balance  as  of
                                      the Cut-off  Date, provide for  Interest
                                      Rate    Adjustment   Dates    to   occur
                                      (monthly);    the   remainder   of   the
                                      Mortgage  Loans provide  for adjustments
                                      to   the   Mortgage   Rate   to    occur
                                      quarterly,  semi-annually  or  annually.
                                      (Each  of the  Mortgage  Loans  provides
                                      for  an  initial  fixed  interest   rate
                                      period;)                of  the Mortgage
                                      Loans,   representing   _____%  of   the
                                      Mortgage  Loans  by aggregate  principal
                                      balance  as of  the Cut-off  Date,  have
                                      not    yet   experienced   their   first
                                      Interest  Rate  Adjustment  Date.    The
                                      latest  initial Interest Rate Adjustment
                                      Date for any Mortgage Loan is scheduled to occur on ________.))

                                      (The  amount of  the Monthly  Payment on
                                      each  Mortgage Loan  is also  subject to
                                      adjustment on specified Due Dates  (each
                                      such date, a "Payment Adjustment  Date")
                                      to an  amount  that  would amortize  the
                                      outstanding  principal  balance  of  the
                                      Mortgage  Loan over  its then  remaining
                                      amortization  schedule and  pay interest
                                      at   the   applicable   Mortgage   Rate,
                                      subject,  in   the  case  of   (several)
                                      Mortgage Loans,  to payment caps,  which
                                      limit the  amount by  which the  Monthly
                                      Payment  may   adjust  on  any   Payment
                                      Adjustment  Date  as  described  herein.
                                      _______    of   the    Mortgage   Loans,
                                      representing __%  of the Mortgage  Loans
                                      by  aggregate principal  balance  as  of
                                      the  Cut-off Date,  provide for  Payment
                                      Adjustment   Dates  to  occur  annually,
                                      while  the  remainder  of  the  Mortgage
                                      Loans  provide for  adjustments  of  the
                                      Monthly   Payment   to  occur   monthly,
                                      quarterly or semi-annually.)

                                      (Only in the case  of           Mortgage
                                      Loans,   representing   ____%   of   the
                                      Mortgage  Loans  by aggregate  principal
                                      balance as of  the Cut-off Date,  does a
                                      Payment   Adjustment  Date   immediately
                                      follow  each  Interest  Rate  Adjustment
                                      Date.    As a  result,  and because  the
                                      application  of payment  caps may  limit
                                      the   amount  by   which   the   Monthly
                                      Payments  may   adjust  in  respect   of
                                      certain Mortgage Loans,  the amount of a
                                      Monthly  Payment  may be  more  or  less
                                      than  the amount  necessary to  amortize
                                      the remaining  principal balance of  the
                                      Mortgage  Loan over  its then  remaining
                                      amortization  schedule and  pay interest
                                      at  the  then-applicable Mortgage  Rate.
                                      Accordingly,   Mortgage  Loans   may  be
                                      subject to  slower amortization (if  the
                                      Monthly Payment  due on  a  Due Date  is
                                      sufficient  to pay  interest accrued  to
                                      such  Due Date  at  the  then-applicable
                                      Mortgage Rate but  is not  sufficient to
                                      reduce principal in accordance with  the
                                      applicable  amortization  schedule),  to
                                      negative   amortization   (if   interest
                                      accrued to a Due  Date at the applicable
                                      Mortgage  Rate   is  greater  than   the
                                      entire Monthly Payment  due on  such Due
                                      Date)  or  to  accelerated  amortization
                                      (if  the Monthly  Payment due  on a  Due
                                      Date   is  greater   than   the   amount
                                      necessary  to pay  interest  accrued  to
                                      such  Due Date  at  the  then-applicable
                                      Mortgage  Rate and  to reduce  principal
                                      in   accordance   with  the   applicable
                                      amortization schedule).)

                                      (__  Mortgage Loans,  representing ____%
                                      of  the  Mortgage  Loans  by   aggregate
                                      principal  balance  as  of  the  Cut-off
                                      Date,   permit  negative   amortization.
                                      Substantially all of the Mortgage  Loans
                                      that   permit   negative    amortization
                                      contain   provisions   that  limit   the
                                      extent to which the amount of their respective original principal balances may be exceeded as a result thereof.)

                                      (__  Mortgage Loans,  representing ____%
                                      of  the  Mortgage  Loans  by   aggregate
                                      principal  balance  as  of  the  Cut-off
                                      Date,  provide for  monthly payments  of
                                      principal    based    on    amortization
                                      schedules significantly longer than the remaining term of such Mortgage Loans, thereby leaving substantial outstanding principal amounts due and payable (each such payment, a "Balloon Payment") on their respective maturity dates, unless prepaid prior thereto.)

                                      For   a  further   description  of   the
                                      Mortgage Loans, see "Description of the Mortgage Pool" herein.)

(The MBS (Title and issuer of underlying securities, amount deposited or pledged, amount originally issued, maturity date, interest rate, (redemption provisions), description of other material terms.)

(The Index                            As  of  any  Interest  Rate   Adjustment
                                      Date, the  Index used  to determine  the
                                      Mortgage  Rate  on  each  Mortgage  Loan
                                      will   be   the   ____________.      See
                                      "Description  of the  Mortgage  Pool  --
                                      The Index" herein.)

(Conversion of Mortgage Loans         Approximately __% of the Mortgage  Loans
                                      (by  aggregate principal  balance as  of
                                      the   Cut-off  Date)  (the  "Convertible
                                      Mortgage  Loans") provide  that, at  the
                                      option  of the  related Mortgagors,  the
                                      adjustable   interest   rate   on   such
                                      Mortgage  Loans may  be converted  to  a
                                      fixed   interest  rate,   provided  that
                                      certain  conditions have been satisfied.
                                      Upon  notification from  a Mortgagor  of
                                      such Mortgagor's intent to convert  from
                                      an adjustable interest  rate to  a fixed
                                      interest   rate,  and   prior   to   the
                                      conversion  of any  such Mortgage  Loan,
                                      the   related   Warrantying  Party   (as
                                      defined  herein) will  be  obligated  to
                                      purchase  the  Converting Mortgage  Loan
                                      (as  defined herein)  at the  Conversion
                                      Price  (as  defined herein).    (In  the
                                      event of a  failure by a Subservicer  to
                                      purchase  a "Converting Mortgage Loan"),
                                      the Master  Servicer is required to  use
                                      its  best   efforts  to  purchase   such
                                      Converted   Mortgage  Loan  (as  defined
                                      herein) from  the Mortgage  Pool at  the
                                      Conversion  Price  during the  one-month
                                      period    following    the    date    of
                                      conversion.)  In the event that  neither
                                      the  related Warrantying  Party nor  the
                                      Master  Servicer purchases  a Converting
                                      or    Converted   Mortgage   Loan,   the
                                      Mortgage  Pool  will thereafter  include
                                      both   fixed-rate  and   adjustable-rate
                                      Mortgage Loans.  See "Certain Yield  and
                                      Prepayment Considerations" herein.)

Class ( ) Certificates                The Class ( ),  Class ( ) and Class (  )
                                      Certificates     (collectively,      the
                                      "Certificates")  will be issued pursuant
                                      to  a Pooling  and Servicing  Agreement,
                                      to  be dated  as  of the  Cut-off  Date,
                                      among    the   Depositor,   the   Master
                                      Servicer and  the Trustee (the  "Pooling
                                      and  Servicing Agreement").  The Class (
                                      )    Certificates   have    an   initial
                                      Certificate  Balance  of  $_______  (the
                                      initial    "Class    (   )    Balance"),
                                      representing   an  initial  interest  of
                                      approximately ___% in a trust fund  (the
                                      "Trust   Fund"),   which  will   consist
                                      primarily of  the  Mortgage  Pool.   The
                                      Class  (  ) Certificates  will  have  an
                                      initial     Certificate    Balance    of
                                      $________  (the   initial  "Class  (   )
                                      Balance"),   representing   an   initial
                                      interest of  approximately ____% in  the
                                      Trust   Fund.       (The   Class   (   )
                                      Certificates     have     an     initial
                                      Certificate  Balance  of  $_______  (the
                                      initial    "Class    (   )    Balance"),
                                      representing   an  initial  interest  of
                                      approximately ___%  in the Trust  Fund.)
                                      (The Class ( ) Certificates will not have a Certificate Balance.)

                                      Distributions  on the  Certificates will
                                      be  made  on  each  Distribution   Date.
                                      Distributions  will be  made by check or
                                      wire  transfer of  immediately available
                                      funds, as  provided in  the Pooling  and
                                      Servicing      Agreement,     to     the
                                      Certificateholders of  record as of  the
                                      (last   business  day   of   the   month
                                      preceding    the    month)    of    such
                                      Distribution   Date  (each,   a  "Record
                                      Date"),    except    that   the    final
                                      distribution   on   the   Class   (    )
                                      Certificates  will  be  made  only  upon
                                      presentation   and  surrender   of  such
                                      holders' Certificates  at the office  or
                                      agency  specified  in  the  Pooling  and
                                      Servicing    Agreement.       (As   more
                                      specifically   described   herein,   the
                                      Class ( )  Balance will be adjusted from
                                      time to  time on each Distribution  Date
                                      to   reflect   any   additions   thereto
                                      resulting  from allocations  of Mortgage
                                      Loan negative amortization to the  Class
                                      (  )  Certificates  and  any  reductions
                                      thereof  resulting from distributions of
                                      principal    of   the    Class    (    )
                                      Certificates.     As  further  described
                                      herein, interest shall accrue on the Class ( ) Balance at a Pass-Through Rate thereon.

Pass-Through Rates on the
  Class ( ), Class ( ) and
   Class ( ) Certificates             (The Pass-Through Rates  on the  Class (
                                      ), Class ( ) and  Class ( ) Certificates
                                      are  fixed  and  are  set  forth on  the
                                      cover hereof.)   (The Pass-Through  Rate
                                      on the Class    ( ) Certificates will be
                                      equal  to  the weighted  average of  the
                                      Class (  )  Remittance  Rates in  effect
                                      from  time  to  time  on  the   Mortgage
                                      Assets.  The  Class ( ) Remittance  Rate
                                      in effect for  any Mortgage Assets as of
                                      any date  of determination (is equal  to
                                      the  excess of the Mortgage Rate thereon
                                      over  __% per  annum) ((i) prior  to its
                                      first Interest  Rate Adjustment Date  is
                                      equal to the related Mortgage Rate
                                      then in  effect  minus  __ basis  points
                                      (the "Net Mortgage Rate") and (ii)  from
                                      and  after   its  first  Interest   Rate
                                      Adjustment Date is  equal to the related
                                      Mortgage Rate  then in effect minus  the
                                      excess  of the related Gross Margin over
                                      __  basis  points.))   (The  Class  (  )
                                      Certificates  (or  a component  thereof)
                                      will  not be  entitled to  distributions
                                      of interest  and will not  have a  Pass-
                                      Through  Rate.)    (Describe  any  other
                                      method  used  to  calculate  the   Pass-
                                      Through   Rate.)     (Interest  on   the
                                      Certificates will  be calculated on  the
                                      basis  of a  360-day year  consisting of
                                      twelve  30-day months.    Interest  will
                                      accrue     with    respect    to    each
                                      Distribution  Date during  the one-month
                                      period  beginning on the  ___ day of the
                                      month  preceding   the  month  of   such
                                      Distribution  Date and ending on the ___
                                      day  of the  month of  such Distribution
                                      Date   (each,   an   "Interest   Accrual
                                      Period").)

Distributions on the
  Certificates                        The  Available  Distribution  Amount  in
                                      respect of a Distribution Date will be distributed in the following amounts and order of priority:

                                      (describe  the application  of Available
                                      Distribution      Amount     to     make
                                      distributions of interest and principal among the Classes of Certificates)

                                      (Interest on the Class ( )  Certificates
                                      at   the   then-applicable  Pass-Through
                                      Rate will  be reduced by  the Class  ( )
                                      Certificates'      allocable       share
                                      (calculated   as  described  herein)  of
                                      ((i)  the aggregate  amount of  negative
                                      amortization in respect of the  Mortgage
                                      Loans  for their  respective  Due  Dates
                                      occurring during the related Due  Period
                                      and  (ii))  the  aggregate  portion   of
                                      Prepayment  Interest Shortfalls incurred
                                      during the related  Due Period  that was
                                      not covered  by the  application of  the
                                      Master       Servicer's        servicing
                                      compensation   for   the   related   Due
                                      Period.  (The  amount, if any, by  which
                                      the  Class  (  )  Interest  Distribution
                                      Amount  for  any  Distribution  Date  is
                                      reduced   as  a   result   of   negative
                                      amortization   on  the   Mortgage  Loans
                                      shall  constitute  the  "Class  Negative
                                      Amortization"   for  such   Distribution
                                      Date  in  respect  of  the  Class  (   )
                                      Certificates and shall  be added  to the
                                      Class (  ) Balance on such  Distribution
                                      Date.)  (The Class  ( ) Notional  Amount
                                      will equal  the (sum of  the) Class  ( )
                                      Balance.  The Class (  ) Notional Amount
                                      does   not   entitle  the   Class  (   )
                                      Certificates  (or  a component  thereof)
                                      to any distributions of principal.)   If
                                      the  Available  Distribution Amount  for
                                      any Distribution Date  is less  than the
                                      Class  ( ) Interest  Distribution Amount
                                      for    such   Distribution   Date,   the
                                      shortfall will be part of  the Class ( )
                                      Interest       Distribution       Amount
                                      distributable  to holders  of Class  ( )
                                      Certificates on subsequent  Distribution
                                      Dates,  to   the  extent  of   available
                                      funds.

                                      The  Available  Distribution Amount  for
                                      any    Distribution    Date    generally
                                      includes:   (i)  scheduled  payments  on
                                      the Mortgage Assets due during or  prior
                                      to  the related Due Period and collected
                                      as  of the  related  Determination  Date
                                      (to  the   extent  not  distributed   on
                                      previous    Distribution    Dates)   and
                                      certain  unscheduled payments  and other
                                      collections   on  the   Mortgage  Assets
                                      collected   during   the   related   Due
                                      Period,  net   of  amounts  payable   or
                                      reimbursable   to  the  Master  Servicer
                                      therefrom;  (ii) any  Advances  made  by
                                      the  Master  Servicer  for  the  related
                                      Distribution   Date;   and  (iii)   that
                                      portion   of   the   Master   Servicer's
                                      servicing  compensation for  the related
                                      Due Period  applied to cover  Prepayment
                                      Interest  Shortfalls incurred during the
                                      related Due Period.   See  " Description
                                      of the Certificates -- Distributions  --
                                      Calculations of Interest" herein.

Advances The Master Servicer is required to make advances ("Advances") in respect of delinquent Monthly Payments on the Mortgage Loans, subject to the limitations described herein. (The Trustee will be obligated to make any such Advance if the Master Servicer fails in its obligation to do so, to the extent provided in the Pooling and Servicing Agreement.) See "Description of the Certificates -- Advances" herein and "Description of the Certificates -- Advances in Respect of Delinquencies" in the Prospectus.

Subordination                         The   rights    of   holders   of    the
                                      Subordinate   Certificates   to  receive
                                      distributions  of  amounts collected  on
                                      the Mortgage Loans will be  subordinate,
                                      to  the extent  described herein, to the
                                      rights of  holders  of  the  Class  (  )
                                      Certificates.    This  subordination  is
                                      intended  to enhance  the likelihood  of
                                      receipt by the holders of  the Class ( )
                                      Certificates of  the full amount of  the
                                      Class (  ) Interest Distribution  Amount
                                      and the  (ultimate receipt of  principal
                                      equal   to  the   initial  Class   (   )
                                      Balance).  The protection    afforded
                                      to  the  holders   of  the  Class  (   )
                                      Certificates    by    means    of    the
                                      subordination,  to  the extent  provided
                                      herein,  will  be  accomplished  by  the
                                      application     of     the     Available
                                      Distribution  Amount  to the  Class (  )
                                      Certificates  prior  to the  application
                                      thereof  to the Subordinate Certificates
                                      (and by reducing  the Class ( ) Interest
                                      Distribution  Amount and  the Class  ( )
                                      Balance  by  an  amount  equal  to   the
                                      interest   portion  and   the  principal
                                      portion,   respectively,   of   Realized
                                      Losses allocated  to such  class).   See
                                      "Description   of  the  Certificates  --
                                      Subordination" herein.

(The Subordinate
  Certificates                        The  Class  (  )  Certificates  have  an
                                      initial    Certificate    Balance     of
                                      $____________  (the initial  "Class (  )
                                      Balance")    and   the    Class   (    )
                                      Certificates     have     an     initial
                                      Certificate  Balance  of $________  (the
                                      initial    "Class    (   )    Balance"),
                                      representing    ____%    and     _____%,
                                      respectively, of  the Mortgage Loans  by
                                      aggregate  principal balance  as of  the
                                      Cut-off Date.  Interest shall accrue  on
                                      the Class  ( )  Balance  and  Class (  )
                                      Balance at a  Pass-Through Rate equal to
                                      (____% per annum) (the weighted  average
                                      of  the  Net  Mortgage Rates  in  effect
                                      from  time  to   time  on  the  Mortgage
                                      Loans).

                                      (The Class ( ) Certificates, which  have
                                      no Pass-Through Rate and initially  have
                                      a      Certificate      Balance       of
                                      $______________ (the initial "Class (  )
                                      Balance"),   represent   the  right   to
                                      receive  on any  Distribution  Date  the
                                      balance,  if   any,  of  the   Available
                                      Distribution  Amount remaining after the
                                      payment  of all  interest and  principal
                                      due    on   the    other   Classes    of
                                      Certificates.   Subsequent to the  first
                                      Distribution   Date,  the   Class  (   )
                                      Balance will  equal the excess, if  any,
                                      of   the   aggregate  Stated   Principal
                                      Balance of the Mortgage Loans over the sum of the Class ( ) Balance, Class ( ) Balance and Class ( ) Balance.)

                                      (The  Subordinate  Certificates are  not
                                      offered hereby.))
(Special Prepayment
  Considerations                      The  rate of  principal payments  on the
                                      Class (    )  Certificates  collectively
                                      will depend  on the  rate and  timing of
                                      principal      payments       (including
                                      prepayments, defaults and  liquidations)
                                      on the Mortgage Loans.   As is the  case
                                      with     mortgage-backed      securities
                                      generally, the Class  (   ) Certificates
                                      are   subject  to  substantial  inherent
                                      cash-flow   uncertainties  because   the
                                      Mortgage  Loans may  be prepaid  at  any
                                      time.      Generally,  when   prevailing
                                      interest    rates    are     increasing,
                                      prepayment rates on mortgage loans  tend
                                      to  decrease,  resulting  in  a  reduced
                                      return  of principal  to investors  at a
                                      time  when reinvestment  at such  higher
                                      prevailing  rates  would  be  desirable.
                                      Conversely,  when  prevailing   interest
                                      rates  are  declining, prepayment  rates
                                      on  mortgage  loans  tend  to  increase,
                                      resulting   in  a   greater  return   of
                                      principal to investors at a time when reinvestment at comparable yields may not be possible.

                                      (The  multiple class  structure  of  the
                                      Class (   )  Certificates results in the
                                      allocation of prepayments among certain classes as follows (to be included as appropriate):

                                      (SEQUENTIALLY  PAYING  CLASSES:    (All)
                                      classes of the Class (    ) Certificates
                                      are  subject to  various priorities  for
                                      payment   of   principal  as   described
                                      herein.      Distributions  on   classes
                                      having  an earlier  priority of  payment
                                      will  be  immediately  affected  by  the
                                      prepayment speed  of the Mortgage  Loans
                                      early in  the life of the Mortgage Pool.
                                      Distributions  on classes  with a  later
                                      priority   of  payment   will   not   be
                                      directly   affected  by  the  prepayment
                                      speed  until such  time as  principal is
                                      distributable  on such classes; however,
                                      the timing of commencement of  principal
                                      distributions  and the  weighted average
                                      lives of such  classes will  be affected
                                      by   the  prepayment  speed  experienced
                                      both before  and after the  commencement
                                      of   principal  distributions   on  such
                                      classes.)

                                      ((SCHEDULED)  CERTIFICATES:    Principal
                                      distributions    on   the    (Scheduled)
                                      Certificates will be payable in  amounts
                                      determined   based   on   schedules   as
                                      described   herein,  provided  that  the
                                      prepayment speed  of the Mortgage  Loans
                                      each month remains  (at a constant level
                                      of)    (between    approximately    ___%
                                      (SPA)(CPR)   (as  defined  herein)  and)
                                      ___%    (SPA)(CPR).       (However,   as
                                      discussed   herein,   actual   principal
                                      distributions   are  likely  to  deviate
                                      from the  described amounts, because  it
                                      is  highly  unlikely  that  the   actual
                                      prepayment speed  of the Mortgage  Loans
                                      each  month will remain  at or near ___%
                                      (SPA)(CPR).)   If  the prepayment  speed
                                      of  the Mortgage  Loans is  consistently
                                      higher  than ___%  of  (SPA)(CPR),  then
                                      the  (Companion)  Certificates  will  be
                                      retired  before all  of the  (Scheduled)
                                      Certificates are  retired, and the  rate
                                      of   principal  distributions   and  the
                                      weighted average lives of the  remaining
                                      (Scheduled)  Certificates  will   become
                                      significantly  more sensitive to changes
                                      in  the prepayment speed of the Mortgage
                                      Loans   and   principal    distributions
                                      thereon will be more likely to deviate from the described amounts.)

                                      ((COMPANION)  CERTIFICATES:   Because of
                                      the  application  of  amounts  available
                                      for  principal  distributions among  the
                                      Class (  ),  Class (  )  and Class (   )
                                      Certificates   in   any   given   month,
                                      first  to  the (Scheduled)  Certificates
                                      up to the described amounts  and then to
                                      the  (Companion) Certificates,  the rate
                                      of   principal  distributions   and  the
                                      weighted    average    lives   of    the
                                      (Companion)    Certificates    will   be
                                      extremely  sensitive to  changes in  the
                                      prepayment speed of the Mortgage  Loans.
                                      The  weighted   average  lives  of   the
                                      (Companion)    Certificates   will    be
                                      significantly  more sensitive to changes
                                      in  the  prepayment speed  than that  of
                                      the   (Scheduled)   Certificates  or   a
                                      fractional  undivided  interest  in  the
                                      Mortgage Loans.))

(Special Yield
  Considerations                      (The  multiple class  structure  of  the
                                      Senior Certificates causes the yields of certain classes to be particularly sensitive to changes in the prepayment speed of the Mortgage Loans and other factors, as follows (to be included as appropriate):)

                                      (INTEREST   STRIP  AND  INVERSE  FLOATER
                                      CLASSES:  The  yield to investors on the
                                      (identify  classes)  will  be  extremely
                                      sensitive  to  the  rate  and  timing of
                                      principal   payments  on   the  Mortgage
                                      Loans  (including  prepayments, defaults
                                      and  liquidations), which  may fluctuate
                                      significantly over  time.  A rapid  rate
                                      of  principal payments  on the  Mortgage
                                      Loans could  result  in  the failure  of
                                      investors   in  the  (identify  interest
                                      strip    and   inverse   floater   strip
                                      classes)   to   recover  their   initial
                                      investments,    and   a    slower   than
                                      anticipated  rate of  principal payments
                                      on  the Mortgage  Loans could  adversely
                                      affect  the yield  to investors  on  the
                                      (identify   non-strip   inverse  floater
                                      classes).)

                                      ((VARIABLE   STRIP)  CERTIFICATES.    In
                                      addition to the  foregoing, the yield on
                                      the  (Variable Strip)  Certificates will
                                      be  materially adversely  affected to  a
                                      greater  extent than  the yields  on the
                                      other Class  (    ) Certificates  if the
                                      Mortgage   Loans  with  higher  Mortgage
                                      Rates  prepay faster  than the  Mortgage
                                      Loans   with   lower   Mortgage   Rates,
                                      because holders of the (Variable  Strip)
                                      Certificates generally have rights to relatively larger portions of interest payments on the Mortgage Loans with higher Mortgage Rates than on Mortgage Loans with lower Mortgage Rates.)

                                      (ADJUSTABLE   RATE  (INCLUDING   INVERSE
                                      FLOATER)  CLASSES:    The yield  on  the
                                      (identify  floating  rate classes)  will
                                      be  sensitive,  and  the  yield  on  the
                                      (identify  inverse floater classes) will
                                      be  extremely sensitive, to fluctuations
                                      in the level of (the  index).  THE PASS-
                                      THROUGH  RATE ON  THE (IDENTIFY  INVERSE
                                      FLOATER  CLASSES)  WILL  VARY  INVERSELY
                                      WITH,  AND   AT  A  MULTIPLE  OF,   (THE
                                      INDEX).)

                                      (INVERSE FLOATER COMPANION CLASSES:   In
                                      addition  to the foregoing, in the event
                                      of  relatively  low prevailing  interest
                                      rates   (including   (the  index))   and
                                      relatively   high  rates   of  principal
                                      prepayments  over  an  extended  period,
                                      while   investors   in   the   (identify
                                      inverse  floater companion  classes) may
                                      then  be  experiencing  a  high  current
                                      yield on  such Certificates, such  yield
                                      may  be realized  only over a relatively
                                      short  period, and  it is  unlikely that
                                      such   investors  would   be   able   to
                                      reinvest  such principal  prepayments on
                                      such   Certificates   at  a   comparable
                                      yield.)

                                      (RESIDUAL CERTIFICATES:  Holders of  the
                                      Residual  Certificates  are entitled  to
                                      receive  distributions of  principal and
                                      interest  as described  herein; however,
                                      holders  of such  Certificates may  have
                                      tax  liabilities with  respect to  their
                                      Certificates during  the early years  of
                                      their  term  that  substantially  exceed
                                      the   principal  and   interest  payable
                                      thereon  during   such  periods.     (In
                                      addition, such distributions will be reduced to the extent that they are subject to United States federal income tax withholding.)))

Optional Termination                  At its option,  the Master  Servicer may
                                      purchase  all of  the  Mortgage  Assets,
                                      and  thereby effect  termination of  the
                                      Trust Fund and  early retirement  of the
                                      then  outstanding  Certificates, on  any
                                      Distribution    Date   on    which   the
                                      aggregate  Stated  Principal Balance  of
                                      the  Mortgage  Loans  remaining  in  the
                                      Trust  Fund  is less  than  __%  of  the
                                      aggregate   principal  balance  of  such
                                      Mortgage Loans  as of the Cut-off  Date.
                                      (At  its option, the Master Servicer may
                                      also    purchase   any    Class   (    )
                                      Certificates  on  any Distribution  Date
                                      on which the Class (  ) Balance is  less
                                      than  ___%   of  the  original   balance
                                      thereof.)   See  "Pooling and  Servicing
                                      Agreement  --  Termination"  herein  and
                                      "Description   of  the  Certificates  --
                                      Termination" in the Prospectus.

Certain Federal Income Tax
  Consequences                        (An election will  be made to treat  the
                                      Trust  Fund  as a  real estate  mortgage
                                      investment    conduit   ("REMIC")    for
                                      federal income  tax purposes.  Upon  the
                                      issuance  of the Class ( ) Certificates,
                                      Brown  &  Wood   LLP,  counsel   to  the
                                      Depositor,   will  deliver  its  opinion
                                      generally  to the  effect that  assuming
                                      compliance  with all  provisions of  the
                                      Pooling  and  Servicing  Agreement,  for
                                      federal income  tax purposes, the  Trust
                                      Fund  will  qualify  as  a  REMIC  under
                                      Sections  860A   through  860G  of   the
                                      Internal  Revenue  Code  of  1986   (the
                                      "Code").

                                      For federal income tax purposes, the Class ( ) Certificates will be the sole class of "residual interests" in the REMIC and the Class ( ), Class ( ) and
                                      Class  (  )  Certificates  will  be  the
                                      "regular interests" in the REMIC and will be treated as debt instruments of the REMIC.

                                      The     Class    (     )    Certificates
                                      (may(will))(will   not)  be  treated  as
                                      having been  issued with original  issue
                                      discount    for   federal   income   tax
                                      purposes.    The  prepayment  assumption
                                      that  will  be  used  for  purposes   of
                                      computing the accrual of original  issue
                                      discount,  market discount  and premium,
                                      if any, for federal income tax  purposes
                                      will  be equal to a (constant prepayment
                                      rate   ("CPR"))   (standard   prepayment
                                      assumption ("SPA")) of ____%.   However,
                                      no  representation  is  made  that   the
                                      Mortgage Loans will prepay at that rate or at any other rate.)

                                      For  further  information regarding  the
                                      federal   income  tax   consequences  of
                                      investing    in   the    Class    (    )
                                      Certificates,   see   "Certain   Federal
                                      Income Tax Consequences" herein and in the Prospectus.)

ERISA Considerations                  (A  fiduciary of  any  employee  benefit
                                      plan  or  other  retirement  arrangement
                                      subject   to  the   Employee  Retirement
                                      Income Security Act of 1974, as  amended
                                      ("ERISA"),  or Section  4975 of the Code
                                      should review  carefully with its  legal
                                      advisors   whether   the   purchase   or
                                      holding  of Class ( ) Certificates could
                                      give  rise  to  a  transaction  that  is
                                      prohibited or is not otherwise
                                      permitted either under ERISA or  Section
                                      4975  of  the   Code  or  whether  there
                                      exists  any statutory  or administrative
                                      exemption  applicable  to an  investment
                                      therein.)    (The  U.S.  Department   of
                                      Labor    has   issued    an   individual
                                      exemption,    Prohibited     Transaction
                                      Exemption   90-29,  to  the  Underwriter
                                      that    generally   exempts   from   the
                                      application    of    certain   of    the
                                      prohibited  transaction  provisions   of
                                      Section  406 of  ERISA, and  the  excise
                                      taxes   imposed   on   such   prohibited
                                      transactions by Section 4975(a) and  (b)
                                      of  the  Code  and  Section  502(i)   of
                                      ERISA,   transactions  relating  to  the
                                      purchase,    sale    and   holding    of
                                      pass-through  certificates  underwritten
                                      by  the Underwriter such as  the Class (
                                      )  Certificates and  the  servicing  and
                                      operation of asset pools, provided  that
                                      certain conditions are   satisfied.    A
                                      fiduciary of  any employee benefit  plan
                                      subject  to  ERISA or  the  Code  should
                                      consult    with   its   legal   advisors
                                      regarding the requirements of ERISA  and
                                      the Code.)   See "ERISA  Considerations"
                                      herein and in the Prospectus.

Rating It is a condition to the issuance of the Class ( ) Certificates that they be rated (not lower than) "___" by
                                           .    A security  rating  is  not  a
                                      recommendation  to  buy,  sell  or  hold
                                      securities   and  may   be  subject   to
                                      revision or  withdrawal at  any time  by
                                      the  assigning rating  organization.   A
                                      security  rating does  not  address  the
                                      frequency   of   prepayments    (whether
                                      voluntary  or  involuntary) of  Mortgage
                                      Loans,  or the  corresponding effect  on
                                      yield  to investors.  (The rating of the
                                      Class ( ) Certificates does not  address
                                      the  possibility  that  the  holders  of
                                      such  Certificates  may  fail  to  fully
                                      recover   their   initial  investments.)
                                      See    "Special   Considerations"    and
                                      "Rating"      herein     and      "Yield
                                      Considerations" in the Prospectus.

Legal Investment                      The  appropriate characterization of the
                                      Class  ( )  Certificates  under  various
                                      legal  investment restrictions, and thus
                                      the  ability  of  investors  subject  to
                                      these   restrictions  to   purchase  the
                                      Class ( )  Certificates, may  be subject
                                      to      significant       interpretative
                                      uncertainties.      The   Class   (    )
                                      Certificates   (will)   (will  not)   be
                                      "mortgage  related  securities"   within
                                      the  meaning of  the Secondary  Mortgage
                                      Market Enhancement Act  of 1984 (so long
                                      as  they  are  rated  in  at  least  the
                                      second  highest rating  category by  the
                                      Rating Agency, and,  as such,  are legal
                                      investments for certain entities to  the
                                      extent      provided      in     SMMEA).
                                      Accordingly,  investors  should  consult
                                      their  own legal  advisors to  determine
                                      whether  and to what  extent the Class (
                                      )    Certificates    constitute    legal
                                      investments  for   them.    See   "Legal
                                      Investment" herein and   i n       t h e
                                      Prospectus.

(Registration of the Class
 ( ) Certificates                     The  Class  (  )  Certificates  will  be
                                      represented  by   one  or  more   global
                                      certificates registered  in the name  of
                                      Cede   &   Co.,   as   nominee   of  The
                                      Depository  Trust Company  ("DTC").   No
                                      person  acquiring  an  interest  in  the
                                      Class   (  )   Certificates  (any   such
                                      person,   a  "Class   (  )   Certificate
                                      Owner")  will be  entitled to  receive a
                                      Certificate  of  such  class  in   fully
                                      registered,    certificated   form    (a
                                      "Definitive  Class  (  )  Certificate"),
                                      except  under the  limited circumstances
                                      described   in   the  Prospectus   under
                                      "Description  of  the Certificates-Book-
                                      entry   Registration   and    Definitive
                                      Certificates".  See "Description of  the
                                      Certificates-General"     herein     and
                                      "Description  of the  Certificates-Book-
                                      Entry   Registration   and    Definitive
                                      Certificates" in the Prospectus.)

                   DESCRIPTION OF THE (MORTGAGE POOL) (MBS)


GENERAL

    The Trust Fund will consist primarily of (___ (conventional), (fixed interest) (adjustable interest) rate Mortgage Loans with an aggregate principal balance as of the Cut-off Date, after deducting payments of principal due on such date, of $____________,) (mortgage participations), mortgage pass-through certificates, mortgage-backed securities evidencing interests therein or secured thereby (the "MBS"),) (and) (certain direct obligations of the United States, agencies thereof or agencies created thereby (the "Government Securities")). Each Mortgage Loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage" creating a first (first or junior) lien on a one- to four- family residential property (a "Mortgaged Property"). The Mortgaged Properties consist of (description of one- to four-family residential properties). (Because no evaluation of any mortgagor's financial condition has been conducted, investors should consider all of the Mortgage Loans to be non-recourse loans so that, in the event of mortgagor default, recourse may be had only against the specific property and such limited other assets as have been pledged to secure a Mortgage Loan, and not against the mortgagor's other assets.) All percentages of the Mortgage Loans described herein are approximate percentages (except as otherwise indicated) by aggregate principal balance as of the Cut-off Date.)

    (The Mortgage Loans to be included in the Trust Fund will have been originated or acquired by ________________ (the "Mortgage Asset Seller") and will have been required to comply with the underwriting criteria described herein. The Depositor will purchase the Mortgage Loans to be included in the Mortgage Pool on or before the Closing Date from the Mortgage Asset Seller pursuant to a seller's agreement (the "Seller's Agreement"), to be dated as of ____________, 199_ between the Mortgage Asset Seller and the Depositor. The Depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to _______________, as Trustee, pursuant to the Pooling and Servicing Agreement. _____________, in its capacity as Master Servicer, will service the Mortgage Loans pursuant to the Pooling and Servicing Agreement.

    Under the Seller's Agreement, _______________, as seller of the Mortgage Loans to the Depositor, will make certain representations, warranties and covenants to the Depositor relating to, among other things, the due execution and enforceability of the Seller's Agreement and certain characteristics of the Mortgage Loans, and will be obligated to repurchase or substitute for any Mortgage Loans as to which there exists deficient documentation or an uncured material breach of any such representation, warranty or covenant. Under the Pooling and Servicing Agreement the Depositor will assign all its right, title and interest in such representations, warranties and covenants (including ____________________'s repurchase or substitution obligation) to the Trustee for the Trust Fund. The Depositor will make (no) representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute for Mortgage Loans with deficient documentation (or which are otherwise defective). _____________, as seller of the Mortgage Loans to the Depositor, is selling such Mortgage Loans without recourse and, accordingly, in such capacity, will have no obligations with respect to the Certificates other than pursuant to such representations, warranties, covenants and repurchase obligations. See "Description of the Agreements -- Representations and Warranties; Repurchases" in the Prospectus.)

(THE MBS

    (Title and  issuer of underlying securities, amount deposited or pledged,
amount  originally   issued,  maturity   date,  interest   rate,  (redemption
provisions), together with description of other material terms.)


    (Description of principal and interest distributions on the MBS.)

    (Description  of  advances   by  the  servicer  of  the   mortgage  loans
underlying the MBS.)

    (Description of effect on the MBS of allocation of losses on the underlying mortgage loans.)

    As to each series of MBS included in the Trust Fund, the various classes of certificates from such series ((including classes not in the Trust Fund but from the same series as classes that are in the Trust Fund) are listed, together with the related pass-through rates and certain other information applicable thereto, in Annex B hereto.)

(CONVERTIBLE MORTGAGE LOANS

    ____% of the Mortgage Loans ("Convertible Mortgage Loans") provide that, at the option of the related Mortgagors, the adjustable interest rate on such Mortgage Loans may be converted to a fixed interest rate. The first month in which any of the Mortgage Loans may convert is ____________, and the last month in which any of the Mortgage Loans may convert is _____________. Upon conversion, the Mortgage Rate will be converted to a fixed interest rate determined in accordance with the formula set forth in the related Mortgage Note which formula is intended to result in a Mortgage Rate which is not less than the then current market interest rate (subject to applicable usury laws). After such conversion, the monthly payments of principal and interest will be adjusted to provide for full amortization over the remaining term to scheduled maturity. Upon notification from a Mortgagor of such Mortgagor's intent to convert from an adjustable interest rate to a fixed interest rate and prior to the conversion of any such Mortgage Loan (a "Converting Mortgage Loan"), the related Warrantying Party will be obligated to purchase the Converting Mortgage Loan at a price equal to the outstanding principal balance thereof plus accrued interest thereon net of any subservicing fees (the "Conversion Price"). In the event of a failure by a Warrantying Party to purchase a converting Mortgage Loan, the Master Servicer is required to use its best efforts to purchase such Mortgage Loan following its conversion (a "Converted Mortgage Loan") during the one-month period following the date of conversion at the Conversion Price.

    In the event that the related Warrantying Party fails to purchase a Converting Mortgage Loan and the Master Servicer does not purchase a Converted Mortgage Loan, neither the Depositor nor any of its affiliates nor any other entity is obligated to purchase or arrange for the purchase of any Converted Mortgage Loan. Any such Converted Mortgage Loan will remain in the Mortgage Pool as a fixed-rate Mortgage Loan and will result in the Mortgage Pool's having both fixed rate and adjustable rate Mortgage Loans. See "Certain Yield and Prepayment Considerations" herein.

    Following the purchase of any Converted Mortgage Loan as described above, the purchaser will be entitled to receive an assignment from the Trustee of such Mortgage Loan and the purchaser will thereafter own such Mortgage Loan free of any further obligation to the Trustee or the Certificateholders with respect thereto.)

(THE INDEX

    As of any Payment Adjustment Date, the Index applicable to the determination of the related Mortgage Rate will be a per annum rate equal to
______________, as most recently available as of the date       days prior to
the Payment Adjustment Date (the "Index").  Such average yields reflect the
                                   ----
yields for the week prior to that week in which the information is reported. In the event that the Index is no longer available, an index reasonably acceptable to the Trustee that is based on comparable information will be selected by the Master Servicer. The Index is currently calculated based on information reported in ___________.)


CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

    (Approximately ___% of the Mortgage Loans have Due Dates that occur on the ___ day of each month; approximately ___% of the Mortgage Loans have Due Dates that occur on the ___ day of each month; approximately _____% of the Mortgage Loans have Due Dates that occur on the ___ day of each month; and the remainder of the Mortgage Loans have Due Dates that occur on the fifteenth day of each month.)

    (As of the Cut-off Date, the Mortgage Loans had the following characteristics: (i) Mortgage Rates ranging from _____% per annum to _______% per annum; (ii) a weighted average Mortgage Rate of ______% per annum; (iii) Gross Margins ranging from ____ basis points to ______ basis points; (iv) a weighted average Gross Margin of ____ basis points; (v) principal balances ranging from $_______ to $______; (vi) an average principal balance of $_________; (vii) original terms to scheduled maturity ranging from _____ months to _________ months; (viii) a weighted average original term to scheduled maturity of _____ months; (ix) remaining terms to scheduled maturity ranging from ____ months to _____ months; (x) a weighted average remaining term to scheduled maturity of ________ months; (xi) Cut-off Date Loan-to-Value ("LTV") Ratios ranging from ______% to ________%; (xii) a weighted average Cut-off Date LTV Ratio of _____%; (xiii) as to the _______% of the Mortgage Loans to which such characteristic applies, (A) minimum lifetime Mortgage Rates ranging from ____% per annum to ______ % per annum and (B) a weighted average minimum lifetime Mortgage Rate of _______% per annum; and (xiv) as to the__________% of Mortgage Loans to which such characteristic applies and for which it may be currently calculated, (A) maximum lifetime Mortgage Rate ranging from _______% per annum to ________% per annum and (B) a weighted average maximum lifetime Mortgage Rate of _________% per annum.)

    (___%  of  the Mortgage  Loans  provide  for Balloon  Payments  on  their respective maturity dates. Loans providing for Balloon Payments involve a greater degree of risk than self-amortizing loans. See "Special Considerations -- Balloon Payments" in the Prospectus.)

    (The Mortgage Rate on each Mortgage Loan is subject to adjustment on each Interest Rate Adjustment Date by adding the related Gross Margin to the value of the Index (described below) as most recently announced a specified number of days prior to such Interest Rate Adjustment Date, subject, in the case of substantially all of the Mortgage Loans, to minimum and maximum lifetime Mortgage Rates, with ranges specified below. The Mortgage Rates on the Mortgage Loans generally are adjusted monthly; however, certain of the Mortgage Loans provide for Interest Rate Adjustment Dates to occur quarterly (___% of the Mortgage Loans), semi-annually ( % of the Mortgage Loans) or annually (____% of the Mortgage Loans). Each of the Mortgage Loans provided
for an  initial fixed  interest rate  period;                Mortgage  Loans,
representing ___% of the Mortgage Loans, have not experienced their first Interest Rate Adjustment Dates. The latest initial Interest Rate Adjustment Date for any Mortgage Loan is to occur in _____________________________________.)

    (Subject to the Payment Caps described below, the amount of the Monthly Payment on each Mortgage Loan adjusts periodically on each Payment Adjustment Date to an amount that would fully amortize the principal balance of the Mortgage Loan over its then remaining amortization schedule and pay interest at the Mortgage Rate in effect during the one month period preceding such Payment Adjustment Date. Approximately __% of the Mortgage Loans provide that an adjustment of the amount of the Monthly Payment on a Payment Adjustment Date may not result in a Monthly Payment that increases by more than ___% (nor, in some cases, decreases by more than ____%) of the amount of the Monthly Payment in effect immediately prior to such Payment Adjustment Date (each such provision, a "Payment Cap"); however, certain of those Mortgage Loans also provide that the Payment Cap will not apply on certain Payment Adjustment Dates or if the application thereof would result in the principal balance of the Mortgage Loan exceeding (through negative amortization) by a specified percentage the original principal balance thereof. Generally, the related Mortgage Note provides that if, as a result of negative amortization, the respective principal balance of the Mortgage Loan reaches an amount specified therein (which as to most Mortgage Loans is not greater than _% of the Mortgage Loan principal balance as of the origination date thereof), the amount of the Monthly Payments due thereunder will be increased as necessary to prevent further negative amortization.

    (Only in the case of _____% of the Mortgage Loans does a Payment Adjustment Date immediately follow each Interest Rate Adjustment Date. As a result, and because application of Payment Caps may limit the amount by which the Monthly Payments due on certain of the Mortgage Loans may adjust, the amount of a Monthly Payment may be more or less than the amount necessary to amortize the Mortgage Loan principal balance over the then remaining amortization schedule at the applicable Mortgage Rate. Accordingly, Mortgage Loans may be subject to slower amortization (if the Monthly Payment due on a Due Date is sufficient to pay interest accrued to such Due Date at the applicable Mortgage Rate but is not sufficient to reduce principal in accordance with the applicable amortization schedule), to negative amortization (if interest accrued to a Due Date at the applicable Mortgage Rate is greater than the entire Monthly Payment due on such Due Date) or to accelerated amortization (if the Monthly Payment due on a Due Date is greater than the amount necessary to pay interest accrued to such Due Date at the applicable Mortgage Rate and to reduce principal in accordance with the applicable amortization schedule).)

    (No Mortgage Loan currently prohibits principal prepayments; however, certain of the Mortgage Loans impose fees or penalties ("Prepayment Premiums") in connection with full or partial prepayments. Although
Prepayment Premiums are payable to the Master Servicer as additional servicing compensation, the Master Servicer may waive the payment of any Prepayment Premium only in connection with a principal prepayment that is proposed to be made during the three month period prior to the scheduled maturity of the related Mortgage Loan, or under certain other limited circumstances.)

     The following table sets forth the range of Mortgage Rates on the Mortgage Loans as of the Cut-off Date:

                    Mortgage Rates as of the Cut-off Date
                    -------------------------------------
                                                                                                  Percent by
                                                                           Aggregate               Aggregate
                         Number of                 Percent                 Principal               Principal
                          Mortgage                   by                  Balance as of           Balance as of
Mortgage Rate              Loans                   Number              the Cut-off Date        the Cut-off Date
-------------            ----------               ----------           -----------------       ---------------
      Total                                         100.00%             $                           100.00%
                         ==========               ==========            ==========                  =======

Weighted Average
  Mortgage Rate:


Note: Percentage totals may not add due to rounding.


        The following table sets forth the types of Mortgaged Properties securing the Mortgage Loans:

                                Property Type
                                ------------
                                                                                                  Percent by
                                                                           Aggregate               Aggregate
                         Number of                 Percent                 Principal               Principal
                          Mortgage                   by                  Balance as of           Balance as of
Type			   Loans                   Number              the Cut-off Date        the Cut-off Date
-------------            ----------               ----------           -----------------       ---------------
      Total                                         100.00%             $                           100.00%
                         ==========               ==========            ==========                  =======

Note:   Percentage totals may not add due to rounding.

        (The following table sets forth the range of Gross Margins for the Mortgage Loans:)

                               (Gross Margins)
                                 ------------
                         Number of                 Percent                 Principal               Principal
                          Mortgage                   by                  Balance as of           Balance as of
Mortgage Rate              Loans                   Number              the Cut-off Date        the Cut-off Date
-------------            ----------               ----------           -----------------       ---------------
      Total                                         100.00%             $                           100.00%
                         ==========               ==========            ==========                  =======


Weighted Average
 Gross Margin:

Note:  Percentage totals may not add due to rounding.


     (The following table sets forth the frequency of adjustments to the Mortgage Rates on the Mortgage Loans as of the Cut-off Date:)

                 (Frequency of Adjustments to Mortgage Rates)
                  ------------------------------------------
                                                                                                  Percent by
                         Number of                 Percent                 Principal               Principal
                          Mortgage                   by                  Balance as of           Balance as of
Frequency (A)              Loans                   Number              the Cut-off Date        the Cut-off Date
-------------            ----------               ----------           -----------------       ---------------
      Total                                         100.00%             $                           100.00%
                         ==========               ==========            ==========                  =======

Weighted Average
Frequency of
Adjustments to
Mortgage Rate:

Note:  Percentage totals may not add due to rounding.

(A) _______ or ___% of Mortgage Loans have not experienced their first Interest Rate Adjustment Date.

    (The following table sets forth the frequency of adjustments to the Monthly Payments on the Mortgage Loans as of the Cut-off Date:)

                (Frequency of Adjustments to Monthly Payments)
                 --------------------------------------------
                                                                                                 Percent by

                         Number of                 Percent                 Principal               Principal
                          Mortgage                   by                  Balance as of           Balance as of
Frequency (A)              Loans                   Number              the Cut-off Date        theCut-off Date
-------------            ----------               ----------           -----------------       ---------------
      Total                                         100.00%             $                           100.00%
                         ==========               ==========            ==========                  =======

Weighted Average
Frequency of
Adjustments to
Monthly Payments:

Note:  Percentage totals may not add due to rounding.


    (The following table sets forth the range of maximum lifetime Mortgage Rates for the Mortgage Loans:)

                      (Maximum Lifetime Mortgage Rates)
                       -------------------------------
                                                                                                       Percent
                                                                                                         by
                                                                             Aggregate                Aggregate
     Maximum              Number of                 Percent                  Principal                Principal
     Lifetime             Mortgage                     by                  Balance as of            Balance as of
  Mortgage Rate             Loans                    Number              the Cut-off Date          the Cut-off Date
  -------------           ---------                ---------             ----------------          ----------------

Total                                               100.00%              $                               100.00%
                          =====                     =======              ============                    =======


Weighted Average
Maximum Lifetime
Mortgage Rate:


Note:  Percentage totals may not add due to rounding.

(A) Represents Mortgage Loans without a lifetime rate cap.
(B) The lifetime rate caps for these Mortgage Loans are based upon the Index as determined at a future point in time plus a fixed percentage. Therefore, the rate is not determinable as of the Cut-off Date.
(C) This calculation does not include the ____ Mortgage Loans without a lifetime rate cap or the ______ Mortgage Loans with lifetime rate caps which are currently not determinable.
          ---

    (The following table sets forth the range of minimum lifetime Mortgage Rates on the Mortgage Loans:)

                      (Minimum Lifetime Mortgage Rates)
                       ------------------------------
                                                                                                       Percent
                                                                                                         by
                                                                             Aggregate                Aggregate
     Minimum              Number of                 Percent                  Principal                Principal
     Lifetime             Mortgage                     by                  Balance as of            Balance as of
  Mortgage Rate             Loans                    Number              the Cut-off Date          the Cut-off Date
  -------------           ---------                ---------             ----------------          ----------------

Total                                               100.00%              $                               100.00%
                          =====                     =======              ============                    =======

Weighted Average
Minimum Lifetime
Mortgage Rate:

Note: Percentage totals may not add due to rounding.

(A) Represents Mortgage Loans without interest rate floors.
(B) This calculation does not include the ___ Mortgage Loans without interest rate floors.


     The following table sets forth the range of principal balances of the Mortgage Loans as of the Cut-off Date:

                  Principal Balances as of the Cut-off Date
                  -----------------------------------------
                                                                                      Percent by
                                                                                       Percent by
   Principal                                                     Aggregate             Aggregate
    Balance           Number of              Percent             Principal             Principal
   as of the           Mortgage                by              Balance as of         Balance as of
  Cut-off Date          Loans                Number           the Cut-off Date     the Cut-off Date
---------------       ---------            -----------        ----------------     -----------------
Total                                        100.00%           $                          100.00%
                       =======               =======           ==========                 ========

Average Principal Balance
as of the
Cut-off Date:

Note: Percentage totals may not add due to rounding.

    The following tables set forth the original and remaining terms to maturity (in months) of the Mortgage Loans:

                     Original Term to Maturity in Months
                     -----------------------------------
                                                                                                         Percent
                                                                                                            by
                                                                              Aggregate                 Aggregate
                           Number of                 Percent                  Principal                 Principal
     Original              Mortgage                     by                  Balance as of             Balance as of
 Term in  Months             Loans                    Number               the Cut-off Date         the Cut-off Date
-----------------          ---------                -----------           ------------------        ----------------
Total                                                 100.00%               $                              100.00%
                           ========                   =======               ========                       =======

Weighted Average
Original Term to Maturity:

Note: Percentage totals may not add due to rounding.

    The following tables set forth the purpose for which the Mortgage Loan was originated, (the type of program under which it was originated and the occupancy type).

                            Mortgage Loan Purpose
                            ---------------------
                                                                                                         Percent
                                                                                                            by
                                                                              Aggregate                 Aggregate
     Remaining             Number of                 Percent                  Principal                 Principal
      Term in              Mortgage                     by                  Balance as of             Balance as of
      Months                 Loans                    Number               the Cut-off Date          the Cut-off Date
     ----------           ----------                -----------            -----------------         -----------------
Total                                                 100.00%               $                               100.00%
                          ======                      ========              ==========                      ========

Weighted Average
Original Term to Maturity:

Note: Percentage totals may not add due to rounding.

                    (Mortgage Loan Documentation Program)
                     -----------------------------------
                                                                                                         Percent
                                                                                                            by
                                                                              Aggregate                 Aggregate
     Remaining             Number of                 Percent                  Principal                 Principal
      Term in              Mortgage                     by                  Balance as of             Balance as of
      Months                 Loans                    Number               the Cut-off Date          the Cut-off Date
     ----------           ----------                -----------            -----------------         -----------------
Total                                                 100.00%               $                               100.00%
                          ======                      ========              ==========                      ========

Weighted Average
Original Term to Maturity:

Note: Percentage totals may not add due to rounding.

                         Mortgage Loan Occupancy Type
                         ----------------------------
                                                                                                         Percent
                                                                                                            by
                                                                              Aggregate                 Aggregate
     Remaining             Number of                 Percent                  Principal                 Principal
      Term in              Mortgage                     by                  Balance as of             Balance as of
      Months                 Loans                    Number               the Cut-off Date          the Cut-off Date
     ----------           ----------                -----------            -----------------         -----------------
Total                                                 100.00%               $                               100.00%
                          ======                      ========              ==========                      ========

Weighted Average
Original Term to Maturity:

Note: Percentage totals may not add due to rounding.

                     Remaining Term to Maturity in Months
                     ------------------------------------
                                                                                                         Percent
                                                                                                            by
                                                                              Aggregate                 Aggregate
     Remaining             Number of                 Percent                  Principal                 Principal
      Term in              Mortgage                     by                  Balance as of             Balance as of
      Months                 Loans                    Number               the Cut-off Date          the Cut-off Date
     ----------           ----------                -----------            -----------------         -----------------
Total                                                 100.00%               $                               100.00%
                          ======                      ========              ==========                      ========

Weighted Average Remaining
Term to Maturity:

Note: Percentage totals may not add due to rounding.

    The following tables set forth the respective years in which the Mortgage Loans were originated and are scheduled to mature:


                   Mortgage Loan Year of Scheduled Maturity
                   ----------------------------------------
                                                                                                       Percent
                                                                                                         by
                                                                              Aggregate               Aggregate
                           Number of                 Percent                  Principal               Principal
                           Mortgage                     by                  Balance as of           Balance as of
       Year                  Loans                    Number              the Cut-off Date         the Cut-off Date
       ----                ----------               -----------           ----------------         ----------------
Total                                                 100.00%              $                             100.00%
                           =======                    =======              ==========                    =======


Note: Percentage totals may not add due to rounding.


     The following table sets forth the range of Original LTV Ratios of the Mortgage Loans. An "Original LTV Ratio" is a fraction, expressed as a percentage, the numerator of which is the principal balance of a Mortgage Loan on the date of its origination, and the denominator of which is (in general) the lesser of (i) the appraised value of the related Mortgaged Property as determined by an appraisal thereof obtained in connection with the origination of such Mortgage Loan and (ii) the sale price of such Mortgaged Property at the time of such origination. There can be no assurance that the value (determined through an appraisal or otherwise) of a Mortgaged Property determined after origination of the related Mortgage Loan will be equal to or greater than the value thereof (determined through an appraisal or otherwise) obtained in connection with the origination. As a result, there can be no assurance that the loan-to-value ratio for any Mortgage Loan determined at any time following origination thereof will be lower than the Original LTV Ratio, notwithstanding any positive amortization of such Mortgage Loan.

                             Original LTV Ratios
                             -------------------
                                                                                                         Percent
                                                                                                            by
                                                                               Aggregate                 Aggregate
                           Number of                  Percent                  Principal                 Principal
     Original              Mortgage                     by                   Balance as of             Balance as of
     LTV Ratio               Loans                    Number                the Cut-off Date          the Cut-off Date
    -----------            ---------                  --------            -------------------         ----------------
Total                                                  100.00%               $                             100.00%
                           =======                    ========               =========                     =======


Weighted Average Original
LTV Ratio:


Note: Percentage totals may not add due to rounding.


    The Mortgage Loans are secured by Mortgaged Properties in different states.

The table below sets forth the states in which the Mortgaged Properties are located:

                           Geographic Distribution
                           -----------------------
                                                                                                         Percent
                                                                                                            by
                                                                              Aggregate                 Aggregate
                           Number of                 Percent                  Principal                 Principal
                           Mortgage                     by                  Balance as of             Balance as of
       State                 Loans                    Number               the Cut-off Date         the Cut-off Date
      ---------            ---------                  --------            -------------------        ----------------
Total                                                  100.00%               $                             100.00%
                           =======                    ========               =========                     =======



Note:   Percentage totals may not add due to rounding.
    (regional breakdown to be provided as appropriate)

    No more than ___% of the Mortgage Loans will be secured by Mortgaged Properties located in any one zip code.

UNDERWRITING STANDARDS

     All of the Mortgage Loans were originated or acquired by _______, generally in accordance with the underwriting criteria described herein.

     (Description of underwriting standards.)

ADDITIONAL INFORMATION

     The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before such date. Prior to the issuance of the Class ( ) Certificates, a Mortgage Loan may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate and may be prepaid at any time. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Class ( ) Certificates unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described herein. The Depositor believes that the information set forth herein will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Class ( ) Certificates are issued, although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary.

    A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Class ( ) Certificates and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Class ( ) Certificates. In the event Mortgage Loans are removed from or added to the Mortgage Pool as set forth in the preceding paragraph, such removal or addition will be noted in the Form 8-K.


                       DESCRIPTION OF THE CERTIFICATES

GENERAL

    The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will consist of ____ classes to be designated as the Class ( ) Certificates, the Class ( ) Certificates, the Class ( ) Certificates and the Class ( ) Certificates. The Class ( ), Class ( ) and Class ( ) Certificates (the "Subordinate Certificates") will be subordinate to the Class ( ) Certificates, as described herein. The Certificates represent in the aggregate the entire beneficial ownership interest in a Trust Fund consisting of: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and interest due on or before the Cut-off Date); (ii) any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure (upon acquisition, an "REO Property"); (iii) such funds or assets as from time to time are deposited in the Certificate Account and any account established in connection with REO Properties (the "REO Account"); and (iv) the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans. Only the Class ( ) (, Class ( ) and Class ( )) Certificates are offered hereby.

    The Class ( ) Certificates will have an initial (Certificate Balance) (Notional Balance) of $__________. The Class ( ) Certificates represent ___% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. The Class ( ) Certificates will have an initial Certificate Balance of $__________, representing ___% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. The Class ( ) Certificates will have an initial Certificate Balance of $__________, representing ___% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. The initial Certificate Balance of the Class ( ) Certificates will be (zero). The Certificate Balance of any class of Certificates outstanding at any time represents the maximum amount which the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. The respective Certificate Balances of the Class ( ), Class ( ) and Class ( ) Certificates (respectively, the "Class ( ) Balance", "Class ( ) Balance" and "Class ( ) Balance") will in each case be (i) reduced by amounts actually distributed on such class of Certificates that are allocable to principal and ((ii) increased by amounts allocated to such class of Certificates in respect of negative amortization on the Mortgage Loans (Describe Notional Balance.)) (The Certificate Balance of the Class ( ) Certificates (the "Class ( ) Balance") will at any time equal the aggregate Stated Principal Balance of the Mortgage Loans minus the sum of the Class ( ) Balance, Class ( ) Balance and Class ( ) Balance.) The Stated Principal Balance of any Mortgage Loan at any date of determination will equal (a) the Cut-off Date Balance of such Mortgage Loan, plus ((b) any negative amortization added to the principal balance of such Mortgage Loan on any Due Date after the Cut-off Date to and including the Due Date in the Due Period for the most recently preceding Distribution Date), minus (c) the sum of (i) the principal portion of each Monthly Payment due on such Mortgage Loan after the Cut-off Date, to the extent received from the mortgagor or advanced by the Master Servicer and distributed to holders of the Certificates before such date of determination,
(ii) all principal prepayments and other unscheduled collections of principal received with respect to such Mortgage Loan, to the extent distributed to holders of the Certificates before such date of determination, and (iii) any reduction in the outstanding principal balance of such Mortgage Loan resulting out of a bankruptcy proceeding for the related mortgagor.

    (None of the Class ( ) Certificates are offered hereby.)

DISTRIBUTIONS

    Method, Timing and Amount. Distributions on the Certificates will be made on the ____ day of each month or, if such ____ day is not a business day, then on the next succeeding business day, commencing in ____________________ 199_ (each, a " Distribution Date" ) . All distributions (other than the final distribution on any Certificate) will be made by the Master Servicer to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the (last business day of the month) preceding the month in which the related Distribution Date occurs. Such distributions will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Master Servicer with wiring instructions no less than five business days prior to the related Record Date and is the registered owner of Certificates the aggregate initial principal amount of which is at least $ , or otherwise by check mailed to such Certificateholder. The final distribution on any Certificate will be made in like manner, but only upon presentment or surrender of such Certificate at the location specified in the notice to the holder thereof of such final distribution. All distributions made with respect to a class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of such class based on their respective Percentage Interests. The Percentage Interest evidenced by any Class ( ) Certificate is equal to the initial denomination thereof as of the Closing Date, divided by the initial Certificate Balance for such class. The aggregate distribution to be made on the Certificates on any Distribution Date shall equal the Available Distribution Amount.

    The "Available Distribution Amount" for any Distribution Date is an amount equal to (a) the sum of (i) the amount on deposit in the Certificate Account as of the close of business on the related Determination Date, (ii) the aggregate amount of any Advances made by the Master Servicer in respect of such Distribution Date and (iii) the aggregate amount deposited by the Master Servicer in the Certificate Account in respect of such Distribution Date in connection with Prepayment Interest Shortfalls incurred during the related Due Period, net of (b) the portion of the amount described in clause
(a)(i) hereof that represents (i) Monthly Payments due on a Due Date subsequent to the end of the related Due Period, (ii) any voluntary principal prepayments and other unscheduled recoveries on the Mortgage Loans received after the end of the related Due Period or (iii) any amounts payable or reimbursable therefrom to any person.

    Calculations of Interest. The "Distributable Certificate Interest" in respect of the Class ( ) Certificates for any Distribution Date represents that portion of the Accrued Certificate Interest in respect of such class of Certificates for such Distribution Date that is net of such class's allocable share of (i) the aggregate portion of any Prepayment Interest Shortfalls resulting from voluntary principal prepayments on the Mortgage Loans during the related Due Period (that are not covered by the application of servicing compensation of the Master Servicer for the related Due Period (such uncovered aggregate portion, as to such Distribution Date,) the "Net
Aggregate Prepayment Interest Shortfall")(; and (ii) the aggregate of any negative amortization in respect of the Mortgage Loans for their respective Due Dates during the related Due Period (the aggregate of such negative amortization, as to such Distribution Date, the "Aggregate Mortgage Loan Negative Amortization").)

    The "Accrued Certificate Interest" in respect of the Class ( ) Certificates for any Distribution Date is equal to thirty days' interest accrued during the related Interest Accrual Period at the Pass-Through Rate applicable to such class of Certificates for such Distribution Date accrued on the related (Certificate Balance) (Classes ( ) Notional Amount)
outstanding immediately prior to such Distribution Date. The Pass-Through Rate applicable to the Class ( ) Certificates for any Distribution Date (is fixed and is set forth on the cover hereof) (will equal the weighted average of the Class ( ) Remittance Rates in effect for the Mortgage Assets as of the commencement of the related Due Period (as to such Distribution Date, the "Weighted Average Class ( ) Remittance Rate"). The "Class ( ) Remittance Rate" in effect for any Mortgage Loan as of any date of determination (a) prior to its first Interest Rate Adjustment Date, is equal to the related Mortgage Rate then in effect minus ______ basis points and (b) from and after its first Interest Rate Adjustment Date, is equal to the related Mortgage Rate then in effect minus the excess of the related Gross Margin over _____ basis points (is equal to the excess of the Mortgage Rate thereon over ____% per annum.) The "Interest Accrual Period" for the Certificates is the calendar month preceding the month in which the Distribution Date occurs.) (The Class ( ) Notional Amount will equal the (sum of the Class ( ) Balance. The Class ( ) Notional Amount does not entitle the Class ( ) Certificate (or a component thereof) to any distribution of principal.) (Interest will be calculated on the basis of a 360-day year of twelve 30-day months.)

    (The portion of Net Aggregate Prepayment Interest Shortfall (and the Aggregate Mortgage Loan Negative Amortization) for any Distribution Date that will be allocated to the Class ( ) Certificates on such Distribution Date will be equal to the then applicable Class ( ) Interest Allocation Percentage. The "Class ( ) Interest Allocation Percentage" for any
Distribution Date will equal a fraction, expressed as a percentage, the numerator of which is equal to the product of (a) the Class ( ) Balance ((net of any Uncovered Portion thereof)) outstanding immediately prior to such Distribution Date, multiplied by (b) the Pass-Through Rate for the Class ( ) Certificates for such Distribution Date, and the denominator of which is the product of (x) the aggregate Stated Principal Balance of the Mortgage Loans outstanding immediately prior to such Distribution Date, multiplied by (y) the Weighted Average Net Mortgage Rate for such Distribution Date. The "Net Mortgage Rate" in effect for any Mortgage Loan as of any date of determination is equal to the related Mortgage Rate then in effect minus _____ basis points. (The "Uncovered Portion" of the Class ( ) Balance, as of any date of determination, is the portion thereof representing the excess, if any, of (a) the Class ( ) Balance then outstanding, over (b) the aggregate Stated Principal Balance of the Mortgage Loans then outstanding.))

    (The Class ( ) Certificates (or a component thereof) will not be entitled to distributions of interest and will not have a Pass-Through Rate.)

    Calculations of Principal. (Holders of the Class ( ) Certificates will be entitled to receive on each Distribution Date, to the extent of the balance of the Available Distribution Amount remaining after the payment of the Class ( ) Interest Distribution Amount for such Distribution Date an amount equal to the Class ( ) Principal Distribution Amount. The "Class ( ) Principal Distribution Amount" for any Distribution Date will equal the sum of (i) the product of the Scheduled Principal Distribution Amount and the Class ( ) Scheduled Principal Distribution Percentage, (ii) the product of the Senior Accelerated Percentage and all principal prepayments received during the related Due Period, and (iii) to the extent not previously advanced, (the lesser of the Class ( ) Scheduled Principal Distribution Percentage of the Stated Principal Balance of the Mortgage Loans and the Senior Accelerated Percentage of the Unscheduled Principal Distribution Amount net of any prepayment amounts described in clause (ii) above. The "Scheduled Principal Distribution Amount" for any Distribution Date is equal to the aggregate of the principal portions of all Monthly Payments, including Balloon Payments, due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Due Period, in each case to the extent paid by the related mortgagor or advanced by the Master Servicer and included in the Available Distribution Amount for such Distribution Date. The principal portion of any Advances in respect of a Mortgage Loan delinquent as to its Balloon Payment will constitute advances in respect of the principal portion of such Balloon Payment.

    (The portion of the Class ( ) Principal Distribution Amount payable on any Distribution Date shall be allocated to the Class ( ) Certificates as follows: (Describe distributions which may be concurrent or sequential and among different classes and may be based on a schedule of payments sometimes referred to as a Schedule of PAC, TAC or Scheduled Balances for some and not other classes.))

    (The  Class  (  ) Scheduled  Principal  Distribution  Percentage for  any
Distribution Date represents the portion of the Scheduled Principal Distribution Amount for such Distribution Date payable (subject to the payment priorities described herein) on the Class ( ) Certificates. The "Class ( ) Scheduled Principal Distribution Percentage" for any Distribution Date will equal the lesser of (a) 100% and (b) a fraction, expressed as a percentage, the numerator of which is the Class ( ) Balance outstanding immediately prior to such Distribution Date, and the denominator of which is the lesser of (i) the sum of the Class ( ) Balance, the Class ( ) Balance and the Class ( ) Balance and (ii) the aggregate Stated Principal Balance of the Mortgage Loans, in either case outstanding immediately prior to such Distribution Date.)

    The "Unscheduled Principal Distribution Amount" for any Distribution Date is equal to the sum of: (a) all voluntary principal prepayments received on the Mortgage Loans during the related Due Period; and (b) the excess, if any, of (i) all unscheduled recoveries received on the Mortgage Loans during the related Due Period, whether in the form of liquidation proceeds, condemnation proceeds, insurance proceeds or amounts paid in connection with the purchase of a Mortgage Loan out of the Trust Fund, exclusive in each case of any portion thereof payable or reimbursable to the Master Servicer in connection with the related Mortgage Loan, over (ii) the respective portions of the net amounts described in the immediately preceding clause (i) needed to cover interest (at the applicable Net Mortgage Rate in effect from time to time) on the related Mortgage Loan from the date to which interest was previously paid or advanced through the Due Date for such Mortgage Loan in the related Due Period ((exclusive of any portion of such interest added to the principal balance of such Mortgage Loan as negative amortization).)

    (The "Class Negative Amortization" in respect of any class of Certificates for any Distribution Date is equal to such class' allocable share of the Aggregate Mortgage Loan Negative Amortization for such Distribution Date.)

    Distributions on  Certificates.   The  Available  Distribution Amount  in
respect of a Distribution Date will be distributed in the following amounts and order of priority:

    (describe the application of Available Distribution Amount to make distributions of interest and principal among the Classes of Certificates)

SUBORDINATION

     In order  to increase  the  likelihood of  distribution in  full of  the interest and principal due to be distributed to the Class ( ) Certificateholders on each Distribution Date, holders of the Class ( ) Certificates have a right to distributions of the Available Distribution Amount that is prior to the rights of the holders of the Subordinate Certificates, to the extent necessary to satisfy such amounts of interest and principal.

    (The entitlement to the Class ( ) Certificates of the (entire) (a larger percentage under certain circumstances of) Unscheduled Principal Distribution Amount will accelerate the amortization of the Class ( ) Certificates relative to the actual amortization of the Mortgage Loans.)

     (To the extent that the Class ( ) Certificates are amortized faster than the Mortgage Loans, without taking into account losses on the Mortgage Loans, the percentage interest evidenced by the Class ( ) Certificates in the Trust Fund will be decreased (with a corresponding increase in the interest in the Trust Fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class ( ) Certificates by the Subordinate Certificates.)

    (The principal portion of any Realized Losses will be allocated first in reduction of the Subordinate Certificates (in the order specified here) and then to the Class ( ) Certificates (in the order specified here). Any loss realized on a Mortgage Loan that is finally liquidated equal to the excess of the Stated Principal Balance of such Mortgage Loan remaining, if any, plus interest thereon through the last day of the month in which such Mortgage Loan was finally liquidated, after application of all amounts received (net of amounts reimbursable to the Master Servicer or any Sub-Servicer for Advances and expenses, including attorneys' fees) towards interest and principal owing on the Mortgage Loan is referred to herein as a "Realized Loss.")

ADVANCES

     On the business day immediately preceding each Distribution Date, the Master Servicer will be obligated to make advances (each, an "Advance") out of its own funds, or funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of ((i)) all Monthly Payments (net of the Servicing Fee), (other than Balloon Payments,) which were due on the Mortgage Loans during the related Due Period and delinquent as of the related Determination Date (and (ii) in the case of each Mortgage Loan delinquent in respect of its Balloon Payment as of the related Determination Date, an amount sufficient to amortize fully the principal portion of such Balloon Payment over the remaining amortization term of such Mortgage Loan and to pay interest at the Net Mortgage Rate in effect for such Mortgage Loan for the one month period preceding its Due Date in the related Due Period (but only to the extent that the related mortgagor has not made a payment sufficient to cover such amount under any forbearance arrangement that has been included in the Available Distribution Amount for such Distribution Date)). The Master Servicer's obligations to make Advances in respect of any Mortgage Loan will continue through liquidation of such Mortgage Loan and out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such Advance was made, whether in the form of late payments, insurance proceeds, liquidation proceeds, condemnation proceeds or amounts paid in connection with the purchase of such Mortgage Loan. Notwithstanding the foregoing, the Master Servicer will be obligated to make any Advance only to the extent that it determines in its reasonable good faith judgment that, if made, would be recoverable out of general funds on deposit in the Certificate Account. Any failure by the Master Servicer to make an Advance as required under the Pooling and Servicing Agreement will constitute an event of default thereunder(, in which case the Trustee will be obligated to make any such Advance, in accordance with the terms of the Pooling and Servicing Agreement).


            CERTAIN YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS


     The yield to maturity on the Class ( ) Certificates will be affected by the rate of principal payments on the Mortgage Loans including, for this purpose, prepayments, which may include amounts received by virtue of liquidation due to default, repurchase, condemnation or insurance. The yield to maturity on the Class ( ) Certificates will also be affected by the level of the Index. The rate of principal payments on the Class ( ) Certificates will correspond to the rate of principal payments (including prepayments) on the related Mortgage Loans.

    (Description of factors affecting yield, prepayment and maturity of the Mortgage Loans and Class ( ) Certificates depending upon characteristics of the Mortgage Loans.)

WEIGHTED AVERAGE LIFE OF THE CLASS ( ) CERTIFICATES

    Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Class ( ) Certificates will be influenced by the rate at which principal payments (including scheduled payments and principal prepayments) on the Mortgage Loans are made. Principal payments on the Mortgage Loans may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments and liquidations due to a default or other dispositions of the Mortgage Loans).

    The table entitled "Percent of Initial Certificate Balance Outstanding for the Class ( ) Certificates at the respective percentages of (CPR) (SPA)" set forth below indicates the weighted average life of such Certificates and sets forth the percentage of the initial principal amount of such Certificates that would be outstanding after each of the dates shown at the indicated percentages of (CPR)(SPA). The table has been prepared on the basis of the following assumptions regarding the characteristics of the Mortgage Loans: (i) an outstanding principal balance of $_________, a remaining amortization term of ___ months and a term to balloon of ___ months: (ii) an interest rate equal to ____% per annum until the _____ Due Date and thereafter an interest rate equal to ____ % per annum (at an assumed Index of ____%) and Monthly Payments that would fully amortize the remaining balance of the Mortgage Loan over its remaining amortization term; (iii) the Mortgage Loans prepay at the indicated percentage of (CPR)(SPA); (iv) the maturity date of each of the Balloon Mortgage Loans is not extended; (v) distributions on the Class ( ) Certificates are received in cash, on the ( )th day of each month, commencing in_____________; (vi) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the mortgagors of principal and interest on the Mortgage Loans occur; (vii) the initial Certificate Balance of the Class ( ) Certificates is $________; (viii) prepayments represent payment in full of individual
Mortgage Loans and are received on the respective Due Dates and include 30 days' interest thereon; (ix) there are no repurchases of Mortgage Loans due to breaches of any representation and warranty or otherwise; (x) the Class ( ) Certificates are purchased on ________; (xi) the Servicing Fee is ____% per annum; and (xii) the Index on each Interest Rate Adjustment Date is ________% per annum.

    Based on the foregoing assumptions, the table indicates the weighted average life of the Class ( ) Certificates and sets forth the percentages of the initial Certificate Balance of the Class ( ) Certificates that would be outstanding after the Distribution Date in ___________ of each of the years indicated, at various percentages of (CPR)(SPA). Neither (CPR)(SPA) nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans included in the Mortgage Pool. Variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentage of initial Certificate Balance (and weighted average life) shown in the following table. Such variations may occur even if the average prepayment experience of all such Mortgage Loans is the same as any of the specified assumptions.

         Percent of Initial Class ( ) Certificate Balance Outstanding at the Following Percentages of (CPR)(SPA)

Distribution Date
-----------------

Initial Percent . . . . . . . . . . .        ___%            __%           __%            __%           __%            __%
____________ 25, 1997 . . . . . . . .
____________ 25, 1998 . . . . . . . .
____________ 25, 1999 . . . . . . . .
____________ 25, 2000 . . . . . . . .
____________ 25, 2001 . . . . . . . .
____________ 25, 2002 . . . . . . . .
____________ 25, 2003 . . . . . . . .
____________ 25, 2004 . . . . . . . .
____________ 25, 2005 . . . . . . . .
____________ 25, 2006 . . . . . . . .
____________ 25, 2007 . . . . . . . .


Weighted Average Life
 (Years) (+) . . . . . . . . . . . .

+   The weighted average life of the Class ( )  Certificates is determined by
    (i) multiplying the amount of each distribution of principal by the number of years from the date of issuance to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the total principal distributions on such class of Certificates.


(Class ( ) Yield Consideration)

    (Will describe assumption for various scenarios showing sensitivity of certain classes to prepayment and default risks and set forth resulting yield.)

                       POOLING AND SERVICING AGREEMENT

GENERAL

    The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of ____________ 1, 199_ (the "Pooling and Servicing Agreement"), by and among the Depositor, the Master Servicer and the Trustee.

    Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms and conditions of the
Pooling and Servicing Agreement and the Class ( ) Certificates. The Depositor will provide to a prospective or actual Class ( ) Certificateholder without charge, upon written request, a copy (without exhibits) of the Pooling and Servicing Agreement.

ASSIGNMENT OF THE MORTGAGE LOANS

    On or prior to the Closing Date, the Depositor will assign or cause to be assigned the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. Prior to the Closing Date, the Depositor will, as to each Mortgage Loan, deliver to the Trustee (or the custodian hereinafter  referred  to),  among  other  things,  the  following  documents
(collectively, as to such Mortgage Loan, the "Mortgage File"): (i) the original or, if accompanied by a "lost note" affidavit, a copy of the
Mortgage Note, endorsed by ____________________ which transferred such Mortgage Loan, without recourse, in blank or to the order of Trustee; (ii)
the original Mortgage or a certified copy thereof, and any intervening assignments thereof, or certified copies of such intervening assignments, in each case with evidence of recording thereon; (iii) an assignment of the Mortgage, executed by the ____________________ which transferred such Mortgage Loan, in blank or to the order of the Trustee, in recordable form;
(iv) assignments of any related assignment of leases, rents and profits and any related security agreement (if, in either case, such item is a document separate from the Mortgage), executed by ____________________ which transferred such Mortgage Loan, in blank or to the order of the Trustee; (v) originals or certified copies of all assumption, modification and substitution agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage or Mortgage Note has been assumed; and (vi) the originals or certificates of a lender's title insurance policy issued on the date of the origination of such Mortgage Loan or, with respect to each Mortgage Loan not covered by a lender's title insurance policy, an attorney's opinion of title given by an attorney licensed to practice law in the jurisdiction where the Mortgaged Property is located. (The Pooling and Servicing Agreement will require the Depositor promptly (and in any event within _____ days of the Closing Date) to cause each assignment of the Mortgage described in clause (iii) above to be submitted for recording in the real property records of the jurisdiction in which the related Mortgaged Property is located. Any such assignment delivered in blank will be completed to the order of the Trustee prior to recording. The Pooling and Servicing Agreement will also require the Depositor to cause the endorsements on the Mortgage Notes delivered in blank to be completed to the order of the Trustee.)

THE MASTER SERVICER

    General.  ____________________,  a __________________  corporation,  will act as Master Servicer (in such capacity, the "Master Servicer") for the Mortgage Loans pursuant to the Pooling and Servicing Agreement. The Master Servicer(, a wholly-owned subsidiary of __________,) (is engaged in the mortgage banking business and, as such, originates, purchases, sells and services mortgage loans. _________________ primarily originates mortgage loans through a branch system consisting of _______________________ offices in __________ states, and through mortgage loan brokers.)

    The   executive  offices   of  the   Master  Servicer   are  located   at
_______________, telephone number (__)__________.

    Delinquency and Foreclosure Experience. The following tables set forth certain information concerning the delinquency experience (including pending foreclosures) on one- to four- family residential mortgage loans included in the Master Servicer's servicing portfolio (which includes mortgage loans that are subserviced by others). The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until 31 days past due on a contractual basis.

                                   As of December 31, 19        As of December 31, 19                 As  of ,19
                                   ---------------------        ---------------------                 ----------
                                         By Dollar                              By Dollar                             By Dollar
                           By No. of      Amount               By No. of         Amount          By No. of              Amount
                             Loans       of Loans                Loans          of Loans          Loans                of Loans
                         ----------      ---------             ----------       ----------      ---------             ---------
                                                                (Dollar Amount in Thousands)

Total Portfolio          ________                             ________           $______          ________            $________
                                              $______
Period of Delinquency
  31 to 59 days
  60 to 89 days
  90 days or more        ________            ________         ________          ________          ________            ________
Total Delinquent Loans   ________             $______         _________          $______          _________
                                                                                                                      $______
Percent of Portfolio                       %         %                 %                %                                  %
                                                                                                  %
Foreclosures pending (1)
Percent of Portfolio                       %         %                 %                %                                  %
                                                                                                  %
Foreclosures
Percent of Portfolio                       %         %                 %                %                                  %
                                                                                                  %


____________________
(1)  Includes bankruptcies which preclude foreclosure.

    There can be no assurance that the delinquency and foreclosure experience of the Mortgage Loans comprising the Mortgage Pool will correspond to the delinquency and foreclosure experience of the Master Servicer's mortgage portfolio set forth in the foregoing tables. The aggregate delinquency and foreclosure experience on the Mortgage Loans comprising the Mortgage Pool will depend on the results obtained over the life of the Mortgage Pool.

CERTIFICATE ACCOUNT

    The Master Servicer is required to deposit on a daily basis all amounts received with respect to the Mortgage Loans of the Mortgage Pool, net of its servicing compensation, into a separate Certificate Account maintained with ____________. Interest or other income earned on funds in the Certificate Account will be paid to the Master Servicer as additional servicing compensation. See "Description of the Trust Funds -- Mortgage Assets" and "Description of the Agreements -- Certificate Account and Other Collection Accounts" in the Prospectus.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES
(Include description of Servicing Standard)
 -----------------------------------------

    The principal compensation to be paid to the Master Servicer in respect of its master servicing activities will be the Servicing Fee. The Servicing Fee will be payable monthly only from amounts received in respect of interest on each Mortgage Loan, will accrue at the Servicing Fee Rate and will be computed on the basis of the same principal amount and for the same period respecting which any related interest payment on such Mortgage Loan is computed. The Servicing Fee Rate (with respect to each Mortgage Loan equals ___ % per annum) (equals the weighted average of the excesses of the Mortgage Rates over the respective Net Mortgage Rates).

    As additional servicing compensation, the Master Servicer is entitled to retain all assumption fees, prepayment penalties and late payment charges, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the Certificate Account and any escrow accounts. The Servicing Standard requires the Master Servicer to, among other things, diligently service and administer the Mortgage Loans on behalf of the Trustee and in the best interests of the Certificateholders, but without regard to the Master Servicer's right to receive such additional servicing compensation. The Master Servicer is obligated to pay certain ongoing expenses associated with the Mortgage Pool and incurred by the Master Servicer in connection with its responsibilities under the Agreement. See "Description of the Agreements -- Retained Interest; Servicing Compensation and Payment of Expenses" in the Prospectus for information regarding other possible compensation payable to the Master Servicer and for information regarding expenses payable by the Master Servicer (and "Certain Federal Income Tax Consequences" herein regarding certain taxes payable by the Master Servicer).

REPORTS TO CERTIFICATEHOLDERS

    On each Distribution Date the Master Servicer shall furnish to each Certificateholder, to the Depositor, to the Trustee and to the Rating Agency a statement setting forth certain information with respect to the Mortgage Loans and the Certificates required pursuant to the Pooling and Servicing Agreement. In addition, within a reasonable period of time after each calendar year, the Master Servicer shall furnish to each person who at any time during such calendar year was the holder of a Certificate a statement containing certain information with respect to the Certificates required pursuant to the Pooling and Servicing Agreement, aggregated for such calendar year or portion thereof during which such person was a Certificateholder. See "Description of the Certificates -- Reports to Certificateholders" in the Prospectus.

VOTING RIGHTS

    At all times during the term of this Agreement, the Voting Rights shall be allocated among the Classes of Certificateholders in proportion to the respective Certificate Balances of their Certificates ((net, in the case of the Class ( ), Class ( ) and Class ( ) Certificates, of any Uncovered Portion of the related Certificate Balance)). Voting Rights allocated to a class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates.

TERMINATION

    The  obligations created  by  the Pooling  and  Servicing Agreement  will terminate following the earliest of (i) the final payment or other liquidation of the last Mortgage Loan or REO Property subject thereto, and
(ii) the purchase of all of the assets of the Trust Fund by the Master Servicer. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar specified in such notice of termination.

    Any such purchase by the Master Servicer of all the Mortgage Loans and other assets in the Trust Fund is required to be made at a price equal to the greater of (1) the aggregate fair market value of all the Mortgage Loans and REO Properties then included in the Trust Fund, as mutually determined by the Master Servicer and the Trustee, and (2) the excess of (a) the sum of (i) the aggregate Purchase Price of all the Mortgage Loans then included in the Trust Fund and (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an appraiser mutually agreed upon by the Master Servicer and the Trustee, over (b) the aggregate of amounts payable or reimbursable to the Master Servicer under the Pooling and Servicing
Agreement. Such purchase will effect early retirement of the then outstanding Class ( ) Certificates, but the right of the Master Servicer to effect such termination is subject to the requirement that the aggregate Stated Principal Balance of the Mortgage Loans then in the Trust Fund is less than __% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. (In addition, the Master Servicer may at its option purchase any class or classes of Class ( ) Certificates with a Certificate Balance less than __% of the original balance thereof at a price equal to such Certificate Balance plus accrued interest through _________.)


                               USE OF PROCEEDS

    The net proceeds from the sale of Class ( ) Certificates will be used by the Depositor to pay the purchase price of the Mortgage Loans.


                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    Upon the issuance of the Class ( ) Certificates, _____________, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, the Trust Fund will qualify as a REMIC under the Code.

    For federal income tax purposes, the Class ( ) Certificates will be the sole class of "residual interests" in the REMIC and the Class ( ), Class ( ) and Class ( ) Certificates will be the "regular interests" in the REMIC and will be treated as debt instruments of the REMIC.

    See  "Certain  Federal  Income   Tax  Consequences  --  REMICS"   in  the
Prospectus.


    (The Class ( ) Certificates (may)(will)(will not) be treated as having been issued with original issue discount for federal income tax reporting purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to ___% (CPR)(SPA). No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See "Certain Federal Income Tax Consequences -- REMICS -- Taxation of Owners of REMIC Regular Certificates" and "--Original Issue Discount" in the Prospectus.)


    The Class ( ) Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of Certificates will be treated as holding a certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of such class of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "Certain Federal Income Tax Consequences -- REMICS -- Taxation of Owners of REMIC Regular Certificates" and "-- Premium" in the Prospectus.


    (The  Class  ( )  Certificates will  be  treated as  assets  described in
Section 7701(a)(19)(C) of the Code and "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code generally in the same proportion that the assets of the REMIC underlying such Certificates would be so treated.) (In addition, interest (including original issue discount) on the Class ( ) Certificates will be interests described in Section 856(c)(3)(B) of the Code to the extent that such Class ( ) Certificates are treated as "real estate assets" under Section 856(c)(5)(A) of the Code.) (Moreover, the Class ( ) Certificates will be "obligation(s) . . . which . . .(are) principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(C) of the Code.) (The Class ( ) Certificates will not be considered to represent an interest in "loans . . . secured by an interest in real property" within the meaning of Section 7701 (a)(19)(C)(v) of the Code.) See "Certain Federal Income Tax Consequences -- REMICS -- Characterization of Investments in REMIC Certificates" in the Prospectus.


    For further information regarding the federal income tax consequences of investing in the Class ( ) Certificates, see "Certain Federal Income Tax Consequences -- REMICS" in the Prospectus.


                             ERISA CONSIDERATIONS

    (A fiduciary of any employee benefit plan or other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to the Employee Retirement arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code should carefully review with its legal advisors whether the purchase or holding of Class ( ) Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code.

    (The U.S. Department of Labor issued an individual exemption, Prohibited Transaction Exemption (90-29) (the "Exemption"), (on May 24, 1990) to the Underwriter, which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code and Section 501(i) of ERISA, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by an Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section "ERISA Considerations", the term "Underwriter" shall include (a) Merrill Lynch, Pierce, Fenner & Smith Incorporated, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Merrill Lynch, Pierce, Fenner & Smith Incorporated and
(c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to the Class ( ) Certificates.

    The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Class ( ) Certificates to be eligible for exemptive relief thereunder. First, the acquisition of the Class ( ) Certificates by certain employee benefit plans subject to Section 4975 of the Code (each, a "Plan"), must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the rights and interests evidenced by the Class ( ) Certificates must not be subordinate to the rights and interests evidenced by the other certificates of the same trust. Third, the Class ( ) Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Corporation, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch Investors Service, Inc. Fourth, the Trustee cannot be an affiliate of any member of the "Restricted Group", which consists of any Underwriter, the Depositor, the Master Servicer, each sub-servicer and any mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Class ( ) Certificates. Fifth, the sum of all payments made to and retained by the Underwriter must represent not more than reasonable compensation for underwriting the Class ( ) Certificates; the sum of all payments made to and retained by the Underwriter must represent not more than reasonable compensation for underwriting the Class ( ) Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501 (a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

    Because the Class ( ) Certificates are not subordinate to any other class of Certificates, the second general condition set forth above is satisfied with respect to such Certificates. It is a condition of the issuance of the Class ( ) Certificates that they be rated (not lower than) "____" by ___________________. A fiduciary of a Plan contemplating purchasing a Class ( ) Certificate in the secondary market must make its own determination that at the time of such acquisition, the Class ( ) Certificates continue to satisfy the third general condition set forth above. The Depositor expects that the fourth general condition set forth above will be satisfied with respect to the Class ( ) Certificates. A fiduciary of a Plan contemplating purchasing a Class ( ) Certificate must make its own determination that the first, third, fifth and sixth general conditions set forth above will be satisfied with respect to such Class ( ) Certificate.

    Before purchasing a Class ( ) Certificate, a fiduciary of a Plan should itself confirm (a) that such Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions of the Exemption and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, in particular, Prohibited Transaction Class Exemption 83-1. See "ERISA Considerations" in the Prospectus.

    Any Plan fiduciary considering whether to purchase a Class ( ) Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.


                               LEGAL INVESTMENT

    The Class ( ) Certificates (will) (will not) constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") (so long as they are rated in at least the second highest rating category by the Rating Agency, and, as such, are legal investments for certain entities to the extent provided in SMMEA). SMMEA provided that states could override its provisions on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991. Certain states have enacted legislation which overrides the preemption provisions of SMMEA.

    The Depositor makes no representations as to the proper characterization of the Class ( ) Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase the Class ( ) Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Class ( ) Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Class ( ) Certificates constitute a legal investment under SMMEA or is subject to investment, capital or other restrictions.

    See "Legal Investment" in the Prospectus.


                             PLAN OF DISTRIBUTION

    Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and the Underwriter, the Class ( ) Certificates will be purchased from the Depositor by the Underwriter, an affiliate of the Depositor, upon issuance. Distribution of the Class ( ) Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the Certificates will be __% of the initial aggregate principal balance thereof as of the Cut-off Date, plus accrued interest from the Cut-off Date at a rate of __% per annum, before deducting expenses payable by the Depositor. In connection with the purchase and sale of the Class ( ) Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

    The Depositor also has been advised by the Underwriter that it, through one or more of its affiliates currently expects to make a market in the Class
( ) Certificates offered hereby; however, it has no obligation to do so, any market making may be discontinued at any time, and there can be no assurance that an active public market for the Class ( ) Certificates will develop.

    The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933.


                                LEGAL MATTERS


    Certain legal matters will be passed upon for the Depositor by Brown & Wood LLP, New York, New York and for the Underwriter by Brown & Wood LLP.


                                    RATING

    It is a condition to issuance that the Class ( ) Certificates be rated (not lower than) "______" by ________________. However, no person is obligated to maintain the rating on the Class ( ) Certificates, and _________ is not obligated to monitor its rating following the Closing Date.
    ________________'s ratings on mortgage pass-through certificates address the likelihood of the receipt by holders thereof of payments to which they are entitled. _____________'s ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under the certificates.
_________________'s rating on the Class ( ) Certificates does not, however, constitute a statement regarding frequency of prepayments on the Mortgage Loans. (The rating of the Class ( ) Certificates does not address the possibility that the holders of such Certificates may fail to fully recover their initial investments.) See "Special Considerations" herein.

    There can be no assurance as to whether any rating agency not requested to rate the Class ( ) Certificates will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the Class ( ) Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned by ________________'s pursuant to the Depositor's request.

    The rating of the Class ( ) Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                                                                      ANNEX A


                            (TITLE, SERIES OF MBS)
                                  TERM SHEET


CUT-OFF DATE:              (             )       MORTGAGE POOL CUT-OFF DATE          $(             )
                                                 BALANCE:
DATE OF INITIAL            (             )       REFERENCE DATE BALANCE:             $(             )
ISSUANCE:
RELATED TRUSTEE:           (             )       PERCENT OF ORIGINAL MORTGAGE POOL      (          )%
MATURITY DATE:             (             )       REMAINING AS OF REFERENCE DATE:



                                                          Initial
                   Class                                Certificate
                     of             Pass-Through         Principal
                Certificates            Rate              Balance                  Features
                ------------        ------------         ----------                ---------
                 (       )          (        )%         $(        )            (             )


(First MBS Distribution Date on which the MBS may receive a portion of prepayments: (date))



MINIMUM SERVICING FEE RATE:*      (   )% per annum           AS OF DATE OF
MAXIMUM SERVICING FEE RATE:*      (   )% per annum           INITIAL ISSUANCE
                                                             ----------------
                                                            SPECIAL HAZARD AMOUNT:             $(   )
                                                            FRAUD LOSS AMOUNT:                 $(   )
                                                            BANKRUPTCY AMOUNT:                 $(   )



                                         As of                           As of Date of
                                      Delivery Date                     Initial Issuance
                                      -------------                     ----------------
SENIOR PERCENTAGE                       (      )%                           (      )%
SUBORDINATE PERCENTAGE                  (      )%                           (      )%


Ratings:                    Rating Agency                      Class                Voting Rights:
                            -------------                      -----                -------------
                             (        )                                               (        )
                             (        )
                             (        )
                             (        )













Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus supplement and the prospectus to which it relates shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


PROSPECTUS
--------

                SUBJECT TO COMPLETION, DATED MAY 23, 1997

                          ASSET BACKED CERTIFICATES
                              ASSET BACKED NOTES
                             (Issuable in Series)

                    MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                  Depositor

                                   ________


    The Asset Backed Certificates (the "Certificates") and Asset Backed Notes (the "Notes" and, together with the Certificates, the "Securities") offered hereby and by Supplements to this Prospectus (the "Offered Securities") will be offered from time to time in one or more series. Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any series, the "Trust Fund") consisting of one or more segregated pools of various types of single family and/or multifamily mortgage loans (or certain balances thereof) (collectively, the "Mortgage Loans"), unsecured home improvement installment sales contracts and installment loans ("Unsecured Home Improvement Loans"), mortgage participations ("Mortgage Participations"), mortgage pass-through certificates or mortgage-backed securities evidencing interests in Mortgage Loans or secured thereby (the "MBS"), manufactured housing installment sale contracts or installment loan agreements ("Contracts"), certain direct obligations of the United States, agencies thereof or agencies created thereby (the "Government Securities"), certain small business loans described herein or a combination of Mortgage Loans, Unsecured Home Improvement Loans, Mortgage Participations, MBS, Contracts, Government Securities and/or such small business loans (with respect to any series, collectively, "Assets"). The Mortgage Loans, Mortgage Participations and MBS are collectively referred to herein as the "Mortgage Assets." If a series of Securities includes Notes, such Notes will be issued and secured pursuant to an indenture and will represent indebtedness of the Trust Fund. If so specified in the related Prospectus Supplement, the Trust Fund for a series of Securities may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof (with respect to any series, collectively, "Credit Support"), and currency or interest rate exchange agreements and other financial assets, or any combination thereof (with respect to any series, collectively, "Cash Flow Agreements"). See "Description of the Trust Funds," "Description of the Securities" and "Description of Credit Support."

    Each series of Securities will consist of one or more classes of Securities that may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior or subordinate to one or more other classes of Securities in respect of certain distributions on the Securities; (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions; (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions; (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Securities of such series;
(vi) provide for distributions of principal as described in the related Prospectus Supplement; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, to the extent of available funds, in each case as described in the related Prospectus Supplement. Any such classes may include classes of Offered Securities. See "Description of the Securities."

    Principal and interest with respect to Securities will be distributable monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Securities of any series will be made only from the assets of the related Trust Fund.

    The Securities  of each  series will  not represent  an obligation  of or
interest   in  the  Depositor,   Merrill  Lynch,   Pierce,  Fenner   &  Smith
Incorporated, any Master Servicer, any Sub-Servicer or any of their respective affiliates, except to the limited extent described herein and in the related Prospectus Supplement. Neither the Securities nor any assets in the related Trust Fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. The assets in each Trust Fund will be held in trust for the benefit of the holders of the related series of Certificates pursuant to a Pooling and Servicing Agreement or a Trust Agreement, as more fully described herein.

    The yield on each class of Securities of a series will be affected by, among other things, the rate of payment of principal (including prepayments, repurchase and defaults) on the Assets in the related Trust Fund and the timing of receipt of such payments as described under the caption "Yield Considerations" herein and in the related Prospectus Supplement. A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

    Prospective investors should review the information appearing under the caption "Special Considerations" herein and such information as may be set forth under the caption "Special Considerations" in the related Prospectus Supplement before purchasing any Offered Security.

    If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" for federal income tax purposes. See also "Certain Federal Income Tax Consequences" herein.

                                   ________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ________


    Prior to issuance there will have been no market for the Securities of any series and there can be no assurance that a secondary market for any Offered Securities will develop or that, if it does develop, it will continue. This Prospectus may not be used to consummate sales of the Offered Securities of any series unless accompanied by the Prospectus Supplement for such series.

    Offers of the Offered Securities may be made through one or more different methods, including offerings through underwriters, as more fully described under "Plan of Distribution" herein and in the related Prospectus Supplement.

                                   ________

                             MERRILL LYNCH & CO.


                 The date of this Prospectus is ______, 199_.

    Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the Offered Securities covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

                            PROSPECTUS SUPPLEMENT

    As more particularly described herein, the Prospectus Supplement relating to the Offered Securities of each series will, among other things, set forth with respect to such Securities, as appropriate: (i) a description of the class or classes of Securities, the payment provisions with respect to each such class and the Pass-Through Rate or interest rate or method of determining the Pass-Through Rate or interest rate with respect to each such class; (ii) the aggregate principal amount and distribution dates relating to such series and, if applicable, the initial and final scheduled distribution dates for each class; (iii) information as to the assets comprising the Trust Fund, including the general characteristics of the assets included therein, including the Assets and any Credit Support and Cash Flow Agreements (with respect to the Securities of any series, the "Trust Assets"); (iv) the circumstances, if any, under which the Trust Fund may be subject to early termination; (v) additional information with respect to the method of distribution of such Certificates; (vi) whether one or more REMIC elections will be made and designation of the regular interests and residual interests;
(vii) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Securities; (viii) information as to any Master Servicer, any Sub-Servicer and the Trustee, as applicable;
(ix) information as to the nature and extent of subordination with respect to any class of Securities that is subordinate in right of payment to any other class; and (x) whether such Securities will be initially issued in definitive or book-entry form.

                            AVAILABLE INFORMATION

    The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Offered Securities. This Prospectus and the Prospectus Supplement relating to each series of Securities contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Depositor, that file electronically with the Commission.

    No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Offered Securities or an offer of the Offered Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus and any Prospectus Supplement hereto at any time does not imply that information herein is correct as of any time subsequent to its date.

    A Master Servicer or the Trustee will be required to mail to holders of Offered Securities of each series periodic unaudited reports concerning the related Trust Fund. Unless and until definitive Securities are issued, or unless otherwise provided in the related Prospectus Supplement, such reports will be sent on behalf of the related Trust Fund to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Offered Securities, pursuant to the applicable Agreement. Such reports may be available to holders of interests in the Securities (the "Securityholders") upon request to their respective DTC participants. See "Description of the Securities-Reports to Securityholders" and "Description of the Agreements-Evidence as to Compliance." The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the rules and regulations of the Commission thereunder, as interpreted by the staff of the Commission thereunder.

              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of an offering of Offered Securities evidencing interests therein. Upon request, the Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Securities, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Securities, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center - North Tower, 10th Floor, New York, New York 10281-1310, Attention:
Secretary, or by telephone at (212) 449-0357. The Depositor has determined that its financial statements are not material to the offering of any Offered Securities.

                              TABLE OF CONTENTS

                                                                         PAGE

PROSPECTUS SUPPLEMENT . . . . . . . . . . . . . . . . . . . . . . . . . .   3

AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . .   3

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE . . . . . . . . . . . .   4

SUMMARY OF PROSPECTUS . . . . . . . . . . . . . . . . . . . . . . . . . .   6

SPECIAL CONSIDERATIONS  . . . . . . . . . . . . . . . . . . . . . . . . .  16

DESCRIPTION OF THE TRUST FUNDS  . . . . . . . . . . . . . . . . . . . . .  22

USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

YIELD CONSIDERATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . .  29

THE DEPOSITOR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

DESCRIPTION OF THE SECURITIES . . . . . . . . . . . . . . . . . . . . . .  35

DESCRIPTION OF THE AGREEMENTS . . . . . . . . . . . . . . . . . . . . . .  43

DESCRIPTION OF CREDIT SUPPORT . . . . . . . . . . . . . . . . . . . . . .  66

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS . . . . . . . . . . . . . . . . .  67

CERTAIN FEDERAL INCOME TAX CONSEQUENCES . . . . . . . . . . . . . . . . .  82

ERISA CONSIDERATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . 115

LEGAL INVESTMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 117

PLAN OF DISTRIBUTION  . . . . . . . . . . . . . . . . . . . . . . . . . . 119

LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 120

FINANCIAL INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . 112

RATING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 113

INDEX OF PRINCIPAL DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . 114


                            SUMMARY OF PROSPECTUS

    The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Securities contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of such series. An Index of Principal Definitions is included at the end of this Prospectus.

  Title of Certificates . . . . . . .     Asset-Backed    Certificates    (the
                                          "Certificates")  and  Asset   Backed
                                          Notes  (the  "Notes"  and,  together
                                          with    the     Certificates,    the
                                          "Securities"), issuable in series.

  Depositor . . . . . . . . . . . . .     Merrill  Lynch  Mortgage  Investors,
                                          Inc.  (the  "Depositor"),  a  wholly
                                          owned  subsidiary  of Merrill  Lynch
                                          Mortgage Capital,  Inc., which  is a
                                          wholly-owned indirect subsidiary  of
                                          Merrill  Lynch  &  Co.,  Inc.    The
                                          Depositor   is   an   affiliate   of
                                          Merrill  Lynch,  Pierce,  Fenner   &
                                          Smith    Incorporated.       Neither
                                          Merrill Lynch  & Co.,  Inc. nor  any
                                          of  its  affiliates,  including  the
                                          Depositor    and   Merrill    Lynch,
                                          Pierce,      Fenner     &      Smith
                                          Incorporated,    will    insure   or
                                          guarantee  the  Certificates or  the
                                          Mortgage   Loans  or   be  otherwise
                                          obligated in respect thereof.

  Master Servicer . . . . . . . . . .     The   master   servicer  or   master
                                          servicers    (each,    a     "Master
                                          Servicer"),  if any,  or a  servicer
                                          for  substantially all  the Mortgage
                                          Loans    for    each    series    of
                                          Securities,   which    servicer   or
                                          master     servicer(s)    may     be
                                          affiliates  of  the Depositor,  will
                                          be named  in the  related Prospectus
                                          Supplement. See "Description of  the
                                          Agreements-General"      and      "-
                                          Collection   and   Other   Servicing
                                          Procedures."

  Trustee . . . . . . . . . . . . . .     The  trustee  (the  "Trustee")   for
                                          each series of  Certificates will be
                                          named  in  the  related   Prospectus
                                          Supplement. See "Description of  the
                                          Agreements-The Trustee."

  The Trust Assets  . . . . . . . . .     Each  series  of  Certificates  will
                                          represent   in  the   aggregate  the
                                          entire     beneficial      ownership
                                          interest  in a  Trust  Fund.   If  a
                                          series   of    Securities   includes
                                          Notes,  such  Notes  will  represent
                                          indebtedness of  the Trust  Fund and
                                          will  be   secured  by   a  security
                                          interest in the Assets of  the Trust
                                          Fund.   A  Trust  Fund will  consist
                                          primarily  of any  of the  following
                                          assets    (the    Mortgage   Assets,
                                          Unsecured  Home  Improvement  Loans,
                                          Contracts,   Government   Securities
                                          and   the   small   business   loans
                                          described herein may  be referred to
                                          collectively   or  individually   as
                                          "Assets"):

           (a) Mortgage Assets  . . .     The Mortgage Assets  with respect to
                                          a   series   of  Certificates   will
                                          consist of  a pool of  single family
                                          and/or    multifamily   loans    (or
                                          certain      balances       thereof)
                                          (collectively,     the     "Mortgage
                                          Loans"),   mortgage   participations
                                          ("Mortgage    Participations")    or
                                          mortgage  pass-through  certificates
                                          or other  mortgage-backed securities
                                          evidencing  interests in  or secured
                                          by  Mortgage   Loans  (collectively,
                                          the  "MBS")  or   a  combination  of
                                          Mortgage       Loans,       Mortgage
                                          Participations   and/or   MBS.   The
                                          Mortgage    Loans   will    not   be
                                          guaranteed   or   insured   by   the
                                          Depositor or  any of  its affiliates
                                          or,  unless  otherwise  provided  in
                                          the  Prospectus  Supplement, by  any
                                          governmental        agency        or
                                          instrumentality  or   other  person.
                                          The Mortgage  Loans will  be secured
                                          by  first and/or junior liens on (i)
                                          one-   to  four-family   residential
                                          properties or security interests  in
                                          shares    issued   by    cooperative
                                          housing    corporations     ("Single
                                          Family   Properties")   and/or  (ii)
                                          residential  properties   consisting
                                          of  five  or  more  dwelling  units,
                                          including   mixed   residential  and
                                          commercial structures  ("Multifamily
                                          Properties").    The Mortgage  Loans
                                          may  include  (i) closed-end  and/or
                                          revolving   home  equity   loans  or
                                          certain   balances  thereof   ("Home
                                          Equity  Loans")  and/or  (ii)   home
                                          improvement    installment     sales
                                          contracts   and   installment   loan
                                          agreements    ("Home     Improvement
                                          Contracts").        The    Mortgaged
                                          Properties  may  be located  in  any
                                          one   of  the   fifty  states,   the
                                          District   of   Columbia   or    the
                                          Commonwealth  of Puerto  Rico.   The
                                          Prospectus Supplement will  indicate
                                          additional jurisdictions  (which may
                                          be  outside the  United States),  if
                                          any,   in   which   the    Mortgaged
                                          Properties may  be located.   Unless
                                          otherwise  provided  in the  related
                                          Prospectus Supplement, all  Mortgage
                                          Loans    will     have    individual
                                          principal  balances  at  origination
                                          of   not  less   than  $25,000   and
                                          original  terms to  maturity of  not
                                          more  than  40 years.  All  Mortgage
                                          Loans will  have been  originated by
                                          persons  other  than the  Depositor,
                                          and  all Mortgage  Assets will  have
                                          been  purchased, either  directly or
                                          indirectly, by  the Depositor  on or
                                          before the date  of initial issuance
                                          of    the    related    series    of
                                          Certificates.         The    related
                                          Prospectus Supplement  will indicate
                                          if any  such persons  are affiliates
                                          of the Depositor.

                                          Each Mortgage  Loan may  provide for
                                          accrual  of interest  thereon at  an
                                          interest  rate  (a "Mortgage  Rate")
                                          that  is fixed over its term or that
                                          adjusts from  time to time,  or that
                                          may be converted  from an adjustable
                                          to a fixed Mortgage Rate, or  from a
                                          fixed  to  an  adjustable   Mortgage
                                          Rate,  from  time  to  time  at  the
                                          mortgagor's  election, in  each case
                                          as   described   in   the    related
                                          Prospectus  Supplement.   Adjustable
                                          Mortgage   Rates  on   the  Mortgage
                                          Loans  in a Trust  Fund may be based
                                          on  one  or  more   indices.    Each
                                          Mortgage   Loan   may  provide   for
                                          scheduled   payments  to   maturity,
                                          payments  that adjust  from time  to
                                          time to  accommodate changes  in the
                                          Mortgage  Rate  or  to  reflect  the
                                          occurrence  of  certain events,  and
                                          may     provide     for     negative
                                          amortization     or      accelerated
                                          amortization,   in   each  case   as
                                          described in the related  Prospectus
                                          Supplement.  Each Mortgage  Loan may
                                          be  fully  amortizing or  require  a
                                          balloon  payment due  on its  stated
                                          maturity  date,  in   each  case  as
                                          described in the related  Prospectus
                                          Supplement.  Each Mortgage  Loan may
                                          contain  prohibitions on  prepayment
                                          or require  payment of a  premium or
                                          a   yield  maintenance   penalty  in
                                          connection  with  a  prepayment,  in
                                          each  case   as  described   in  the
                                          related  Prospectus  Supplement. The
                                          Mortgage   Loans  may   provide  for
                                          payments  of principal,  interest or
                                          both,  on   due  dates   that  occur
                                          monthly,  quarterly,   semi-annually
                                          or  at  such other  interval  as  is
                                          specified in the related  Prospectus
                                          Supplement. See "Description of  the
                                          Trust Funds-Assets."

           (b) Unsecured           Home   The  Assets with respect to a series
               Improvement Loans  . .     of  Securities  may  consist  of  or
                                          include       home       improvement
                                          installment   sales   contracts   or
                                          installment    loans     that    are
                                          unsecured      ("Unsecured      Home
                                          Improvement Loans").  The  Unsecured
                                          Home Improvement Loans  may have any
                                          of  the  features  described   under
                                          "(a)      Mortgage  Assets"   above,
                                          except   that  they   will  not   be
                                          secured  by  a  lien  on   or  other
                                          security  interest in  any property.
                                          Unless    the   context    otherwise
                                          requires,    references    in   this
                                          Prospectus to Mortgage Loans,  Whole
                                          Loans   and   related  terms   shall
                                          include  Unsecured  Home Improvement
                                          Loans  and  related   terms  to  the
                                          extent relevant (e.g.,  a  reference
							   ---
                                          to  a Mortgaged  Property or  hazard
                                          insurance  does   not  relate  to an
                                          Unsecured     Home       Improvement
                                          Contract).

           (c) Contracts  . . . . . .     The  Contracts  with  respect  to  a
                                          series  of  Securities will  consist
                                          of manufactured  housing installment
                                          sale contracts and installment  loan
                                          agreements  secured  by  a  security
                                          interest   in   a    new   or   used
                                          manufactured    home    (each,     a
                                          "Manufactured  Home"),  and, to  the
                                          extent,  if  any, indicated  in  the
                                          related  Prospectus  Supplement,  by
                                          real property.   The  Contracts will
                                          not be insured or  guaranteed by the
                                          Depositor or  any of  its affiliates
                                          or,  unless  otherwise specified  in
                                          the  related Prospectus  Supplement,
                                          by   any   governmental  agency   or
                                          instrumentality    or   any    other
                                          person.  The  Manufactured Homes may
                                          be  located  in  any  of  the  fifty
                                          states  or  any  other  jurisdiction
                                          specified in the related  Prospectus
                                          Supplement.    All  Contracts   will
                                          have  been  originated  by   persons
                                          other  than the  Depositor, and  all
                                          Contracts will have been  purchased,
                                          either  directly  or indirectly,  by
                                          the Depositor on or  before the date
                                          of initial  issuance of  the related
                                          series   of   Certificates.      The
                                          related  Prospectus Supplement  will
                                          indicate  if  any such  persons  are
                                          affiliates of  the Depositor.   Each
                                          Contract may  provide for  an annual
                                          percentage    rate    thereon     (a
                                          "Contract Rate") that  is fixed over
                                          its   term   or  that   adjusts   as
                                          described in the related  Prospectus
                                          Supplement.       The    manner   of
                                          determining  scheduled payments  due
                                          on  the Contract  will be  described
                                          in the  Prospectus Supplement.   The
                                          Prospectus Supplement  will describe
                                          the  minimum  principal  balance  of
                                          the  Contracts  at  origination  and
                                          the   maximum   original   term   to
                                          maturity of the Contracts.

           (d) Government Securities      If  so   provided  in   the  related
                                          Prospectus  Supplement,  the   Trust
                                          Fund  may  include, in  addition  to
                                          Mortgage  Assets  and/or  Contracts,
                                          certain  direct  obligations of  the
                                          United  States, agencies  thereof or
                                          agencies   created   thereby   which
                                          provide  for  payment  of   interest
                                          and/or   principal    (collectively,
                                          "Government Securities").

           (e) SBA Loans and SBA          If  so   provided  in   the  related
                504 Loans . . . . . .     Prospectus  Supplement,   the  Trust
                                          Fund    may    include    (i)    the
                                          unguaranteed portion of loans  ("SBA
                                          Loans")    originated   under    the
                                          general  business loan  program (the
                                          "Section 7(a) Program")  of the U.S.
                                          Small   Business  Association   (the
                                          "SBA")  created pursuant  to Section
                                          7(a)  of the  Small Business  Act of
                                          1953  (the  "SBA Act")  and/or  (ii)
                                          loans  ("SBA 504  Loans") originated
                                          under  the  SBA's 504  program  (the
                                          "SBA 504 Loan Program").   The loans
                                          originated by the originators  under
                                          the  SBA 504  Loan  Program are  not
                                          guaranteed by  the SBA.   Unless the
                                          context     otherwise      requires,
                                          references  in  this  Prospectus  to
                                          Mortgage  Loans  and  related  terms
                                          shall include SBA Loans and  SBA 504
                                          Loans  and  related   terms  to  the
                                          extent relevant (e.g.,  a  reference
		                                           ---
                                          to  a Mortgaged Property  or  hazard
                                          insurance  does not relate to a  SBA
                                          Loan or a SBA 504 Loan).

           (f) Collection Accounts  .     Each Trust Fund will include  one or
                                          more   accounts    established   and
                                          maintained   on   behalf   of    the
                                          Securityholders   into   which   the
                                          person or persons  designated in the
                                          related Prospectus  Supplement will,
                                          to the  extent described  herein and
                                          in   such   Prospectus   Supplement,
                                          deposit     all     payments     and
                                          collections  received  or   advanced
                                          with  respect  to   the  Assets  and
                                          other  assets  in  the  Trust  Fund.
                                          Such  an account  may be  maintained
                                          as   an   interest  bearing   or   a
                                          non-interest  bearing  account,  and
                                          funds  held therein  may be  held as
                                          cash   or   invested   in    certain
                                          short-term,     investment     grade
                                          obligations,   in   each   case   as
                                          described in the related  Prospectus
                                          Supplement. See "Description of  the
                                          Agreements-Collection  Account   and
                                          Related Accounts."

           (g) Credit Support . . . .     If  so   provided  in   the  related
                                          Prospectus  Supplement,  partial  or
                                          full   protection  against   certain
                                          defaults  and losses  on the  Assets
                                          in  the related  Trust  Fund may  be
                                          provided to  one or more  classes of
                                          Securities of the  related series in
                                          the  form of subordination of one or
                                          more other classes  of Securities of
                                          such  series,  which  other  classes
                                          may include  one or more  classes of
                                          Offered  Securities,  or by  one  or
                                          more other types  of credit support,
                                          such   as   a  letter   of   credit,
                                          insurance     policy,     guarantee,
                                          reserve  fund  or  another  type  of
                                          credit  support,  or  a  combination
                                          thereof  (any  such  coverage   with
                                          respect  to  the Securities  of  any
                                          series,   "Credit   Support").   The
                                          amount  and types  of coverage,  the
                                          identification    of    the   entity
                                          providing    the     coverage    (if
                                          applicable) and  related information
                                          with respect to each type  of Credit
                                          Support, if  any, will  be described
                                          in the  Prospectus Supplement  for a
                                          series    of   Securities.       The
                                          Prospectus   Supplement    for   any
                                          series  of Securities  evidencing an
                                          interest  in   a  Trust   Fund  that
                                          includes   MBS  will   describe  any
                                          similar  forms  of  credit   support
                                          that   are  provided   by  or   with
                                          respect  to, or are included as part
                                          of the  trust fund  evidenced by  or
                                          providing  security  for, such  MBS.
                                          See  "Special  Considerations-Credit
                                          Support       Limitations"       and
                                          "Description of Credit Support."

           (h) Cash Flow Agreements .     If  so   provided  in   the  related
                                          Prospectus  Supplement,  the   Trust
                                          Fund    may    include    guaranteed
                                          investment  contracts   pursuant  to
                                          which moneys held  in the funds  and
                                          accounts    established   for    the
                                          related series  will be  invested at
                                          a  specified  rate. The  Trust  Fund
                                          may   also  include   certain  other
                                          agreements,  such  as interest  rate
                                          exchange  agreements,  interest rate
                                          cap  or  floor agreements,  currency
                                          exchange   agreements   or   similar
                                          agreements  provided  to reduce  the
                                          effects   of   interest   rate    or
                                          currency exchange  rate fluctuations
                                          on  the  Assets or  on  one  or more
                                          classes  of  Securities.   (Currency
                                          exchange    agreements   might    be
                                          included in the  Trust Fund if  some
                                          or  all of the Mortgage Assets (such
                                          as   Mortgage   Loans   secured   by
                                          Mortgaged     Properties     located
                                          outside  the  United  States)   were
                                          denominated  in a  non-United States
                                          currency.)  The  principal terms  of
                                          any   such   guaranteed   investment
                                          contract  or  other  agreement  (any
                                          such   agreement,   a   "Cash   Flow
                                          Agreement"),   including,    without
                                          limitation,  provisions relating  to
                                          the  timing,  manner and  amount  of
                                          payments  thereunder and  provisions
                                          relating    to    the    termination
                                          thereof,  will be  described in  the
                                          Prospectus   Supplement    for   the
                                          related  series.  In  addition,  the
                                          related  Prospectus  Supplement will
                                          provide  certain   information  with
                                          respect  to  the obligor  under  any
                                          such   Cash   Flow  Agreement.   The
                                          Prospectus   Supplement    for   any
                                          series  of Securities  evidencing an
                                          interest  in   a  Trust   Fund  that
                                          includes MBS will  describe any cash
                                          flow  agreements  that are  included
                                          as part of the trust  fund evidenced
                                          by  or providing  security for  such
                                          MBS. See  "Description of  the Trust
                                          Funds-Cash Flow Agreements."

           (i) Pre-Funding Account  .     To   the   extent  provided   in   a
                                          Prospectus      Supplement,      the
                                          Depositor    will    be    obligated
                                          (subject  only  to the  availability
                                          thereof) to sell  at a predetermined
                                          price,  and the  Trust Fund  for the
                                          related  series  of Securities  will
                                          be  obligated  to purchase  (subject
                                          to   the  satisfaction   of  certain
                                          conditions    described    in    the
                                          applicable  Agreement),   additional
                                          Assets  (the   "Subsequent  Assets")
                                          from time to time  (as frequently as
                                          daily) within  the number  of months
                                          specified    in    the    Prospectus
                                          Supplement  after  the  issuance  of
                                          such series of  Securities having an
                                          aggregate     principal      balance
                                          approximately  equal  to the  amount
                                          on   deposit   in  the   Pre-Funding
                                          Account  (the  "Pre-Funded  Amount")
                                          for  such  series on  date  of  such
                                          issuance.

  Description of Securities . . . . .     Each  series  of  Certificates  will
                                          evidence an interest  in the related
                                          Trust  Fund   and  will   be  issued
                                          pursuant to a  pooling and servicing
                                          agreement  or  a  trust   agreement.
                                          Pooling  and   servicing  agreements
                                          and  trust  agreements are  referred
                                          to herein as  the "Agreements."   If
                                          a  series  of  Securities   includes
                                          Notes,  such  Notes  will  represent
                                          indebtedness  of  the related  Trust
                                          Fund   and  will  be  secured  by  a
                                          security interest  in the  Assets of
                                          the  Trust  Fund   (or  a  specified
                                          group   thereof)   pursuant  to   an
                                          indenture.

                                          Each   series  of   Securities  will
                                          include one  or more classes.   Each
                                          class  of  Securities  (other   than
                                          certain      Stripped       Interest
                                          Securities,  as defined  below) will
                                          have  a stated  principal amount  (a
                                          "Security  Balance") and  except for
                                          certain      Stripped      Principal
                                          Securities,  as defined  below, will
                                          accrue interest  thereon based  on a
                                          fixed,   variable    or   adjustable
                                          interest  rate   (in  the   case  of
                                          Certificates,    a     "Pass-Through
                                          Rate").   The   related   Prospectus
                                          Supplement    will    specify    the
                                          Security  Balance, if  any, and  the
                                          Pass-Through  Rate or  interest rate
                                          for each class of Securities  or, in
                                          the   case   of    a   variable   or
                                          adjustable   Pass-Through  Rate   or
                                          interest   rate,   the  method   for
                                          determining  the  Pass-Through  Rate
                                          or interest rate.

  Distributions on Securities . . . .     Each   series  of   Securities  will
                                          consist  of one  or more  classes of
                                          Securities that may (i) provide  for
                                          the  accrual  of  interest   thereon
                                          based   on   fixed,   variable    or
                                          adjustable  rates;   (ii) be  senior
                                          (collectively, "Senior  Securities")
                                          or    subordinate     (collectively,
                                          "Subordinate Securities") to one  or
                                          more other classes  of Securities in
                                          respect of certain distributions  on
                                          the  Securities;  (iii) be  entitled
                                          to  principal   distributions,  with
                                          disproportionately  low,  nominal or
                                          no      interest       distributions
                                          (collectively,  "Stripped  Principal
                                          Securities");  (iv) be  entitled  to
                                          interest     distributions,     with
                                          disproportionately  low, nominal  or
                                          no      principal      distributions
                                          (collectively,  "Stripped   Interest
                                          Securities");    (v) provide     for
                                          distributions  of  accrued  interest
                                          thereon  commencing  only  following
                                          the  occurrence  of certain  events,
                                          such  as  the retirement  of  one or
                                          more other classes  of Securities of
                                          such series  (collectively, "Accrual
                                          Securities");    (vi) provide    for
                                          distributions   of    principal   as
                                          described in the related  Prospectus
                                          Supplement;     and/or (vii) provide
                                          for   distributions   based   on   a
                                          combination    of   two    or   more
                                          components thereof with  one or more
                                          of the characteristics described  in
                                          this    paragraph,    including    a
                                          Stripped     Principal      Security
                                          component  and  a Stripped  Interest
                                          Security  component,  to the  extent
                                          of available funds, in each  case as
                                          described in the related  Prospectus
                                          Supplement.  If so  specified in the
                                          related    Prospectus    Supplement,
                                          distributions   on   one   or   more
                                          classes  of a  series of  Securities
                                          may be  limited to  collections from
                                          a   designated   portion   of    the
                                          Mortgage   Loans   in  the   related
                                          Mortgage  Pool or  Contracts in  the
                                          related  Contract  Pool  (each  such
                                          portion   of   Mortgage   Loans,   a
                                          "Mortgage Loan Group"  and each such
                                          portion   of   the   Contracts,    a
                                          "Contract     Group").           See
                                          "Description  of  the   Securities--
                                          General."    Any  such  classes  may
                                          include    classes     of    Offered
                                          Securities.      With   respect   to
                                          Securities   with   two   or    more
                                          components,  references   herein  to
                                          Security  Balance,  notional  amount
                                          and  Pass-Through  Rate or  interest
                                          rate   refer   to   the    principal
                                          balance,  if  any, notional  amount,
                                          if  any, and  the Pass-Through  Rate
                                          or interest  rate, if  any, for  any
                                          such component.

                                          The    Securities   will    not   be
                                          guaranteed   or   insured   by   the
                                          Depositor or any  of its affiliates,
                                          by   any   governmental  agency   or
                                          instrumentality  or  by  any   other
                                          person,  unless  otherwise  provided
                                          in     the    related     Prospectus
                                          Supplement.       See       "Special
                                          Considerations-Limited  Assets"  and
                                          "Description of the Securities."

      (a) Interest  . . . . . . . . .     Interest  on each  class of  Offered
                                          Securities   (other   than  Stripped
                                          Principal  Securities   and  certain
                                          classes    of   Stripped    Interest
                                          Securities)  of  each  series   will
                                          accrue     at     the     applicable
                                          Pass-Through  Rate or  interest rate
                                          on the outstanding Security  Balance
                                          thereof and  will be  distributed to
                                          Securityholders  as provided  in the
                                          related Prospectus Supplement.   The
                                          specified     date      on     which
                                          distributions are  to be  made is  a
                                          "Distribution  Date."  Distributions
                                          with   respect   to   interest    on
                                          Stripped Interest Securities may  be
                                          made  on each  Distribution Date  on
                                          the  basis of  a notional  amount as
                                          described in the related  Prospectus
                                          Supplement.     Distributions     of
                                          interest  with  respect  to  one  or
                                          more  classes of  Securities may  be
                                          reduced  to  the extent  of  certain
                                          delinquencies,  losses,   prepayment
                                          interest   shortfalls,   and   other
                                          contingencies  described  herein and
                                          in     the    related     Prospectus
                                          Supplement.       See       "Special
                                          Considerations-Average    Life    of
                                          Securities;  Prepayments;   Yields,"
                                          "Yield      Considerations"      and
                                          "Description   of   the  Securities-
                                          Distributions  of  Interest  on  the
                                          Securities."

      (b) Principal   . . . . . . . .     The   Securities   of  each   series
                                          initially  will  have  an  aggregate
                                          Security  Balance  no  greater  than
                                          the  outstanding  principal  balance
                                          of  the  Assets as  of,  unless  the
                                          related    Prospectus     Supplement
                                          provides  otherwise,  the  close  of
                                          business  on the  first  day of  the
                                          month  of formation  of the  related
                                          Trust  Fund  (the  "Cut-off  Date"),
                                          after   application   of   scheduled
                                          payments  due  on   or  before  such
                                          date, whether  or not  received. The
                                          Security   Balance  of   a  Security
                                          outstanding   from   time  to   time
                                          represents  the maximum  amount that
                                          the holder thereof  is then entitled
                                          to receive  in respect  of principal
                                          from  future cash flow on the assets
                                          in  the related  Trust Fund.  Unless
                                          otherwise  provided  in the  related
                                          Prospectus               Supplement,
                                          distributions  of principal  will be
                                          made  on each  Distribution Date  to
                                          the class  or classes  of Securities
                                          entitled thereto until the  Security
                                          Balances  of  such  Securities  have
                                          been   reduced   to   zero.   Unless
                                          otherwise  specified in  the related
                                          Prospectus               Supplement,
                                          distributions  of  principal of  any
                                          class of Securities will  be made on
                                          a  pro rata  basis among all  of the
                                          Securities  of  such   class  or  by
                                          random  selection,  as described  in
                                          the  related  Prospectus  Supplement
                                          or  otherwise  established  by   the
                                          related  Trustee. Stripped  Interest
                                          Securities with no Security  Balance
                                          will  not  receive distributions  in
                                          respect     of    principal.     See
                                          "Description   of   the  Securities-
                                          Distributions  of  Principal of  the
                                          Securities."

  Advances  . . . . . . . . . . . . .     Unless  otherwise  provided  in  the
                                          related  Prospectus Supplement,  the
                                          Master  Servicer  will be  obligated
                                          as    part    of    its    servicing
                                          responsibilities  to   make  certain
                                          advances  that  in  its  good  faith
                                          judgment  it deems  recoverable with
                                          respect   to  delinquent   scheduled
                                          payments  on  the   Whole  Loans  or
                                          Contracts   in   such  Trust   Fund.
                                          Neither  the  Depositor nor  any  of
                                          its   affiliates   will   have   any
                                          responsibility    to    make    such
                                          advances.     Advances  made   by  a
                                          Master  Servicer  are   reimbursable
                                          generally      from       subsequent
                                          recoveries in respect  of such Whole
                                          Loans or Contracts  and otherwise to
                                          the extent  described herein  and in
                                          the  related Prospectus  Supplement.
                                          If  and  to the  extent  provided in
                                          the  Prospectus  Supplement for  any
                                          series, the Master  Servicer will be
                                          entitled to receive  interest on its
                                          outstanding  advances, payable  from
                                          amounts in  the related  Trust Fund.
                                          The  Prospectus  Supplement for  any
                                          series  of Securities  evidencing an
                                          interest  in   a  Trust   Fund  that
                                          includes   MBS  will   describe  any
                                          corresponding  advancing  obligation
                                          of  any  person in  connection  with
                                          such  MBS. See  "Description of  the
                                          Securities-Advances  in  Respect  of
                                          Delinquencies."

  Termination . . . . . . . . . . . .     If  so  specified   in  the  related
                                          Prospectus  Supplement, a  series of
                                          Securities   may   be   subject   to
                                          optional  early termination  through
                                          the repurchase of the  Assets in the
                                          related  Trust  Fund  by  the  party
                                          specified    therein,   under    the
                                          circumstances and in  the manner set
                                          forth  therein.  If so  provided  in
                                          the  related Prospectus  Supplement,
                                          upon the  reduction of  the Security
                                          Balance  of  a  specified  class  or
                                          classes    of   Securities    to   a
                                          specified  percentage  or amount  or
                                          on  and  after a  date  specified in
                                          such   Prospectus  Supplement,   the
                                          party    specified   therein    will
                                          solicit  bids  for the  purchase  of
                                          all  of  the  Assets  of  the  Trust
                                          Fund, or of a  sufficient portion of
                                          such Assets to retire such  class or
                                          classes, or purchase  such Assets at
                                          a  price set  forth  in the  related
                                          Prospectus    Supplement.         In
                                          addition,  if  so  provided  in  the
                                          related    Prospectus    Supplement,
                                          certain  classes  of Securities  may
                                          be  purchased  subject  to   similar
                                          conditions. See "Description of  the
                                          Securities-Termination."

  Registration of Securities  . . . .     If  so   provided  in   the  related
                                          Prospectus  Supplement, one  or more
                                          classes  of  the Offered  Securities
                                          will  initially  be  represented  by
                                          one or  more certificates  or notes,
                                          as  applicable,  registered  in  the
                                          name of  Cede & Co., as  the nominee
                                          of  DTC.  No   person  acquiring  an
                                          interest  in  Offered Securities  so
                                          registered   will  be   entitled  to
                                          receive a definitive certificate  or
                                          note,  as  applicable,  representing
                                          such  person's  interest  except  in
                                          the     event     that    definitive
                                          certificates     or    notes,     as
                                          applicable,  are  issued  under  the
                                          limited   circumstances    described
                                          herein.         See         "Special
                                          Considerations-Book-Entry
                                          Registration"  and  "Description  of
                                          the            Securities-Book-Entry
                                          Registration     and      Definitive
                                          Securities."

  Tax Status of the Certificates  . .     The  Certificates  of  each   series
                                          will  constitute,  as  specified  in
                                          the  related Prospectus  Supplement,
                                          either    (i) "regular    interests"
                                          ("REMIC  Regular  Certificates") and
                                          "residual     interests"     ("REMIC
                                          Residual  Certificates") in  a Trust
                                          Fund  treated   as  a   real  estate
                                          mortgage     investment      conduit
                                          ("REMIC")    under     Sections 860A
                                          through   860G   of   the   Internal
                                          Revenue  Code  of 1986,  as  amended
                                          (the     "Code"),     (ii) interests
                                          ("Grantor Trust Certificates") in  a
                                          Trust  Fund  treated  as  a  grantor
                                          trust  under  applicable  provisions
                                          of the Code,  (iii)  an interest  in
                                          a   Trust   Fund    treated   as   a
                                          partnership for purposes of  federal
                                          and state income tax or (iv) indebt-
                                          edness of the Trust Fund for federal
                                          income tax purposes.

      (a) REMIC   . . . . . . . . . .     REMIC      Regular      Certificates
                                          generally  will be  treated as  debt
                                          obligations of the applicable  REMIC
                                          for  federal  income  tax  purposes.
                                          Certain  REMIC  Regular Certificates
                                          may  be issued  with original  issue
                                          discount  for  federal  income   tax
                                          purposes.    See  "Certain   Federal
                                          Income Tax Consequences" herein  and
                                          in     the    related     Prospectus
                                          Supplement.

                                          The Offered  Certificates evidencing
                                          an   interest   in  a   Trust   Fund
                                          containing   Mortgage   Loans   (not
                                          including       Unsecured       Home
                                          Improvement  Loans,  SBA  Loans  and
                                          SBA  504 Loans)  will be  treated as
                                          (i)  assets   described  in  section
                                          7701(a)(19)(C)   of   the  Code  and
                                          (ii)  "real  estate  assets"  within
                                          the meaning of  section 856(c)(5)(A)
                                          of  the  Code,  in  each case to the
                                          extent  described  herein and in the
                                          Prospectus.   See  "Certain  Federal
                                          Income Tax Consequences" herein  and
                                          in     the     related    Prospectus
                                          Supplement.

      (b) Grantor Trust   . . . . . .     If     the    related     Prospectus
                                          Supplement   specifies   that    the
                                          related   Trust  Fund   will  be   a
                                          grantor trust,  the Trust  Fund will
                                          be  classified  as a  grantor  trust
                                          and  not as  an association  taxable
                                          as a corporation  for federal income
                                          tax purposes, and therefore  holders
                                          of Certificates  will be  treated as
                                          the  owners  of undivided  pro  rata
                                          interests in the Assets held  by the
                                          Trust Fund.

      (c) Partnership   . . . . . . .     If  so  specified  in  a  Prospectus
                                          Supplement,  the related  Trust Fund
                                          will  be  treated as  a  partnership
                                          for  purposes of  federal and  state
                                          income      tax,       and      each
                                          Certificateholder,      by       the
                                          acceptance of a  Certificate of such
                                          Trust  Fund, will agree to treat the
                                          Trust  Fund  as   a  partnership  in
                                          which  such  Certificateholder is  a
                                          partner   for  federal   income  and
                                          state  tax  purposes.    Alternative
                                          characterizations   of   such  Trust
                                          Fund   and  such   Certificates  are
                                          possible,  but would  not result  in
                                          materially adverse tax  consequences
                                          to Certificateholders.

                                          Investors  are  advised  to  consult
                                          their  tax  advisors and  to  review
                                          "Certain    Federal    Income    Tax
                                          Consequences"  herein  and  in   the
                                          related Prospectus Supplement.

      (d) Indebtedness  . . . . . . .     If   so   specified  in  the related
                                          Prospectus     Supplement,       the
                                          Certificates  of  a  series  will be
                                          treated  as indebtedness for federal
                                          income    tax   purposes   and   the
                                          Certificateholder,  in accepting the
                                          Certificate,  will  agree  to  treat
                                          such Certificate as indebtedness.

  Tax Status of Notes . . . . . . . .     Unless  otherwise  specified in  the
                                          related    Prospectus    Supplement,
                                          Notes  of a  series will  be treated
                                          as  indebtedness  for  federal   and
                                          state  income tax  purposes and  the
                                          Noteholder,  in accepting  the Note,
                                          will  agree to  treat  such Note  as
                                          indebtedness.  See "Certain  Federal
                                          Income Tax Consequences" herein  and
                                          in such Prospectus Supplement.

                                          Investors  are  advised  to  consult
                                          their  tax  advisors and  to  review
                                          "Certain    Federal    Income    Tax
                                          Consequences"  herein  and  in   the
                                          related Prospectus Supplement.

  ERISA Considerations  . . . . . . .     A fiduciary  of an  employee benefit
                                          plan  and  certain other  retirement
                                          plans  and  arrangements,  including
                                          individual   retirement    accounts,
                                          annuities,    Keogh    plans,    and
                                          collective   investment   funds  and
                                          separate  accounts  in  which   such
                                          plans,   accounts,    annuities   or
                                          arrangements  are invested,  that is
                                          subject  to the  Employee Retirement
                                          Income  Security  Act  of  1974,  as
                                          amended  ("ERISA"),  or Section 4975
                                          of the Code  should carefully review
                                          with its legal  advisors whether the
                                          purchase   or  holding   of  Offered
                                          Securities  could  give  rise  to  a
                                          transaction  that  is prohibited  or
                                          is not otherwise permissible  either
                                          under ERISA  or Section 4975  of the
                                          Code.  See   "ERISA  Considerations"
                                          herein    and    in   the    related
                                          Prospectus   Supplement.     Certain
                                          classes  of  Securities may  not  be
                                          transferred  unless the  Trustee and
                                          the Depositor  are furnished  with a
                                          letter  of  representations  or   an
                                          opinion  of  counsel to  the  effect
                                          that such  transfer will  not result
                                          in  a  violation of  the  prohibited
                                          transaction provisions of ERISA  and
                                          the  Code and  will not  subject the
                                          Trustee,   the   Depositor  or   the
                                          Master   Servicer   to    additional
                                          obligations.    See "Description  of
                                          the  Securities-General" and  "ERISA
                                          Considerations".

  Legal Investment  . . . . . . . . .     Each   Prospectus  Supplement   will
                                          specify  which class  or classes  of
                                          Offered  Securities,  if  any,  will
                                          constitute         "mortgage-related
                                          securities"  for  purposes  of   the
                                          Secondary      Mortgage       Market
                                          Enhancement  Act of  1984 ("SMMEA").
                                          Institutions    whose     investment
                                          activities  are  subject  to   legal
                                          investment  laws and  regulations or
                                          review    by    certain   regulatory
                                          authorities   may   be  subject   to
                                          restrictions   on    investment   in
                                          certain   classes  of   the  Offered
                                          Securities.  See "Legal  Investment"
                                          herein    and    in   the    related
                                          Prospectus Supplement.

  Rating  . . . . . . . . . . . . . .     At the  date of issuance, as to each
                                          series,   each   class  of   Offered
                                          Securities will  be rated  not lower
                                          than  investment  grade  by  one  or
                                          more      nationally      recognized
                                          statistical  rating agencies  (each,
                                          a  "Rating  Agency").  See  "Rating"
                                          herein    and    in   the    related
                                          Prospectus Supplement.


                            SPECIAL CONSIDERATIONS

    Investors should consider, in connection with the purchase of Offered Securities, among other things, the following factors.

LIMITED LIQUIDITY

    At the time of issuance of a series of Securities, there will be no secondary market for any of the Securities. Merrill Lynch, Pierce, Fenner & Smith Incorporated currently expects to make a secondary market in the Offered Securities, but has no obligation to do so. There can be no assurance that a secondary market for the Securities of any series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue while Securities of such series remain outstanding.

LIMITED ASSETS

    The Securities will not represent an interest in or obligation of the Depositor, the Master Servicer or any of their affiliates. The only obligations with respect to the Securities or the Assets will be the obligations (if any) of the Warranting Party (as defined herein) pursuant to certain limited representations and warranties made with respect to the Mortgage Loans or Contracts, the Master Servicer's and any Sub-Servicer's servicing obligations under the related Agreement (including the limited obligation to make certain advances in the event of delinquencies on the Mortgage Loans or Contracts, but only to the extent deemed recoverable) and, if and to the extent expressly described in the related Prospectus Supplement, certain limited obligations of the Master Servicer in connection with an agreement to purchase or act as remarketing agent with respect to a convertible ARM Loan (as defined herein) upon conversion to a fixed rate or a different index. Since certain representations and warranties with respect to the Mortgage Assets or Contracts may have been made and/or assigned in connection with transfers of such Mortgage Assets or Contracts prior to the Closing Date, the rights of the Trustee and the Securityholders with respect to such representations or warranties will be limited to their rights as an assignee thereof. Unless otherwise specified in the related Prospectus Supplement, none of the Depositor, the Master Servicer or any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity. Unless otherwise specified in the related Prospectus Supplement, neither the Securities nor the underlying Assets will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, the Master Servicer, any Sub-Servicer or any of their affiliates. Proceeds of the assets included in the related Trust Fund for each series of Securities (including the Assets and any form of credit enhancement) will be the sole source of payments on the Securities, and there will be no recourse to the Depositor or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Securities.

    Unless otherwise specified in the related Prospectus Supplement, a series of Securities will not have any claim against or security interest in the Trust Funds for any other series. If the related Trust Fund is insufficient to make payments on such Securities, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the Collection Account and any accounts maintained as Credit Support, may be withdrawn under certain conditions, as described in the related Prospectus Supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the Securities. If so provided in the Prospectus Supplement for a series of Securities consisting of one or more classes of Subordinate Securities, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Securities, and, thereafter, by the remaining classes of Securities in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

AVERAGE LIFE OF SECURITIES; PREPAYMENTS; YIELDS

    Prepayments (including those caused by defaults) on the Assets in any Trust Fund generally will result in a faster rate of principal payments on one or more classes of the related Securities than if payments on such Assets were made as scheduled. Thus, the prepayment experience on the Assets may affect the average life of each class of related Securities. The rate of principal payments on pools of mortgage loans or manufactured housing contracts varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. There can be no assurance as to the rate of prepayment on the Assets in any Trust Fund or that the rate of payments will conform to any model described herein or in any Prospectus Supplement. If prevailing interest rates fall significantly below the applicable mortgage interest rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the Mortgage Loans underlying or comprising the Mortgage Assets in any Trust Fund. As a result, the actual maturity of any class of Securities evidencing an interest in a Trust Fund containing Mortgage Assets could occur significantly earlier than expected. The relationship of prevailing interest rates and prepayment rates on Contracts will be discussed in the related Prospectus Supplement. In addition, certain prepayments may result in the collection of less interest than would otherwise be the case in the month of prepayment.

    A series of Securities may include one or more classes of Securities with priorities of payment and, as a result, yields on other classes of Securities, including classes of Offered Securities, of such series may be more sensitive to prepayments on Assets. A series of Securities may include one or more classes offered at a significant premium or discount. Yields on such classes of Securities will be sensitive, and in some cases extremely sensitive, to prepayments on Mortgage Assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, as with certain classes of Stripped Interest Securities, a holder might, in some prepayment scenarios, fail to recoup its original investment. A series of Securities may include one or more classes of Securities, including classes of Offered Securities, that provide for distribution of principal thereof from amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Securities and, as a result, yields on such Securities will be sensitive to (a) the provisions of such Accrual Securities relating to the timing of distributions of interest thereon and (b) if such Accrual Securities accrue interest at a variable or adjustable Pass-Through Rate or interest rate, changes in such rate. See "Yield Considerations" herein and, if applicable, in the related Prospectus Supplement.

LIMITED NATURE OF RATINGS

    Any rating assigned by a Rating Agency to a class of Securities will reflect such Rating Agency's assessment solely of the likelihood that holders of Securities of such class will receive payments to which such
Securityholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments (including those caused by defaults) on the related Mortgage Assets will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of Securities. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each Prospectus Supplement will identify any payment to which holders of Offered Securities of the related series are entitled that is not covered by the applicable rating.

MORTGAGE LOANS AND MORTGAGED PROPERTIES IN GENERAL

    An investment in securities such as the Securities which generally represent interests in Mortgage Loans may be affected by, among other things, a decline in real estate values and changes in the mortgagors' financial condition. No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans, and any secondary financing on the Mortgaged Properties, become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, in the case of Mortgage Loans that are subject to negative amortization, due to the addition to principal balance of deferred interest, the principal balances of such Mortgage Loans could be increased to an amount equal to or in excess of the value of the underlying Mortgaged Properties, thereby increasing the likelihood of default. To the extent that such losses are not covered by the applicable Credit Support, if any, holders of Securities of the series evidencing interests in the related Mortgage Loans will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the Mortgaged Properties for recovery of the outstanding principal and unpaid interest on the defaulted Mortgage Loans. Certain of the types of Mortgage Loans may involve additional uncertainties not present in traditional types of loans. For example, certain of the Mortgage Loans provide for escalating or variable payments by the mortgagor under the Mortgage Loan, as to which the mortgagor is generally qualified on the basis of the initial payment amount. In some instances the Mortgagor's income may not be sufficient to enable them to continue to make their loan payments as such payments increase and thus the likelihood of default will increase. In addition to the foregoing, certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. The Mortgage Loans underlying certain series of Certificates may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration. Furthermore, the rate of default on Mortgage Loans that are refinance or limited documentation mortgage loans, and on Mortgage Loans with high Loan-to-Value Ratios, may be higher than for other types of Mortgage Loans. Additionally, a decline in the value of the Mortgaged Properties will increase the risk of loss particularly with respect to any related junior Mortgage Loans. See "- Junior Mortgage Loans."

    Mortgage Loans secured by Multifamily Properties may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with loans secured by Single Family Properties. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower; thus, the value of an income-producing property typically is directly related to the net operating income derived from such property. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. In addition, the concentration of default, foreclosure and loss risk for a pool of Mortgage Loans secured by Multifamily Properties may be greater than for a pool of Mortgage Loans secured by Single Family Properties of comparable aggregate unpaid principal balance because the pool of Mortgage Loans secured by Multifamily Properties is likely to consist of a smaller number of higher balance loans.

    If applicable, certain legal aspects of the Mortgage Loans for a series of Certificates may be described in the related Prospectus Supplement. See also "Certain Legal Aspects of Mortgage Loans" herein.

BALLOON PAYMENTS

    Certain of the Mortgage Loans (the "Balloon Mortgage Loans") as of the Cut-off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage Loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related Mortgaged Property. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage interest rates at the time of sale or refinancing, the mortgagor's equity in the related Mortgaged Property, the financial condition of the mortgagor, the value of the Mortgaged Property, tax laws, prevailing general economic conditions and the availability of credit for single family or multifamily real properties generally.

JUNIOR MORTGAGE LOANS

    Certain of the Mortgage Loans may be secured by junior liens and the related first and other senior liens, if any (collectively, the "senior lien"), may not be included in the Mortgage Pool. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior lien to satisfy fully both the senior lien and the Mortgage Loan. In the event that a holder of the senior lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior lien. The claims of the holder of the senior lien will be satisfied in full out of proceeds of the liquidation of the Mortgage Loan, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan. If the Master Servicer were to foreclose on any Mortgage Loan, it would do so subject to any related senior lien. In order for the debt related to the Mortgage Loan to be paid in full at such sale, a bidder at the foreclosure sale of such Mortgage Loan would have to bid an amount sufficient to pay off all sums due under the Mortgage Loan and the senior lien or purchase the Mortgaged Property subject to the senior lien. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property were insufficient to satisfy both loans in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of the Certificates, would bear the risk of delay in distributions while a deficiency judgment against the borrower was being obtained and the risk of loss if the deficiency judgment were not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgage.

CONTRACTS AND MANUFACTURED HOMES IN GENERAL

    An investment in Certificates evidencing an interest in a Trust Fund containing Contracts may be affected by, among other things, a downturn in national, regional or local economic conditions. The geographic location of the Manufactured Homes in any Contract Pool at origination of the related Contract will be set forth in the related Prospectus Supplement under "The Contract Pool". Regional and local economic conditions are often volatile and, historically, regional and local economic conditions, as well as national economic conditions, have affected the delinquency, loan loss and repossession experience of manufactured housing installment sales contracts and/or installment loan contracts (hereinafter generally referred to as "contracts" or "manufactured housing contracts"). Moreover, regardless of its location, manufactured housing generally depreciates in value. Thus, such Securityholders should expect that, as a general matter, the market value of any Manufactured Home will be lower than the outstanding principal balance of the related Contract. Sufficiently high delinquencies and liquidation losses on the Contracts in an Contract Pool will have the effect of reducing, and could eliminate, the protection against loss afforded by any credit enhancement supporting any class of the related Securities. If such protection is eliminated with respect to a class of Securities, the holders of such Securities will bear all risk of loss on the related Contracts and will have to rely on the value of the related Manufactured Homes for recovery of the outstanding principal of and unpaid interest on any defaulted Contracts in the related Contract Pool. See "Description of Credit Support."

SECURITY INTERESTS AND CERTAIN OTHER LEGAL ASPECTS OF THE CONTRACTS

    The Asset Seller in respect of a Contract will represent that such Contract is secured by a security interest in a Manufactured Home. Perfection of security interests in the Manufactured Homes and enforcement of rights to realize upon the value of the Manufactured Homes as collateral for the Contracts are subject to a number of Federal and state laws, including the Uniform Commercial Code as adopted in each state and each state's certificate of title statutes. The steps necessary to perfect the security interest in a Manufactured Home will vary from state to state. Because of the expense and administrative inconvenience involved, the Master Servicer will not amend any certificates of title to change the lienholder specified therein from the Asset Seller to the Trustee and will not deliver any certificate of title to the Trustee or note thereon the Trustee's interest. Consequently, in some states, in the absence of such an amendment, the assignment to the Trustee of the security interest in the Manufactured Home may not be effective or such security interest may not be perfected and, in the absence of such notation or delivery to the Trustee, the assignment of the security interest in the Manufactured Home may not be effective against creditors of the Asset Seller or a trustee in bankruptcy of the Asset Seller. In addition, numerous Federal and state consumer protection laws impose requirements on lending under installment sales contracts and installment loan agreements such as the Contracts, and the failure by the lender or seller of goods to comply with such requirements could give rise to liabilities of assignees for amounts due under such agreements and claims by such assignees may be subject to set-off as result of such lender's or seller's noncompliance. These laws would apply to the Trustee as assignee of the Contracts. The Asset Seller of the Contracts to the Depositor will warrant that each Contracts complies with all requirements of law and will make certain warranties relating to the validity, subsistence, perfection and priority of the security interest in each Manufactured Home securing a Contract. A breach of any such warranty that materially adversely affects any Contract would create an obligation of the Asset Seller to repurchase
such  Contract  unless  such breach  is  cured.   If  the  Credit  Support is
exhausted and recovery of amounts due on the Contracts is dependent on repossession and resale of Manufactured Homes securing Contracts that are in default, certain other factors may limit the ability of the Certificateholders to realize upon the Manufactured Home or may limit the amount realized to less than the amount due. See "Certain Legal Aspects of the Contracts."

UNSECURED HOME IMPROVEMENT LOANS

    The obligations of the borrower under any Unsecured Home Improvement Loan included in a Trust Fund will not be secured by an interest in the related real estate or any other property, and the Trust Fund will be a general unsecured creditor as to such obligations. In the event of a default under an Unsecured Home Improvement Loan, the related Trust Fund will have recourse only against the borrower's assets generally, along with all other general unsecured creditors of the borrower. In a bankruptcy or insolvency proceeding relating to a borrower on an Unsecured Home Improvement Loan, the obligations of the borrower under such Unsecured Home Improvement Loan may be discharged in their entirety, notwithstanding the fact that the portion of such borrower's assets made available to the related Trust Fund as a general unsecured creditor to pay amounts due and owing thereunder are insufficient to pay all such amounts. A borrower on an Unsecured Home Improvement Loan may not demonstrate the same degree of concern over performance of the borrower's obligations under such Home Improvement Loan as if such obligations were secured by the real estate or other assets owned by such borrower.

CREDIT SUPPORT LIMITATIONS

    The Prospectus Supplement for a series of Certificates will describe any Credit Support in the related Trust Fund, which may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or combinations thereof. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses or risks; for example, Credit Support may or may not cover fraud or negligence by a mortgage loan or contract originator or other parties.

    A series of Securities may include one or more classes of Subordinate Securities (which may include Offered Securities), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Securities of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Securities of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Credit Support may be exhausted before the principal of the lower priority classes of Securities of such series has been repaid. As a result, the impact of significant losses and shortfalls on the Assets may fall primarily upon those classes of Securities having a lower priority of payment. Moreover, if a form of Credit Support covers more than one series of Securities (each, a "Covered Trust"), holders of Securities evidencing an interest in a Covered Trust will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts.

    The amount of any applicable Credit Support supporting one or more classes of Offered Securities, including the subordination of one or more classes of Securities, will be determined on the basis of criteria established by each Rating Agency rating such classes of Securities based on an assumed level of defaults, delinquencies, other losses or other factors. There can, however, be no assurance that the loss experience on the related Assets will not exceed such assumed levels. See "-Limited Nature of Ratings," "Description of the Securities" and "Description of Credit Support."

    Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The Master Servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of Securities, if the applicable Rating Agency indicates that the then-current rating thereof will not be adversely affected. The rating of any series of Securities by any applicable Rating Agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable Credit Support provider, or as a result of losses on the related Assets substantially in excess of the levels contemplated by such Rating Agency at the time of its initial rating analysis. None of the Depositor, the Master
Servicer or any of their affiliates will have any obligation to replace or supplement any Credit Support or to take any other action to maintain any rating of any series of Securities.

SUBORDINATION OF THE SUBORDINATE CERTIFICATES; EFFECT OF LOSSES ON THE ASSETS

    The rights of Subordinate Securityholders to receive distributions to which they would otherwise be entitled with respect to the Assets will be subordinate to the rights of the Master Servicer (to the extent that the Master Servicer is paid its servicing fee, including any unpaid servicing fees with respect to one or more prior Due Periods, and is reimbursed for certain unreimbursed advances and unreimbursed liquidation expenses) and the Senior Securityholders to the extent described in the related Prospectus Supplement. As a result of the foregoing, investors must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments in the Subordinate Securities. See "Description of the Securities-- General" and "--Allocation of Losses and Shortfalls."

    The yields on the Subordinate Securities may be extremely sensitive to the loss experience of the Assets and the timing of any such losses. If the actual rate and amount of losses experienced by the Assets exceed the rate and amount of such losses assumed by an investor, the yields to maturity on the Subordinate Securities may be lower than anticipated.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING REMIC RESIDUAL CERTIFICATES

    Holders of REMIC Residual Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Certain Federal Income Tax Consequences-REMICs." Accordingly, under certain circumstances, holders of Offered Securities that constitute REMIC Residual Certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. Individual holders of REMIC Residual Certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, REMIC Residual Certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC Residual Certificates, the taxable income arising in a given year on a REMIC Residual Certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the REMIC Residual Certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. Additionally, prospective purchasers of a REMIC Residual Certificate should be aware that recently issued temporary regulations provide restrictions on the ability to mark-to-market certain "negative value" REMIC residual interests. See "Certain Federal Income Tax Consequences-REMICs."

BOOK-ENTRY REGISTRATION

    If so provided in the Prospectus Supplement, one or more classes of the Securities will be initially represented by one or more certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Securityholders or their nominees. Because of this, unless and until Definitive Securities are issued, Securityholders will not be recognized by the Trustee as "Securityholders" (as that term is to be used in the related Agreement). Hence, until such time, Securityholders will be able to exercise the rights of Securityholders only indirectly through DTC and its participating organizations. See "Description of the Securities-Book-Entry Registration and Definitive Securities.

                        DESCRIPTION OF THE TRUST FUNDS

ASSETS

    The  primary  assets of  each  Trust  Fund (the  "Assets")  will  include
(i) single family and/or multifamily mortgage loans (or certain balances thereof) (collectively, the "Mortgage Loans"), including without limitation, Home Equity Loans and Home Improvement Contracts, (ii) unsecured home improvement loans ("Unsecured Home Improvement Loans"), (iii) mortgage participations ("Mortgage Participations"), (iv) pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more Mortgage Loans or other similar participations, certificates or securities ("MBS"), (v) manufactured housing installment sale contracts and installment loan agreements (the "Contracts"), (vi) direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are
(a) interest-bearing securities, (b) non-interest-bearing securities, (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) interest-bearing securities from which the right to payment of principal has been removed (the "Government Securities"), (vii) certain small business loans defined below ("SBA Loans" and "SBA 504 Loans") or (viii) a combination of Mortgage Loans, Unsecured Home Improvement Loans, Mortgage Participations, Contracts, MBS and Government Securities. As used herein, "Mortgage Loans" refers to both whole Mortgage Loans (or certain balances thereof) and Mortgage Loans underlying Mortgage Participations or MBS. Mortgage Loans that secure, or interests in which are evidenced by, MBS are herein sometimes referred to as "Underlying Mortgage Loans." Mortgage Loans (or certain balances thereof) that are not Underlying Mortgage Loans are sometimes referred to as "Whole Loans." Any pass-through certificates or other asset-backed certificates in which an MBS evidences an interest or which secure an MBS are sometimes referred to herein also as MBS or as "Underlying MBS." Mortgage Loans, Mortgage Participations and MBS are sometimes referred to herein as "Mortgage Assets." The Mortgage Assets will not be guaranteed or insured by Merrill Lynch Mortgage Investors, Inc. (the "Depositor") or any of its affiliates or, unless otherwise provided in the Prospectus Supplement, by any governmental agency or instrumentality or by any other person. Each Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (an "Asset Seller"), which may be an affiliate of the Depositor and, with respect to Assets, which prior holder may or may not be the originator of such Mortgage Loan or Contract or the issuer of such MBS.

    Unless otherwise specified in the related Prospectus Supplement, the Securities will be entitled to payment only from the assets of the related Trust Fund and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor. If specified in the related Prospectus Supplement, the assets of a Trust Fund will consist of certificates representing beneficial ownership interests in, or indebtedness of, another trust fund that contains the Assets.

MORTGAGE LOANS

General

    Unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan will be secured by (i) a lien on a Mortgaged Property consisting of a one- to four-family residential property (a "Single Family Property" and the related Mortgage Loan a "Single Family Mortgage Loan") or a residential property consisting of five or more dwelling units in multi-story structures (a "Multifamily Property" and the related Mortgage Loan a "Multifamily Mortgage Loan") or (ii) a security interests in shares issued by private cooperative housing corporations ("Cooperatives"). If so specified in the related Prospectus Supplement, a Mortgaged Property may include some commercial use. Mortgaged Properties will be located, unless otherwise specified in the related Prospectus Supplement, in any one of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico. To the extent specified in the related Prospectus Supplement, the Mortgage Loans will be secured by first and/or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on Mortgaged Property. The Mortgaged Properties may include apartments owned by Cooperatives. The Mortgaged Properties may include leasehold interests in properties, the title to which is held by third party lessors. Unless otherwise specified in the Prospectus Supplement, the term of any such leasehold shall exceed the term of the related mortgage note by at least five years. Each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor. The related Prospectus Supplement will indicate if any Originator is an affiliate of the Depositor. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or other security instruments (the "Mortgages") creating a lien on the Mortgaged Properties.

Loan-to-Value Ratio

    The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the Mortgage Loan to the Value of the related Mortgaged Property. The "Value" of a Mortgaged Property, other than with respect to Refinance Loans, is generally the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and (b) the sales price for such property. "Refinance Loans" are loans made to refinance existing loans. Unless otherwise set forth in the related Prospectus Supplement, the Value of the Mortgaged Property securing a Refinance Loan is the appraised value thereof determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

Mortgage Loan Information in Prospectus Supplements

    Each Prospectus Supplement will contain information, as of the dates specified in such Prospectus Supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Mortgage Loans, including (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the type of property securing the Mortgage Loans, (iii) the weighted average (by principal balance) of the original and remaining terms to maturity of the Mortgage Loans, (iv) the earliest and latest origination date and maturity date of the Mortgage Loans,
(v) the range of the Loan-to-Value Ratios at origination of the Mortgage Loans, (vi) the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate borne by the Mortgage Loans, (vii) the state or states in which most of the Mortgaged Properties are located, (viii) information with respect to the prepayment provisions, if any, of the Mortgage Loans,
(ix) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum Mortgage Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Loan and (x) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions. If specific information respecting the Mortgage Loans is not known to the Depositor at the time Securities are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of the related Securities at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after such initial issuance.

    The related Prospectus Supplement may specify whether the Mortgage Loans include (i) closed-end and/or revolving home equity loans or certain balances thereof ("Home Equity Loans"), which may be secured by Mortgages that are junior to other liens on the related Mortgaged Property and/or (ii) home improvement installment sales contracts or installment loan agreements (the "Home Improvement Contracts") originated by a home improvement contractor and secured by a Mortgage on the related Mortgaged Property that is junior to other liens on the Mortgaged Property. Except as otherwise described in the related Prospectus Supplement, the home improvements purchased with the Home Improvement Contracts will generally be replacement windows, house siding, roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. The related Prospectus Supplement will specify whether the Home Improvement Contracts are partially insured under Title I of the National Housing Act and, if so, the limitations on such insurance.

    If specified in the related Prospectus Supplement, new draws by borrowers under the revolving Home Equity Loans will, during a specified period of time, automatically become part of the Trust Fund for a series. As a result, the aggregate balance of the revolving Home Equity Loans will fluctuate from day to day as new draws by borrowers are added to the Trust Fund and principal payments are applied to such balances and such amounts will usually differ each day, as more specifically described in the related Prospectus Supplement. If specified in the related Prospectus Supplement, principal collections received on the closed-end Home Equity Loans may be applied to purchase additional closed-end Home Equity Loans which will become part of the Trust Fund for a series.

Payment Provisions of the Mortgage Loans

    Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will (i) have individual principal balances at origination of not less than $25,000, (ii) have original terms to maturity of not more than 40 years and (iii) provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other interval as is specified in the related Prospectus Supplement. Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate or a different adjustable Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time pursuant to an election or as otherwise specified on the related Mortgage Note, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events or that adjust on the basis of other methodologies, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may contain prohibitions on prepayment (a "Lock-out Period" and, the date of expiration thereof, a "Lock-out Date") or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with a prepayment, in each case as described in the related Prospectus Supplement. In the event that holders of any class or classes of Offered Securities will be entitled to all or a portion of any Prepayment Premiums collected in respect of Mortgage Loans, the related Prospectus Supplement will specify the method or methods by which any such amounts will be allocated.

Mortgage Participations

    Mortgage Participations will evidence an undivided participation interest in Underlying Mortgage Loans. To the extent available to the Depositor, the related Prospectus Supplement will contain information in respect of the Underlying Mortgage Loans substantially similar to the information described above in respect of Mortgage Loans. Such Prospectus Supplement will also specify the amount of the participation interest and describe the servicing provisions of the participation and servicing agreements.

UNSECURED HOME IMPROVEMENT LOANS

    The Unsecured Home Improvement Loans may consist of conventional unsecured home improvement loans and FHA insured unsecured home improvement loans. Except as otherwise set forth in the related Prospectus Supplement, the Unsecured Home Improvement Loans will be fully amortizing and will bear interest at a fixed or variable annual percentage rate. Unless the context otherwise requires, references in this Prospectus to Mortgage Loans, Whole Loans and related terms shall include Unsecured Home Improvement Loans and related terms to the extent relevant (e.g., a reference to a Mortgaged Property or hazard insurance does not relate to an Unsecured Home Improvement
Loan).

MBS

    Any MBS will have been issued pursuant to a pooling and servicing agreement, a trust agreement, an indenture or similar agreement (an "MBS Agreement"). A seller (the "MBS Issuer") and/or servicer (the "MBS Servicer") of the underlying Mortgage Loans (or Underlying MBS) will have entered into the MBS Agreement with a trustee or a custodian under the MBS Agreement (the "MBS Trustee"), if any, or with the original purchaser of the interest in the underlying Mortgage Loans or MBS evidenced by the MBS.

    Distributions of any principal or interest, as applicable, will be made on MBS on the dates specified in the related Prospectus Supplement. The MBS may be issued in one or more classes with characteristics similar to the classes of Securities described in this Prospectus. Any principal or interest distributions will be made on the MBS by the MBS Trustee or the MBS Servicer. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

    Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the Securities under "Description of Credit Support" may be provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of certain characteristics of the Underlying Mortgage Loans or Underlying MBS evidenced by or securing such MBS and other factors and generally will have been established for the MBS on the basis of requirements of either any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS.

    The Prospectus Supplement for a series of Securities evidencing interests in Mortgage Assets that include MBS will specify, to the extent available to the Depositor, (i) the aggregate approximate initial and outstanding principal amount or notional amount, as applicable, and type of the MBS to be included in the Trust Fund, (ii) the original and remaining term to stated maturity of the MBS, if applicable, (iii) whether such MBS is entitled only to interest payments, only to principal payments or to both,
(iv) the pass-through or bond rate of the MBS or formula for determining such rates, if any, (v) the applicable payment provisions for the MBS, including, but not limited to, any priorities, payment schedules and subordination features, (vi) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,
(vii) certain characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage Loans, the Underlying MBS or directly to such MBS, (viii) the terms on which the related Underlying Mortgage Loans or Underlying MBS for such MBS or the MBS may, or are required to, be purchased prior to their maturity, (ix) the terms on which Mortgage Loans or Underlying MBS may be substituted for those originally underlying the MBS, (x) the servicing fees payable under the MBS Agreement, (xi) the type of information in respect of the Underlying Mortgage Loans described under "-Mortgage Loans-Mortgage Loan Information in Prospectus Supplements" above, and the type of information in respect of the Underlying MBS described in this paragraph, (xii) the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the MBS and
(xiii) whether the MBS is in certificated form or held through a depository such as The Depository Trust Company or the Participants Trust Company.

CONTRACTS

General

    Unless otherwise specified in the related Prospectus Supplement, each Contract will be secured by a security interest in a new or used Manufactured Home. Such Prospectus Supplement will specify the states or other jurisdictions in which the Manufactured Homes are located as of the related Cut-off Date. The method of computing the "Loan-to-Value Ratio" of a Contract will be described in the related Prospectus Supplement.

Contract Information in Prospectus Supplements

    Each Prospectus Supplement will contain certain information, as of the dates specified in such Prospectus Supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Contracts, including (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Contracts as of the applicable Cut-off Date, (ii) whether the Manufactured Homes were new or used as of the origination of the related Contracts, (iii) the weighted average (by principal balance) of the original and remaining terms to maturity of the Contracts, (iv) the earliest and latest origination date and maturity date of the Contracts, (v) the range of the Loan-to-Value Ratios at origination of the Contracts, (vi) the Contract Rates or range of Contract Rates and the weighted average Contract Rate borne by the Contracts, (vii) the state or states in which most of the Manufactured Homes are located at origination, (viii) information with respect to the prepayment provisions, if any, of the Contracts, (ix) with respect to Contracts with adjustable Contract Rates ("ARM Contracts"), the index, the frequency of the adjustment dates, and the maximum Contract Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Contract, and (x) information regarding the payment characteristics of the Contracts. If specific information respecting the Contracts is not known to the Depositor at the time Securities are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of the related Securities at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen dates after such initial issuance.

Payment Provisions of the Contracts

    Unless otherwise specified in the related Prospectus Supplement, all of the Contracts will (i) have individual principal balances at origination of not less than $1,000, (ii) have original terms to maturity of not more than 40 years and (iii) provide for payments of principal, interest or both, on due dates that occur monthly or at such other interval as is specified in the related Prospectus Supplement. Each Contract may provide for no accrual of interest or for accrual of interest thereon at an annual percentage rate (a "Contract Rate") that is fixed over its term or that adjusts from time to time, or as otherwise specified in the related Prospectus Supplement. Each Contract may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Contract Rate as otherwise described in the related Prospectus Supplement.

GOVERNMENT SECURITIES

    The Prospectus Supplement for a series of Securities evidencing interests in Assets of a Trust Fund that include Government Securities will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amounts or notional amounts, as applicable, and types of the Government Securities to be included in the Trust Fund, (ii) the original and remaining terms to stated maturity of the Government Securities,
(iii) whether such Government Securities are entitled only to interest payments, only to principal payments or to both, (iv) the interest rates of the Government Securities or the formula to determine such rates, if any, (v) the applicable payment provisions for the Government Securities and (vi) to what extent, if any, the obligation evidenced thereby is backed by the full faith and credit of the United States.

SBA LOANS

    The SBA Loans will consist of the Unguaranteed Interests (as defined below) in loans originated under Section 7(a) (the "Section 7(a) Program") of the Small Business Act of 1953 (the "SBA Act"), which Act created the Small Business Administration (the "SBA"). The Section 7(a) Program was intended to encourage lenders to provide loans to existing qualifying small businesses. Loans made under the Section 7(a) Program can be used to construct, purchase, expand or convert facilities or to purchase building equipment, leaseholds or materials. Money lent under the Section 7(a) Program also can be used for working capital.

    The SBA Loans are partially guaranteed by the SBA pursuant to a Small Business Administration Loan Guaranty Agreement between the originator and the SBA and pursuant to pertinent SBA regulations found at 13 C.F.R. parts 120 and 122. As to any SBA Loan, the right to receive the guaranteed portion of the principal balance thereof together with interest thereon at a per annum rate in effect from time to time plus a fee paid to the SBA's fiscal and transfer agent is referred to herein as the "Guaranteed Interest." The Guaranteed Interest varies from SBA Loan to SBA Loan, will not be included in the related Trust Fund and Securityholders will have no right or interest therein. As to any SBA Loan, the "Unguaranteed Interest" will equal all payments and other recoveries on such SBA Loan not constituting the Guaranteed Interest therein.

    The SBA administers three levels of lender participation in the Section 7(a) Program. Under the first level, known as the "Guaranteed Participant Program," the lender gathers and processes data from applicants and forwards it, along with a request for the SBA's guaranty, to a local SBA office. The SBA then completes an independent analysis and decides whether to guaranty the loan. SBA turnaround time on such applications varies greatly, depending on its backlog of loan applications.

    Under the second level of lender participation, known as the "Certified Lender Program," the lender (the "Certified Lender") gathers and processes data from applicants and makes a request to the SBA, as in the Guaranteed Participant Program procedure. The SBA then performs an expedited review of the lender's credit analysis, which generally is completed within three working days. The SBA requires that lenders originate loans meeting certain portfolio and volume criteria before authorizing them to participate in the Certified Lender Program.

    Under the third level of lender participation, known as the "Preferred Lender Program", the lender (the "Preferred Lender") has the authority to approve a loan and obligate the SBA to guarantee the loan without submitting an application to the SBA for credit review. The lender is required to notify the SBA of the approved loan and submit certain documents. The standards established for participants in the Preferred Lender Program are more stringent than those for participants in the Certified Lender Program and involve meeting additional portfolio quality and volume requirements. In addition, before being granted preferred lender status under the Preferred Lender Program in a particular SBA district, the lender must have been a Certified Lender under the Certified Lender Program in such SBA district for at least 12 months.

    Unless the context otherwise requires, references in this Prospectus to Mortgage Loans, Whole Loans and related terms shall include SBA Loans and related terms to the extent relevant (e.g., a reference to a Mortgaged Property or hazard insurance does not relate to a SBA Loan).

SBA 504 LOANS

    The SBA 504 Loans will consist of loans originated by the originators under the SBA 504 Loan Program (the "SBA 504 Loan Program"). The SBA 504 Loan Program was established under the SBA Act to encourage lenders to provide fixed asset financing to existing qualifying small businesses. SBA 504 Loans may be used for plant acquisition, construction, renovation, expansion, land and site improvements, acquisition and installation of machinery and equipment and the interest on interim financing. The Originators provide at least 50% of project costs in a conventional loan agreement with borrowers, with the SBA providing the remainder of the financing. Each loan by the Originators must be approved by the SBA.

    The funds used by the SBA to originate its portion of a project generated pursuant to the SBA 504 Loan Program are generated by issuing SBA-guaranteed debentures on behalf of a certified development company (a "CDC"). A CDC is a non-profit organization sponsored by private interests or by state or local governments. The debentures are pooled monthly and sold through a certificate mechanism to the public market. The loans originated by the originators under the SBA 504 Loan Program are not guaranteed by the SBA.

    Unless the context otherwise requires, references in this Prospectus to Mortgage Loans, Whole Loans and related terms shall include SBA 504 Loans and related terms to the extent relevant (e.g., a reference to a Mortgaged Property or hazard insurance does not relate to a SBA 504 Loan).

PRE-FUNDING ACCOUNT

    To the extent provided in a Prospectus Supplement, the Depositor will be obligated (subject only to the availability thereof) to sell at a predetermined price, and the Trust Fund for the related series of Securities will be obligated to purchase (subject to the satisfaction of certain conditions described in the applicable Agreement), additional Assets (the "Subsequent Assets") from time to time (as frequently as daily) within the number of months specified in the related Prospectus Supplement after the issuance of such series of Securities having an aggregate principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the "Pre-Funded Amount") for such series on date of such issuance.

ACCOUNTS

    Each Trust Fund will include one or more accounts established and maintained on behalf of the Securityholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Agreement-Collection Account and Related Accounts."

CREDIT SUPPORT

    If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Assets in the related Trust Fund may be provided to one or more classes of Securities in the related series in the form of subordination of one or more other classes of Securities in such series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Securities of any series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Securities. See "Special Considerations-Credit Support Limitations" and "Description of Credit Support."

CASH FLOW AGREEMENTS

    If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Assets or on one or more classes of Securities. (Currency exchange agreements might be included in the Trust Fund if some or all of the Mortgage Assets (such as Mortgage Loans secured by Mortgaged Properties located outside the United States) were denominated in a non-United States currency.) The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.

                               USE OF PROCEEDS

    The net proceeds to be received from the sale of the Securities will be applied by the Depositor to the purchase of Assets, or the payment of the financing incurred in such purchase, and to pay for certain expenses incurred in connection with such purchase of Assets and sale of Securities. The Depositor expects to sell the Securities from time to time, but the timing and amount of offerings of Securities will depend on a number of factors, including the volume of Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                             YIELD CONSIDERATIONS

GENERAL

    The yield on any Offered Security will depend on the price paid by the Securityholder, the Pass-Through Rate of the Security, the receipt and timing of receipt of distributions on the Security and the weighted average life of the Assets in the related Trust Fund (which may be affected by prepayments, defaults, liquidations or repurchases). See "Special Considerations."

PASS-THROUGH RATE AND INTEREST RATE

    Securities of any class within a series may have fixed, variable or adjustable Pass-Through Rates or interest rates, which may or may not be based upon the interest rates borne by the Assets in the related Trust Fund. The Prospectus Supplement with respect to any series of Securities will specify the Pass-Through Rate or interest rate for each class of such Securities or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method of determining the Pass-Through Rate or interest rate; the effect, if any, of the prepayment of any Asset on the Pass-Through Rate or interest rate of one or more classes of Securities; and whether the distributions of interest on the Securities of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

    If so specified in the related Prospectus Supplement, the effective yield to maturity to each holder of Securities entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate or interest rate and purchase price of such Security because, while interest may accrue on each Asset during a certain period, the distribution of such interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

    Each payment of interest on the Securities (or addition to the Security Balance of a class of Accrual Securities) on a Distribution Date will include interest accrued during the Interest Accrual Period for such Distribution Date. As indicated above under "-Pass-Through Rate and Interest Rate," if the Interest Accrual Period ends on a date other than the day before a Distribution Date for the related series, the yield realized by the holders of such Securities may be lower than the yield that would result if the Interest Accrual Period ended on such day before the Distribution Date.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

    The yield to maturity on the Securities will be affected by the rate of principal payments on the Assets (including principal prepayments on Mortgage Loans and Contracts resulting from both voluntary prepayments by the borrowers and involuntary liquidations). The rate at which principal prepayments occur on the Mortgage Loans and Contracts will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans and Contracts, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans comprising or underlying the Assets in a particular Trust Fund, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. In this regard, it should be noted that certain Assets may consist of Mortgage Loans with different Mortgage Rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than certain of the Underlying Mortgage Loans. The rate of principal payments on some or all of the classes of Securities of a series will correspond to the rate of principal payments on the Assets in the related Trust Fund and is likely to be affected by the existence of Lock-out Periods and Prepayment Premium provisions of the Mortgage Loans underlying or comprising such Assets, and by the extent to which the servicer of any such Mortgage Loan is able to enforce such provisions. Mortgage Loans with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions, with shorter Lock-out Periods or with lower Prepayment Premiums.

    Because of the depreciating nature of manufactured housing, which limits the possibilities for refinancing, and because the terms and principal amounts of manufactured housing contracts are generally shorter and smaller than the terms and principal amounts of mortgage loans secured by site-built homes, changes in interest rates have a correspondingly smaller effect on the amount of the monthly payments on manufactured housing contracts than on the amount of the monthly payments on mortgage loans secured by site-built homes. Consequently, changes in interest rates may play a smaller role in prepayment behavior of manufactured housing contracts than they do in the prepayment behavior of loans secured by mortgage on site-built homes. Conversely, local economic conditions and certain of the other factors mentioned above may play a larger role in the prepayment behavior of manufactured housing contracts than they do in the prepayment behavior of loans secured by mortgages on site-built homes.

    If the purchaser of a Security offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Security offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the Prospectus Supplement for a series of Securities, the effect on yield on one or more classes of the Securities of such series of prepayments of the Assets in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such classes.

    Unless otherwise specified in the related Prospectus Supplement, when a full prepayment is made on a Mortgage Loan or a Contract, the obligor is charged interest on the principal amount of the Mortgage Loan or Contract so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Unless otherwise specified in the related Prospectus Supplement, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of Securities entitled to payments of interest because interest on the principal amount of any Mortgage Loan or Contract so prepaid will be paid only to the date of prepayment rather than for a full month. Unless otherwise specified in the related Prospectus Supplement, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related Mortgage Loan or Contract as of the Due Date in the month in which such partial prepayment is received.

    The timing of changes in the rate of principal payments on the Assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Mortgage Assets and distributed on a Security, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

    The Securityholder will bear the risk of being able to reinvest principal received in respect of a Security at a yield at least equal to the yield on such Security.

PREPAYMENTS-MATURITY AND WEIGHTED AVERAGE LIFE

    The rates at which principal payments are received on the Assets included in or comprising a Trust Fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of Securities may affect the ultimate maturity and the weighted average life of each class of such series. Prepayments on the Mortgage Loans or Contracts comprising or underlying the Assets in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Securities of the related series.

    If so provided in the Prospectus Supplement for a series of Securities, one or more classes of Securities may have a final scheduled Distribution Date, which is the date on or prior to which the Security Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such series set forth therein.

    Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of Securities of a series will be influenced by the rate at which principal on the Mortgage Loans or Contracts comprising or underlying the Assets is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

    In addition, the weighted average life of the Securities may be affected by the varying maturities of the Mortgage Loans or Contracts comprising or underlying the Assets in a Trust Fund. If any Mortgage Loans or Contracts comprising or underlying the Assets in a particular Trust Fund have actual terms to maturity less than those assumed in calculating final scheduled Distribution Dates for the classes of Securities of the related series, one or more classes of such Securities may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Assets will, to some extent, be a function of the mix of Mortgage Rates or Contract Rates and maturities of the Mortgage Loans or Contracts comprising or underlying such Assets. See "Description of the Trust Funds."

    Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

    Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans or Contracts underlying or comprising the Assets.

    The Prospectus Supplement with respect to each series of Securities may contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Securities of such series and the percentage of the initial Security Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR, SPA or such other standard specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the Securities to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Securities. It is unlikely that prepayment of any Mortgage Loans or Contracts comprising or underlying the Assets for any series will conform to any particular level of CPR, SPA or any other rate specified in the related Prospectus Supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

Type of Mortgage Asset or Contract

    If so specified in the related Prospectus Supplement, a number of Mortgage Loans may have balloon payments due at maturity, and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Mortgage Loans having balloon payments may default at maturity. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the servicer may, to the extent and under the circumstances set forth in the related Prospectus Supplement, be permitted to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Securities, thereby lengthening the period of time elapsed from the date of issuance of a Security until it is retired.

    With respect to certain Mortgage Loans, including ARM Loans, the Mortgage Rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. With respect to certain Contracts, the Contract Rate may be "stepped up" during its term or may otherwise vary or be adjusted. Under the applicable underwriting standards, the mortgagor under each Mortgage Loan or Contract generally will be qualified on the basis of the Mortgage Rate or Contract Rate in effect at origination. The repayment of any such Mortgage Loan or Contract may thus be dependent on the ability of the mortgagor or obligor to make larger level monthly payments following the adjustment of the Mortgage Rate or Contract Rate. In addition, certain Mortgage Loans may be subject to temporary buydown plans ("Buydown Mortgage Loans") pursuant to which the monthly payments made by the mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments thereon (the "Buydown Period"). The periodic increase in the amount paid by the mortgagor of a Buydown Mortgage Loan during or at the end of the applicable Buydown Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default with respect to the related Mortgage Loan.

    The Mortgage Rates on certain ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial Mortgage Rates are generally lower than the sum of the applicable index at origination and the related margin over such index at which interest accrues), the amount of interest accruing on the principal balance of such Mortgage Loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing Mortgage Loans may be added to the principal balance thereof and will bear interest at the applicable Mortgage Rate. The addition of any such deferred interest to the principal balance of any related class or classes of Securities will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased. In addition, with respect to certain ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on such a Mortgage Loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since such excess will be applied to reduce the principal balance of the related class or classes of Securities, the weighted average life of such Securities will be reduced and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased.

Defaults

    The rate of defaults on the Mortgage Loans or Contracts will also affect the rate, timing and amount of principal payments on the Assets and thus the yield on the Securities. In general, defaults on mortgage loans or contracts are expected to occur with greater frequency in their early years. The rate of default on Mortgage Loans which are refinance or limited documentation mortgage loans, and on Mortgage Loans with high Loan-to-Value Ratios, may be higher than for other types of Mortgage Loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans and Contracts will be affected by the general economic condition of the region of the country in which the related Mortgage Properties or Manufactured Homes are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

Foreclosures

    The number of foreclosures or repossessions and the principal amount of the Mortgage Loans or Contracts comprising or underlying the Assets that are foreclosed or repossessed in relation to the number and principal amount of Mortgage Loans or Contracts that are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans or Contracts comprising or underlying the Assets and that of the related series of Securities.

Refinancing

    At the request of a mortgagor, the Master Servicer or a Sub-Servicer may allow the refinancing of a Mortgage Loan or Contract in any Trust Fund by accepting prepayments thereon and permitting a new loan secured by a mortgage on the same property. In the event of such a refinancing, the new loan would not be included in the related Trust Fund and, therefore, such refinancing would have the same effect as a prepayment in full of the related Mortgage Loan or Contract. A Sub-Servicer or the Master Servicer may, from time to time, implement programs designed to encourage refinancing. Such programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, Sub-Servicers may encourage the refinancing of Mortgage Loans or Contracts, including defaulted Mortgage Loans or Contracts, that would permit creditworthy borrowers to assume the outstanding indebtedness of such Mortgage Loans or Contracts.

Due-on-Sale Clauses

    Acceleration of mortgage payments as a result of certain transfers of underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant Prospectus Supplement. A number of the Mortgage Loans comprising or underlying the Assets may include "due-on-sale" clauses that allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale, transfer or conveyance of the related Mortgaged Property. With respect to any Whole Loans, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale Clauses" and "Description of the Agreements--Due-on-Sale Provisions." Unless otherwise specified in the related Prospectus Supplement, the Contracts, in general, prohibit the sale or transfer of the related Manufactured Homes without the consent of the Master Servicer and permit the acceleration of the maturity of the Contracts by the Master Servicer upon any such sale or transfer that is not consented to. Unless otherwise specified in the related Prospectus Supplement, it is expected that the Master Servicer will permit most transfers of Manufactured Homes and not accelerate the maturity of the related Contracts. In certain cases, the transfer may be made by a delinquent obligor in order to avoid a repossession of the Manufactured Home. In the case of a transfer of a Manufactured Home after which the Master Servicer desires to accelerate the maturity of the related Contract, the Master Servicer's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause. See "Certain Legal Aspects of the Contracts-Transfers of Manufactured Homes; Due-on-Sale Clauses".


                                THE DEPOSITOR

    Merrill Lynch Mortgage Investors, Inc., the Depositor, is a direct wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc. and was incorporated in the State of Delaware on June 13, 1986. The principal executive offices of the Depositor are located at 250 Vesey Street, World Financial Center, North Tower, 10th Floor, New York, New York 10218-1310. Its telephone number is (212) 449-0357.

    The Depositor does not have, nor is it expected in the future to have, any significant assets.

                        DESCRIPTION OF THE SECURITIES

GENERAL

    The Certificates of each series (including any class of Certificates not offered hereby) will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Agreement. If a series of Securities includes Notes, such Notes will represent indebtedness of the related Trust Fund and will be issued and secured pursuant to an indenture
(an "Indenture"). Each series of Securities will consist of one or more classes of Securities that may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior (collectively, "Senior Securities") or subordinate (collectively, "Subordinate Securities") to one or more other classes of Securities in respect of certain distributions on the Securities; (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively, "Stripped Principal Securities"); (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Stripped Interest Securities");
(v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Securities of such series (collectively, "Accrual Securities"); (vi) provide for payments of principal as described in the related Prospectus Supplement, from all or only a portion of the Assets in such Trust Fund, to the extent of available funds, in each case as described in the related Prospectus Supplement; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Security component and a Stripped Interest Security component. If so specified in the related Prospectus Supplement, a Trust Fund may include
(i) additional Mortgage Loans (or certain balances thereof) that will be transferred to the Trust from time to time and/or (ii) in the case of revolving home equity loans or certain balances thereof, any additional balances advanced to the borrowers under the revolving home equity loans during certain periods. If so specified in the related Prospectus Supplement, distributions on one or more classes of a series of Securities may be limited to collections from a designated portion of the Whole Loans in the related Mortgage Pool (each such portion of Whole Loans, a "Mortgage Loan Group") or a designated portion of Contracts in the related Contract Pool (each such portion of Contracts, a "Contract Group"). Any such classes may include classes of Offered Securities.

    Each class of Offered Securities of a series will be issued in minimum denominations corresponding to the Security Balances or, in case of Stripped Interest Securities, notional amounts or percentage interests specified in the related Prospectus Supplement. The transfer of any Offered Securities may be registered and such Securities may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Securities of a series may be issued in definitive form ("Definitive Securities") or in book-entry form ("Book-Entry Securities"), as provided in the related Prospectus Supplement. See "Special Considerations--Book-Entry Registration" and "Description of the Securities-Book-Entry Registration and Definitive Securities." Definitive Securities will be exchangeable for other Securities of the same class and series of a like aggregate Security Balance, notional amount or percentage interest but of different authorized denominations. See "Special Considerations--Limited Liquidity" and "--Limited Assets."

DISTRIBUTIONS

    Distributions on the Securities of each series will be made by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such series and such Distribution Date. Except as otherwise specified in the related Prospectus Supplement, distributions (other than the final distribution) will be made to the persons in whose names the Securities are registered at the close of business on the last business day of the month preceding the month in which the Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the "Determination Date"). All distributions with respect to each class of Securities on each Distribution Date will be allocated pro rata among the outstanding Securities in such class or by random selection, as described in the related Prospectus Supplement or otherwise established by the related Trustee. Payments will be made either by wire transfer in immediately available funds to the account of a Securityholder at a bank or other entity having appropriate facilities therefor, if such Securityholder has so notified the Trustee or other person required to make such payments no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, holds Securities in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the Security Register; provided, however, that the final distribution in retirement of the Securities (whether Definitive Securities or Book-Entry Securities) will be made only upon presentation and surrender of the Securities at the location specified in the notice to Securityholders of such final distribution.

AVAILABLE DISTRIBUTION AMOUNT

    All distributions on the Securities of each series on each Distribution Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related Prospectus Supplement. Unless provided otherwise in the related Prospectus Supplement, the "Available Distribution Amount" for each Distribution Date equals the sum of the following amounts:

    (i) the total amount of all cash on deposit in the related Collection Account as of the corresponding Determination Date, exclusive of:

        (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period (unless the related Prospectus Supplement provides otherwise, a "Due Period" with respect to any Distribution Date will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date),

        (b) unless the related Prospectus Supplement provides otherwise, all prepayments, together with related payments of the interest thereon and related Prepayment Premiums, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Due Period, and

        (c)  all  amounts   in  the  Collection  Account   that  are  due   or
        reimbursable to the Depositor, the Trustee, an Asset Seller, a Sub-Servicer, the Master Servicer or any other entity as specified in the related Prospectus Supplement or that are payable in respect of certain expenses of the related Trust Fund;

    (ii) if the related Prospectus Supplement so provides, interest or investment income on amounts on deposit in the Collection Account, including any net amounts paid under any Cash Flow Agreements;

    (iii) all advances made by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to such Distribution Date;

    (iv) if and to the extent the related Prospectus Supplement so provides, amounts paid by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

    (v) unless the related Prospectus Supplement provides otherwise, to the extent not on deposit in the related Collection Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date.

    As described below, the entire Available Distribution Amount will be distributed among the related Securities (including any Securities not offered hereby) on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE SECURITIES

    Each  class  of  Securities (other  than  classes  of  Stripped Principal
Securities that have no Pass-Through Rate or interest rate) may have a different Pass-Through Rate or interest rate, which will be a fixed, variable or adjustable rate at which interest will accrue on such class or a component thereof (the "Pass-Through Rate" in the case of Certificates). The related Prospectus Supplement will specify the Pass-Through Rate or interest rate for each class or component or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method for determining the Pass-Through Rate or interest rate. Unless otherwise specified in the related Prospectus Supplement, interest on the Securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

    Distributions of interest in respect of the Securities of any class will be made on each Distribution Date (other than any class of Accrual Securities, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and any class of Stripped Principal Securities that are not entitled to any distributions of interest) based on the Accrued Security Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Securities, the amount of Accrued Security Interest otherwise distributable on such class will be added to the Security Balance thereof on each Distribution Date. With respect to each class of Securities and each Distribution Date (other than certain classes of Stripped Interest Securities), "Accrued Security Interest" will be equal to interest accrued for a specified period on the outstanding Security Balance thereof immediately prior to the Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below. Unless otherwise provided in the Prospectus Supplement, Accrued Security Interest on Stripped Interest Securities will be equal to interest accrued for a specified period on the outstanding notional amount thereof immediately prior to each Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below. The method of determining the notional amount for any class of Stripped Interest Securities will be described in the related Prospectus Supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the related Prospectus Supplement, the Accrued Security Interest on a series of Securities will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the Mortgage Loans or Contracts comprising or underlying the Assets in the Trust Fund for such series. The particular manner in which such shortfalls are to be allocated among some or all of the classes of Securities of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the Security Balance of) a class of Offered Securities may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Loans or Contracts comprising or underlying the Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Security Interest otherwise distributable on a class of Securities by reason of the allocation to such class of a portion of any deferred interest on the
Mortgage Loans or Contracts comprising or underlying the Assets in the related Trust Fund will result in a corresponding increase in the Security Balance of such class. See "Special Considerations--Average Life of Securities; Prepayments; Yields" and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE SECURITIES

    The Securities of each series, other than certain classes of Stripped Interest Securities, will have a "Security Balance" which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Assets and other assets included in the related Trust Fund. The outstanding Security Balance of a Security will be reduced to the extent of distributions of principal thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, by the amount of losses incurred in respect of the related Assets, may be increased in respect of deferred interest on the related Mortgage Loans to the extent provided in the related Prospectus Supplement and, in the case of Accrual Securities prior to the Distribution Date on which distributions of interest are required to commence, will be increased by any related Accrued Security Interest. Unless otherwise provided in the related Prospectus Supplement, the initial aggregate Security Balance of all classes of Securities of a series will not be greater than the outstanding aggregate principal balance of the related Assets as of the applicable Cut-off Date. The initial aggregate Security Balance of a series and each class thereof will be specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, distributions of principal will be made on each Distribution Date to the class or classes of Securities entitled thereto in accordance with the provisions described in such Prospectus Supplement until the Security Balance of such class has been reduced to zero. Stripped Interest Securities with no Security Balance are not entitled to any distributions of principal.

COMPONENTS

    To the extent specified in the related Prospectus Supplement, distribution on a class of Securities may be based on a combination of two or more different components as described under "--General" above. To such extent, the descriptions set forth under "--Distributions of Interests on the Securities" and "--Distributions of Principal of the Securities" above also relate to components of such a class of Securities. In such case, reference in such sections to Security Balance and Pass-Through Rate or interest rate refer to the principal balance, if any, of any such component and the Pass-Through Rate or interest rate, if any, on any such component, respectively.

DISTRIBUTIONS ON THE SECURITIES OF PREPAYMENT PREMIUMS

    If so provided in the related Prospectus Supplement, Prepayment Premiums that are collected on the Mortgage Assets in the related Trust Fund will be distributed on each Distribution Date to the class or classes of Securities entitled thereto in accordance with the provisions described in such Prospectus Supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

    If so provided in the Prospectus Supplement for a series of Securities consisting of one or more classes of Subordinate Securities, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of Subordinate Securities in the priority and manner and subject to the limitations specified in such Prospectus
Supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a Trust Fund against losses and shortfalls on Assets comprising such Trust Fund.

ADVANCES IN RESPECT OF DELINQUENCIES

    With respect to any series of Securities evidencing an interest in a Trust Fund, unless otherwise provided in the related Prospectus Supplement, the Master Servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Collection Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees and Retained Interest) that were due on the Whole Loans or Contracts in such Trust Fund during the related Due Period and were delinquent on the related Determination Date, subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable from Related Proceeds (as defined below). In the case of a series of Securities that includes one or more classes of Subordinate Securities and if so provided in the related Prospectus Supplement, the Master Servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of Senior Securities and/or may be subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from Related Proceeds but also from collections on other Assets otherwise distributable on one or more classes of such Subordinate Securities. See "Description of Credit Support."

    Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the related Prospectus Supplement, advances of the Master Servicer's (or another entity's) funds will be reimbursable only out of related recoveries on the Mortgage Loans or Contracts (including amounts received under any form of Credit Support) respecting which such advances were made (as to any Mortgage Loan or Contract, "Related Proceeds") and, if so provided in the Prospectus Supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Securities of such series; provided, however, that any such advance will be reimbursable from any amounts in the Collection Account prior to any distributions being made on the Securities to the extent that the Master Servicer (or such other entity) shall determine in good faith that such advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on such Subordinate Securities. If advances have been made by the Master Servicer from excess funds in the Collection Account, the Master Servicer is required to replace such funds in the Collection Account on any future Distribution Date to the extent that funds in the Collection Account on such Distribution Date are less than payments required to be made to Securityholders on such date. If so specified in the related Prospectus Supplement, the obligations of the Master Servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

    If and to the extent so provided in the related Prospectus Supplement, the Master Servicer (or another entity) will be entitled to receive interest at the rate specified therein on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the Assets prior to any payment to Securityholders or as otherwise provided in the related Agreement and described in such Prospectus Supplement.

    The Prospectus Supplement for any series of Securities evidencing an interest in a Trust Fund that includes MBS will describe any corresponding advancing obligation of any person in connection with such MBS.

REPORTS TO SECURITYHOLDERS

    Unless otherwise provided in the Prospectus Supplement, with each distribution to holders of any class of Securities of a series, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such holder, to the Depositor and to such other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

    (i) the amount of such distribution to holders of Securities of such class applied to reduce the Security Balance thereof;

    (ii) the amount of such distribution to holders of Securities of such class allocable to Accrued Security Interest;

    (iii)    the   amount  of   such  distribution  allocable   to  Prepayment
Premiums;

    (iv) the amount of related servicing compensation received by a Master Servicer (and, if payable directly out of the related Trust Fund, by any Sub-Servicer) and such other customary information as any such Master
Servicer  or   the  Trustee   deems  necessary  or   desirable,  or   that  a
Securityholder reasonably requests, to enable Securityholders to prepare their tax returns;

    (v) the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

    (vi) the aggregate principal balance of the Assets at the close of business on such Distribution Date;

    (vii) the number and aggregate principal balance of Whole Loans or Contracts in respect of which (a) one scheduled payment is delinquent,
(b) two scheduled payments are delinquent, (c) three or more scheduled payments are delinquent and (d) foreclosure proceedings have been commenced;

    (viii) with respect to any Whole Loan or Contract liquidated during the related Due Period, (a) the portion of such liquidation proceeds payable or reimbursable to the Master Servicer (or any other entity) in respect of such Mortgage Loan and (b) the amount of any loss to Securityholders;

    (ix) with respect to each REO Property relating to a Whole Loan or Contract and included in the Trust Fund as of the end of the related Due Period, (a) the loan number of the related Mortgage Loan or Contract and
(b) the date of acquisition;

    (x) with  respect  to each  REO  Property relating  to  a  Whole Loan  or
Contract and included in the Trust Fund as of the end of the related Due Period, (a) the book value, (b) the principal balance of the related Mortgage Loan or Contract immediately following such Distribution Date (calculated as if such Mortgage Loan or Contract were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement), (c) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and (d) if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

    (xi) with respect to any such REO Property sold during the related Due Period (a) the aggregate amount of sale proceeds, (b) the portion of such sales proceeds payable or reimbursable to the Master Servicer in respect of such REO Property or the related Mortgage Loan or Contract and (c) the amount of any loss to Securityholders in respect of the related Mortgage Loan;

    (xii) the aggregate Security Balance or notional amount, as the case may be, of each class of Securities (including any class of Securities not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Security Balance due to the allocation of any loss and increase in the Security Balance of a class of Accrual Securities in the event that Accrued Security Interest has been added to such balance;

    (xiii) the aggregate amount of principal prepayments made during the related Due Period;

    (xiv) the amount deposited in the reserve fund, if any, on such Distribution Date;

    (xv) the amount remaining in the reserve fund, if any, as of the close of business on such Distribution Date;

    (xvi) the aggregate unpaid Accrued Security Interest, if any, on each class of Securities at the close of business on such Distribution Date;

    (xvii) in the case of Securities with a variable Pass-Through Rate or interest rate, the Pass-Through Rate or interest rate applicable to such Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related Prospectus Supplement;

    (xviii) in the case of Securities with an adjustable Pass-Through Rate or interest rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Pass-Through Rate or interest rate applicable to such Distribution Date, if available, and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related Prospectus Supplement;

    (xix) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included therein as of the close of business on such Distribution Date; and

    (xx) the aggregate amount of payments by the obligors of (a) default interest, (b) late charges and (c) assumption and modification fees collected during the related Due Period.

    In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts shall be expressed as a dollar amount per minimum denomination of Securities or for such other specified portion thereof. In addition, in the case of information furnished pursuant to subclauses (i),
(ii), (xii), (xvi) and (xvii) above, such amounts shall also be provided with respect to each component, if any, of a class of Securities. The Master Servicer or the Trustee, as specified in the related Prospectus Supplement, will forward or cause to be forwarded to each holder, to the Depositor and to such other parties as may be specified in the Agreement, a copy of any statements or reports received by the Master Servicer or the Trustee, as applicable, with respect to any MBS. The Prospectus Supplement for each series of Offered Securities will describe any additional information to be included in reports to the holders of such Securities.

    Within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each person who at any time during the calendar year was a holder of a Security a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Securityholder. Such obligation of the Master Servicer or the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer or the Trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the Securities--Registration and Definitive Securities."

TERMINATION

    The obligations created by the related Agreement for each series of Certificates will terminate upon the payment to Certificateholders of that series of all amounts held in the Collection Account or by the Master Servicer, if any, or the Trustee and required to be paid to them pursuant to such Agreement following the earlier of (i) the final payment or other liquidation of the last Asset subject thereto or the disposition of all property acquired upon foreclosure of any Whole Loan or Contract subject thereto and (ii) the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement. In no event, however, will the trust created by the Agreement continue beyond the date specified in the related Prospectus Supplement. Written notice of termination of the Agreement will be given to each Securityholder, and the final distribution will be made only upon presentation and surrender of the Securities at the location to be specified in the notice of termination.

    If so specified in the related Prospectus Supplement, a series of Securities may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Security Balance of a specified class or classes of Securities by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the Trust Fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related Prospectus Supplement, in each case, under the circumstances and in the manner set forth therein.

BOOK-ENTRY REGISTRATION AND DEFINITIVE SECURITIES

    If so provided in the related Prospectus Supplement, one or more classes of the Offered Securities of any series will be issued as Book-Entry
Securities, and each such class will be represented by one or more single Securities registered in the name of a nominee for the depository, The Depository Trust Company ("DTC").

    DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include Merrill Lynch, Pierce, Fenner & Smith Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

    Unless otherwise provided in the related Prospectus Supplement, investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Securities may do so only through Participants and Indirect Participants. In addition, such investors ("Security Owners") will receive all distributions on the Book-Entry Securities through DTC and its Participants. Under a book-entry format, Security Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede & Co., as nominee for DTC ("Cede"), on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Security Owners. Unless otherwise provided in the related Prospectus Supplement, the only "Securityholder" (as such term is used in the Agreement) will be Cede, as nominee of DTC, and the Security Owners will not be recognized by the Trustee as Securityholders under the Agreement. Security Owners will be permitted to exercise the rights of Securityholders under the related Agreement, Trust Agreement or Indenture, as applicable, only indirectly through the Participants who in turn will exercise their rights through DTC.

    Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Securities and is required to receive and transmit distributions of principal of and interest on the Book-Entry Securities. Participants and Indirect Participants with which Security Owners have accounts with respect to the Book-Entry Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Security Owners.

    Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Security Owner to pledge its interest in the Book-Entry Securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the Book-Entry Securities, may be limited due to the lack of a physical certificate evidencing such interest.

    DTC has advised the Depositor that it will take any action permitted to be taken by a Securityholder under an Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Securities are credited.

    Unless otherwise specified in the related Prospectus Supplement, Securities initially issued in book-entry form will be issued in fully registered, certificated form to Security Owners or their nominees ("Definitive Securities"), rather than to DTC or its nominee only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Securities and the Depositor is unable to locate a qualified successor or
(ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

    Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Securities for the Security Owners. Upon surrender by DTC of the certificate or certificates representing the Book-Entry Securities, together with instructions for reregistration, the Trustee will issue (or cause to be issued) to the Security Owners identified in such instructions the Definitive Securities to which they are entitled, and thereafter the Trustee will recognize the holders of such Definitive Securities as Securityholders under the Agreement.


                        DESCRIPTION OF THE AGREEMENTS

AGREEMENTS APPLICABLE TO A SERIES

    REMIC Certificates, Grantor Trust Certificates. Certificates that are REMIC Certificates, Grantor Trust Certificates or indebtedness for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a pooling and servicing agreement (a "Pooling and Servicing Agreement") among the Depositor, the Master Servicer and the Trustee. The Assets of such Trust Fund will be transferred to the Trust Fund and thereafter serviced in accordance with the terms of the Pooling and Servicing Agreement. In the context of the conveyance and servicing of the related Assets, the Pooling and Servicing Agreement may be referred to herein as the "Agreement". Notwithstanding the foregoing, if the Assets of the Trust Fund for such a series consists only of Government Securities or MBS, such Assets will be conveyed to the Trust Fund and administered pursuant to a trust agreement between the Depositor and the Trustee (a "Trust Agreement"), which may also be referred to herein as the "Agreement".

    Certificates That Are Partnership Interests for Tax Purposes and Notes. Certificates that are partnership interests for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a Trust Agreement between the Depositor and the Trustee. The Assets of the related Trust Fund will be transferred to the Trust Fund and thereafter serviced in accordance with a servicing agreement (a "Servicing Agreement") between the Depositor, the Servicer and the Trustee. In the context of the conveyance and servicing of the related Assets, a Servicing may be referred to herein as the "Agreement".

    A series of Notes issued by a Trust Fund will be issued pursuant to the indenture (the "Indenture") between the related Trust Fund and an indenture trustee (the "Indenture Trustee") named in the related Prospectus Supplement.

    Notwithstanding the foregoing, if the Assets of a Trust Fund consist only of MBS or Government Securities, such Assets will be conveyed to the Trust Fund and administered in accordance with the terms of the Trust Agreement, which in such context may be referred to herein as the Agreement.

    General. Any Master Servicer and the Trustee with respect to any series of Securities will be named in the related Prospectus Supplement. In any series of Securities for which there are multiple Master Servicers, there may also be multiple Mortgage Loan Groups or Contract Groups, each corresponding to a particular Master Servicer; and, if the related Prospectus Supplement so specifies, the servicing obligations of each such Master Servicer will be limited to the Whole Loans in such corresponding Mortgage Loan Group or the Contracts in the corresponding Contract Group. In lieu of appointing a Master Servicer, a servicer may be appointed pursuant to the Agreement for any Trust Fund. Such servicer will service all or a significant number of Whole Loans or Contracts directly without a Sub-Servicer. Unless otherwise specified in the related Prospectus Supplement, the obligations of any such servicer shall be commensurate with those of the Master Servicer described herein. References in this Prospectus to Master Servicer and its rights and obligations, unless otherwise specified in the related Prospectus Supplement, shall be deemed to also be references to any servicer servicing Whole Loans or Contracts directly. A manager or administrator may be appointed pursuant to the Trust Agreement for any Trust Fund to administer such Trust Fund. The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust Fund. Forms of a Pooling and Servicing Agreement, a Sale and Servicing Agreement and a Trust Agreement have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

    The following summaries describe certain provisions that may appear in each Agreement. The Prospectus Supplement for a series of Securities will describe any provision of the Agreement relating to such series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Trust Fund and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any series, the term "Security" refers to all of the Securities of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Agreement (without exhibits) relating to any series of Securities without charge upon written request of a holder of a Security of such series addressed to Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center, North Tower, 10th Floor, New York, New York 10281-1310.
Attention:  Jack Ross.

ASSIGNMENT OF ASSETS; REPURCHASES

    At the time of issuance of any series of Securities, the Depositor will assign (or cause to be assigned) to the designated Trustee the Assets to be included in the related Trust Fund, together with all principal and interest to be received on or with respect to such Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The Trustee will, concurrently with such assignment, deliver the Certificates to the Depositor in exchange for the Assets and the other assets comprising the Trust Fund for such series. Each Asset will be identified in a schedule appearing as an exhibit to the related Agreement. Unless otherwise provided in the related Prospectus Supplement, such schedule will include detailed information (i) in respect of each Whole Loan included in the related Trust Fund, including without limitation, the address of the related Mortgaged Property and type of such property, the Mortgage Rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value and Loan-to-Value Ratio as of the date indicated and payment and prepayment provisions, if applicable; (ii) in respect of each Contract included in the related Trust Fund, including without limitation the Contract number, the outstanding principal amount and the Contract Rate; and
(iii) in respect of each MBS included in the related Trust Fund, including without limitation, the MBS Issuer, MBS Servicer and MBS Trustee, the pass-through or bond rate or formula for determining such rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

    With respect to each Whole Loan, except as otherwise specified in the related Prospectus Supplement, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) certain loan documents, which unless otherwise specified in the related Prospectus Supplement will include the original Mortgage Note endorsed, without recourse, in blank or to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Depositor delivers to the Trustee or the custodian a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to such Mortgage Loans, the Trustee (or its nominee) may not be able to enforce the Mortgage Note against the related borrower. Unless otherwise specified in the related Prospectus Supplement, the Asset Seller will be required to agree to repurchase, or substitute for, each such Mortgage Loan that is subsequently in default if the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original Mortgage Note. Unless otherwise provided in the related Prospectus Supplement, the related Agreement will require the Depositor or another party specified therein to promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Master Servicer, the relevant Asset Seller or any other prior holder of the Whole Loan.

    The Trustee (or a custodian) will review such Whole Loan documents within a specified period of days after receipt thereof, and the Trustee (or a custodian) will hold such documents in trust for the benefit of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall immediately notify the Master Servicer and the Depositor, and the Master Servicer shall immediately notify the relevant Asset Seller. If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of such notice, then unless otherwise specified in the related Prospectus Supplement, the Asset Seller will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Whole Loan from the Trustee at the Purchase Price or substitute for such Mortgage Loan. There can be no assurance that an Asset Seller will fulfill this repurchase or substitution obligation, and neither the Master Servicer nor the Depositor will be obligated to repurchase or substitute for such Mortgage Loan if the Asset Seller defaults on its obligation. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related Prospectus Supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for such Asset, the Asset Seller may agree to cover any losses suffered by the Trust Fund as a result of such breach or defect.

    Notwithstanding the preceding two paragraphs, unless otherwise specified in the related Prospectus Supplement, the documents with respect to Home Equity Loans, Home Improvement Contracts and Unsecured Home Improvement Loans will not be delivered to the Trustee (or a custodian), but will be retained by the Master Servicer, which may also be the Asset Seller. In addition, assignments of the related Mortgages to the Trustee will not be recorded, unless otherwise provided in the related Prospectus Supplement.

    With respect to each Contract, unless otherwise specified in the related Prospectus Supplement, the Master Servicer (which may also be the Asset Seller) will maintain custody of the original Contract and copies of documents and instruments related to each Contract and the security interest in the Manufactured Home securing each Contract. In order to give notice of the right, title and interest of the Trustee in the Contracts, the Depositor will cause UCC-1 financing statements to be executed by the related Asset Seller identifying the Depositor as secured party and by the Depositor identifying the Trustee as the secured party and, in each case, identifying all Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, the Contracts will not be stamped or otherwise marked to reflect their assignment from the Company to the Trust. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the interest of the Trustee in the Contracts could be defeated. See "Certain Legal Aspects of the Contracts."

    While the Contract documents will not be reviewed by the Trustee or the Master Servicer, if the Master Servicer finds that any such document is missing or defective in any material respect, the Master Servicer shall immediately notify the Depositor and the relevant Asset Seller. If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of such notice, then unless otherwise specified in the related Prospectus Supplement, the Asset Seller will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Contract from the Trustee at the Purchase Price or substitute for such Contract. There can be no assurance that an Asset Seller will fulfill this repurchase or substitution obligation, and neither the Master Servicer nor the Depositor will be obligated to repurchase or substitute for such Contract if the asset Seller defaults on its obligation. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related Prospectus Supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for such Asset, the Asset Seller may agree to cover any losses suffered by the Trust Fund as a result of such breach or defect.

    With respect to each Government Security or MBS in certificated form, the Depositor will deliver or cause to be delivered to the Trustee (or the custodian) the original certificate or other definitive evidence of such Government Security or MBS, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully such Government Security or MBS, as applicable, to the Trustee for the benefit of the Certificateholders. With respect to each Government Security or MBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the UCC, the Depositor and the Trustee will cause such Government Security or MBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the Trustee for the benefit of the Certificateholders. Unless otherwise provided in the related Prospectus Supplement, the related Agreement will require that either the Depositor or the Trustee promptly cause any MBS and Government Securities in certificated form not registered in the name of the Trustee to be re-registered, with the applicable persons, in the name of the Trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

    Unless otherwise provided in the related Prospectus Supplement the Depositor will, with respect to each Whole Loan or Contract, assign certain representations and warranties, as of a specified date (the person making such representations and warranties, the "Warranting Party") covering, by way of example, the following types of matters: (i) the accuracy of the information set forth for such Whole Loan or Contract on the schedule of Assets appearing as an exhibit to the related Agreement; (ii) in the case of a Whole Loan, the existence of title insurance insuring the lien priority of the Whole Loan and, in the case of a Contract, that the Contract creates a valid first security interest in or lien on the related Manufactured Home;
(iii) the authority of the Warranting Party to sell the Whole Loan or Contract; (iv) the payment status of the Whole Loan or Contract; (v) in the case of a Whole Loan, the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and (vi) the existence of hazard and extended perils insurance coverage on the Mortgaged Property or Manufactured Home.

    Any Warranting Party shall be an Asset Seller or an affiliate thereof or such other person acceptable to the Depositor and shall be identified in the related Prospectus Supplement.

    Representations and warranties made in respect of a Whole Loan or Contract may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related series of Certificates evidencing an interest in such Whole Loan or Contract. Unless otherwise specified in the related Prospectus Supplement, in the event of a breach of any such representation or warranty, the Warranting Party will be obligated to reimburse the Trust Fund for losses caused by any such breach or either cure such breach or repurchase or replace the affected Whole Loan or Contract as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Such party would have no such obligations if the relevant event that causes such breach occurs after such date.

    Unless otherwise provided in the related Prospectus Supplement, each Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of a Whole Loan or Contract that materially and adversely affects the value of such Whole Loan or Contract or the interests therein of the Certificateholders. If such Warranting Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warranting Party will be obligated to repurchase such Whole Loan or Contract from the Trustee within a specified period from the date on which the Warranting Party was notified of such breach, at the Purchase Price therefor. As to any Whole Loan or Contract, unless otherwise specified in the related Prospectus Supplement, the "Purchase Price" is equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest thereon at the Mortgage Rate or Contract Rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the Master Servicer. If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase a Whole Loan or Contract as to which a breach has occurred, will have the option, within a specified period after initial issuance of such series of Certificates, to cause the removal of such Whole Loan or Contract from the Trust Fund and substitute in its place one or more other Whole Loans or Contracts, as applicable, in accordance with the standards described in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase or substitute a Whole Loan or Contract as to which a breach has occurred, will have the option to reimburse the Trust Fund or the Certificateholders for any losses caused by such breach. Unless otherwise specified in the related Prospectus Supplement, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of Certificates or the Trustee for a breach of representation by a Warranting Party.

    Neither the Depositor (except to the extent that it is the Warranting Party) nor the Master Servicer will be obligated to purchase or substitute for a Whole Loan or Contract if a Warranting Party defaults on its obligation to do so, and no assurance can be given that Warranting Parties will carry out such obligations with respect to Whole Loans or Contracts.

    Unless otherwise provided in the related Prospectus Supplement the Warranting Party will, with respect to a Trust Fund that includes Government Securities or MBS, make or assign certain representations or warranties, as of a specified date, with respect to such Government Securities or MBS, covering (i) the accuracy of the information set forth therefor on the schedule of Assets appearing as an exhibit to the related Agreement and (ii) the authority of the Warranting Party to sell such Assets. The related Prospectus Supplement will describe the remedies for a breach thereof.

    A Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any such representation of the Master Servicer which materially and adversely affects the interests of the Certificateholders and which continues unremedied for the number of days specified in the Agreement after the giving of written notice of such breach to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights (unless otherwise specified in the related Prospectus Supplement), will constitute an Event of Default under such Pooling and Servicing Agreement. See "Events of Default" and "Rights Upon Event of Default."

COLLECTION ACCOUNT AND RELATED ACCOUNTS

General

    The Master Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets (collectively, the "Collection Account"), which must be either (i) an account or accounts the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured such that the Certificateholders have a claim with respect to the funds in the Collection Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which the Collection Account is maintained or (ii) otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of Securities of such series. The collateral eligible to secure amounts in the Collection Account is limited to United States government securities and other investment grade obligations specified in the Agreement ("Permitted Investments"). A Collection Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding Distribution Date in certain short-term Permitted Investments. Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in the Collection Account will be paid to a Master Servicer or its designee as additional servicing compensation. The Collection Account may be maintained with an institution that is an affiliate of the Master Servicer, if applicable, provided that such institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Collection Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the Master Servicer or serviced or master serviced by it on behalf of others.

Deposits

    A Master Servicer or the Trustee will deposit or cause to be deposited in the Collection Account for one or more Trust Funds on a daily basis, unless otherwise provided in the related Agreement, the following payments and collections received, or advances made, by the Master Servicer or the Trustee or on its behalf subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest):

    (i) all   payments  on   account   of   principal,  including   principal
prepayments, on the Assets;

    (ii) all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion thereof retained by a Master Servicer or a Sub-Servicer as its servicing compensation and net of any Retained Interest;

    (iii) all proceeds of the hazard insurance policies to be maintained in respect of each Mortgaged Property securing a Whole Loan in the Trust Fund (to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the normal servicing procedures of a Master Servicer or the related Sub-Servicer, subject to the
terms   and   conditions  of   the  related   Mortgage  and   Mortgage  Note)
(collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in the Trust Fund, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net proceeds on a monthly basis with respect to any
Mortgaged  Properties  acquired   for  the  benefit  of   Securityholders  by
foreclosure or by deed in lieu of foreclosure or otherwise;

    (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Securities as described under "Description of Credit Support";

    (v) any advances made as described under "Description of the Securities- -Advances in Respect of Delinquencies";

    (vi) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

    (vii) all proceeds of any Asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by the Depositor, any Asset Seller or any other specified person as described under "Assignment of Assets; Repurchases" and "Representations and Warranties; Repurchases," all proceeds of any defaulted Mortgage Loan purchased as described under "Realization Upon Defaulted Whole Loans," and all proceeds of any Asset purchased as described under "Description of the Securities--Termination" (also, "Liquidation Proceeds");

    (viii) any amounts paid by a Master Servicer to cover certain interest shortfalls arising out of the prepayment of Whole Loans or Contracts in the Trust Fund as described under "Description of the Agreements--Retained Interest; Servicing Compensation and Payment of Expenses";

    (ix) to the extent that any such item does not constitute additional servicing compensation to a Master Servicer, any payments on account of modification or assumption fees, late payment charges or Prepayment Premiums on the Mortgage Assets;

    (x) all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described under "Hazard Insurance Policies";

    (xi) any amount required to be deposited by a Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Collection Account; and

    (xii) any other amounts required to be deposited in the Collection Account as provided in the related Agreement and described in the related Prospectus Supplement.

Withdrawals

    A Master Servicer or the Trustee may, from time to time, unless otherwise specified in the related Prospectus Supplement or the related Agreement, make withdrawals from the Collection Account for each Trust Fund for any of the following purposes:

    (i) to  make distributions  to the  Securityholders on  each Distribution
Date;

    (ii) to reimburse a Master Servicer for unreimbursed amounts advanced as described under "Description of the Securities--Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Whole Loans or Contracts with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to such Whole Loans or Contracts;

    (iii) to reimburse a Master Servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Whole
Loans  or  Contracts  and  properties   acquired  in  respect  thereof,  such
reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Whole Loans or Contracts and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Whole Loans or Contracts and properties;

    (iv) to reimburse a Master Servicer for any advances described in clause (ii) above and any servicing expenses described in clause (iii) above which, in the Master Servicer's good faith judgment, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other Assets or, if and to the extent so provided by the related Agreement and described in the related Prospectus Supplement, just from that portion of amounts collected on other Assets that is otherwise distributable on one or more classes of Subordinate Securities, if any, remain outstanding, and otherwise any outstanding class of Securities, of the related series;

    (v) if and to the extent described in the related Prospectus Supplement, to pay a Master Servicer interest accrued on the advances described in clause
(ii) above and the servicing expenses described in clause (iii) above while such remain outstanding and unreimbursed;

    (vi) to reimburse a Master Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding a Master Servicer and the Depositor";

    (vii) if and to the extent described in the related Prospectus Supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the Trustee's fees;

    (viii) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding the Trustee";

    (ix) unless otherwise provided in the related Prospectus Supplement, to pay a Master Servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Collection Account;

    (x) to pay the person entitled thereto any amounts deposited in the Collection Account that were identified and applied by the Master Servicer as recoveries of Retained Interest;

    (xi) to pay for costs reasonably incurred in connection with the proper management and maintenance of any Mortgaged Property acquired for the benefit of Securityholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property;

    (xii) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Certain Federal Income Tax Consequences--REMICS-- Prohibited Transactions Tax and Other Taxes";

    (xiii) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Whole Loan or a property acquired in respect thereof in connection with the liquidation of such Whole Loan or property;

    (xiv) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of Securityholders;

    (xv)     to  pay for the costs  of recording the related Agreement if such
recordation   materially   and   beneficially  affects   the   interests   of
Securityholders, provided that such payment shall not constitute a waiver with respect to the obligation of the Warranting Party to remedy any breach of representation or warranty under the Agreement;

    (xvi) to pay the person entitled thereto any amounts deposited in the Collection Account in error, including amounts received on any Asset after its removal from the Trust Fund whether by reason of purchase or substitution as contemplated by "Assignment of Assets; Repurchase" and "Representations and Warranties; Repurchases" or otherwise;

    (xvii)   to  make   any  other  withdrawals   permitted  by   the  related
Agreement; and

    (xviii) to clear and terminate the Collection Account at the termination of the Trust Fund.

Other Collection Accounts

    Notwithstanding the foregoing, if so specified in the related Prospectus Supplement, the Agreement for any series of Securities may provide for the establishment and maintenance of a separate collection account into which the Master Servicer or any related Sub-Servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of Securities. Any amounts on deposit in any such collection account will be withdrawn therefrom and deposited into the appropriate Collection Account by a time specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, any amounts which could be withdrawn from the Collection Account as described under "--Withdrawals" above, may also be withdrawn from any such collection account. The Prospectus Supplement will set forth any restrictions with respect to any such collection account, including investment restrictions and any restrictions with respect to financial institutions with which any such collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES

    The Master Servicer, directly or through Sub-Servicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans or manufactured housing contracts comparable to the Contracts and held for its own account, provided such procedures are consistent with
(i) the terms of the related Agreement and any related hazard insurance policy or instrument of Credit Support, if any, included in the related Trust Fund described herein or under "Description of Credit Support,"
(ii) applicable law and (iii) the general servicing standard specified in the related Prospectus Supplement or, if no such standard is so specified, its normal servicing practices (in either case, the "Servicing Standard"). In connection therewith, the Master Servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late payment on a Whole Loan or Contract.

    Each Master Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining hazard insurance policies as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of mortgagors for payment of taxes, insurance and other items required to be paid by any mortgagor pursuant to a Whole Loan; processing assumptions or substitutions in those cases where the Master Servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures or repossessions; inspecting and managing Mortgaged Properties or Manufactured Homes under certain circumstances; and maintaining accounting records relating to the Whole Loans or Contracts. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Whole Loans or Contracts under any applicable instrument of Credit Support. See "Description of Credit Support."

    The Master Servicer may agree to modify, waive or amend any term of any Whole Loan or Contract in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the Whole Loan or Contract or (ii) in its judgment, materially impair the security for the Whole Loan or Contract or reduce the likelihood of timely payment of amounts due thereon. The Master Servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Whole Loan or Contract if, unless otherwise provided in the related Prospectus Supplement, (i) in its judgment, a material default on the Whole Loan or Contract has occurred or a payment default is imminent and
(ii) in its judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Whole Loan or Contract on a present value basis than would liquidation. The Master Servicer is required to notify the Trustee in the event of any modification, waiver or amendment of any Whole Loan or Contract.

    In the case of Multifamily Loans, a Mortgagor's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the Mortgage Loan debt, or may reflect the diversion of that income from the servicing of the Mortgage Loan debt. In addition, a Mortgagor under a Multifamily Loan that is unable to make Mortgage Loan payments may also be unable to make timely payment of all required taxes and otherwise to maintain and insure the related Mortgaged Property. In general, the Servicer will be required to monitor any Multifamily Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the Mortgagor if cure is likely, inspect the related Multifamily Property and take such other actions as are consistent with the related Agreement. A significant period of time may elapse before the Servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose may vary considerably depending on the particular Multifamily Loan, the Multifamily Property, the Mortgagor, the presence of an acceptable to party to assume the Multifamily Loan and the laws of the jurisdiction in which the Multifamily Property is located.

SUB-SERVICERS

    A Master Servicer may delegate its servicing obligations in respect of the Whole Loans or Contracts to third-party servicers (each, a "Sub-Servicer"), but such Master Servicer will remain obligated under the related Agreement. Each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") must be consistent with the terms of the related Agreement and must provide that, if for any reason the Master Servicer for the related series of Securities is no longer acting in such capacity, the Trustee or any successor Master Servicer may assume the Master Servicer's rights and obligations under such Sub-Servicing Agreement.

    Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Agreement is sufficient to pay such fees. However, a Sub- Servicer may be entitled to a Retained Interest in certain Whole Loans or Contracts. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under an Agreement. See "Retained Interest; Servicing Compensation and Payment of Expenses."

REALIZATION UPON DEFAULTED WHOLE LOANS

    Unless otherwise provided in the related Prospectus Supplement, the Master Servicer is required to monitor any Whole Loan or Contract which is in default, initiate corrective action in cooperation with the mortgagor or obligor if cure is likely, inspect the Mortgaged Property or Manufactured Home and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Master Servicer is able to assess the success of such corrective action or the need for additional initiatives.

    Any Agreement relating to a Trust Fund that includes Whole Loans or Contracts may grant to the Master Servicer and/or the holder or holders of certain classes of Securities a right of first refusal to purchase from the Trust Fund at a predetermined purchase price any such Whole Loan or Contract as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an Offered Security will be described in the related Prospectus Supplement. The related Prospectus Supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "Representations and Warranties; Repurchases."

    If so specified in the related Prospectus Supplement, the Master Servicer may offer to sell any defaulted Whole Loan or Contract described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the Master Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation
through  foreclosure, repossession  or  similar  proceedings.    The  related
Agreement will provide that any such offering be made in a commercially reasonable manner for a specified period and that the Master Servicer accept the highest cash bid received from any person (including itself, an affiliate of the Master Servicer or any Certificateholder) that constitutes a fair price for such defaulted Whole Loan or Contract. In the absence of any bid determined in accordance with the related Agreement to be fair, the Master Servicer shall proceed with respect to such defaulted Mortgage Loan or Contract as described below. Any bid in an amount at least equal to the Purchase Price described under "Representations and Warranties; Repurchases" will in all cases be deemed fair.

    The Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a Whole Loan by operation of law or otherwise and may at any time repossess and realize upon any Manufactured Home, if such action is consistent with the Servicing Standard and a default on such Whole Loan or Contract has occurred or, in the Master Servicer's judgment, is imminent.

     Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property within two years of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to two years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing, the Master Servicer will be required to (i) solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and
(ii) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

    The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made with respect to the related Trust Fund) on the ownership and management of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of Mortgage Loans--Foreclosure."



    If recovery on a defaulted Whole Loan or Contract under any related instrument of Credit Support is not available, the Master Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan or Contract. If the proceeds of any liquidation of the property securing the defaulted Whole Loan or Contract are less than the outstanding principal balance of the defaulted Whole Loan or Contract plus interest accrued thereon at the Mortgage Rate or Contract Rate, as applicable, plus the aggregate amount of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of the Liquidation Proceeds recovered on any defaulted Whole Loan or Contract, prior to the distribution of such Liquidation Proceeds to Certificateholders, amounts representing its normal servicing compensation on the Whole Loan or Contract, unreimbursed servicing expenses incurred with respect to the Whole Loan or Contract and any unreimbursed advances of delinquent payments made with respect to the Whole Loan or Contract.

    If any property securing a defaulted Whole Loan or Contract is damaged the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Whole Loan or Contract after reimbursement of the Master Servicer for its expenses and
(ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

    As servicer of the Whole Loans or Contracts, a Master Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims to the obligor under each instrument of Credit Support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans or Contracts.

    If a Master Servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan or Contract, the Master Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of such proceeds, prior to distribution thereof to Certificateholders, amounts representing its normal servicing compensation on such Whole Loan or Contract, unreimbursed servicing expenses incurred with respect to the Whole Loan or Contract and any unreimbursed advances of delinquent payments made with respect to the Whole Loan or Contract. See "Hazard Insurance Policies" and "Description of Credit Support."

HAZARD INSURANCE POLICIES

    Whole Loans

    Unless otherwise specified in the related Prospectus Supplement, each Agreement for a Trust Fund comprised of Whole Loans will require the Master
Servicer to cause the mortgagor on each Whole Loan to maintain a hazard insurance policy providing for such coverage as is required under the related Mortgage or, if any Mortgage permits the holder thereof to dictate to the mortgagor the insurance coverage to be maintained on the related Mortgaged Property, then such coverage as is consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, such coverage will be in general in an amount equal to the lesser of the principal balance owing on such Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by mortgagors. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures, subject to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the Collection Account. The Agreement will provide that the Master Servicer may satisfy its obligation to cause each mortgagor to maintain such a hazard insurance policy by the Master Servicer's maintaining a blanket policy insuring against hazard losses on the Whole Loans. If such blanket policy contains a deductible clause, the Master Servicer will be required to deposit in the Collection Account all sums that would have been deposited therein but for such clause.

    In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

    The hazard insurance policies covering the Mortgaged Properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

    Each Agreement for a Trust Fund comprised of Whole Loans will require the Master Servicer to cause the mortgagor on each Whole Loan to maintain all such other insurance coverage with respect to the related Mortgaged Property as is consistent with the terms of the related Mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

    Any cost incurred by the Master Servicer in maintaining any such insurance policy will be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. Such costs may be recovered by the Master Servicer or Sub-Servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

    Under the terms of the Whole Loans, mortgagors will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The Master Servicer, on behalf of the Trustee and Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the Whole Loans. However, the ability of the Master Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Master Servicer by mortgagors.

Contracts

    Except as otherwise specified in the related Prospectus Supplement, the terms of the Agreement for a Trust Fund comprised of Contracts will require the Master Servicer to cause to be maintained with respect to each Contract one or more hazard insurance policies which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue such policies in the state in which the Manufactured Home is located, and in an amount which is not less than the maximum insurable value of such Manufactured Home or the principal balance due from the obligor on the related Contract, whichever is less; provided, however, that the amount of coverage provided by each such hazard insurance policy shall be sufficient to avoid the application of any co-insurance clause contained therein. When a Manufactured Home's location was, at the time of origination of the related Contract, within a federally designated special flood hazard area, the Master Servicer shall cause such flood insurance to be maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or such lesser amount as may be available under the federal flood insurance program. Each hazard insurance policy caused to be maintained by the Master Servicer shall contain a standard loss payee clause in favor of the Master Servicer and its successors and assigns. If any obligor is in default in the payment of premiums on its hazard insurance policy or policies, the Master Servicer shall pay such premiums out of its own funds, and may add separately such premium to the Obligor's obligation as provided by the Contract, but may not add such premium to the remaining principal balance of the Contract.

    The Master Servicer may maintain, in lieu of causing individual hazard insurance policies to be maintained with respect to each Manufactured Home, and shall maintain, to the extent that the related Contract does not require the Obligor to maintain a hazard insurance policy with respect to the related Manufactured Home, one or more blanket insurance policies covering losses on the obligor's interest in the Contracts resulting from the absence or insufficiency of individual hazard insurance policies. The Master Servicer shall pay the premium for such blanket policy on the basis described therein and shall pay any deductible amount with respect to claims under such policy relating to the Contracts.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

    Unless otherwise specified in the related Prospectus Supplement, each Agreement will require that the Master Servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer. The related Agreement will allow the Master Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer so long as certain criteria set forth in the Agreement are met.

DUE-ON-SALE PROVISIONS

    The Whole Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Whole Loan upon any sale, transfer or conveyance of the related Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. Unless otherwise specified in the related Prospectus Supplement, any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance." The Contracts may also contain such clauses. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will permit such transfer so long as the transferee satisfies the Master Servicer's then applicable underwriting standards. The purpose of such transfers is often to avoid a default by the transferring obligor. See "Certain Legal Aspects of the Contracts--Transfers of Manufactured Homes; Enforceability of Due-on-Sale Clauses".

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    The Prospectus Supplement for a series of Certificates will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A "Retained Interest" in an Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from mortgagor payments as received and will not be part of the related Trust Fund.

    Unless otherwise specified in the related Prospectus Supplement, the Master Servicer's and a Sub-Servicer's primary servicing compensation with respect to a series of Certificates will come from the periodic payment to it of a portion of the interest payment on each Asset. Since any Retained Interest and a Master Servicer's primary compensation are percentages of the principal balance of each Asset, such amounts will decrease in accordance with the amortization of the Assets. The Prospectus Supplement with respect to a series of Certificates evidencing interests in a Trust Fund that includes Whole Loans or Contracts may provide that, as additional compensation, the Master Servicer or the Sub-Servicers may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from mortgagors and any interest or other income which may be earned on funds held in the Collection Account or any account established by a Sub-Servicer pursuant to the Agreement.

    The Master Servicer may, to the extent provided in the related Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the Assets, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Certificateholders, and payment of any other expenses described in the related Prospectus Supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole Loans or Contracts and, to the extent so provided in the related Prospectus Supplement, interest thereon at the rate specified therein may be borne by the Trust Fund.

    If and to the extent provided in the related Prospectus Supplement, the Master Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to certain interest shortfalls resulting from the voluntary prepayment of any Whole Loans or Contracts in the related Trust Fund during such period prior to their respective due dates therein.

EVIDENCE AS TO COMPLIANCE

    Each Agreement relating to Assets which include Whole Loans or Contracts will provide that on or before a specified date in each year, beginning with the first such date at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for the Federal Home Loan Mortgage Corporation ("FHLMC") or such other program used by the Master Servicer, the servicing by or on behalf of the Master Servicer of mortgage loans under agreements substantially similar to each other (including the related Agreement) was conducted in compliance with the terms of such agreements or such program except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, or such other program, requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC or such other program used by such Sub-Servicer (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

    Each such Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

    Unless otherwise provided in the related Prospectus Supplement, copies of such annual accountants' statement and such statements of officers will be obtainable by Certificateholders without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING A MASTER SERVICER AND THE DEPOSITOR

    The Master Servicer, if any, or a servicer for substantially all the Whole Loans or Contracts under each Agreement will be named in the related Prospectus Supplement. The entity serving as Master Servicer (or as such servicer) may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Reference herein to the Master Servicer shall be deemed to be to the servicer of substantially all of the Whole Loans or Contracts, if applicable.

    Unless otherwise specified in the related Prospectus Supplement, the related Agreement will provide that the Master Servicer may resign from its obligations and duties thereunder only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer at the date of the Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

    Unless otherwise specified in the related Prospectus Supplement, each Agreement will further provide that neither any Master Servicer, the Depositor nor any director, officer, employee, or agent of a Master Servicer or the Depositor will be under any liability to the related Trust Fund or Security holders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a Master Servicer, the Depositor nor any such person will be protected against any breach of a representation, warranty or covenant made in such Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Unless otherwise specified in the related Prospectus Supplement, each Agreement will further provide that any Master Servicer, the Depositor and any director, officer, employee or agent of a Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities; provided, however, that such indemnification will not extend to any loss, liability or expense (i) specifically imposed by such Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a Master Servicer, the prosecution of an enforcement action in respect of any specific Whole Loan or Whole Loans or Contract or Contracts (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to such Agreement); (ii) incurred in connection with any breach of a representation, warranty or covenant made in such Agreement; (iii) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of such obligations or duties; (iv) incurred in connection with any violation of any state or federal securities law; or (v) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement. In addition, each Agreement will provide that neither any Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. Any such Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Securityholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Collection Account.

    Any person into which the Master Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer or the Depositor, will be the successor of the Master Servicer or the Depositor, as the case may be, under the related Agreement.

EVENTS OF DEFAULT UNDER THE AGREEMENT

    Unless otherwise provided in the related Prospectus Supplement for a Trust Fund that includes Whole Loans or Contracts, Events of Default under the related Agreement will include (i) any failure by the Master Servicer to distribute or cause to be distributed to Certificateholders, or to remit to the Trustee or Indenture Trustee, as applicable, for distribution to Securityholders, any required payment that continues after a grace period, if any; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days after written notice of such failure has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities evidencing not less than 25% of the Voting Rights;
(iii) any breach of a representation or warranty made by the Master Servicer under the Agreement which materially and adversely affects the interests of Securityholders and which continues unremedied for thirty days after written notice of such breach has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities evidencing not less than 25% of the Voting Rights; and (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the Trustee become aware of the occurrence of such an event, transmit by mail to the Depositor and all Securityholders of the applicable series notice of such occurrence, unless such default shall have been cured or waived.

    The manner of determining the "Voting Rights" of a Security or class or classes of Securities will be specified in the related Prospectus Supplement.

RIGHTS UPON EVENT OF DEFAULT UNDER THE AGREEMENT

    So long as an Event of Default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Securities evidencing not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement and in and to the Mortgage Loans (other than as a
Securityholder or as the owner of any Retained Interest), whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Mortgage Loans or Contracts, or if the related Prospectus Supplement so specifies, then the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, in the event that the Trustee is unwilling or unable so to act, it may or, at the written request of the holders of Securities entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 (or such other amount specified in the related Prospectus Supplement) to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

    Unless otherwise described in the related Prospectus Supplement, the holders of Securities representing at least 66 2/3% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights allocated to the respective classes of Securities affected by any Event of Default will be entitled to waive such Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to Securityholders described in clause (i) under "Events of Default" may be waived only by all of the Securityholders. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

    No Securityholders will have the right under any Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless the holders of Securities evidencing not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for sixty days (or such other number of days specified in the related Prospectus Supplement) has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Securities covered by such Agreement, unless such Securityholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

    Each Agreement may be amended by the parties thereto, without the consent of any of the holders of Securities covered by the Agreement, (i) to cure any ambiguity or mistake, (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein or with the related Prospectus Supplement, (iii) to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions thereof, or (iv) to comply with any requirements imposed by the Code; provided that, in the case of clause (iii), such amendment will not (as evidenced by an opinion of counsel to such effect) adversely affect in any material respect the interests of any holder of Securities covered by the Agreement. Unless otherwise specified in the related Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer, if any, and the Trustee, with the consent of the holders of Securities affected thereby evidencing not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights, for any purpose; provided, however, that unless otherwise specified in the related Prospectus Supplement, no such amendment may
(i) reduce in any manner the amount of or delay the timing of, payments received or advanced on Mortgage Loans or Contracts which are required to be distributed on any Security without the consent of the holder of such Security or (ii) reduce the consent percentages described in this paragraph without the consent of the holders of all Securities covered by such Agreement then outstanding. However, with respect to any series of Certificates as to which a REMIC election is to be made, the Trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC at any time that the related Certificates are outstanding.

THE TRUSTEE

    The Trustee under each Agreement or Trust Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company serving as Trustee may have a banking relationship with the Depositor and its affiliates and with any Master Servicer and its affiliates.

DUTIES OF THE TRUSTEE

    The Trustee will make no representations as to the validity or sufficiency of any Agreement or Trust Agreement, the Securities or any Asset or related document and is not accountable for the use or application by or on behalf of any Master Servicer of any funds paid to the Master Servicer or its designee in respect of the Securities or the Assets, or deposited into or withdrawn from the Collection Account or any other account by or on behalf of the Master Servicer. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreement or Trust Agreement, as applicable. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreement or Trust Agreement, as applicable.

CERTAIN MATTERS REGARDING THE TRUSTEE

    Unless otherwise specified in the related Prospectus Supplement, the Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification out of the Collection Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the Trustee's (i) enforcing its rights and remedies and protecting the interests, of the Securityholders during the continuance of an Event of Default, (ii) defending or prosecuting any legal action in respect of the related Agreement or series of Securities
(iii) being the mortgagee of record with respect to the Mortgage Loans in a Trust Fund and the owner of record with respect to any Mortgaged Property acquired in respect thereof for the benefit of Securityholders, or
(iv) acting or refraining from acting in good faith at the direction of the holders of the related series of Securities entitled to not less than 25% (or such other percentage as is specified in the related Agreement with respect to any particular matter) of the Voting Rights for such series; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the Trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein.

RESIGNATION AND REMOVAL OF THE TRUSTEE

    The Trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to the Depositor, the Master Servicer, if any, and all Securityholders. Upon receiving such notice of resignation, the Depositor is required promptly to appoint a successor trustee acceptable to the Master Servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

    If at any time the Trustee shall cease to be eligible to continue as such under the related Agreement, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if a change in the financial condition of the Trustee has adversely affected or will adversely affect the rating on any class of the Securities, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer, if any. Holders of the Securities of any series entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series may at any time remove the Trustee without cause and appoint a successor trustee.

    Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

CERTAIN TERMS OF THE INDENTURE

    Events of Default. Unless otherwise specified in the related Prospectus Supplement, Events of Default under the Indenture for each Series of Notes include: (i) a default for thirty (30) days (or such other number of days specified in such Prospectus Supplement) or more in the payment of any principal of or interest on any Note of such series; (ii) failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture which continues for a period of sixty (60) days (or such other number of days specified in such Prospectus Supplement) after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iii) any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within sixty (60) days (or such other number of days specified in such Prospectus Supplement) after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or (v) any other Event of Default provided with respect to Notes of that series.

    If an Event of Default with respect to the Notes of any series at the time outstanding occurs and is continuing, either the Indenture Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such series may declare the principal amount (or, if the Notes of that series are Accrual Securities, such portion of the principal amount as may be specified in the terms of that series, as provided in the related Prospectus Supplement) of all the Notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the Notes of such series.

    If, following an Event of Default with respect to any series of Notes, the Notes of such series have been declared to be due and payable, the Indenture Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such series as they would have become due if there had not been such a declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an Event of Default, other than a default in the payment of any principal or interest on any Note of such series for thirty (30) days or more, unless (a) the holders of 100% (or such other percentage specified in the related Prospectus Supplement) of the then aggregate outstanding amount of the Notes of such series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such series at the date of such sale or
(c) the Indenture Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 662/3% (or such other percentage specified in the related Prospectus
Supplement) of the then aggregate outstanding amount of the Notes of such series.

    In the event that the Indenture Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty (30) days (or such other number of days specified in the related Prospectus Supplement) or more in the payment of principal of or interest on the Notes of a series, the Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders would be less than would otherwise be the case. However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

    Unless otherwise specified in the related Prospectus Supplement, in the event the principal of the Notes of a series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

    Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an Event of Default shall occur and be continuing with respect to a series of Notes, the Indenture Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Notes of such series, unless such holders offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the Notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to the Notes of such series, and the holders of a majority of the then aggregate outstanding amount of the Notes of such series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of such series affected thereby.

    Discharge Indenture. The Indenture will be discharged with respect to a series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Indenture Trustee for cancellation of all the Notes of such series or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of the Notes of such series.

    In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such series, to replace stolen, lost or mutilated Notes of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Indenture Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such series on the maturity date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such series. In the event of any such defeasance and discharge of Notes of such series, holders of Notes of such series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

    Indenture Trustee's Annual Report. The Indenture Trustee for each series of Notes will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects such Notes and that has not been previously reported.

    The Indenture Trustee. The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any series may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee for such series. The Depositor may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances the Depositor will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for such series.

    The bank or trust company serving as Indenture Trustee may have a banking relationship with the Depositor or any of its affiliates or the Master Servicer or any of its affiliates.

                        DESCRIPTION OF CREDIT SUPPORT

GENERAL

    For any series of Securities Credit Support may be provided with respect to one or more classes thereof or the related Assets. Credit Support may be in the form of the subordination of one or more classes of Securities, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described therein.

    Unless otherwise provided in the related Prospectus Supplement for a series of Securities the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Security Balance of the Securities and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, Securityholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of Securities (each, a "Covered Trust"), holders of Securities evidencing interests in any of such Covered Trusts will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

    If Credit  Support is provided  with respect  to one  or more classes  of
Securities  of  a series,  or  the  related  Assets, the  related  Prospectus
Supplement will include a description of (a) the nature and amount of coverage under such Credit Support, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (d) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement. See "Special Considerations--Credit Support Limitations."

SUBORDINATE CERTIFICATES

    If so specified in the related Prospectus Supplement, one or more classes of Securities of a series may be Subordinate Securities. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Securities to receive distributions of principal and interest from the Collection Account on any Distribution Date will be subordinated to such rights of the holders of Senior Securities. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Securities in a series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

    If the Assets for a series are divided into separate groups, each supporting a separate class or classes of Securities of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Securities evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Securities evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO THE WHOLE LOANS

    If so provided in the Prospectus Supplement for a series of Securities, the Whole Loans or Contracts in the related Trust Fund will be covered for various default risks by insurance policies or guarantees.

LETTER OF CREDIT

    If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Assets on the related Cut-off Date or of the initial aggregate Security Balance of one or more classes of Securities. If so specified in the related Prospectus Supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each series of Securities will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund.

INSURANCE POLICIES AND SURETY BONDS

    If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement.

RESERVE FUNDS

    If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in such Prospectus Supplement. The reserve funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Assets as specified in the related Prospectus Supplement.

    Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Certificates. If so specified in the related Prospectus Supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application to the Securities.

    Moneys deposited in any Reserve Funds will be invested in Permitted Investments, except as otherwise specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation. The Reserve Fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

    Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to Securityholders and use of investment earnings from the Reserve Fund, if any.

CREDIT SUPPORT WITH RESPECT TO MBS

    If so provided in the Prospectus Supplement for a series of Securities, the MBS in the related Trust Fund and/or the Mortgage Loans underlying such MBS may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify as to each such form of Credit Support the information indicated above with respect thereto, to the extent such information is material and available.

                   CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

    The following discussion contains summaries, which are general in nature, of certain legal aspects of loans secured by single-family or multi-family residential properties. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. See "Description of the Trust Funds--Assets."

GENERAL

    All of the Mortgage Loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.


TYPES OF MORTGAGE INSTRUMENTS

    A mortgage either creates a lien against or constitutes a conveyance of real property between two parties-a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a mortgagor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this Prospectus, unless the context otherwise requires, "mortgagor" includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt. Under a deed of trust, the mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. In case the mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the mortgagor. At origination of a mortgage loan involving a land trust, the mortgagor executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

    The Mortgages that encumber Multifamily Properties may contain an assignment of rents and leases, pursuant to which the Mortgagor assigns to the lender the Mortgagor's right, title and interest as landlord under each lease and the income derived therefrom, while retaining a revocable license to collect the rents for so long as there is no default. If the Mortgagor defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

INTEREST IN REAL PROPERTY

    The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the Prospectus Supplement, the Depositor or the Asset Seller will make certain representations and warranties in the Agreement with respect to any Mortgage Loans that are secured by an interest in a leasehold estate. Such representation and warranties, if applicable, will be set forth in the Prospectus Supplement.

COOPERATIVE LOANS

    If specified in the Prospectus Supplement relating to a series of Offered Securities, the Mortgage Loans may also consist of cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by a cooperative housing corporation (a "Cooperative") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

     Each cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative's apartment building or obtaining of capital by the cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperatives's interest in the property and termination of all proprietary leases and occupancy agreement. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

    The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "Foreclosure--Cooperatives" below.

FORECLOSURE

General

    Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

    Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

Judicial Foreclosure

    A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable Limitations on Enforceability of Certain Provisions

    United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the mortgagor failed to maintain the mortgaged property adequately or the mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

Non-Judicial Foreclosure/Power of Sale

    Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

Public Sale

    A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

    A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those Mortgage Loans, if any, that are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

    The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the mortgagor is in default. Any additional proceeds are generally payable to the mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

Rights of Redemption

    The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

    The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

    Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held for more than two years. Unless otherwise provided in the related Prospectus Supplement, with respect to a series of Securities for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held for more than two years if the Internal Revenue Service grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property for such additional period is permissible under the REMIC Provisions.

Cooperative Loans

    The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and By-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permit the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

    The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

    Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

    In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

    Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

    In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building was so converted.

JUNIOR MORTGAGES

    Some of the Mortgage Loans may be secured by junior mortgages or deeds of trust, which are subordinate to first or other senior mortgages or deeds of trust held by other lenders. The rights of the Trust Fund as the holder of a junior deed of trust or a junior mortgage are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "-Foreclosure" herein.

    Furthermore, because the terms of the junior mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust, in the event of a conflict between the terms of the first mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the first mortgage or deed of trust will generally govern. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a first mortgagee expends such sums, such sums will generally have priority over all sums due under the junior mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

    Statutes in some states limit the right of a beneficiary under a deed of trust or a mortgagee under a mortgage to obtain a deficiency judgment against the mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former mortgagor equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. In certain other states, the lender has the option of bringing a personal action against the mortgagor on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the mortgagor. Finally, other statutory provisions limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former mortgagor as a result of low or no bids at the judicial sale.

    In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

    Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 11 or Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

    In the case of income-producing Multifamily Properties, federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under Section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents.

    Certain tax liens arising under the Internal Revenue Code of 1986, as amended, may in certain circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases this liability may affect assignees of the mortgage loans.

    Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

ENVIRONMENTAL LEGISLATION

    Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or becomes involved in the operation or management of a property so as to be deemed an "owner" or "operator" of the property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a lender (such as a Trust Fund) secured by residential real property. In the event that title to a Mortgaged Property securing a Mortgage Loan in a Trust Fund was acquired by the Trust Fund and cleanup costs were incurred in respect of the Mortgaged Property, the holders of the related series of Certificates might realize a loss if such costs were required to be paid by the Trust Fund.

DUE-ON-SALE CLAUSES

    Unless the related Prospectus Supplement indicates otherwise, the Mortgage Loans will contain due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells, transfers or conveys the related Mortgaged Property. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations of federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of such clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

    The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a "due-on-sale" clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a "due-on-sale" clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the Mortgage Loans and the number of Mortgage Loans which may extend to maturity.

PREPAYMENT CHARGES

    Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans secured by liens encumbering owner-occupied residential properties, if such loans are paid prior to maturity. With respect to Mortgaged Properties that are owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the Mortgage Loans. The absence of such a restraint on prepayment, particularly with respect to fixed rate Mortgage Loans having higher Mortgage Rates, may increase the likelihood of refinancing or other early retirement of such loans.

SUBORDINATE FINANCING

    Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

APPLICABILITY OF USURY LAWS

    Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

    The Depositor believes that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

    In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of such state action will be eligible for inclusion in a Trust Fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or
(ii) such mortgage loan provides that the terms thereof shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the mortgagor's counsel has rendered an opinion that such choice of law provision would be given effect.

    Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

ALTERNATIVE MORTGAGE INSTRUMENTS

    Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

    Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a mortgagor who enters military service after the origination of such mortgagor's Mortgage Loan (including a mortgagor who was in reserve status and is called to active duty after origination of the Mortgage Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

    Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

    A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                    CERTAIN LEGAL ASPECTS OF THE CONTRACTS

    The following discussion contains summaries, which are general in nature, of certain legal matters relating to the Contracts. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Contracts is situated. The summaries are qualified in their entirety by reference to the appropriate laws of the states in which Contracts may be originated.

GENERAL

    As a result of the assignment of the Contracts to the Trustee, the Trustee will succeed collectively to all of the rights (including the right to receive payment on the Contracts) of the obligee under the Contracts. Each Contract evidences both (a) the obligation of the obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the Manufactured Home to secure repayment of such loan. Certain aspects of both features of the Contracts are described more fully below.

    The Contracts generally are "chattel paper" as defined in the Uniform Commercial Code (the "UCC") in effect in the states in which the Manufactured Homes initially were registered. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the Agreement, the Master Servicer will transfer physical possession of the Contracts to the Trustee or its custodian or may retain possession of the Contracts as custodian for the Trustee. In addition, the Master Servicer will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Contracts. Unless otherwise specified in the related Prospectus Supplement, the Contracts will not be stamped or marked otherwise to reflect their assignment from the Company to the Trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the Trustee's interest in Contracts could be defeated.

SECURITY INTERESTS IN THE MANUFACTURED HOMES

    The Manufactured Homes securing the Contracts may be located in all 50 states. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The Asset Seller may effect such notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing conditional sales contract is registered. In the event the Asset Seller fails, due to clerical error, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Asset Seller may not have a first priority security interest in the Manufactured Home securing a Contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Substantially all of the Contracts contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the borrower does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest originally retained by the Asset Seller and transferred to the Depositor. With respect to a Series of Certificates and if so described in the related Prospectus Supplement, the Master Servicer may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. The Warranting Party will represent that as of the date of the sale to the Depositor it has obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees with respect to substantially all of the Manufactured Homes securing the Contracts.

    The Depositor will cause the security interests in the Manufactured Homes to be assigned to the Trustee on behalf of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, neither the Depositor nor the Trustee will amend the certificates of title (or file UCC-3 statements) to identify the Trustee as the new secured party, and neither the Depositor nor the Master Servicer will deliver the certificates of title to the Trustee or note thereon the interest of the Trustee. Accordingly, the Asset Seller (or other originator of the Contracts) will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In some states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to Master Servicer's rights as the secured party. However, in some states, in the absence of an amendment to the certificate of title (or the filing of a UCC-3 statement), such assignment of the security interest in the Manufactured Home may not be held effective or such security interests may not be perfected and in the absence of such notation or delivery to the Trustee, the assignment of the security interest in the Manufactured Home may not be effective against creditors of the Asset Seller (or such other originator of the Contracts) or a trustee in bankruptcy of the Asset Seller (or such other originator).

    In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Asset Seller (or other originator of the Contracts) on the certificate of title or delivery of the required documents and fees will be sufficient to protect the Certificateholders against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the security interest assigned to the Trustee is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Trustee as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Trustee could be released.

    In the event that the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter only if and after the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and not re-register the Manufactured Home in such state, and if steps are not taken to re-perfect the Trustee's security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Master Servicer must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien, the Asset Seller (or other originator) would receive notice of surrender if the security interest in the
Manufactured Home is noted on the certificate of title. Accordingly, the Trustee would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. In the ordinary course of servicing the manufactured housing contracts, the Master Servicer takes steps to effect such re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor under a manufactured housing contract sells a manufactured home, the Master Servicer must surrender possession of the certificate of title or, if it is noted as lienholder on the certificate of title, will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under the Agreement, the Master Servicer is obligated to take such steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

    Under the laws of most states, liens for repairs performed on a Manufactured Home and liens for personal property taxes take priority even over a perfected security interest. The Warranting Party will represent in the Agreement that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Trustee or Certificateholders in the event such a lien arises.

ENFORCEMENT OF SECURITY INTERESTS IN MANUFACTURED HOMES

    The Master Servicer on behalf of the Trustee, to the extent required by the related Agreement, may take action to enforce the Trustee's security interest with respect to Contracts in default by repossession and resale of the Manufactured Homes securing such Defaulted Contracts. So long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a Manufactured Home, the Trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

    Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing such debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

    Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

    Under the terms of the federal Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), an Obligor who enters military service after the origination of such Obligor's Contract (including an Obligor who is a member of the National Guard or is in reserve status at the time of the origination of the Contract and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such Obligor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the Contracts. Any shortfall in interest collections resulting from the application of the Relief Act, to the extent not covered by the subordination of a Class of Subordinated Certificates, could result in losses to the holders of a Series of Certificates. In addition, the Relief Act imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Contract during the Obligor's period of active duty status. Thus, in the event that such a Contract goes into default, there may be delays and losses occasioned by the inability to realize upon the Manufactured Home in a timely fashion.

CONSUMER PROTECTION LAWS

    The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a Contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Contract.

TRANSFERS OF MANUFACTURED HOMES; ENFORCEABILITY OF "DUE-ON-SALE" CLAUSES

    The Contracts, in general, prohibit the sale or transfer of the related Manufactured Homes without the consent of the Master Servicer and permit the acceleration of the maturity of the Contracts by the Master Servicer upon any such sale or transfer that is not consented to. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer expects that it will permit most transfers of Manufactured Homes and not accelerate the maturity of the related Contracts. In certain cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

    In the case of a transfer of a Manufactured Home after which the Master Servicer desires to accelerate the maturity of the related Contract, the Master Servicer's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St Germain Depositary Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the Manufactured Homes. Consequently, in some states the Master Servicer may be prohibited from enforcing a "due-on-sale" clause in respect of certain Manufactured Homes.

APPLICABILITY OF USURY LAWS

    Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that, subject to the following conditions, state usury limitations shall not apply to any loan which is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit.

    Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. The related Asset Seller will represent that all of the Contracts comply with applicable usury law.

                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates is based on the advice of Brown & Wood llp, counsel to the Depositor. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Securities applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Securities.

    Unless otherwise stated or unless the context otherwise requires, in the following discussion a reference to the term "Mortgage Loan" or "Mortgage Asset" will also be deemed to include a reference to a "Contract".

GENERAL

    The federal income tax consequences to Securityholders will vary depending on whether an election is made to treat the Trust Fund relating to a particular Series of Securities as a REMIC under the Code. The Prospectus Supplement for each Series of Securities will specify whether a REMIC election will be made.

GRANTOR TRUST FUNDS

    If the related Prospectus Supplement indicates that the Trust Fund will be treated as a grantor trust, then Brown & Wood llp will deliver its opinion that the Trust Fund will not be classified as an association taxable as a corporation and that each such Trust Fund will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, owners of Certificates will be treated for federal income tax purposes as owners of a portion of the Trust Fund's assets as described below.

A.  SINGLE CLASS OF GRANTOR TRUST CERTIFICATES

    Characterization. The Trust Fund may be created with one class of Grantor Trust Certificates. In this case, each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust Fund represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Mortgage Assets in the Pool. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Mortgage Asset because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

    Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Mortgage Loans in the Trust Fund represented by Grantor Trust Certificates, including interest, original issue discount ("OID"), if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Master Servicer. Under Code Sections 162 or 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Master Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust Fund. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent such expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount and (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Master Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Master Servicer, whichever is earlier. If the servicing fees paid to the Master Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Master Servicer (or any person to whom the Master Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Mortgage Assets. The Mortgage Assets would then be subject to the "coupon stripping" rules of the Code discussed below.

    Unless otherwise specified in the related Prospectus Supplement, as to each Series of Certificates evidencing an interest in a Trust Fund comprised of Mortgage Loans (not including Contracts, Unsecured Home Improvement Loans, SBA Loans or SBA 504 Loans), Brown & Wood llp will have advised the Depositor that:

        (i) a Grantor Trust Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on Mortgage Assets will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section;

        (ii) a Grantor Trust Certificate owned by a real estate investment trust representing an interest in Mortgage Assets will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(A), and interest income on the Mortgage Assets will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section; and

        (iii) a  Grantor Trust Certificate  owned by  a REMIC will  represent
    "obligation(s) ...   which  (are) principally secured  by an interest  in
    real property" within the meaning of Code Section 860G(a)(3).

    Under Code Section 7701(a)(19)(C)(v), "loans secured by an interest in real property" include loans secured by mobile homes not used on a transient basis. The Treasury regulations under Code Section 593 define "qualifying real property loan" to include a loan secured by a mobile home unit "permanently fixed to real property" except during a brief period in which the unit is transported to its site. The Treasury regulations under Code
Section 856 state that the local law definitions are not controlling in determining the meaning of the term "real property" for purposes of Code
Section 856, and the Internal Revenue Service ("IRS") has ruled that obligations secured by permanently installed mobile home units qualify as
"real estate assets" under this provision. Entities affected by the foregoing Code provisions that are considering the purchase of Certificates evidencing interests in Trust Fund comprised of Contracts should consult their tax advisors regarding such provisions.


    The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.


    Stripped Bonds and Coupons. Certain Trust Funds may consist of Government Securities which constitute "stripped bonds" or "stripped coupons" as those terms are defined in section 1286 of the Code, and, as a result, such assets would be subject to the stripped bond provisions of the Code. Under these rules, such Government Securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each Security. As such, Grantor Trust Certificateholders would be required to include in income their pro rata share of the original issue discount on each Government Security recognized in any given year on an economic accrual basis even if the Grantor Trust Certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the
Grantor Trust Certificateholder in any taxable year may exceed amounts actually received during such year.

    Buydown Loans. The assets constituting certain Trust Funds may include Buydown Loans. The characterization of any investment in Buydown Loans will depend upon the precise terms of the related buydown agreement, but to the extent that such Buydown Loans are secured in part by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Code. There are no directly applicable precedents with respect to the federal income tax treatment or the characterization of investments in Buydown Loans. Accordingly, Grantor Trust Certificateholders should consult their own tax advisors with respect to the characterization of investments in Grantor Trust Certificates representing an interest in a Trust Fund that includes Buydown Loans.

    Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Mortgage Asset based on each Mortgage Asset's relative fair market value, so that such holder's undivided interest in each Mortgage Asset will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Mortgage Assets at a premium may elect to amortize such premium under a constant interest method, provided that the underlying mortgage loans with respect to such Mortgage Assets were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter.

    If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a Mortgage Loan (or an underlying mortgage loan with respect to a Mortgage Asset) prepays in full, equal to the difference between the portion of the prepaid principal amount of such Mortgage Loan (or underlying mortgage loan) that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to such Mortgage Loan (or underlying mortgage loan). If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

    Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to original issue discount ("OID") (currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued on January 27, 1994, under such Sections (the "OID Regulations"), will be applicable to a Grantor Trust Certificateholder's interest in those Mortgage Assets meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Grantor Trust Certificates--Accrual of Original Issue Discount" below.

    Market Discount. A Grantor Trust Certificateholder that acquires an undivided interest in Mortgage Assets may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a Mortgage Asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Mortgage Asset allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

    The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

    The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

    A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

    Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Certificates acquired on or after April 4, 1994. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "-- Regular Certificates--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

B.  MULTIPLE CLASSES OF GRANTOR TRUST CERTIFICATES

    1.  Stripped Bonds and Stripped Coupons

    Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If a Trust Fund is created with two classes of Grantor Trust Certificates, one class of Grantor Trust Certificates may represent the right to principal and interest, or principal only, on all or a portion of the Mortgage Assets (the "Stripped Bond Certificates"), while the second class of Grantor Trust Certificates may represent the right to some or all of the interest on such portion (the "Stripped Coupon Certificates").

    Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Mortgage Asset principal balance) or the Certificates are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Mortgage Asset by Mortgage Asset basis, which could result in some Mortgage Assets being treated as having more than 100 basis points of interest stripped off. See "--Non-REMIC Certificates" and "Multiple Classes of Grantor Trust Certificates--Stripped Bonds and Stripped Coupons" herein.

    Although not entirely clear, a Stripped Bond Certificate generally should be treated as an in interest in Mortgage Assets issued on the day such Certificate is purchased for purposes of calculating any OID. Generally, if the discount on a Mortgage Asset is larger than a de minimis amount (as calculated for purposes of the OID rules) a purchaser of such a Certificate will be required to accrue the discount under the OID rules of the Code. See "--Non-REMIC Certificates" and "--Single Class of Grantor Trust Certificates- -Original Issue Discount" herein. However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the Mortgage Assets as market discount rather than OID if either (i) the amount of OID with respect to the Mortgage Assets is treated as zero under the OID de minimis rule when the Certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing fees in excess of reasonable servicing fees) is stripped off of the Trust Fund's Mortgage Assets. Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

    The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each Mortgage Asset. However, based on the recent IRS guidance, it appears that all payments from a Mortgage Asset underlying a Stripped Coupon Certificate should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from such Mortgage Asset would be included in the Mortgage Asset's stated redemption price at maturity for purposes of calculating income on such certificate under the OID rules of the Code.

    It is unclear under what circumstances, if any, the prepayment of Mortgage Assets will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If such Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if such Certificate is treated as an interest in discrete Mortgage Assets, or if no prepayment assumption is used, then when a Mortgage Asset is prepaid, the holder of such Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of such Certificate that is allocable to such Mortgage Asset.

    Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these Certificates for federal income tax purposes.


    Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in Mortgage Assets of the type that make up the Trust Fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the Grantor Trust Certificates, for federal income tax purposes, will be the same as that of the underlying Mortgage Assets. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, based on policy considerations, each class of Grantor Trust Certificates, unless otherwise specified in the related Prospectus Supplement, should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(A) and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to Grantor Trust Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the underlying Mortgage Assets and interest on such Mortgage Assets qualify for such treatment. Prospective purchasers to which such characterization of an investment in Certificates is material should consult their own tax advisors regarding the characterization of the Grantor Trust Certificates and the income therefrom. Grantor Trust Certificates will be "obligation(s) ... which (are) principally secured, directly or indirectly, by an interest in real property" within the meaning of Code Section 860G(a)(3).


    2. Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans

    The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a Certificateholder's interest in those Mortgage Assets as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the Mortgage Assets. OID on each Grantor Trust Certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a Grantor Trust Certificate representing an interest in Mortgage Assets other than Mortgage Assets with interest rates that adjust periodically ("ARM Loans") likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments, such as the Grantor Trust Certificates, issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issued date of the Mortgage Assets should be used, or, in the case of Stripped Bond Certificates or Stripped Coupon
Certificates, the date such Certificates are acquired. The holder of a Certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

    Under the Code, the Mortgage Assets underlying the Grantor Trust Certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such Mortgage Asset's stated redemption price at maturity over its issue price. The issue price of a Mortgage Asset is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a Mortgage Asset is the sum of all payments to be made on such Mortgage Asset other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will, unless otherwise specified in the related Prospectus Supplement, utilize the original yield to maturity of the Grantor Trust Certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the Grantor Trust Certificates (the "Prepayment Assumption"), and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. The legislative history of the 1986 Act (the "Legislative History") provides, however, that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the offering price of such Certificate. No representation is made that any Certificate will prepay at the Prepayment Assumption or at any other rate. The prepayment assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in such debt instruments, such as the Certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the Master Servicer intends to calculate and report OID under the method described below.

    Accrual of Original Issue Discount. Generally, the owner of a Grantor Trust Certificate must include in gross income the sum of the "daily portions," as defined below, of the OID on such Grantor Trust Certificate for each day on which it owns such Certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the Master Servicer or such other entity specified in the related Prospectus Supplement of the portion of OID that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the Distribution Dates on the Grantor Trust Certificates (or the day prior to each such date). This will be done, in the case of each full month accrual period, by (i) adding (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component and (b) any payments included in the state redemption price at maturity received during such accrual period, and (ii) subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period. The adjusted issue price of a Grantor Trust Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a Grantor Trust Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

    Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Assets acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Asset, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Asset (i.e. points) will be includible by such holder. Other original issue discount on the Mortgage Assets (e.g., that arising from a "teaser" rate) would still need to be accrued.

    3.  Grantor Trust Certificates Representing Interests in ARM Loans

    The OID Regulations do not address the treatment of instruments, such as the Grantor Trust Certificates, which represent interests in ARM Loans.
Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the Master Servicer will report OID on Grantor Trust Certificates attributable to ARM Loans ("Stripped ARM Obligations") to holders in a manner it believes is consistent with the rules described above under the heading "- -Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of interest deferred by reason of negative amortization ("Deferred Interest") to the principal balance of an ARM Loan may require the inclusion of such amount in the income of the Grantor Trust Certificateholder when such amount accrues. Furthermore, the addition of Deferred Interest to the Grantor Trust Certificate's principal balance will result in additional income (including possibly OID income) to the Grantor Trust Certificateholder over the remaining life of such Grantor Trust Certificates.

    Because  the  treatment  of   Stripped  ARM  Obligations  is   uncertain,
investors are urged to consult their tax advisors regarding how income will be includible with respect to such Certificates.

C.  SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE

    Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (currently more than one year).

    Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

D.  NON-U.S. PERSONS

    Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying Mortgage Assets that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code Section 1441 or 1442 to (i) an owner that is not a U.S. Person (as defined below) or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Mortgage Assets issued after July 18, 1984, by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). Additional restrictions apply to Mortgage Assets of where the mortgagor is not a natural person in order to qualify for the exemption from withholding.


    As used herein, a "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof, an estate, the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States trustees have authority to control all substantial decisions of the trust.


E.  INFORMATION REPORTING AND BACKUP WITHHOLDING

    The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

REMICS

    THE DISCUSSION UNDER THIS HEADING "REMICS" DOES NOT APPLY TO ANY TRUST FUND CONTAINING UNSECURED HOME IMPROVEMENT LOANS, SBA LOANS OR SBA 504 LOANS.

    The Trust Fund relating to a Series of Certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and "--Prohibited Transactions" below), if a Trust Fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "Taxation of Owners of REMIC Residual Certificates," the Code provides that a Trust Fund will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation, and the related Certificates (the "REMIC Certificates") may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each Trust Fund that elects REMIC status, Brown & Wood llp will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Pooling and Servicing Agreement, such Trust Fund will qualify as a REMIC, and the related Certificates will be considered to be regular interests ("REMIC Regular Certificates") or a sole class of residual interests ("REMIC Residual Certificates") in the REMIC. The related Prospectus Supplement for each Series of Certificates will indicate whether the Trust Fund will make a REMIC election and whether a class of Certificates will be treated as a regular or residual interest in the REMIC.


    In general, with respect to each Series of Certificates for which a REMIC election is made, (i) such Certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C); (ii) such Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(A); and (iii) interest on such Certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code
Section 856(c)(3)(B). Under Code Section 7701(a)(19)(C)(v), "loans secured by an interest in real property" include loans secured by mobile homes not used on a transient basis. The Treasury regulations under Code Section 856 state that the local law definitions are not controlling in determining the meaning of the term "real property" for purposes of Section 856, and the IRS has ruled that obligations secured by permanently installed mobile home units qualify as "real estate assets" under this provision. Entities affected by the foregoing Code provisions that are considering the purchase of Certificates evidencing interests in a Trust Fund comprised of Contracts should consult their tax advisors regarding such provisions. If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the Certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets. In addition, payments on Mortgage Assets held pending distribution on the REMIC Certificates will be considered to be real estate assets for purposes of Code Section 856(c). The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code
Section 593(d) to any taxable year beginning after December 31, 1995.


    In some instances the Mortgage Assets may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of Buydown Loans contained in "--Non-REMIC Certificates--Single Class of Grantor Trust Certificates" above. REMIC Certificates held by a real estate investment trust will not constitute "Government Securities" within the meaning of Code Section 856(c)(5)(A), and REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(4)(A)(ii). REMIC Certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Code Section 582(c)(1).

    A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in such an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide that manufactured housing or mobile homes (not including recreational vehicles, campers or similar vehicles) that are "single family residences" under Code Section 25(e)(10) will qualify as real property without regard to state law classifications. Under Code Section 25(e)(10), a single family residence includes any manufactured home that has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and that is of a kind customarily used at a fixed location.

    Tiered REMIC Structures. For certain Series of Certificates, two separate elections may be made to treat designated portions of the related Trust Fund as REMICs (respectively, the "Subsidiary REMIC" and the "Master REMIC") for federal income tax purposes. Upon the issuance of any such Series of Certificates, Brown & Wood llp, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC provisions.


    Only REMIC Certificates, other than the residual interest in the Subsidiary REMIC, issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be (i) "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code; (ii) "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and (iii) whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code.


A.  TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

    General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

    Original Issue Discount and Premium. The REMIC Regular Certificates may be issued with OID. Generally, such OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of Certificates issued with OID will be required to include such OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). Holders of REMIC Regular Certificates (the "REMIC Regular Certificateholders") should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

    Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The Prospectus Supplement for each Series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

    In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular
Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial Certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate.
Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of such REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

    Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount (disregarding the rate in the first period) and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the Certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the Certificates stated redemption price at maturity. REMIC Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

    Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a Series of REMIC Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.


    The Prospectus Supplement with respect to a Trust Fund may provide for certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the "Super-Premium Certificates"). The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the Trust Fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount (which delays future accruals of OID rather than being immediately deductible) when prepayments on the Mortgage Assets exceed those estimated under the Prepayment Assumption. The IRS might contend, however, that certain proposed contingent payment rules contained in regulations issued on December 15, 1994, with respect to original issue discount, should apply to such Certificates. Although such rules are not applicable to instruments governed by Code Section 1272(a)(6), they represent the only guidance regarding the current views of the IRS with respect to contingent payment instruments. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates should be limited to their principal amount (subject to the discussion below under "--Accrued Interest Certificates"), so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Taxation of Owners of REMIC Regular Certificates-- Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.


    Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate (other than REMIC Regular Certificate based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--REMIC Regular Certificates--Premium" should apply. However, it is possible that holders of REMIC Regular
Certificates issued at a premium, even if the premium is less than 25% of such Certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

    Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions," as determined below, of the OID that accrues on a REMIC Regular Certificate for each day a Certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period ("an accrual period") that ends on the day in the calendar year corresponding to a Distribution Date (or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by (i) adding (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption and (b) any payments included in the stated redemption price at maturity received during such accrual period, and (ii) subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period. The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

    A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount: (a) the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular Certificateholder (who purchased the REMIC Regular Certificate at its issue price), less (b) any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

    Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such REMIC Regular Certificate.

    The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "-- Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the Certificate. Appropriate adjustments are made for the actual variable rate.

    Although unclear at present, the Depositor intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on Mortgage Loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on such REMIC Regular Certificates.

    Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "-- REMIC Regular Certificates--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

    Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (i) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder) over (ii) the price for such REMIC Regular Certificate paid by the purchaser. A Certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Section 1276 of the Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies.

    Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of such REMIC Regular Certificate's stated redemption price at maturity multiplied by such REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

    The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

    The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (a) the total remaining market discount and (b) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the REMIC Regular Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

    A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.


    Premium. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize such premium under a constant yield method. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have OID) will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against such interest payment. On June 27, 1996, the IRS published in the Federal Register proposed regulations on the amortization of bond premium. The foregoing discussion is based in part on such proposed regulations. The proposed regulations generally would be effective for Certificates acquired on or after the date 60 days after the date they are published as final regulations in the Federal Register. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.


    Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more ARM Loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such
Certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such Certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such Certificates must be included in the stated redemption price at maturity of the Certificates and accounted for as OID (which could accelerate such inclusion). Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such Certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

    Effects of Defaults and Delinquencies. Certain Series of Certificates may contain one or more classes of Subordinated Certificates, and in the event there are defaults or delinquencies on the Mortgage Assets, amounts that would otherwise be distributed on the Subordinated Certificates may instead be distributed on the Senior Certificates. Subordinated Certificateholders nevertheless will be required to report income with respect to such Certificates under an accrual method without giving effect to delays and reductions in distributions on such Subordinated Certificates attributable to defaults and delinquencies on the Mortgage Assets, except to the extent that it can be established that such amounts are uncollectible.
As a result, the amount of income reported by a Subordinated Certificateholder in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinated Certificate is reduced as a result of defaults and delinquencies on the Mortgage Assets. Timing and characterization of such losses is discussed in "--REMIC Regular Certificates--Treatment of Realized Losses" below.

    Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

    Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount actually includible in such holder's income.

    The Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

    The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

    Accrued Interest Certificates. Certain of the REMIC Regular Certificates ("Payment Lag Certificates") may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each such Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed such interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed such interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to interest that has accrued prior to the issue date ("pre-issuance accrued interest") and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificates' issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the Trust Fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the Certificateholder has held such Payment Lag Certificate during the first accrual period.

    Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

    Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular
Certificateholders    that    are   "pass-through    interest    holders."
Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Pass-Through of Non-Interest Expenses of the REMIC" under "Taxation of Owners of REMIC Residual Certificates" below.

    Treatment of Realized Losses. Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such Certificates becoming wholly or partially worthless, and that, in general, holders of Certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such Certificates becoming wholly worthless. Although the matter is not entirely clear, non-corporate holders of Certificates may be allowed a bad debt deduction at such time that the principal balance of any such Certificate is reduced to reflect realized losses resulting from any liquidated Mortgage Assets. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all Mortgage Assets remaining in the related Trust Fund have been liquidated or the Certificates of the related Series have been otherwise retired. Potential investors and holders of the Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Certificates.

    Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the REMIC Regular Certificates to a REMIC Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if (i) such REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the Issuer; (ii) such REMIC Regular Certificateholder is not a controlled foreign corporation (within the meaning of Code Section 957) related to the Issuer; and (iii) such REMIC Regular Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the REMIC Regular Certificateholder under penalties of perjury, certifying that such REMIC Regular Certificateholder is a foreign person and providing the name and address of such REMIC Regular Certificateholder). If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to such holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

    Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual and will not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

    REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates, and holders of REMIC Residual Certificates (the "REMIC Residual Certificateholder") and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

    Information Reporting and Backup Withholding. The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

B.  TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

    Allocation of the Income of the REMIC to the REMIC Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that such holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Certificates or as debt instruments issued by the REMIC.

    A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (that is, "phantom income"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying Mortgage Assets and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of such tax treatment on the after-tax yield of a REMIC Residual Certificate.

    A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that such REMIC Residual Certificateholder owns such REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above. The Legislative History indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a REMIC Residual Certificate that purchased such REMIC Residual Certificate at a price greater than (or less than) the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual Certificates" below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

    Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of (i) the income from the Mortgage Assets and the REMIC's other assets and (ii) the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular Certificates--Non-Interest Expenses of the REMIC," other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that
(i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts, and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on Mortgage Assets may differ from the time of the actual loss on the Mortgage Asset. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC and realized losses on the Mortgage Loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no Certificates of any class of the related Series outstanding.

    For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates (or, if a class of Certificates is not sold initially, its fair market value). Such aggregate basis will be allocated among the Mortgage Assets and other assets of the REMIC in proportion to their respective fair market value. A Mortgage Asset will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The REMIC expects to elect under Code Section 171 to amortize any premium on the Mortgage Assets. Premium on any Mortgage Asset to which such election applies would be amortized under a constant yield method. It is not clear whether the yield of a Mortgage Asset would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

    The REMIC will be allowed a deduction for interest and OID on the REMIC Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

    A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "-- Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of such REMIC Residual Certificate to such holder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of the REMIC to the REMIC Residual Certificates" above.

    Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. Such net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in such REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by such REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.


    Mark to Market Rules. Prospective purchasers of a REMIC Residual Certificate should be aware that the IRS recently finalized regulations (the "Mark-to-Market Regulations") which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market. The Mark-to-Market Regulations replaced the temporary regulations which allowed a Residual Certificate to be marked to market provided that it was not a "negative value" residual interest and did not have the same economic effect as a "negative value" residual interest.


    Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

    In the case of individuals (or trusts, estates or other persons that compute their income in the same manner as individuals) who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g. a partnership, an S corporation or a grantor trust), such expenses will be deductible under Code Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. REMIC Residual Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Residual Certificates.


    Excess  Inclusions.    A  portion  of  the  income  on  a  REMIC Residual
Certificate (referred to in the Code as an "excess inclusion") for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder; (ii) will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see "--Tax-Exempt Investors" below); and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor. See "--Non-U.S. Persons" below. The exception for thrift institutions is available only to the institution holding the REMIC Residual Certificate and not to any affiliate of the institution, unless the affiliate is a subsidiary all the stock of which, and substantially all the indebtedness of which, is held by the institution, and which is organized and operated exclusively in connection with the organization and operation of one or more REMICs.


    Except as discussed in the following paragraph, with respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (i) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the REMIC Residual Certificateholder holds such REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of such quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

    In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.


    The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

    In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer's income tax below its tentative minimum tax computed only on excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.


    Payments. Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

    Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules described below). A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate and by the distributions received thereon by such REMIC Residual Certificateholder. In general, any such gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.

    Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in Code Section 7701(i)) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

C.  PROHIBITED TRANSACTIONS AND OTHER TAXES

    The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (the "Prohibited Transactions Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Asset, the receipt of income from a source other than a Mortgage Asset or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Assets for temporary investment pending distribution on the Certificates. It is not anticipated that the Trust Fund for any Series of Certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

    In addition, certain contributions to a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC made after the day on which such Trust Fund issues all of its interests could result in the imposition of a tax on the Trust Fund equal to 100% of the value of the contributed property (the "Contributions Tax"). No Trust Fund for any Series of Certificates will accept contributions that would subject it to such tax.

    In addition, a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

    Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any Series of Certificates arises out of or results from (i) a breach of the related Master Servicer's, Trustee's or Asset Seller's obligations, as the case may be, under the related Agreement for such Series, such tax will be borne by such Master Servicer, Trustee or Asset Seller, as the case may be, out of its own funds or (ii) the Asset Seller's obligation to repurchase a Mortgage Loan, such tax will be borne by the Asset Seller. In the event that such Master Servicer, Trustee or Asset Seller, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be payable out of the Trust Fund for such Series and will result in a reduction in amounts available to be distributed to the Certificateholders of such Series.

D.  LIQUIDATION AND TERMINATION

    If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and REMIC Residual Certificates within the 90-day period.

    The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

E.  ADMINISTRATIVE MATTERS

    Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. Certain information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

    Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

F.  TAX-EXEMPT INVESTORS

Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.

G.  RESIDUAL CERTIFICATE PAYMENTS-NON-U.S. PERSONS

    Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons (see "--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons" above) are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the REMIC Residual Certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (for example, where the REMIC Residual Certificates do not have significant value). See "--Taxation of Owners of REMIC Residual
Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax-Related Restrictions on Transfers of REMIC Residual Certificates" below.

    REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX-RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

    Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by "disqualified organizations" (as defined below). Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middleman) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency), (B) any organization (other than certain farmers' cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income" and
(C) a rural electric or telephone cooperative.

    A tax is imposed on a "pass-through entity" (as defined below) holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. The amount of the tax is equal to the product of
(A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means (i) a regulated investment company, real estate investment trust or common trust fund, (ii) a partnership, trust or estate and (iii) certain cooperatives. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. The tax on pass-through entities is generally effective for periods after March 31, 1988, except that in the case of regulated investment companies, real estate investment trusts, common trust funds and publicly-traded partnerships the tax shall apply only to taxable years of such entities beginning after December 31, 1988. Under proposed legislation, large partnerships (generally with 250 or more partners) will be taxable on excess inclusion income as if all partners were disqualified organizations.

    In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the Master Servicer. The Master Servicer will grant such consent to a proposed transfer only if it receives the following:
(i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

    Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate to a "U.S. Person," as defined above, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate (including a REMIC Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, (i) the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if (i) the transferor conducted a reasonable investigation of the transferee and (ii) the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes associated with the residual interest as they become due. If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.


    Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless such transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expect that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers of REMIC Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30, 1992. The Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless such person provides the Trustee with a duly completed IRS Form 4224 and the Trustee consents to such transfer in writing.


    Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

TAX CHARACTERIZATION OF A TRUST FUND AS A PARTNERSHIP

    Brown & Wood llp, special counsel to the Depositor, will deliver its opinion that a Trust Fund for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that (1) the Trust Fund will not have certain characteristics necessary for a business trust to be classified as an association taxable as a corporation and (2) the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the Certificates has been structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation.

    If the Trust Fund were taxable as a corporation for federal income tax purposes, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust Fund.

A.  TAX CONSEQUENCES TO HOLDERS OF THE NOTES

    Treatment of the Notes as Indebtedness. The Trust Fund will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Special counsel to the Depositor will, except as otherwise provided in the related Prospectus Supplement, advise the Depositor that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

    OID, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under the OID regulations, and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

    Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

    A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

    Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

    Foreign Holders. Interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Depositor (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust Fund or the Asset Seller is a "related person" within the meaning of the Code and (ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

    Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

    Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust Fund will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.


    Possible Alternative Treatments of the Notes. If, contrary to the opinion of special counsel to the Depositor, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust Fund. If so treated, the Trust Fund would likely be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund's expenses.


B.  TAX CONSEQUENCES TO HOLDER OF THE CERTIFICATES

    Treatment of the Trust Fund as a Partnership. The Depositor will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates, the Notes, the Trust Fund and the Master Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

    A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

    Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a Series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

    Partnership Taxation. As a partnership, the Trust Fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Mortgage Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Mortgage Loans. The Trust Fund's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Mortgage Loans.

    The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust Fund for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Mortgage Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Mortgage Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Company. Based on the economic arrangement of the parties, this approach for allocating Trust Fund income should be permissible under applicable treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

    All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

    An individual taxpayer's share of expenses of the Trust Fund (including fees to the Master Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust Fund.

    The Trust Fund intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Mortgage Loan, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

    Discount and Premium. It is believed that the Loans were not issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust Fund for the Mortgage Loans may be greater or less than the remaining principal balance of the Loans at the time of purchase. If so, the Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Mortgage Loan by Mortgage Loan basis.)

    If the Trust Fund acquires the Mortgage Loans at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Mortgage Loans or to offset any such premium against interest income on the Mortgage Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

    Section 708 Termination. Under Section 708 of the Code, the Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust Fund are sold or exchanged within a 12-month period. If such a termination occurs, the Trust Fund will be considered to distribute its assets to the partners, who would then be treated as recontributing those assets to the Trust Fund as a new partnership. The Trust Fund will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust Fund may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust Fund might not be able to comply due to lack of data.

    Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust Fund. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

    Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Mortgage Loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

    If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

    Allocations Between Transferors and Transferees. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

    The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the Certificateholders. The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

    Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

    Administrative Matters. The Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report each Certificateholder's allocable share of items of Trust Fund income and expense to holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-1 information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

    Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes
(i) the name, address and  taxpayer identification number of the nominee  and
(ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and
(z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

    The Company will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the
Certificateholders in  any  dispute with  the  IRS.   The  Code provides  for
administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust Fund.

    Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust Fund to change its withholding procedures. In determining a holder's withholding status, the Trust Fund may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

    Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust Fund on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be enticed to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

      Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.


TAX TREATMENT OF CERTIFICATES AS DEBT FOR TAX PURPOSES

A.   CHARACTERIZATION OF THE CERTIFICATES AS INDEBTEDNESS

     If the related Prospectus Supplement indicates that the Certificates will be treated as indebtedness for federal income tax purposes, then based on the application of existing law to the facts as set forth in the Trust Agreement and other relevant documents and assuming compliance with the terms of the Trust Agreement as in effect on the date of issuance of the Certificates, Brown & Wood LLP, special tax counsel to the Depositor ("TAX COUNSEL"), will deliver its opinion that the Certificates will be treated as debt instruments for federal income tax purposes as of such date.

     The Depositor and the Certificateholders will express in the related Trust Agreement their intent that, for applicable tax purposes, the Certificates will be indebtedness secured by the related Assets. The Depositor and the Certificateholders, by accepting the Certificates, and each Certificate Owner by its acquisition of a beneficial interest in a Certificate, have agreed to treat the Certificates as indebtedness for U.S. federal income tax purposes. However, because different criteria are used to determine the non-taxing accounting characterization of the transaction, the Depositor may treat this transaction as a sale of an interest in the related Assets for financial accounting and certain regulatory purposes.

     In general, whether for U.S. federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the IRS and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured loan, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Tax Counsel will analyze and rely on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the Mortgage Loans will be retained by the Depositor and not transferred to the Certificate Owners.

     In some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Tax Counsel will advise that the rationale of those cases will not apply to this transaction, because the form of the transaction as reflected in the operative provisions of the documents either accords with the characterization of the Certificates as debt or otherwise makes the rationale of those cases inapplicable to this situation.

B.  TAXATION OF INTEREST INCOME OF CERTIFICATE OWNERS

     Assuming that the Certificate Owners are holders of debt obligations for U.S. federal income tax purposes, the Certificates generally will be taxable in the following manner. While it is not anticipated that the Certificates will be issued at a greater than de minimis discount, under the OID Regulations it is possible that the Certificates could nevertheless be deemed to have been issued with OID if the interest were not treated as "unconditionally payable" under the OID Regulations. If such regulations were to apply, all of the taxable income to be recognized with respect to the Certificates would be includible in income of Certificate Owners as OID, but would not be includible again when the interest is actually received.

C. POSSIBLE CLASSIFICATION OF THE TRUST FUND AS A PARTNERSHIP OR ASSOCIATION TAXABLE AS A CORPORATION

     Based on application of existing laws to the facts as set forth in the Trust Agreement and other relevant documents and assuming compliance with the terms of the Trust Agreement, Tax Counsel will deliver its opinion that the transaction will not be treated as a partnership or an association taxable as a corporation. The opinion of Tax Counsel is not binding on the courts or the IRS. It is possible that the IRS could assert that, for purposes of the Code, the transaction contemplated by this Prospectus Supplement with respect to the Certificates constitutes a sale of the Mortgage Loans (or an interest therein) to the Certificate Owners and that the proper classification of the legal relationship between the Depositor and the Certificate Owners resulting from this transaction is that of a partnership (including a publicly traded partnership treated as a corporation), or an association taxable as a corporation. Since Tax Counsel will advise that the Certificates will be treated as indebtedness in the hands of the Certificateholders for U.S. federal income tax purposes and that the entity constituted by the Trust will not be a publicly traded partnership treated as a corporation or an association taxable as a corporation, the Depositor will not attempt to comply with U.S. federal income tax reporting requirements applicable to partnerships or corporations as such requirements would apply if the Certificates were treated as indebtedness.

     If it were determined that this transaction created an entity classified as a corporation (including a publicly traded partnership taxable as a corporation), the Trust Fund would be subject to U.S. federal income tax at corporate income tax rates on the income it derives from the Mortgage Loans, which would reduce the amounts available for distribution to the Certificate Owners. Cash distributions to the Certificate Owners generally would be treated as dividends for tax purposes to the extent of such corporation's earnings and profits.

     If the transaction were treated as creating a partnership between the Certificate Owners and the Transferor, the partnership itself would not be subject to U.S. federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the Depositor and each Certificate Owner would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of the Certificate Owner could differ if the Certificates were held to constitute partnership interests rather than indebtedness.

D.  POSSIBLE CLASSIFICATION AS A TAXABLE MORTGAGE POOL

     In relevant part, Section 7701(i) of the Code provides that any entity (or a portion of an entity) that is a "taxable Mortgage Pool" will be classified as a taxable corporation and will not be permitted to file a consolidated U.S. federal income tax return with another corporation. Any entity (or portion of any entity) will be a taxable mortgage pool if (i) substantially all of its assets consist of debt instruments, more than 50% of which are real estate mortgages, (ii) the entity is the obligor under debt obligations with two or more maturities, and (iii) under the terms of the entity's debt obligations (or an underlying arrangement), payments on such debt obligations bear a relationship to the debt instruments held by the entity.

     In the case of a Trsut Fund containing Mortgage Assets, assuming that all of the provisions of the Trust Agreement, as in effect on the date of issuance, will be complied with, Tax Counsel will deliver its opinion that the arrangement created by the Agreement will not be a taxable mortgage pool under Section 7701(i) of the Code because only one class of indebtedness secured by the Mortgage Loans will be issued.

     The opinion of Tax Counsel is not binding on the IRS or the courts. If the IRS were to contend successfully (or future regulations were to provide) that the arrangement created by the Trust Agreement is a taxable mortgage pool, such arrangement would be subject to U.S. federal corporate income tax on its taxable income generated by ownership of the Mortgage Loans. Such a tax might reduce amounts available for distributions to Certificate Owners. The amount of such a tax would depend upon whether distributions to Certificate Owners would be deductible as interest expense in computing the taxable income of such an arrangement as a taxable mortgage pool.

E.  FOREIGN INVESTORS

     In general, subject to certain exceptions, interest (including OID) paid on a Certificate to a nonresident alien individual, foreign corporation or other non-United States person is not subject to U.S. federal income tax, provided that such interest is not effectively connected with a trade or business of the recipient in the United States and the Certificate Owner provides the required foreign person information certification.

     If the interests of the Certificate Owners were deemed to be partnership interests, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the product, for each foreign partner, of such foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. In addition, such foreign partner would be subject to branch profits tax. Each non-foreign partner would be required to certify to the partnership that it is not a foreign person. The tax withheld from each foreign partner would be credited against such foreign partner's U.S. income tax liability.

     If the Trust were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced by an applicable tax treaty.

     The Small Business Job Protection Act of 1996 changed the definition of a "foreign" trust. Under prior law, the definition was based on whether a trust's foreign source income would be subject to U.S. tax. The new definition contains two objective requirements which, if satisfied, will cause a trust to be treated as a U.S. trust. It looks first to whether the trust's administration is subject to a U.S. court's "primary supervision" and second to whether U.S. fiduciaries control all substantial decisions of the trust. If both these requirements are met, the trust is a U.S. trust. All other trusts are "foreign" trusts.

F.  BACKUP WITHHOLDING

     Certain Certificate Owners may be subject to backup withholding at the rate of 31% with respect to interest paid on the Certificates if the Certificate Owners, upon issuance of the Certificates, fail to supply the Trustee or the Certificate Owners' brokers with their respective taxpayer identification numbers, furnish an incorrect taxpayer identification number, fail to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the Trustee or the Certificate Owners' brokers with certified statements, under penalty of perjury, that they are not subject to backup withholding.

     The Trustee will be required to report annually to the IRS, and to each Certificateholder of record, the amount of interest paid (and OID accrued, if any) on the Certificates (and the amount of interest withheld for U.S. federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "Certificateholder" of record is Cede, as nominee for DTC, Certificate Owners and the IRS will receive tax and other information including the amount of interest paid on the Certificates owned from Participants and Indirect Participants rather than from the Trustee. (The Trustee, however, will respond to requests for necessary information to enable Participants, Indirect Participants and certain other persons to complete their reports.) Each non-exempt Certificate Owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a non-exempt Certificate Owner fail to provide the required certification, the Participants or Indirect Participants (or the Paying Agent) will be required to withhold 31% of the Interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

RECENT LEGISLATION

    During 1996, President Clinton signed into law the "Small Business Job Protection Act of 1996" (the "Act"). The Act creates a new type of entity for federal income tax purposes called a "financial asset securitization investment trust" or "FASIT." Beginning in September of 1997, the Act generally enables certain arrangements similar to a Trust Fund that is treated as a partnership to elect to be treated as a FASIT. Under the Act, a FASIT generally would avoid federal income taxation and could issue securities substantially similar to the Certificates and Notes, and those securities would be treated as debt for federal income tax purposes. If so provided in the related Prospectus Supplement, the Agreement, the Trust Agreement and/or the Indenture will set forth certain conditions which, if satisfied, will permit the Depositor to amend such Agreement, Trust Agreement and/or Indenture in order to enable all or a portion of the Trust Fund to qualify as a FASIT and to permit a FASIT election to be made with respect thereto, and to make such modifications to such Agreement, Trust Agreement and/or Indenture as may be permitted by reason of the making of such an election. However, the Depositor may, but is not obligated to, cause a FASIT election and there can be no assurance that the Depositor will or will not cause any permissible FASIT election to be made with respect to a Trust Fund or amend the related Agreement, Trust Agreement and/or the Indenture in connection with any election. Furthermore, any such election will be made only if an opinion of federal tax counsel or special federal tax counsel is rendered that such election will not have material adverse federal income consequences to any holder of a Note or Certificate.

                           STATE TAX CONSIDERATIONS

    In addition to the federal income tax consequences described in "Certain Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Offered Securities.

                             ERISA CONSIDERATIONS

GENERAL

    The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans subject to ERISA ("Plans") and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Securities without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

    Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

PROHIBITED TRANSACTIONS

    General

    Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain transactions involving a Plan and its assets unless a statutory or administrative exemption applies to the transaction.
Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to Section 502(i) of ERISA) on parties in interest which engage in non-exempt prohibited transactions.

    The United States Department of Labor ("Labor") has issued a final regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA to be assets of the Plan unless certain exceptions apply.

    Under the terms of the regulation, the Trust Fund may be deemed to hold plan assets by reason of a Plan's investment in a Security; such plan assets would include an undivided interest in the Mortgage Loans or Contracts and any other assets held by the Trust Fund. In such an event, the Asset Seller, the Master Servicer, the Trustee, any insurer of the Assets and other persons, in providing services with respect to the assets of the Trust Fund, may be parties in interest, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA (and of Section 4975 of the Code), with respect to transactions involving such assets unless such transactions are subject to a statutory or administrative exemption.

    The regulations contain a de minimis safe-harbor rule that exempts any entity from plan assets status as long as the aggregate equity investment in such entity by plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own at least 25% of the value of any class of equity interest.
                   --------
"Benefit plan investors" are defined as Plans as well as employee benefit plans not subject to ERISA (e.g., governmental plans). The 25% limitation must be met with respect to each class of certificates, regardless of the portion of total equity value represented by such class, on an ongoing basis.

    One such exception applies if the interest described is treated as indebtedness under applicable local law and which has no substantial equity features. Generally, a profits interest in a partnership, an undivided ownership interest in property and a beneficial ownership interest in a trust are deemed to be "equity interest" under the final regulation. If Notes of a particular Series were deemed to be indebtedness under applicable local law without any substantial equity features, an investing Plan's assets would include such Notes, but not, by reason of such purchase, the underlying assets of the Trust Fund.

Availability of Underwriter's Exemption for Certificates


    Labor has granted to Merrill Lynch, Pierce, Fenner & Smith Incorporated Prohibited Transaction Exemption 90-29, Exemption Application No. D-8012, 55 Fed. Reg. 21459 (1990) (the "Exemption") which exempts from the application of the prohibited transaction rules transactions relating to: (1) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied. The Exemption does not apply to Certificates evidencing an interest in a Trust Fund containing Unsecured Home Improvement Loans, SBA Loans or SBA 504 Loans. With respect to a series of Notes, the related Prospectus Supplement will discuss whether the Exemption may be applicable to such Notes.


    General Conditions of the Exemption. Section II of the Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the Certificates or a transaction in connection with the servicing, operation and management of the Trust may be eligible for exemptive relief thereunder:

        (1)  The  acquisition of  the  Certificates  by a  Plan  is  on terms
    (including the price for such Certificates) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party;

        (2) The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;

        (3) The Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from any of Duff & Phelps Inc., Fitch Investors Service, Inc., Moody's Investors Service, Inc. and Standard & Poor's Ratings Group.

        (4) The Trustee is not an affiliate of the Underwriter, the Asset Seller, the Master Servicer, any insurer of the Mortgage Assets, any borrower whose obligations under one or more Assets constitute more than 5% of the aggregate unamortized principal balance of the assets in the Trust Fund, or any of their respective affiliates (the "Restricted Group");

        (5) The sum of all payments made to and retained by the Underwriter in connection with the distribution of the Certificates represents not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the Assets to the Trust Fund represents not more than the fair market value of such Assets; the sum of all payments made to and retained by the Master Servicer represent not more than reasonable compensation for the Master Servicer's services under the Agreement and reimbursement of the Master Servicer's reasonable expenses in connection therewith; and

        (6) The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

    Before purchasing a Certificate, a fiduciary of a Plan should itself confirm (a) that the Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied.

REVIEW BY PLAN FIDUCIARIES

    Any Plan fiduciary considering whether to purchase any Securities on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Securities, a fiduciary of a Plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In particular, in connection with a contemplated purchase of Securities representing a beneficial ownership interest in a pool of single family residential first mortgage loans, such Plan fiduciary should consider the availability of the Exemption or Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1") for certain transactions involving mortgage pool investment trusts. The Prospectus Supplement with respect to a series of Securities may contain additional information regarding the application of the Exemption, PTCE 83-1, or any other exemption, with respect to the Securities offered thereby. PTCE 83-1 is not applicable to manufactured housing contract pool investment trusts or multifamily mortgage pool investment trusts.

    Purchasers  that  are  insurance  companies  should  consult  with  their counsel with respect to the recent United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co. v. Harris Trust & Savings Bank (decided December 13,
1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers should determine whether the decision affects their ability to make purchases of the Securities. In particular, such an insurance company should consider the exemptive relief granted by Labor for transactions involving insurance company general accounts in Prohibited Transactions Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995).

                               LEGAL INVESTMENT

    Each class of Offered Securities will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. The related Prospectus Supplement will specify which classes of the Securities, if any, will constitute "mortgage related securities" ("SMMEA Securities") for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). SMMEA Securities will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Alaska, Arkansas, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Kansas,
Maryland, Michigan, Missouri, Nebraska, New Hampshire, New York, North Carolina, Ohio, South Dakota, Utah, Virginia and West Virginia enacted legislation before the October 4, 1991 cutoff established by SMMEA for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Investors affected by such legislation will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of such securities, so long as such contractual commitment was made or such securities acquired prior to the enactment of such legislation.

    SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part
703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities.

    Institutions where investment activities are subject to legal investment laws or regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain classes of Offered Securities. Any financial institution which is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS"), the NCUA or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing any Offered Security. The Federal Financial Institutions Examination Council, for example, has issued a Supervisory Policy Statement on Securities Activities effective February 10, 1992 (the "Policy Statement") setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The Policy Statement has been adopted by the Comptroller of the Currency, the Federal Reserve Board, the FDIC, the OTS and the NCUA (with certain modifications), with respect to the depository institutions that they regulate. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance that any classes of Offered Securities will not be treated as high-risk under the Policy Statement.

    The  predecessor  to  the OTS  issued  a  bulletin,  entitled,  "Mortgage
Derivative  Products  and  Mortgage  Swaps", which  is  applicable  to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of Securities. In accordance with Section 402 of the Financial Institutions Reform, Recovery and Enhancement Act of 1989, the
foregoing bulletin will remain in effect unless and until modified, terminated, set aside or superseded by the FDIC. Similar policy statements have been issued by regulators having jurisdiction over the types of depository institutions.

    In September 1993 the National Association of Insurance Commissioners released a draft model investment law (the "Model Law") which sets forth model investment guidelines for the insurance industry. Institutions subject to insurance regulatory authorities may be subject to restrictions on investment similar to those set forth in the Model Law and other restrictions.

    If specified in the related Prospectus Supplement, other classes of Offered Securities offered pursuant to this Prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of this Offered Security under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered Securities, may be subject to significant interpretive uncertainties.

    Except as to the status of SMMEA Securities identified in the Prospectus Supplement for a series as "mortgage related securities" under SMMEA, the Depositor will make no representations as to the proper characterization of the Offered Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Securities) may adversely affect the liquidity of the Offered Securities.

    The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

    There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Offered Securities or to purchase Offered Securities representing more than a specified percentage of the investor's assets. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Securities of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.


                             PLAN OF DISTRIBUTION

    The Offered Securities offered hereby and by the Supplements to this Prospectus will be offered in series. The distribution of the Securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Offered Securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") acting as underwriter with other underwriters, if any, named therein. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Offered Securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of Offered Securities in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Depositor.

    Alternatively,  the  Prospectus  Supplement  may   specify  that  Offered
Securities will be distributed by Merrill Lynch acting as agent or in some cases as principal with respect to Offered Securities that it has previously purchased or agreed to purchase. If Merrill Lynch acts as agent in the sale of Offered Securities, Merrill Lynch will receive a selling commission with respect to such Offered Securities, depending on market conditions, expressed as a percentage of the aggregate Certificate Balance or notional amount of such Offered Securities as of the Cut-off Date. The exact percentage for each series of Securities will be disclosed in the related Prospectus Supplement. To the extent that Merrill Lynch elects to purchase Offered Securities as principal, Merrill Lynch may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Securities of such series.

    The Depositor will indemnify Merrill Lynch and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Merrill Lynch and any underwriters may be required to make in respect thereof.

    In the ordinary course of business, Merrill Lynch and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's or Asset Seller's Assets pending the sale of such Assets or interests therein, including the Securities.

    Offered  Securities   will  often  be  sold  primarily  to  institutional
investors. Purchasers of Offered Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Offered Securities. Securityholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

    As to each series of Securities, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any non-investment-grade class may be initially retained by the Depositor or Asset Seller, and may be sold by the Depositor or Asset Seller at any time in private transactions.

    Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Depositor or the Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.

                                LEGAL MATTERS

    Certain legal matters in connection with the Securities, including certain federal income tax consequences, will be passed upon for the Depositor by Brown & Wood llp, New York, New York.

                            FINANCIAL INFORMATION

    A new Trust Fund will be formed with respect to each series of Securities and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                    RATING

    It is a condition to the issuance of any class of Offered Securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

    Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates and other asset backed securities do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.


    A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                        INDEX OF PRINCIPAL DEFINITIONS
                                                             PAGE(S) ON WHICH
                                                              TERM IS DEFINED
TERMS                                                       IN THE PROSPECTUS

Accrual Securities  . . . . . . . . . . . . . . . . . . . . . . . . .  11, 35
Accrued Security Interest . . . . . . . . . . . . . . . . . . . . . . . .  37
Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
ARM Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24, 88
Asset Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1, 6, 22
Available Distribution Amount . . . . . . . . . . . . . . . . . . . . . .  36
Balloon Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . . . . .  18
Book-Entry Securities . . . . . . . . . . . . . . . . . . . . . . . . . .  35
Buydown Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . . . . .  33
Buydown Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
Cash Flow Agreement . . . . . . . . . . . . . . . . . . . . . . . . .  10, 29
Cede  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1, 6
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Collection Account  . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
Commission  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Contract Group  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1, 8, 22
Contributions Tax . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
Cooperatives  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Covered Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21, 65
CPR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
Credit Support  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Cut-off Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Definitive Securities . . . . . . . . . . . . . . . . . . . . . . . .  35, 43
Depositor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6, 22
Determination Date  . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
Distribution Date . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
DTC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Due Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14, 115
Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Exemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 116
FDIC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
Government Securities . . . . . . . . . . . . . . . . . . . . . . .  1, 8, 22
Grantor Trust Certificates  . . . . . . . . . . . . . . . . . . . . . . .  13
Home Equity Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . 7, 24
Home Improvement Contract . . . . . . . . . . . . . . . . . . . . . . . .  24
Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
Indenture Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
Indirect Participants . . . . . . . . . . . . . . . . . . . . . . . . . .  42
Insurance Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
L/C Bank  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
Legislative History . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
Liquidation Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . .  49
Loan-to-Value Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Lock-out Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
Lock-out Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
manufactured housing contracts  . . . . . . . . . . . . . . . . . . . . .  20
Master Servicer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
MBS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1, 6, 22
MBS Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
MBS Issuer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
MBS Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
MBS Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
Merrill Lynch . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 112
Mortgage Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
Mortgage Loan Group . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . . . . . .  1, 6, 22
Mortgage Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Mortgage Participations . . . . . . . . . . . . . . . . . . . . . .  1, 6, 22
Mortgages . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Mortgage Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7, 24
Multifamily Mortgage Loan . . . . . . . . . . . . . . . . . . . . . . . .  23
Multifamily Property  . . . . . . . . . . . . . . . . . . . . . . . . . 7, 23
Nonrecoverable Advance  . . . . . . . . . . . . . . . . . . . . . . . . .  39
Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1, 6
Offered Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
OID . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
OID Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
Originator  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Participants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
Pass-Through Rate . . . . . . . . . . . . . . . . . . . . . . . . . .  10, 37
Permitted Investments . . . . . . . . . . . . . . . . . . . . . . . . . .  45
Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 115
Pooling and Servicing Agreement . . . . . . . . . . . . . . . . . . . . .  43
Pre-Funded Amount . . . . . . . . . . . . . . . . . . . . . . . . . .  10, 28
Pre-Funding Account . . . . . . . . . . . . . . . . . . . . . . . . .  10, 28
Prepayment Assumption . . . . . . . . . . . . . . . . . . . . . . . . . .  88
Prepayment Premium  . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
Rating Agency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
Refinance Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Related Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
Relief Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
REMIC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
REMIC Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . .  91
REMIC Regular Certificates  . . . . . . . . . . . . . . . . . . . . .  13, 91
REMIC Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
REMIC Residual Certificates . . . . . . . . . . . . . . . . . . . . .  13, 91
Restricted Group  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 117
Retained Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
SBA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10, 27
SBA Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8, 27
SBA 504 Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8, 22
SBA 504 Loan Program  . . . . . . . . . . . . . . . . . . . . . . . 8, 22, 28
Section 7(a) Program  . . . . . . . . . . . . . . . . . . . . . . . . . 8, 27
Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1, 6
Security Balance  . . . . . . . . . . . . . . . . . . . . . . . . . .  11, 38
Security Owners . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
Securityholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
Senior Securities . . . . . . . . . . . . . . . . . . . . . . . . . .  11, 35
Servicing Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
Servicing Standard  . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
Single Family Mortgage Loan . . . . . . . . . . . . . . . . . . . . . . .  23
Single Family Property  . . . . . . . . . . . . . . . . . . . . . . . . 7, 23
SMMEA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14, 117
SMMEA Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 116
SPA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
Stripped ARM Obligations  . . . . . . . . . . . . . . . . . . . . . . . .  89
Stripped Interest Certificates  . . . . . . . . . . . . . . . . . . .  11, 35
Stripped Principal Securities . . . . . . . . . . . . . . . . . . . .  11, 35
Sub-Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
Sub-Servicing Agreement . . . . . . . . . . . . . . . . . . . . . . . . .  53
Subordinate Securities  . . . . . . . . . . . . . . . . . . . . . . .  11, 35
Subsequent Assets . . . . . . . . . . . . . . . . . . . . . . . . . .  10, 28
Title V . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
Trust Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
Trust Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
UCC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
Underlying MBS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
Underlying Mortgage Loans . . . . . . . . . . . . . . . . . . . . . . . .  22
Unsecured Home Improvement Loans  . . . . . . . . . . . . . . . . .  1, 7, 22
Value . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Voting Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
Warranting Party  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
Whole Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22






                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the estimated expenses in connection with the offering of the Securities being registered under this Registration Statement, other than underwriting discounts and commissions:

SEC Registration Fee                      			$303,031
Printing and Engraving   					$ 60,000
Legal Fees and Expenses  					$200,000
Trustee Fees and Expenses    					$ 20,000
Blue Sky Fees and Expenses   					$ 10,000
Rating Agency Fees   						$200,000
Miscellaneous    						$  6,969

Total   							$800,000

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Registrant's By-Laws provide for indemnification of directors and officers of the Registrant to the full extent permitted by Delaware law.

    Section 145 of the Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding. The Delaware General Corporation Law also provides that the Registrant may purchase insurance on behalf of any such director, officer, employee or agent.

ITEM 16.  EXHIBITS.

 1.1    Form of Underwriting Agreement.

 3.1 Certificate of Incorporation of Merrill Lynch Mortgage Investors, Inc., as amended.
*3.2    By-laws of  Merrill Lynch  Mortgage Investors,  Inc. as currently  in effect.
*4.1    Form  of   Pooling  and  Servicing   Agreement  (including   form  of
          Certificate as an exhibit thereto).
*4.2    Form of Pooling and Servicing Agreement (Contracts)
          (including form of Certificate as an exhibit thereto).
*4.3    Form of Trust Agreement (including form of Certificate as an  exhibit thereto).
 4.4    Form of Indenture (including form of Note as an exhibit thereto).
 4.5 Form of Pooling and Servicing Agreement (revolving home equity loans) (including form of Certificate as an exhibit thereto).
 5.1 Opinion of Brown & Wood LLP as to legality of certain Certificates and Notes (including consent of such firm).
 5.2 Opinion of Richards, Layton & Finger as to the legality of certain Certificates (including consent of such firm).
 8.1 Opinion of Brown & Wood LLP as to certain tax matters (including consent of such firm).
 23.1   Consent  of  Brown  & Wood  LLP  (included in  exhibits  5.1  and 8.1 hereof).
 23.2   Consent of Richards, Layton & Finger (included in exhibit 5.2).
 24.1 Power of Attorney (included as page II-4 to original filing and page II-4 of Amendment No. 1).
*99.1   Form of Sale and Servicing Agreement.
*99.2   Form of Mortgage Loan Purchase Agreement
 99.3 Form of Mortgage Loan Purchase Agreement (revolving home equity loans)
* Filed previously with the Commission on September 10, 1996 as an exhibit to Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-07569).

ITEM 17.  UNDERTAKINGS.

    (a) Undertaking pursuant to Rule 415.

    The Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement.

    Provided, however, That paragraphs (1)(i) and (1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) Undertaking in respect of incorporation of reference.

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Undertaking in respect of indemnification.

    Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person, in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of that act.

                                  SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on the 23rd day of May, 1997.

                             Merrill Lynch Mortgage Investors, Inc.


                             By:  /s/ Michael M. McGovern
                             ----------------------------
                             Name:  Michael M. McGovern
                             Title:  Secretary


    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Michael M. McGovern, Jeffrey W. Kronthal, Daniel G. Pace, Peter J. Cerwin and Bruce Ackerman, or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on May 23, 1997.


      Signature                                  Title
      ---------                                  -----
/s/ Jeffrey W. Kronthal       President and Chairman of the Board of
________________________
                              Directors (Chief Executive Officer)
 (Jeffrey W. Kronthal)

/s/ Daniel G. Pace            Treasurer (Principal Financial Officer and
-------------------------     Principal Accounting Officer)
   (Daniel G. Pace)

_________________________     Director
  (Donald J. Puglisi

/s/ Michael M. McGovern       Director
--------------------------
  (Michael M. McGovern)



                                                   Registration No. 333-24327

===============================================================================






                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                            _____________________
                               Amendment No. 1
                                      to
                                   FORM S-3
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933


                            _____________________


                    MERRILL LYNCH MORTGAGE INVESTORS, INC.
     (Exact name of registrant as specified in its governing instrument)

                            _____________________


                                EXHIBIT VOLUME



===============================================================================


                                EXHIBIT INDEX

Exhibit      Description                                      Page
-------      -----------                                      ----

 1.1    Form of Underwriting Agreement.
 3.1 Certificate of Incorporation of Merrill Lynch Mortgage Investors, Inc., as amended.
*3.2    By-laws of Merrill Lynch Mortgage Investors, Inc. as currently in effect.
*4.1    Form of Pooling and Servicing Agreement (including form of
           Certificate as an exhibit thereto).
*4.2    Form of Pooling and Servicing Agreement (Contracts)
           (including form of Certificate as an exhibit thereto).
*4.3    Form of Trust Agreement (including form of Certificate as an exhibit thereto).
 4.4    Form of Indenture (including form of Note as an exhibit thereto).
 4.5 Form of Pooling and Servicing Agreement (revolving home equity loans) (including form of Certificate as an exhibit thereto).
 5.1 Opinion of Brown & Wood LLP as to legality of certain Certificates and Notes (including consent of such firm).
 5.2 Opinion of Richards, Layton & Finger as to the legality of certain Certificates (including consent of such firm).
 8.1 Opinion of Brown & Wood LLP as to certain tax matters (including consent of such firm).
 23.1   Consent of Brown & Wood LLP (included in exhibits 5.1 and 8.1 hereof).
 23.2   Consent of Richards, Layton & Finger (included in exhibit 5.2).
 24.1 Power of Attorney (included as page II-4 to original filing and page II-4 of Amendment No. 1).
*99.1   Form of Sale and Servicing Agreement.
*99.2   Form of Mortgage Loan Purchase Agreement
 99.3   Form of Mortgage Loan Purchase Agreement (revolving home equity loans)
----------------
*  Filed previously with the Commission on September 10, 1996 as an exhibit
   to Amendment No. 1   to the Registration Statement on Form S-3 (No. 333-
   07569).



                                                                  Exhibit 1.1



              MERRILL LYNCH MORTGAGE INVESTORS, INC., DEPOSITOR

                           Asset Backed Securities
                                Series 199_-_

                            UNDERWRITING AGREEMENT
                           ----------------------



                                                          __________ __, 1996



MERRILL LYNCH & CO.,
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
World Financial Center
North Tower
New York, New York 10281

Ladies and Gentlemen:

     Merrill Lynch Mortgage Investors, Inc. (the "Company"), a Delaware corporation, with its principal place of business in New York, New York, is a wholly-owned limited-purpose finance company of Merrill Lynch Mortgage Capital Inc. ("MLMC"), a Delaware corporation, which is an indirect wholly-owned subsidiary of Merrill Lynch & Co., Inc., a Delaware corporation. The Company has authorized the issuance and sale of Asset Backed Securities having aggregate outstanding principal balances of up to ($____________) (the "Securities"). The Securities may be issued in various series, and, within each series, in one or more classes, and, within each class, in one or more sub-classes, in one or more offerings on terms determined at the time of sale (each such series, a "Series" and each such class, a "Class"). Each Series of the Securities will be issued under a separate Pooling and Servicing Agreement (each, a "Pooling and Servicing Agreement") with respect to such Series among the Company, as depositor, a master servicer to be identified in the prospectus supplement for each such Series (the "Master Servicer") and a trustee to be identified in the prospectus supplement for each such Series (the "Trustee") or a separate Trust Agreement (each a "Trust Agreement") between the Company, an owner trustee (the "Owner Trustee") to be named in the related prospectus supplement and another entity to be named in such prospectus supplement or an Indenture (each an "Indenture") between the trust created by the related Trust Agreement and an indenture trustee (the "Indenture Trustee") named in the related prospectus supplement. The
Securities  will be  described in  the  related prospectus  supplement.   The
Securities of each Series will evidence specified interests in, or be supported by, the assets (the "Assets") described in the related prospectus supplement, and certain other property held in trust with respect to such Series (each, a "Trust Fund").

     The Securities are more fully described in a Prospectus and Prospectus Supplement (hereinafter defined) which the Company has furnished to you. Capitalized terms used but not defined herein shall have the meanings given to them in the (Pooling and Servicing Agreement) (Trust Agreement) (Indenture). The term "you" as used herein, unless the context otherwise requires, shall mean you and such persons, if any, as are named as co-managers in the applicable Terms Agreement (defined below).

     Each offering of Securities pursuant to this Agreement will be made through you or through an underwriting syndicate managed by you. Whenever the Company determines to make an offering of Securities it will enter into an agreement (the "Terms Agreement") providing for the sale of such Securities to, and the purchase and offering thereof by, you and such other underwriters, if any, selected by you as have authorized you to enter into such Terms Agreement on their behalf (the "Underwriters," which term shall include you whether acting alone in the sale of Securities or as a member of an underwriting syndicate). The Terms Agreement relating to each offering of Securities shall specify, among other things, the principal amount or amounts of Securities to be issued, the price or prices at which the Securities are to be purchased by the Underwriters from the Company and the initial public offering price or prices or the method by which the price or prices at which such Securities are to be sold will be determined. A Terms Agreement, which shall be substantially in the form of Exhibit A hereto, may take the form of an exchange of any standard form of written telecommunication between you and the Company. Each offering of Securities will be governed by this Agreement, as supplemented by the applicable Terms Agreement, and this Agreement and such Terms Agreement shall inure to the benefit of and be binding upon the Underwriters participating in the offering of such Securities.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 333-7569) relating to the Securities, and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "1933 Act"), and has filed, and proposes to file, such amendments thereto as may have been required to the date hereof and as shall be required prior to the effective date thereof pursuant to the 1933 Act and the rules of the Commission thereunder (the "Regulations"). Such registration statement, as amended at the time when each becomes effective under the 1933 Act and at the Representation Date defined below, is referred to herein as the "Registration Statement". The base prospectus relating to the sale of a particular Series of Securities by the Company is referred to herein as the "Basic Prospectus," and a supplement to the Prospectus contemplated by Section 3(a) hereof is referred to herein as a "Prospectus Supplement". The Basic Prospectus and the related Prospectus Supplement are collectively referred to as the "Prospectus".

          SECTION 1.  Representations and Warranties.  (a) The Company
                      ------------------------------
represents and warrants to you as of the date hereof, and to the Underwriters, if any, named in the applicable Terms Agreement, all as of the date of such Terms Agreement (in each case, the "Representation Date"), as follows:

          (1) The Registration Statement, at the time the Registration Statement became effective did, and the Registration Statement, Prospectus and Prospectus Supplement as of the applicable Representation Date will, comply in all material respects with the requirements of the 1933 Act and the Regulations. The Registration Statement, at the time it became effective did not, and as of the applicable Representation Date will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus, as amended or supplemented as of the applicable Representation Date, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to
     (i) any statements in, or omissions from, the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriters expressly for use in the Registration Statement or the Prospectus or (ii) information in any "Computational Materials" or "Structural Term Sheets" (each as hereinafter defined) provided by the Underwriter to the Company pursuant to Section 4 except to the extent that the information set forth therein is based on or constitutes "Pool Information". As used herein, Pool Information means information with respect to the characteristics of the Assets as provided by, or on behalf of, the Company or MLCC to the Underwriter in final form and set forth in the Prospectus Supplement. The conditions to the use by the Company of a registration statement on Form S-3 under the 1933 Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Registration Statement and the Prospectus. There are no contracts or documents of the Company which are required to be filed as exhibits to the Registration Statement pursuant to the 1933 Act or the Regulations which have not been so filed.

          (2) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, the applicable Pooling and Servicing Agreement, and with respect to a Series of Securities, the Securities and the applicable Terms Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the ownership or lease of its properties or the conduct of its business requires such qualification.

          (3) The Company is not in violation of its certificate of incorporation or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its properties may be bound, which default might result in any material adverse change in the financial condition, earnings, affairs or business of the Company or which might materially and adversely affect the properties or assets thereof.

          (4) The execution and delivery by the Company of this Agreement, the applicable Terms Agreement and the applicable Pooling and Servicing Agreement are within the corporate power of the Company and have been duly authorized by all necessary corporate action on the part of the Company; and with respect to a Series of Securities, neither the issu-ance and sale of the Securities to the Underwriters, nor the execution and delivery by the Company of this Agreement and the related Pooling and Servicing Agreement, nor the consummation by the Company of the transactions therein contemplated, nor compliance by the Company with the provisions hereof or thereof, will materially conflict with or result in a material breach of, or constitute a material default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Company or its properties or the restated certificate of incorporation or by-laws of the Company, or any of the provisions of any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument.

          (5) This Agreement has been, and each applicable Terms Agreement when executed and delivered as contemplated hereby and thereby, will have been duly authorized, executed and delivered by the Company, and each constitutes, or will constitute when so executed and delivered, a legal, valid and binding instrument enforceable against the Company in accordance with its terms, subject (a) to applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors' rights generally, (b) as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (c) as to enforceability with respect to rights of indemnity thereunder, to limitations of public policy under applicable securities laws.

          (6) Each applicable (Pooling and Servicing Agreement) (Trust Agreement) when executed and delivered as contemplated hereby and thereby will have been duly authorized, executed and delivered by the Company, and will constitute when so executed and delivered, a legal, valid and binding instrument enforceable against the Company in accordance with its terms, subject (a) to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and (b) as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          (7) As of the Closing Time (as defined in Section 2 below) with respect to a Series of Securities, the Securities will have been duly and validly authorized by the Company, and, when executed and authenticated as specified in the related (Pooling and Servicing Agreement) (Trust Agreement) (Indenture), will be validly issued and outstanding and will be entitled to the benefits of the related (Pooling and Servicing Agreement) (Trust Agreement) (Indenture).

          (8)   There  are  no actions,  proceedings  or  investigations  now pending against the Company or, to the knowledge of the Company, threatened against the Company, before any court, administrative agency or other tribunal (i) asserting the invalidity of this Agreement, the applicable (Pooling and Servicing Agreement) (Trust Agreement) (Indenture) or with respect to a Series of Securities, the Securities,
     (ii) seeking to prevent the issuance of such Securities or the consummation of any of the transactions contemplated by this Agreement or such Pooling and Servicing Agreement, (iii) which might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, this Agreement or such Securities or (iv) seeking to adversely affect the federal income tax attributes of such Securities described in the Prospectus and the related Prospectus Supplement.

          (9) Any taxes, fees and other governmental charges that are assessed and due in connection with the execution, delivery and issuance of this Agreement, the applicable (Pooling and Servicing Agreement)
     (Trust Agreement) (Indenture) and with respect to a Series of Securities, or the Securities shall have been paid at or prior to the Closing Time with respect to such Series of Securities.

          (10) No filing or registration with, notice to or consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Company of the transactions contemplated by this Agreement, the applicable Pooling and Servicing Agreement or the applicable Terms Agreement, except such as may be required under the 1933 Act, the Regulations, or state securities or Blue Sky laws.

          (11) The Company possesses all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it and as described in the Prospectus and the Company has received no notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the conduct of the business, operations, financial condition or income of the Company.

          (12) As of the Closing Time, with respect to a Series of Securities, each of the Assets will have the characteristics described in the Prospectus Supplement.

          (13) Neither the Company nor the Trust Fund created by the applicable (Pooling and Servicing Agreement) (Trust Agreement) will be subject to registration as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act").

          (14) At the Closing Time, with respect to a Series of Securities, the Securities, the applicable (Pooling and Servicing Agreement) (Trust Agreement) (Indenture), the applicable Terms Agreement and any Credit Enhancement, if any, will conform in all material respects to the descriptions thereof contained in the Prospectus.

          (15) At the Closing Time, with respect to a Series of Securities, the Securities shall have received the certificate ratings specified in the related Terms Agreement.

     (b) The Underwriter represents and warrants to, and agrees with, the Company as of the date hereof and as of the Representation Date that the Underwriter has complied and will comply with all of its obligations arising under Section 4 and, with respect to the Computational Materials and Structural Term Sheets, if any, provided by the Underwriter to the Company pursuant to Section 4, such Computational Materials and Structural Term Sheets are accurate in all material respects (taking into account the assumptions explicitly set forth in such Computational Materials and Structural Term Sheets, except for any errors therein attributable to errors or mistakes in the Pool Information). The Computational Materials and Structural Term Sheets provided by the Underwriter to the Company constitute a complete set of all Computational Materials and Structural Term Sheets required to be filed with the Commission pursuant to the No-Action Letters.

     Any certificate signed by an officer of the Company, the Guarantor, the Master Servicer, the Insurer or a provider of Alternate Credit Enhancement and delivered to you or counsel for the Underwriters in connection with an offering of Securities shall be deemed, a representation and warranty as to the matters covered thereby to each person to whom the representations and warranties in this Section 1 are made.

          SECTION 2.  Purchase and Sale.  The commitment of the Underwriters
                      -----------------
to purchase Securities pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth.

     Payment of the purchase price for, and delivery of, any Securities to be purchased by the Underwriters shall be made at the office of Merrill Lynch, Pierce, Fenner & Smith Incorporated, World Financial Center, North Tower, New York, New York 10281, or at such other place as shall be agreed upon by you and the Company, at such time or date as shall be agreed upon by you and the Company in the Terms Agreement (each such time and date being referred to as a "Closing Time"). Unless otherwise specified in the applicable Terms Agreement, payment shall be made to the Company, at the option of the Company, either (a) by certified or official bank check or checks in New York Clearing House or similar next day funds payable to the order of the Company, or (b) in immediately available Federal funds wired to such bank as may be designated by the Company; provided, however, that if payment is made in immediately available Federal funds, the Company shall simultaneously reimburse the Underwriters for the cost to the Underwriters of such funds, based on the Underwriters' cost of borrowing such funds for one day at their most favorable commercial paper rate at the Closing Time. Such Securities shall be in such denominations and registered in such names as you may request in writing at least two business days prior to the applicable Closing Time. Such Securities, which may be in temporary form, will be made available for examination and packaging by you no later than 12:00 noon on the first business day prior to the applicable Closing Time.

          SECTION 3.  Covenants of the Company.  The Company covenants with
                      ------------------------
each of you and the Underwriters participating in the applicable offering of a Series of Securities, as follows with respect to such Series of Securities:


          (a) Contemporaneously with the execution of each Terms Agreement, the Company will prepare a Prospectus Supplement setting forth the principal amount of Securities covered thereby, the price or prices at which the Securities are to be purchased by the Underwriters from the applicable Trust, either the initial public offering price or prices or the method by which the price or prices by which the Securities are to be sold will be determined, the selling concession(s) and reallowance(s), if any, any delayed delivery arrangements, and such other information as you and the Company deem appropriate in connection with the offering of the Securities. The Company will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424 under the 1933 Act and will furnish to the Underwriters as many copies of the Prospectus and such Prospectus Supplement as you shall reasonably request.

          (b) If at any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities by you or the Underwriters, any event shall occur or condition exists as a result of which it is necessary, in the opinion of your counsel, counsel for the Company, or otherwise, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of circumstances existing at the time it is delivered to a purchaser, not misleading or if it shall be neces-sary, in the opinion of any such counsel or otherwise, at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the Regulations thereunder, the Company will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement comply with such requirements, and within two business days will furnish to the Underwriters as many copies of the Prospectus, as so amended or supplemented, as you shall reasonably request.

          (c) The Company will give you reasonable notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Prospectus, whether pursuant to the 1933 Act or otherwise, will furnish you with copies of any such amendment or supplement or other documents proposed to be filed a reasonable time in advance of filing, and will not file any such amendment or supplement or other documents in a form to which you or your counsel shall object.

          (d) The Company will notify you immediately, and confirm the notice in writing, (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the mailing or the delivery to the Commission for filing of any supplement to the Prospectus or any document, other than quarterly and annual reports to be filed pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"),
     (iii) of the receipt of any comments from the Commission with respect to the Registration Statement, the Prospectus or any Prospectus Supplement,
     (iv) of any request by the Commission for any amendment to the Registration Statement of any amendment or supplement to the Prospectus or for additional information, and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (e) The Company will deliver to you as many signed and as many conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as you may reasonably request.

          (f) The Company will endeavor, in cooperation with you, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as you may designate, and will maintain or cause to be maintained such qualifications in effect for as long as may be required for the distribution of the Securities. The Company will file or cause the filing of such statements and reports as may be required by the laws of each jurisdiction in which the Securities have been qualified as above provided.

          (g) The Company will file the Computational Materials and Structural Term Sheets provided to it by the Underwriter under Section 4 with the Commission pursuant to a Current Report on Form 8-K not later than 10:00 a.m. on the day the Prospectus is delivered to the Underwriter or, in the case of any Collateral Term Sheet required to be filed pursuant to the No-Action Letters, not later than the second business day following the first day on which the Collateral Term Sheet has been sent to a prospective investor; provided, however, that as a condition to the filing of the Computational Materials and Structural Term Sheets by the Company, the Company must receive a letter from a firm of independent certified public accountants, which letter shall be satisfactory in form and substance to the Company and its counsel, to the effect that such accountants have performed certain specified procedures, all of which have been agreed to by the Company, as a result of which they have determined the accuracy in all material respects of the numerical and financial information included in the Computational Materials and Structural Term Sheets provided by the Underwriter to the Company for filing with the Commission.

          SECTION 4.  Computational Materials, Collateral Term Sheets and
                      ---------------------------------------------------
Structural Terms Sheets.  It is understood that you may prepare and provide
-----------------------
to prospective investors certain Computational Materials, Collateral Term Sheets and Structural Term Sheets in connection with your offering of the Securities, subject to the following conditions:

          (a) The Underwriter shall comply with all applicable laws and regulations in connection with the use of Computational Materials, including the No-Action letter of May 20, 1994 issued by the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation as made applicable to other issuers and underwriters by the Commission in response to the request of the Public Securities Association dated May 24, 1994 (collectively, the "Kidder/PSA Letter"), as well as the PSA Letter referred to below. The Underwriter shall comply with all applicable laws and regulations in connection with the use of Collateral Terms Sheets and Structural Term Sheets, including the No-Action Letter of February 17, 1995 issued by the Commission to the Public Securities Association (the "PSA Letter" and, together with the Kidder/PSA Letter, the "No-Action Letters").

          (b) As used herein, "Computational Materials" shall have the meaning given such term in the No-Action Letters, but shall include only those Computational Materials that have been prepared and delivered to prospective investors by or at the direction of the Underwriter. As used herein, "Structural Term Sheets" and "Collateral Term Sheets" shall have the meanings given such terms in the PSA Letter, but shall include
     (i) only those Structural Term Sheets that have been prepared and delivered to prospective investors by or at the direction of the Underwriter and (ii) only those Collateral Term Sheets that have been prepared by the Company or the Underwriter and delivered to prospective investors by or at the direction of the Underwriter.

          (c) The Underwriter shall provide to the Company copies (in such format as is required by the Company) of all Computational Materials and Structural Term Sheets that are required to be filed with the Commission pursuant to the No-Action Letters. The Underwriter may provide to the Company copies of the foregoing in a consolidated or aggregated form, including all information required to be filed. All Computational Materials and Structural Term Sheets must be provided to the Company by the Underwriter not later than 10:00 a.m. on the first business day prior to the day on which the filing of such materials is to be made with the Commission.

          (d) (i) All Computational Materials and Structural Term Sheets provided to prospective investors by the Underwriter that are required to be filed pursuant to the No-Action Letters shall bear a legend on each page in the following form:

          "THE  INFORMATION  HEREIN  HAS  BEEN  PROVIDED SOLELY  BY
          MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED ("MERRILL LYNCH"). NEITHER MERRILL LYNCH, THE ISSUER OF SECURITIES NOR ANY OF ITS AFFILIATES MAKES ANY REPRESENTATION AS TO THE ACCURACY OR COMPLETENESS OF THE INFORMATION HEREIN. THE INFORMATION HEREIN IS PRELIMINARY, AND WILL BE SUPERSEDED BY THE APPLICABLE
          PROSPECTUS SUPPLEMENT AND BY ANY OTHER INFORMATION SUBSEQUENTLY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION."

               (ii) In the case of Collateral Term Sheets, such legend shall also include the following statement:

          "THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE COLLATERAL POOL CONTAINED IN THE PROSPECTUS SUPPLEMENT RELATING TO THE SECURITIES AND SUPERSEDES ALL INFORMATION CONTAINED IN ANY COLLATERAL TERM SHEETS RELATING TO THE COLLATERAL POOL PREVIOUSLY PROVIDED BY MERRILL LYNCH."

     Notwithstanding the foregoing legends, this subsection (d) shall be satisfied if all Computational Materials, Structural Term Sheets and Collateral Term Sheets bear a legend in a form or forms previously approved in writing by the Company.

          (e) The Company shall not be obligated to file any Computational Materials or Structural Term Sheets that have been determined to contain any material errors or omissions; provided, however, that, at the request of the Underwriter, the Company shall file Computational Materials or Structural Term Sheets containing material errors or omissions if clearly marked "superseded by materials dated ____________" and accompanied by corrected Computational Materials or Structural Term Sheets that are marked "these materials supersede and correct the materials dated ____________."


          SECTION 5.  Conditions of Underwriters' Obligations.  The
                      ---------------------------------------
obligations of the Underwriters to purchase Securities pursuant to any Terms Agreement are subject to the accuracy of the representations and warranties on the part of the Company herein contained, to the accuracy of the statements of the Company's officers made pursuant hereto, to the performance by the Company of all of its obligations hereunder and to the following further conditions:

          (a) At the applicable Closing Time (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued or proceedings therefor initiated or threatened by the Commission, (ii) the Securities shall have received the rating or ratings specified in the applicable Terms Agreement, and (iii) there shall not have come to your attention any facts that would cause you to believe that the Prospectus at the time it was required to be delivered to a purchaser of the Securities, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading.

          (b)  At the applicable Closing Time, you shall have received:

               (1) The favorable opinion, dated as of the applicable Closing Time, of Brown & Wood, special counsel to the Company, in form and substance satisfactory to such of you as may be named in the applicable Terms Agreement, to the effect that:

                    (i) The Company is validly existing as a corporation in good standing under the laws of the State of Delaware.

                   (ii) The Company has the corporate power and corporate authority to carry on its business as described in the Prospectus and to own and operate its properties in connection therewith.

                  (iii) This Agreement has been duly authorized, executed and delivered by the Company.

                   (iv) The (Pooling and Servicing Agreement) (Trust Agreement) has been duly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (A) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) such enforcement may be limited by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                    (v) The execution and delivery by the Company of this Agreement and the (Pooling and Servicing Agreement) (Trust Agreement) and the signing of the Registration Statement by the Company are within the corporate power of the Company and have been duly authorized by all necessary corporate action on the part of the Company; and neither the issue and sale of the Securities, nor the consummation of the transactions contemplated in this Agreement nor the fulfillment of the terms of such Underwriting Agreements will result in any violation of the provisions of the certificate of incorporation or by-laws of the Company or, to the best of such counsel's knowledge, any New York or federal law, administrative regulation or administrative or court decree applicable to the Company.

                   (vi) The Securities have been duly authorized by the Company and, when executed and authenticated as specified in the (Pooling and Servicing Agreement) (Trust Agreement) (Indenture) and delivered and paid for pursuant to this Agreement and the Sale Agreement, will be duly issued and entitled to the benefits of the (Pooling and Servicing Agreement) (Trust Agreement) (Indenture).

                  (vii) To the best of such counsel's knowledge, no filing or registration with or notice to or consent, approval, authorization or order of any New York or federal court or governmental authority or agency is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the Regulations, state securities or Blue Sky laws.

                 (viii) The Registration Statement is effective under the 1933 Act and, to the best of such counsel's knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

                   (ix) The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended.

                    (x) To the best of such counsel's knowledge, there are no contracts or documents of the Company which are required to be filed as exhibits to the Registration Statement pursuant to the 1933 Act or the Regulations thereunder which have not been so filed.

                   (xi) The statements in the Prospectus under the heading "Certain Federal Income Tax Consequences," to the extent that they constitute matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and are correct in all material respects.

                  (xii) The Trust Fund created by the Pooling and Servicing Agreement is not required to register as an "investment company" under the Investment Company Act of 1940, as amended.

                 (xiii) The statements in the Prospectus under the caption "Description of the Securities," insofar as such statements purport to summarize certain terms of the Securities and the (Pooling and Servicing Agreement) (Trust Agreement) (Indenture), constitute a fair summary of such documents in all material respects.

                  (xiv) The Registration Statement, as of the date it becomes effective, and the Prospectus, as of the date thereof (other than, in each case, the financial statements and other financial, statistical and numerical information included therein, as to which no opinion is rendered), complied as to form in all material respects with the requirements of the 1933 Act and the Regulations thereunder.

                  ((xv)  Based solely upon the representations of the Master
               Servicer in the Pooling and Servicing Agreement, the Class A Securities will be mortgage related securities, as defined in
               Section 3(a)(41) of the Securities Exchange Act of 1934, as amended, so long as such Securities are rated in one of the two highest grades by at least one nationally recognized statistical rating organization.)

                 ((xvi)  Based solely upon the representations and warranties of the Master Servicer in the Pooling and Servicing Agreement and assuming compliance with the pertinent provisions of the Pooling and Servicing Agreement, as of the date of such opinion, under existing law, the Trust Fund will qualify as a real estate mortgage investment conduit (a "REMIC") under the Internal Revenue Code of 1986, as amended, the Class A and the Class B Securities will be treated as "regular interests" in such REMIC and the Class R Securities will be treated as the single class of "residual interests" in such REMIC.)

     Such counsel shall deliver to you such additional opinions addressing the transfer by the Company to the Trustee of its right, title and interest in and to the Assets and other property included in the Trust Fund on the Closing Time as may be required by each Rating Agency rating the Securities.

     Such counsel shall state that it has participated in conferences with officers and other representatives of the Company, your counsel, representatives of the independent accountants for the Company and you at which the contents of the Registration Statement and the Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for, the factual accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except as stated in paragraphs (xii) and (xiv) above) and has made no independent check or verification thereof for the purpose of rendering this opinion, on the basis of the foregoing (relying as to materiality to a large extent upon the certificates of officers and other representatives of the Company), nothing has come to their attention that leads such counsel to believe that either the Registration Statement, at the time it became effective, or the Prospectus at the time the Prospectus was delivered to you contained or at the closing time, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that such counsel need express no view with respect to the financial statements, schedules and other financial and statistical data included in or incorporated by reference into the Registration Statement or the Prospectus.

     Said counsel may state that they are admitted to practice only in the State of New York, that they are not admitted to the Bar in any other State and are not experts in the law of any other State and to the extent that the foregoing opinions concern the laws of any other State such counsel may rely upon the opinion of counsel satisfactory to the Underwriters and admitted to practice in such jurisdiction. Any opinions relied upon by such counsel as aforesaid shall be addressed to the Underwriters and shall be delivered together with the opinion of such counsel, which shall state that such counsel believes that their reliance thereon is justified.

                    (2) The favorable opinion of counsel to the (Owner) (Indenture) Trustee, dated as of the applicable Closing Time, addressed to you and in form and scope satisfactory to your counsel, to the effect that:

                    (i)  The (Owner) (Indenture) Trustee is a
               ____________________ with trust powers, duly organized and validly existing in good standing under the laws of ________________________, and has all requisite power and authority to enter into the Agreement and perform the obligations of Trustee.

                   (ii) The (Pooling and Servicing Agreement) (Trust Agreement) (Indenture) has been duly authorized, executed, and delivered by the (Owner) (Indenture) Trustee, and constitutes the legal, valid, and binding obligation of the (Owner) (Indenture) Trustee enforceable against the (Owner) (Indenture) Trustee in accordance with its terms, except as enforceability may be limited by applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of creditors' rights generally and by general equity principles.

     In rendering such opinion, such counsel may rely, as to matters of fact, to the extent deemed proper and stated therein, on certificates of responsible officers of the (Owner) (Indenture) Trustee or public officials.

                    (3) The favorable opinion of counsel to the Master Servicer, dated as of the applicable Closing Time, addressed to you and in form and scope satisfactory to your counsel, to the effect that:

                    (i) The Master Servicer has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to do business, and is in good standing, as a foreign corporation under the laws of each jurisdiction in which the performance of its duties under the applicable Pooling and Servicing Agreement would require such qualification.

                   (ii) The execution and delivery by the Master Servicer of the applicable Pooling and Servicing Agreement is within the corporate power of the Master Servicer and has been duly authorized by all necessary corporate action on the part of the Master Servicer; and neither the execution and delivery of such instrument, nor the consummation of the transactions provided for therein, nor compliance with the provision thereof, will conflict with or constitute a breach of, or default under, any contract, indenture, mortgage, loan agreement, note, lease, deed of trust, or other instrument to which the Master Servicer is a party or by which it may be bound, nor will such action result in any violation of the provisions of the charter or by-laws of the Master Servicer or any law, administrative regulation or administrative or court decree.

                  (iii) The applicable Pooling and Servicing Agreement has been duly executed and delivered by the Master Servicer and constitute a valid and binding obligation of the Master Servicer enforceable against the Master Servicer in accordance with its terms, except that such enforceability thereof may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and subject as to enforceability, to general prin-ciples of equity (regardless whether enforcement is sought in a proceeding in equity or at law).

                   (iv) The execution, delivery and performance by the Master Servicer of the applicable Pooling and Servicing Agreement do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of any federal, state or other governmental agency or authority which has not previously been effected.

                    (v) The description of the Master Servicer in the Prospectus and the Prospectus Supplement is true and correct in all material respects.

                    ((4) The favorable opinion of counsel to each provider of Credit Enhancement, if any, named in a Prospectus Supplement, dated as of the applicable Closing Time, addressed to you and in form and scope satisfactory to your counsel, to the effect that:

                    (i) Such provider of Credit Enhancement has been duly organized and is validly existing as a corporation under the laws of the jurisdiction of its incorporation, is duly quali-fied to do business in all jurisdictions where the nature of its operations as contemplated by the Credit Enhancement legally requires such qualification, and has the power and authority (corporate and other) to issue, and to take all action required of it under, the Credit Enhancement.

                   (ii) The execution, delivery and performance by such provider of Credit Enhancement of the Credit Enhancement have been duly authorized by all necessary corporate action on the part of the provider of Credit Enhancement, and under present law do not and will not contravene any law or governmental regulation or order presently binding on such provider of Credit Enhancement or the charter of the by-laws of such provider of Credit Enhancement or contravene any provision of or constitute a default under any indenture, contract or other instrument to which the provider of Credit Enhancement is a party or by which such provider of Credit Enhancement is bound.

                  (iii) The execution, delivery and performance by such provider of Credit Enhancement of the Credit Enhancement do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of any federal, state or other governmental agency or authority which has not previously been effected.

                   (iv) The Credit Enhancement has been duly issued by such provider of Credit Enhancement and constitutes the valid and binding agreement of such provider of Credit Enhancement, enforceable against the provider of Credit Enhancement in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and subject as to enforceability to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                    (v) The Credit Enhancement conforms in all material respects to the description thereof in the applicable Prospectus Supplement under the caption "Credit Enhancement." To the extent required by applicable legal requirements, the Credit Enhancement form has been filed with, and approved by, all governmental authorities having jurisdiction over the provider of Credit Enhancement in connection with such Credit Enhancement.)

                    (5) The favorable opinion or opinions, dated as of the applicable Closing Time, of counsel for the Underwriters, with respect to the issue and sale of the Securities, the Registration Statement, this Agreement, the applicable Terms Agreement, the Prospectus, the applicable Prospectus Supplement and other related matters as the Underwriters may require.

          (c) At the applicable Closing Time you shall have received a certificate of an Assistant Vice President (or more senior officer) of the Company, dated as of such Closing Time, to the effect that the representations and warranties of the Company contained in Section 1 are true and correct with the same force and effect as though such Closing Time were a Representation Date.

          (d) You shall have received from independent certified public accountants acceptable to you, a letter, dated as of the date of the applicable Terms Agreement and as of the applicable Closing Time, delivered at such times, in the form heretofore agreed to.

          (e) At the applicable Closing Time, with respect to a Series of Securities, each of the representations and warranties of the Master Servicer set forth in the related Pooling and Servicing Agreement will be true and correct.

          (f) At the applicable Closing Time, with respect to a Series of Securities, the Securities shall have received the certificate rating or ratings specified in the related Terms Agreement.

          (g) At the applicable Closing Time, counsel for the Underwriters shall have been furnished with such documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to you and counsel for the Underwriters.

     If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, the applicable Terms Agreement may be terminated by you by notice to the Company at any time at or prior to the Applicable Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 6.

          SECTION 6.  Payment of Expenses.  The Company will pay all
                      -------------------
expenses incident to the performance of its obligations under this Agreement and any Terms Agreement, including without limitation those related to (i) the filing of the Registration Statement and all amendments thereto, (ii) the printing and delivery to the Underwriters, in such quantities as you may reasonably request, of copies of this Agreement, each Terms Agreement, any agreements among Underwriters, the Memorandum and any selling agreements and Underwriters' questionnaires and powers of attorney, (iii) the preparation, issuance and delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel and accountants, (v) the qualification of the Securities under Securities and Blue Sky laws and the determination of the eligibility of the Securities for investment in accordance with the provisions of Section 3(f), including filing fees, and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky Survey and Legal Investment Survey, (vi) the printing and delivery to the Underwriters, in such quantities as you may reasonably request, hereinabove stated, of copies of the Registration Statement, and Prospectus and all amendments and Supplements thereto, and of any Blue Sky Survey and Legal Investment Survey,
(vii) the printing and delivery to the Underwriter, in such quantities as you may reasonably request, of copies of each Pooling and Servicing Agreement,
(viii) the fees charged by investment rating agencies for rating the Securities, (ix) the fee and expenses, if any, incurred in connection with the listing of the Securities on any national securities exchange, and (x) the fees and expenses of the Trustee and its counsel. The cost of the accountant's comfort letter referred to in Section 3(g) will be an expense of the Underwriter.

     If a Terms Agreement is terminated by you in accordance with the provisions of Section 5 or Section 10(i), the Company shall reimburse you for all reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

          SECTION 7.  Indemnification.
                      ---------------

          (a) The Company agrees to indemnify and hold harmless the Underwriters and each person, if any, who controls the Underwriters within the meaning of Section 15 of the 1933 Act as follows:

                    (i) against any and all loss, liability, claim, damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, unless (A) such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use in the Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) or (B) such untrue statement or omission or alleged untrue statement or omission relates to information in any Computational Materials or Structural Term Sheets provided by the Underwriter to the Company pursuant to Section 4 (except to the extent that any untrue statements or errors contained therein are based on or constitute Pool Information);

                   (ii) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency, or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, if such settlement is effected with the written consent of the Company; and

                  (iii) against any and all expense whatsoever (including the fees and disbursements of counsel chosen by you) reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or
     (ii) above.

This indemnity agreement will be in addition to any liability which the Company may otherwise have. Insofar as this indemnity may permit indemnification for liabilities under the 1933 Act of any person who is a partner of the Underwriter entitled to indemnity hereby or who controls the Underwriters within the meaning of Section 15 of the 1933 Act and who, at the date of this Agreement, is a director, officer or controlling person of the Company, such indemnity agreement is subject to the undertaking of the Company in the Registration Statement.

          (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of the Company's directors, each of the Company's officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, but only with respect to (i) untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use in the Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) or (ii) information in any Computational Materials or Structural Term Sheets provided by the Underwriter to the Company pursuant to Section 4 (except to the extent that any untrue statements or errors contained therein are based on or constitute Pool Information). This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

          (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it with respect to which indemnity may be sought hereunder but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

          SECTION 8.  Contribution.  In order to provide for just and
                      ------------
equitable contribution in circumstances in which the indemnity agreement provided for in Section 7 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company on the one hand, and the Underwriters, on the other, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and one or more of the Underwriters in such proportions that the Underwriters are responsible for that portion represented by the underwriting compensation earned by them bears to the initial public offering price or prices and the Company shall be responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls the Underwriters within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Underwriters and each director of the Company, such officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

          SECTION 9.  Representations, Warranties, and Agreements to
                      ----------------------------------------------
Survive Delivery.  All representations, warranties and agreements
----------------
contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any termination of this Agreement, or any investigation made by or on behalf of the Underwriters or controlling person thereof, or by or on behalf of the Company and shall survive delivery of any Securities to the Underwriters.

          SECTION 10.  Termination of Agreement.  This Agreement may be
                       ------------------------
terminated for any reason at any time by either the Company or you upon the giving of thirty days' notice of such termination to the other party hereto. You, as Representative of the Underwriters named in any Terms Agreement, may also terminate such Terms Agreement, immediately upon notice to the Company, at any time at or prior to the applicable Closing Time (i) if there has been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Registration Statement or Prospectus any change, or any development involving a prospective change, in or affecting the condition, financial or otherwise, earnings, affairs or business of the Company, whether or not arising in the ordinary course of business, which in your judgment would materially impair the market for, or the investment quality of, the Securities to be purchased pursuant to such Terms Agreement, or (ii) if there has occurred any outbreak of hostilities or other calamity or crisis the Effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable to market such Securities or enforce contracts for the sale of such Securities, or (iii) if trading generally on either the New York Stock Exchange or the American Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal or New York authorities. In the event of any such termination, (A) the covenants set forth in Section 3 with respect to any offering of such Securities shall remain in effect so long as the Underwriters own any such Securities purchased from the Company pursuant to the applicable Terms Agreement and (B) the covenant set forth in Section 3(c), the provisions of Section 6, the indemnity agreement set forth in
Section 7, the contribution provisions set forth in Section 8, and the provisions of Section 9 and 14 shall remain in effect.

          SECTION 11.  Default by One or More of the Underwriters.  If one
                       ------------------------------------------
or more of the Underwriters participating in an offering of Securities shall fail at the applicable Closing Time to purchase the Securities which it or they are obligated to purchase hereunder and under the applicable Terms Agreement (the "Defaulted Securities"), then such of you as are named therein shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other Underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth. If, however, you have not completed such arrangements within such 24-hour period, then:

               (a) if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased pursuant to such Terms Agreement, the non-defaulting Underwriters named in such Terms Agreement shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all such non-defaulting Underwriters, or

               (b) if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased pursuant to such Terms Agreement, the applicable Terms Agreement shall terminate, without any liability on the part of any non-defaulting Underwriters.

     No action taken pursuant to this Section shall relieve any defaulting Underwriters from liability with respect to any default of such Underwriters under this Agreement and the applicable Terms Agreement.

     In the event of a default by any Underwriters as set forth in this Section, either you or the Company shall have the right to postpone the applicable Closing Time for a period of time not exceeding seven days in order that any required changes in the Registration Statement or Prospectus or in any other documents or arrangements may be effected.

          SECTION 12.  Notices.  All notices and other communications
                       -------
hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to you at the address set forth on the first page hereof, attention Syndicate Department. Notices to the Company shall be directed to Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center - North Tower, 10th Floor, New York, New York 10281-1310, attention of the Secretary, with a copy to the Treasurer.

          SECTION 13.  Parties.  This Agreement shall inure to the benefit
                       -------
of and be binding upon you and the Company and any Terms Agreement shall inure to the benefit of and be binding upon the Company and any Underwriters who become a party to any Terms Agreement, and their respective successors. Nothing expressed or mentioned in this Agreement or any Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto or thereto and their respective successors and the controlling person and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives any legal or equitable right, remedy or claim under or with respect to this Agreement or any Terms Agreement or any provision herein or therein contained. This Agreement and any Terms Agreement and all conditions and provisions hereof or thereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and their heirs and legal representative (to the extent of their rights as specified herein and therein) and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriters shall be deemed to be a successor by reason merely of such purchase.

          SECTION 14.  Governing Law and Time.  This Agreement and each
                       ----------------------
Terms Agreement shall be governed by the laws of the State of New York. Specified times of day refer to New York City time.

          SECTION 15.  Counterparts.  This Agreement and any Terms
                       ------------
Agreement may be executed in counterparts, each of which shall constitute an original of any party whose signature appears on it, and all of which shall together constitute a single instrument.

                                 *    *    *

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between you and the Company in accordance with its terms.

                                                                      Very
truly yours,

                         MERRILL LYNCH MORTGAGE INVESTORS, INC.



                         By
                           -----------------------------------------------
                         Name:
                         Title:


CONFIRMED AND ACCEPTED, as of
the date first above written:

MERRILL LYNCH & CO.,
MERRILL LYNCH, PIERCE, FENNER
  & SMITH INCORPORATED



By____________________________
Name:
Title:



                    MERRILL LYNCH MORTGAGE INVESTORS, INC.
                   ASSET BACKED SECURITIES, SERIES 199_____


                               TERMS AGREEMENT
                               ---------------

                                                  Dated:  _____________, 199_

To: Merrill Lynch Mortgage Investors, Inc., as Depositor (the "Depositor") under the Pooling and Servicing Agreement to be dated as of _____________, 199_ (the "Agreement").

Re:       Underwriting Agreement dated ____________, 199_.


Series Designation: Merrill Lynch Mortgage Investors, Inc., Asset Backed
------------------
Securities, Series 199_-_.



Terms of the Securities and Underwriting Compensation:
-----------------------------------------------------

       Class (1)          Original Principal                Pass-Through                 Price to
                                Amount                          Rate                      Public
                             $__________*                      **                           ***



_________________________

(1) The Class __ Securities are the Offered Securities. The Class __ Security is subordinate to the Offered Securities.

*    Approximate.  Subject to permitted variance of plus or minus 5%.

** Subject to the more precise formulation described in the Prospectus (as defined below).

*** The Class __ Securities are being offered by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined, in each case, at the time of sale.


                         Moody's             Standard &
Security              Investors              Poor's Ratings
Rating                   Service             Services
-----------              ---------           --------------




(REMIC Election:
 --------------

     The Depositor intends to cause the Trust Fund (exclusive of the security interest in the Additional Collateral) to elect to be treated as a REMIC as described in the Prospectus dated ___________, 199_ and the Prospectus Supplement relating to the Class __ Securities, dated ____________, 199_ (together, the "Prospectus").)


Trust Fund:
----------

     As described in the Prospectus.


(Credit Enhancement:
 ------------------

     Payments on the Class __ Securities will be supported by (a limited purpose surety bond), (a certificate insurance policy), (subordinate class(es)) and (by overcollateralization), as described in the Prospectus.)


Cut-off Date:
------------

     ___________, 199_.


Distribution Date:
-----------------

     The __th day of each month or, if such day is not a Business Day, the first Business Day thereafter, commencing in _____ 199.


Purchase Price:
--------------

     The purchase price payable by the Underwriter for the Class __ Securities is a percentage of the principal amount of such Class, as follows:

                                            Aggregate Original                     Percentage
                                                Principal                               of
              Class                              Amount                             Principal
                                           $                                                     %   *



     * The Class __ Securities are being offered by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined, in each case, at the time of sale.


     (The undersigned represents and agrees that (i) it has not offered or sold and, prior to the expiration of the period of six months from the Closing Date referred to below, will not offer or sell any Class __ Securities to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances that have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulation 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Class __ Securities in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any documents received by it in connection with the issue of the Class __ Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements)(Exemptions) Order 1995, or is a person to whom such document may otherwise lawfully be issued or passed on.)
                                *     *     *

Closing Date and Location:
-------------------------

_____________, 199_ at the offices of Brown & Wood, One World Trade Center, New York, New York 10048.


                              MERRILL LYNCH & CO.,
                              MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED



                              By:_____________________________
                              Name:
                              Title:


ACCEPTED:

MERRILL LYNCH MORTGAGE INVESTORS, INC.




By:__________________________
Name:


                                                                  Exhibit 3.1


                       OFFICERS CERTIFICATE RELATING TO
                    RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                    MERRILL LYNCH MORTGAGE INVESTORS, INC.

     The undersigned, Bowers W. Espy, III, the President, and Steven B. Theobald, the Secretary of Merrill Lynch Mortgage Investors, Inc., a Delaware corporation (the "Corporation"), pursuant to Section 245 of the General Corporation Law of the State of Delaware, do hereby certify and set forth as follows:

          1.   The   name  of  the  Corporation  is  Merrill  Lynch  Mortgage
     Investors, Inc.

          2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 13, 1986. The original Certificate of Incorporation was amended and restated as filed with the Secretary of State of the State of Delaware on April 27, 1987.

          3. By unanimous written consent of the Board of Directors, a resolution was duly adopted setting forth the following amendment and restatement of the Certificate of Incorporation of the Corporation, declaring such amendment and restatement to be advisable and directing such statement to be submitted to the sole stockholder for approval and said amendment and restatement was adopted by the sole stockholder by its written consent in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

          4.   The   Certificate  of  Incorporation  of  the  Corporation  is
     restated hereby to read in its entirety as follows:




                                   RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                    MERRILL LYNCH MORTGAGE INVESTORS, INC.

     FIRST:  The name of the Corporation is Merrill Lynch Mortgage Investors,
     -----
Inc. (hereinafter referred to as the "Corporation").

     SECOND:  The address of the registered office of the Corporation in the
     ------
State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

     THIRD:  The purpose of the Corporation is limited to: (a) issuing and
     -----
selling one or more series of bonds secured primarily by mortgage collateral and manufactured housing conditional sales contracts and loan agreements (the "Contracts"), investing in certain mortgage collateral and Contracts to be purchased with the proceeds of bonds secured by such mortgage collateral and Contracts and taking certain other action with respect thereto, (b) selling interests in mortgage loans, mortgage collateral and Contracts, evidencing such interests with pass-through certificates, using the proceeds of the sale of the pass-through certificates to acquire the mortgage loans, mortgage collateral and Contracts, retaining an interest, including a subordinated interest, in the mortgage loans, mortgage collateral or Contracts required and sold and taking certain other action with respect thereto, and (c) acting as settlor or depositor of trusts formed to issue series of bonds secured by mortgage obligations, pass-through certificates in mortgage loans or other mortgage collateral and Contracts and investing in or selling beneficial interests in the same. The Corporation is not otherwise authorized to trade or deal in securities or engage in any other activity other than issuing and selling bonds or pass-through certificates under an indenture, trust agreement, pooling and servicing agreement or other agreement, acting as settlor or depositor of a trust formed to issue and sell bonds or pass-through certificates and investing in or selling beneficial interests in the same, acquiring, owning, holding and pledging or selling interests in residential mortgage loans, mortgage collateral and Contracts, investing cash balances on an interim basis in certain short-term investments and engaging in activities incidental to and necessary to accomplish the foregoing.

     FOURTH: The total number of shares of stock which the Corporation shall
     ------
have authority to issue is 1,000 shares of Common Stock, each having a par value of one penny ($.01).

     FIFTH:
     -----

          (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

          (2)  The   directors  shall   have   concurrent   power  with   the
     stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

          (3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide. At least one director and one executive officer of the Corporation (who may be the same person) will not be a director, officer or employee of any direct or ultimate parent of the Corporation.

          (4) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the General Corporation Law of the State of Delaware (the "GCL"), this Certificate of Incorporation and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted. The Corporation's board of directors will duly authorize all of the Corporation's actions.

          (5) The Corporation's assets will not be commingled with those of any direct or ultimate parent of the Corporation.

          (6) The Corporation will maintain separate corporate records and books of account from those of any direct or ultimate parent of the Corporation.

          (7) The Corporation will maintain and conduct its business from an office separate from that of any direct or ultimate parent, or affiliate, of the Corporation.

     SIXTH:  Meetings of stockholders may be held within or without the State
     -----
of Delaware, as the By-Laws may provide.

The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

     SEVENTH:  Whenever a compromise or arrangement is proposed between this
     -------
Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the GCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the GCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     EIGHTH: No director shall be personally liable to the Corporation or any
     ------
of its stockholders for monetary damages for breach o(Pound Sterling) fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL or
(iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article EIGHTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

     NINTH:  The Corporation reserves the right to amend, alter, change or
     -----
repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been made under the seal of the Corporation and has been signed by the undersigned President of the Corporation, and attested by the undersigned Secretary o(Pound Sterling) the Corporation, as of this 22nd day of July, 1987.



                                   ______________________________
                                   Bowers W. Espy
                                   President



ATTEST:



______________________________
Steven B. Theobald
Secretary

(Corporate Seal)






                       OFFICERS CERTIFICATE RELATING TO
                    RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                    MERRILL LYNCH MORTGAGE INVESTORS, INC.


     The undersigned, Bowers W. Espy, III, the President, and Steven B. Theobald, the Secretary of Merrill Lynch Mortgage Investors, Inc., a Delaware corporation (the "Corporation"), pursuant to Section 245 of the General Corporation Law of the State of Delaware, do hereby certify and set forth as follows:

          1.    The  name  of  the  Corporation  is  Merrill  Lynch  Mortgage
     Investors, Inc.

          2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 13, 1986. The original Certificate of Incorporation was amended and restated as filed with the Secretary of State of the State of Delaware on April 27, 1987.

          3. By unanimous written consent of the Board of Directors, a resolution was duly adopted setting forth the following amendment and restatement of the Certificate of Incorporation of the Corporation, declaring such amendment and restatement to be advisable and directing such statement to be submitted to the sole stockholder for approval and said amendment and restatement was adopted by the sole stockholder by its written consent in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

          4. The Certificate of Incorporation of the Corporation is restated hereby to read in its entirety as follows:






                                                                  Exhibit A


                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

                                      OF

                    MERRILL LYNCH MORTGAGE INVESTORS, INC.

                        * * * * * * * * * * * * * * *


     Merrill  Lynch Mortgage  Investors, Inc.,  a  corporation organized  and existing under the  General Corporation  law of  the State  of Delaware  (the

"Corporation"), DOES HEREBY CERTIFY:

     FIRST:   That the  Board of Directors  of the Corporation  (the "Board")

has, in accordance  with Section 141(f) of the General Corporation Law of the

State of Delaware, by unanimous written consent of all of the members  of the

Board which has been  filed with the minutes of the proceedings of the Board,

adopted   a  resolution  proposing  and  declaring  advisable  the  following amendment to the Certificate of Incorporation of the Corporation:

     RESOLVED, that, pursuant to Section 241 of the Delaware General Corporation Law, Article Third of the Certificate of Incorporation of the Corporation be, and it hereby is, amended and restated in its entirety as follows:

               THIRD:  The purpose of the Corporation is limited
               -----
          to: (a) issuing and selling one or more series of bonds secured primarily by mortgage loans, mortgage collateral, manufactured housing installment sales contracts and loan agreements (the "Contracts") and/or other obligations and evidences of indebtedness, and interests in or balances of any of the foregoing, investing in mortgage loans, mortgage collateral, Contracts and/or other obligations and evidences of indebtedness, and interests in or balances of any of the foregoing, to be purchased with the proceeds of bonds secured by such mortgage loans, mortgage collateral, Contracts and/or other obligations and evidences of indebtedness, and interests in or balances of any of the foregoing, and taking certain other action with respect thereto, (b) selling interests in
          mortgage  loans,  mortgage  collateral,  Contracts,  and/or   other
          obligations and evidences of indebtedness, and interests in or balances of any of the foregoing, evidencing such interests with pass-through or other certificates, using the proceeds of the sale of the pass-through or other certificates to acquire the mortgage loans, mortgage collateral, Contracts and/or other obligations and evidences of indebtedness, and interests in or balances of any of the foregoing, retaining an interest, including a subordinated interest, in the mortgage loans, mortgage collateral, Contracts
          and/or  other  obligations  and   evidences  of  indebtedness,  and
          interests in or balances of any of the foregoing, acquired and sold and taking certain other action with respect thereto, and (c) acting as settlor or depositor of trusts formed to issue series of bonds secured by, or pass-through or other certificates supported by, mortgage loans, mortgage collateral, Contracts and/or other obligations and evidences of indebtedness, and interests in or balances of any of the foregoing, and investing in, selling or
          otherwise dealing with the same.   The Corporation is not otherwise
          authorized to trade or deal in securities or engage in any other activity other than issuing, selling or otherwise dealing with bonds or pass-through or other certificates under an indenture,
          trust  agreement,   pooling  and   servicing  agreement  or   other
          agreement, acting as settlor or depositor of a trust formed to issue and sell bonds or pass-through or other certificates and
          investing  in,  selling   or  otherwise  dealing  with   the  same,
          acquiring, owning,  holding and  pledging or  selling interests  in
          mortgage  loans,  mortgage   collateral,  Contracts  and/or   other
          obligations and evidences of indebtedness, and interests in or balances of any of the foregoing, investing cash balances on an interim basis in certain short-term investments and engaging in activities incidental to and necessary or appropriate to accomplish
          the  foregoing,  including   without  limitation  obtaining  credit
          support.

     SECOND:  That, in lieu of taking action at a  meeting called and held in accordance with Section  222 of the General  Corporation Law of the  State of

Delaware, the sole stockholder of the Corporation has, pursuant to Section 228 of the  General Corporation Law of the State  of Delaware, given unanimous written consent to the adoption of such amendment.

     THIRD:    That, therefore,  such  amendment  has  been duly  adopted  in accordance with the provision of  Section 242 of the General  Corporation Law of the State of Delaware.

     IN WITNESS  WHEREOF,  Merrill  Lynch Investors,  Inc.  has  caused  this certificate to be signed by Michael M. McGovern,  its Secretary, and attested by a duly authorized officer of the Corporation, this 26th day  of September,

1996.



                              By____________________________
                                Michael G. McGovern
                                Secretary




ATTEST:


______________________





                                                                  Exhibit 4.4













                      ______________ LOAN TRUST 199_-__,

                                    Issuer

                                     AND

                             (_________________)

                              INDENTURE TRUSTEE

            _________________________________________



                                  INDENTURE

                         Dated as of _________, 199_

            __________________________________________


                              ASSET BACKED NOTES

                    (ASSET BACKED VARIABLE FUNDING NOTES)


                               SERIES 199__-__



                              TABLE OF CONTENTS
                             -----------------

Section                                                                  Page
-------                                                                ----

                                  ARTICLE I

                                 Definitions

     1.01.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . .   2
     1.02.  Incorporation by Reference of Trust
             Indenture Act  . . . . . . . . . . . . . . . . . . . . . . .   2
     1.03.  Rules of Construction.  . . . . . . . . . . . . . . . . . . .   2

                                  ARTICLE II

                          Original Issuance of Notes

     2.01.  Form  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     2.02.  Execution, Authentication and Delivery  . . . . . . . . . . .   4

                                 ARTICLE III

                                  Covenants

     3.01.  Collection of Payments on Mortgage Loan
             Accounts . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     3.02.  Maintenance of Office or Agency . . . . . . . . . . . . . . .   6
     3.03.  Money for Payments To Be Held in Trust;
             Paying Agent; Certificate Paying Agent . . . . . . . . . . .   6
     3.04.  Existence . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     3.05.  Payment of Principal and Interest;
             Defaulted Interest . . . . . . . . . . . . . . . . . . . . .   8
     3.06.  Protection of Trust Estate  . . . . . . . . . . . . . . . . .  10
     3.07.  Opinions as to Trust Estate . . . . . . . . . . . . . . . . .  11
     3.08.  Performance of Obligations; Servicing
             Agreement  . . . . . . . . . . . . . . . . . . . . . . . . .  12
     3.09.   Negative Covenants . . . . . . . . . . . . . . . . . . . . .  14
     3.10.  Annual Statement as to Compliance . . . . . . . . . . . . . .  14
     3.11.  Recording of Assignments  . . . . . . . . . . . . . . . . . .  15
     3.12.  Representations and Warranties Concerning
             the Mortgage Loans . . . . . . . . . . . . . . . . . . . . .  15
     3.13.  Indenture Trustee's Review of Related
             Documents  . . . . . . . . . . . . . . . . . . . . . . . . .  15
     3.14.  Trust Estate; Related Documents . . . . . . . . . . . . . . .  16
     3.15.  Amendments to Servicing Agreement . . . . . . . . . . . . . .  18
     3.16.  Master Servicer as Agent and Bailee of
             Indenture Trustee  . . . . . . . . . . . . . . . . . . . . .  18
     3.17.  Investment Company Act  . . . . . . . . . . . . . . . . . . .  18
     3.18.  Issuer May Consolidate, etc., Only on
             Certain Terms  . . . . . . . . . . . . . . . . . . . . . . .  18
     3.19.  Successor or Transferee . . . . . . . . . . . . . . . . . . .  20
     3.20.  No Other Business . . . . . . . . . . . . . . . . . . . . . .  21
     3.21.  No Borrowing  . . . . . . . . . . . . . . . . . . . . . . . .  21
     3.22.  Guarantees, Loans, Advances and Other
             Liabilities  . . . . . . . . . . . . . . . . . . . . . . . .  21
     3.23.  Capital Expenditures  . . . . . . . . . . . . . . . . . . . .  21
     3.24.  Restricted Payments . . . . . . . . . . . . . . . . . . . . .  21
     3.25.  Notice of Events of Default . . . . . . . . . . . . . . . . .  22
     3.26.  Further Instruments and Acts  . . . . . . . . . . . . . . . .  22
     3.27.  Statements to Noteholders . . . . . . . . . . . . . . . . . .  22
     (3.28.  Grant of the Additional Loans  . . . . . . . . . . . . . .   22)
     3.29.  Determination of Note Rate. . . . . . . . . . . . . . . . . .  23
     (3.30.  Payments under the Credit Enhancement
             Instrument . . . . . . . . . . . . . . . . . . . . . . . . .  23
     3.31.      Replacement Credit Enhancement
             Instrument . . . . . . . . . . . . . . . . . . . . . . . .   24)

                                  ARTICLE IV

              The Notes; Satisfaction and Discharge of Indenture

     4.01.  The Notes(; Increase of Maximum Variable
             Funding Balance; Additional Variable
             Funding Notes) . . . . . . . . . . . . . . . . . . . . . . .  26
     4.02.  Registration of and Limitations on
             Transfer and Exchange of Notes; Appointment
             of Certificate Registrar . . . . . . . . . . . . . . . . . .  28
     4.03.  Mutilated, Destroyed, Lost or Stolen
             Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
     4.04.  Persons Deemed Owners . . . . . . . . . . . . . . . . . . . .  31
     4.05.  Cancellation  . . . . . . . . . . . . . . . . . . . . . . . .  31
     4.06.  Book-Entry Notes  . . . . . . . . . . . . . . . . . . . . . .  32
     4.07.  Notices to Depository . . . . . . . . . . . . . . . . . . . .  32
     4.08.  Definitive Notes  . . . . . . . . . . . . . . . . . . . . . .  33
     4.09.  Tax Treatment . . . . . . . . . . . . . . . . . . . . . . . .  33
     4.10.  Satisfaction and Discharge of Indenture . . . . . . . . . . .  33
     4.11.  Application of Trust Money  . . . . . . . . . . . . . . . . .  35
     (4.12. Subrogation and Cooperation . . . . . . . . . . . . . . . .   35)
     4.13.  Repayment of Moneys Held by Paying
             Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

                                  ARTICLE V

                                   Remedies

     5.01.  Events of Default . . . . . . . . . . . . . . . . . . . . . .  37
     5.02.  Acceleration of Maturity; Rescission and
             Annulment  . . . . . . . . . . . . . . . . . . . . . . . . .  37
     5.03.  Collection of Indebtedness and Suits for
             Enforcement by Indenture Trustee . . . . . . . . . . . . . .  38
     5.04.  Remedies; Priorities  . . . . . . . . . . . . . . . . . . . .  40
     5.05.  Optional Preservation of the Trust
             Estate . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
     5.06.  Limitation of Suits . . . . . . . . . . . . . . . . . . . . .  43
     5.07.  Unconditional Rights of Noteholders To
             Receive Principal and Interest . . . . . . . . . . . . . . .  44
     5.08.  Restoration of Rights and Remedies  . . . . . . . . . . . . .  44
     5.09.  Rights and Remedies Cumulative  . . . . . . . . . . . . . . .  44
     5.10.  Delay or Omission Not a Waiver  . . . . . . . . . . . . . . .  44
     5.11.  Control by Noteholders  . . . . . . . . . . . . . . . . . . .  44
     5.12.  Waiver of Past Defaults . . . . . . . . . . . . . . . . . . .  45
     5.13.  Undertaking for Costs . . . . . . . . . . . . . . . . . . . .  46
     5.14.  Waiver of Stay or Extension Laws  . . . . . . . . . . . . . .  46
     5.15.  Sale of Trust Estate  . . . . . . . . . . . . . . . . . . . .  46
     5.16.  Action on Notes . . . . . . . . . . . . . . . . . . . . . . .  48
     5.17.  Performance and Enforcement of
             Certain Obligations  . . . . . . . . . . . . . . . . . . . .  48

                                  ARTICLE VI

                            The Indenture Trustee

     6.01.  Duties of Indenture Trustee . . . . . . . . . . . . . . . . .  50
     6.02.  Rights of Indenture Trustee . . . . . . . . . . . . . . . . .  51
     6.03.  Individual Rights of Indenture Trustee  . . . . . . . . . . .  52
     6.04.  Indenture Trustee's Disclaimer  . . . . . . . . . . . . . . .  52
     6.05.  Notice of Event of Default  . . . . . . . . . . . . . . . . .  52
     6.06.  Reports by Indenture Trustee to Holders . . . . . . . . . . .  52
     6.07.  Compensation and Indemnity  . . . . . . . . . . . . . . . . .  52
     6.08.  Replacement of Indenture Trustee  . . . . . . . . . . . . . .  53
     6.09.  Successor Indenture Trustee by Merger . . . . . . . . . . . .  54
     6.10.  Appointment of Co-Indenture Trustee or
             Separate Indenture Trustee . . . . . . . . . . . . . . . . .  55
     6.11.  Eligibility; Disqualification . . . . . . . . . . . . . . . .  56
     6.12.  Preferential Collection of Claims Against
             Issuer . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
     6.13.  Representation and Warranty . . . . . . . . . . . . . . . . .  57
     6.14.  Directions to Indenture Trustee . . . . . . . . . . . . . . .  57

                                 ARTICLE VII

                        Noteholders' Lists and Reports

     7.01.  Issuer To Furnish Indenture Trustee Names
             and Addresses of Noteholders . . . . . . . . . . . . . . . .  58
     7.02.  Preservation of Information;
             Communications to Noteholders  . . . . . . . . . . . . . . .  58
     7.03.  Reports by Issuer . . . . . . . . . . . . . . . . . . . . . .  58
     7.04.  Reports by Indenture Trustee  . . . . . . . . . . . . . . . .  59



                                 ARTICLE VIII



                     Accounts, Disbursements and Releases

     8.01.  Collection of Money . . . . . . . . . . . . . . . . . . . . .  60
     8.02.  Trust Accounts  . . . . . . . . . . . . . . . . . . . . . . .  60
     8.03.  Opinion of Counsel  . . . . . . . . . . . . . . . . . . . . .  61
     8.04.  Release of Trust Estate . . . . . . . . . . . . . . . . . . .  62
     8.05.  Surrender of Notes Upon Final Payment . . . . . . . . . . . .  62

                                  ARTICLE IX

                           Supplemental Indentures

     9.01.  Supplemental Indentures Without Consent
             of Noteholders . . . . . . . . . . . . . . . . . . . . . . .  63
     9.02.  Supplemental Indentures With Consent of
             Noteholders  . . . . . . . . . . . . . . . . . . . . . . . .  64
     9.03.  Execution of Supplemental Indentures  . . . . . . . . . . . .  66
     9.04.  Effect of Supplemental Indenture  . . . . . . . . . . . . . .  66
     9.05.  Conformity with Trust Indenture Act . . . . . . . . . . . . .  67
     9.06.  Reference in Notes to Supplemental
            Indentures  . . . . . . . . . . . . . . . . . . . . . . . . .  67

                                  ARTICLE X

                             Redemption of Notes

     10.01.  Redemption . . . . . . . . . . . . . . . . . . . . . . . . .  68
     10.02.  Form of Redemption Notice  . . . . . . . . . . . . . . . . .  68
     10.03.  Notes Payable on Redemption Date . . . . . . . . . . . . . .  69


                                  ARTICLE XI

                                Miscellaneous

     11.01.  Compliance Certificates and Opinions,
              etc . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
     11.02.  Form of Documents Delivered to Indenture
              Trustee . . . . . . . . . . . . . . . . . . . . . . . . . .  72
     11.03.  Acts of Noteholders  . . . . . . . . . . . . . . . . . . . .  73
     11.04.  Notices, etc., to Indenture Trustee,
               Issuer, Credit Enhancer and
               Rating Agencies  . . . . . . . . . . . . . . . . . . . . .  73
     11.05.  Notices to Noteholders; Waiver . . . . . . . . . . . . . . .  74
     11.06.  Alternate Payment and Notice
               Provisions . . . . . . . . . . . . . . . . . . . . . . . .  75
     11.07.  Conflict with Trust Indenture Act  . . . . . . . . . . . . .  75
     11.08.  Effect of Headings . . . . . . . . . . . . . . . . . . . . .  76
     11.09.  Successors and Assigns . . . . . . . . . . . . . . . . . . .  76
     11.10.  Separability . . . . . . . . . . . . . . . . . . . . . . . .  76
     11.11.  Benefits of Indenture  . . . . . . . . . . . . . . . . . . .  76
     11.12.  Legal Holidays . . . . . . . . . . . . . . . . . . . . . . .  76
     11.13.  GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . . .  76
     11.14.  Counterparts . . . . . . . . . . . . . . . . . . . . . . . .  76
     11.15.  Recording of Indenture . . . . . . . . . . . . . . . . . . .  76
     11.16.  Issuer Obligation  . . . . . . . . . . . . . . . . . . . . .  77
     11.17.  No Petition  . . . . . . . . . . . . . . . . . . . . . . . .  77
     11.18.  Inspection . . . . . . . . . . . . . . . . . . . . . . . . .  77
     11.19.  Authority of the Administrator . . . . . . . . . . . . . . .  78

Signatures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    79
Acknowledgments   . . . . . . . . . . . . . . . . . . . . . . . . . . .    80

EXHIBITS

Exhibit A - Form of Note


Exhibit B - Mortgage Loan Schedule

APPENDIX

Appendix A - Definitions


          This Indenture, dated as of ______, 199_, between ______________ LOAN TRUST 199_-_, a Delaware business trust, as Issuer (the "Issuer"), and (________________), as Indenture Trustee (the "Indenture Trustee"),

                               WITNESSETH THAT:

          Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Issuer's Series 199__-__ Asset Backed Notes (and Asset Backed Variable Funding Notes) ((together) the "Notes").

                               GRANTING CLAUSE

          The Issuer hereby Grants to the Indenture Trustee at the Closing Date, as Indenture Trustee for the benefit of the Holders of the Notes, all of the Issuer's right, title and interest in and to whether now existing or hereafter created (a) the Mortgage Loans and all monies and proceeds due thereon after the Cut-off Date, (b) the Servicing Agreement and the Mortgage Loan Purchase Agreement, (c) all funds on deposit in the Funding Account, including all income from the investment and reinvestment of funds therein,
(d) all funds on deposit from time to time in the Collection Account allocable to the Mortgage Loans; (e) all funds on deposit from time to time in the Payment Account and in all proceeds thereof; ((f) the Policy;) and (g) all present and future claims, demands, causes and chooses in action in respect of any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in respect of, any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the "Trust Estate" or the "Collateral").

          The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice, priority or distinction, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.

          The Indenture Trustee, as Indenture Trustee on behalf of the Holders of the Notes, acknowledges such Grant, accepts the trust under this Indenture in accordance with the provisions hereof and agrees to perform its duties as Indenture Trustee as required herein.



                                  ARTICLE I

                                 Definitions

     Section 1.01.  Definitions.  For all purposes of this Indenture, except
                    -----------
as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Definitions attached hereto as Appendix A which is incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.


     Section 1.02.  Incorporation by Reference of Trust Indenture Act.
                    -------------------------------------------------
Whenever this Indenture  refers to a provision  of the TIA, the  provision is
incorporated  by  reference  in and  made  a  part of  this  Indenture.   The
following TIA terms used in this Indenture have the following meanings:

          "Commission" means the Securities and Exchange Commission.

          "indenture securities" means the Notes.

          "indenture security holder" means a Noteholder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Indenture Trustee.

          "obligor" on the indenture securities means the Issuer and any other obligor on the indenture securities.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.

     Section 1.03.  Rules of Construction.  Unless the context otherwise
                    ---------------------
requires:

            (i)  a term has the meaning assigned to it;

           (ii)  an accounting  term not  otherwise defined  has the  meaning
     assigned   to  it  in  accordance  with  generally  accepted  accounting principles as in effect from time to time;

          (iii)  "or" is not exclusive;

           (iv)  "including" means including without limitation;

            (v) words in the singular include the plural and words in the plural include the singular; and

           (vi) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.


                                  ARTICLE II

                          Original Issuance of Notes

     Section 2.01.  Form.  The Notes (and the Variable Funding Notes, in each
                    ----
case) together with the Indenture Trustee's certificate of authentication, shall be in substantially the forms set forth in Exhibit(s) A-1 (and A-2, respectively,) with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

     The Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the Authorized Officers executing such Notes, as evidenced by their execution of such Notes.

     The terms of the Notes set forth in Exhibits A-1(, A-2) and A-3 are part of the terms of this Indenture.

     Section 2.02.  Execution, Authentication and Delivery.  The Notes shall
                    --------------------------------------
be executed on behalf of the Issuer by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile.

     Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

     The Indenture Trustee shall upon Issuer Request authenticate and deliver Notes for original issue in an aggregate initial principal amount of $(______________) (and Variable Funding Notes for original issue in an aggregate initial principal amount of $(_____________)). (The Security Balance of the Variable Funding Notes in the aggregate may not exceed the Maximum Variable Funding Balance.) The aggregate principal amount of Notes outstanding at any time may not exceed (the sum of) $(_____________) (and the Security Balance of Additional Variable Funding Notes issued pursuant to the terms of Section 4.01 hereof), except as provided in Section 4.03.

     Each Note shall be dated the date of its authentication. The Notes shall be issuable as registered Notes and the Notes shall be issuable in the minimum initial Security Balances of $(________) and in integral multiples of $(______) in excess thereof.

     (Each Variable Funding Note shall be initially issued with a Security Balance of $(______) or, if applicable, with a Security Balance in the amount equal to the Additional Balance Differential for the Collection Period related to the Payment Date following the date of issuance of such Variable Funding Note pursuant to Section 4.01(c).)

     No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

                                 ARTICLE III

                                  Covenants

     Section 3.01.  Collection of Payments on Mortgage Loan Accounts.  The
                    ------------------------------------------------
Indenture Trustee shall establish and maintain with itself a trust account (the "Payment Account") in which the Indenture Trustee shall, subject to the terms of this paragraph, deposit, on the same day as it is received from the Master Servicer, each remittance received by the Indenture Trustee with respect to the Mortgage Loans. The Indenture Trustee shall make all payments of principal of and interest on the Notes, subject to Section 3.03, as provided in Section 3.05 herein from moneys on deposit in the Payment Account.

     Section 3.02.  Maintenance of Office or Agency.  The Issuer will
                    -------------------------------
maintain in the Borough of Manhattan, The City of New York, an office or agency where, subject to satisfaction of conditions set forth herein, Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

     Section 3.03.  Money for Payments To Be Held in Trust; Paying Agent;
                    -----------------------------------------------------
Certificate Paying Agent.  (a) As provided in Section 3.01, all payments of
------------------------
amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Payment Account pursuant to Section 3.01 shall be made on behalf of the Issuer by the Indenture Trustee or by the Paying Agent, and no amounts so withdrawn from the Payment Account for payments of Notes shall be paid over to the Issuer except as provided in this Section 3.03.

     The Issuer will cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section 3.03, that such Paying Agent will:

            (i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

           (ii) give the Indenture Trustee notice of any default by the Issuer of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

          (iii) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

           (iv) immediately resign as Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

            (v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

     The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Request direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Inden-ture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on Issuer Request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense and direction of the Issuer cause to be published once, in an Authorized Newspaper published in the English language, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Indenture Trustee shall also adopt and employ, at the expense and direction of the Issuer, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Holder).

     Section 3.04.  Existence.  The Issuer will keep in full effect its
                    ---------
existence, rights and franchises as a business trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other state or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Mortgage Loans and each other instrument or agreement included in the Trust Estate.

     Section 3.05.  Payment of Principal and Interest; Defaulted Interest.
                    -----------------------------------------------------
(a) On each Payment Date from amounts on deposit in the Payment Account (after making (x) any deposit to the Funding Account pursuant to Section 8.02(b) and (y) any deposits to the Payment Account pursuant to Section 8.02(c)(ii) and Section 8.02(c)(i)(2)), the Indenture Trustee, on behalf of the Issuer shall pay to the Noteholders and the Indenture Trustee, in its capacity as agent for the Issuer shall pay to other Persons, the amounts to which they are entitled as set forth below:

            (i) to the Noteholders the sum of (a) one month's interest at the Note Rate on the Security Balances of Notes immediately prior to such Payment Date and (b) any previously accrued and unpaid interest for prior Payment Dates;

           (ii) (if such Payment Date is after the Funding Period,) to the Noteholders as principal on the Notes(and Variable Funding Notes,) the applicable Security Percentage of the Principal Collection Distribution Amount (and if such Payment Date is the first Payment Date following the end of the Funding Period (if ending due to an Amortization Event) or the Payment Date on which the Funding Period ends, to the Noteholders as principal on the Notes (and Variable Funding Notes) the applicable Security Percentage of the amount deposited from the Funding Account in respect of Security Principal Collections);

          (iii) to the Noteholders, as principal on the Notes (and Variable Funding Notes), pro rata, based on the Security Balances from the amount remaining on deposit in the Payment Account, up to the applicable Security Percentage of Liquidation Loss Amounts for the related Col-lection Period;

           (iv) to the Noteholders, as principal on the Notes (and Variable Funding Notes), pro rata, based on the Security Balances from the amount remaining on deposit in the Payment Account, up to the applicable Security Percentage of Carryover Loss Amounts;

          (v) to the Credit Enhancer, in the amount of the premium for the Credit Enhancement Instrument (and for any Additional Credit Enhancement Instrument);

           (vi) to the Credit Enhancer, to reimburse it for prior draws made on the Credit Enhancement Instrument (and on any Additional Credit Enhancement Instrument) (with interest thereon as provided in the Insurance Agreement);

          (vii) to the Noteholders, as principal on the Notes (and Variable Funding Notes), pro rata, based on the Security Balances from Security Interest Collections, up to the Accelerated Principal Distribution Amount for such Payment Date (such amount, if any, paid pursuant to this clause (vii) being referred to herein as the "Accelerated Principal Payment Amount");

         (viii) to the Credit Enhancer, any other amounts owed to the Credit Enhancer pursuant to the Insurance Agreement;)

           (ix)  to   reimburse the  Administrator for  expenditures made  on
     behalf of the Issuer with respect to the performance of its duties under the Indenture; and

            (x) any remaining amounts to the Owner Trustee for distribution as described in Section 5.01 of the Trust Agreement;

provided, further, that on the Final Scheduled Payment Date or other final Payment Date, the amount to be paid pursuant to clause (ii) above shall be equal to the Security Balances of the Notes immediately prior to such Payment Date.

     The amounts paid to Noteholders shall be paid to each Class in accordance with the Class Percentage as set forth in paragraph (b) below. Interest will accrue on the Notes during an Interest Period on the basis of the (actual number of days in such Interest Period and a year assumed to consist of 360 days.)

     Any installment of interest or principal, if any, payable on any Note or Certificate that is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall be paid to each Holder of record on the preceding Record Date, by wire transfer to an account specified in writing by such Holder reasonably satisfactory to the Indenture Trustee as of the preceding Record Date or in all other cases or if no such instructions have been delivered to the Indenture Trustee, by check to such Noteholder mailed to such Holder's address as it appears in the Note Register the amount required to be distributed to such Holder on such Payment Date pursuant to such Holder's Securities; provided, however, that the Indenture Trustee shall not pay to such Holders any amount required to be withheld from a payment to such Holder by the Code.

     (b) The principal of each Note shall be due and payable in full on the Final Scheduled Payment Date for such Note as provided in the related form of Note set forth in Exhibits A-1 (and A-2). All principal payments on each Class of Notes shall be made to the Noteholders of such Class entitled thereto in accordance with the Percentage Interests represented by such Notes. Upon notice to the Indenture Trustee by the Issuer, the Indenture Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Final Scheduled Payment Date or other final Payment Date. Such notice shall be mailed no later than ____ Business Days prior to such Final Scheduled Payment Date or other final Payment Date and shall specify that payment of the principal amount and any interest due with respect to such Note at the Final Scheduled Payment Date or other final Payment Date will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for such final payment.

     Section 3.06.  Protection of Trust Estate.  (a)  The Issuer will from
                    --------------------------
time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

            (i) maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

           (ii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

          (iii)  enforce any of the Mortgage Loans; or

           (iv) preserve and defend title to the Trust Estate and the rights of the Indenture Trustee and the Noteholders in such Trust Estate against the claims of all persons and parties.

     (b) Except as otherwise provided in the Servicing Agreement or this Indenture, the Indenture Trustee shall not remove any portion of the Trust Estate that consists of money or is evidenced by an instrument, certificate or other writing from the jurisdiction in which it was held at the date of the most recent Opinion of Counsel delivered pursuant to Section 3.07 (or from the jurisdiction in which it was held as described in the Opinion of Counsel delivered at the Closing Date pursuant to Section 3.07(a), if no Opinion of Counsel has yet been delivered pursuant to Section 3.07(b) unless the Trustee shall have first received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property will continue to be maintained after giving effect to such action or actions.

     The Issuer hereby designates the Indenture Trustee its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required to be executed pursuant to this Section 3.06.

     Section 3.07.  Opinions as to Trust Estate.  (a)  On the Closing Date,
                    ---------------------------
the Issuer shall furnish to the Indenture Trustee, the Owner Trustee and to the Administrator an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the delivery of the Mortgage Notes, the recording of the Assignments of Mortgage, the record-ing and filing of this Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to perfect and make effective the lien and security interest of this Indenture and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and security interest effective.

     (b) On or before _________ 31 in each calendar year, beginning in 199_, the Issuer shall furnish to the Indenture Trustee and to the Administrator an Opinion of Counsel at the expense of the Issuer either stating that, in the opinion of such counsel, such action has been taken with respect to the recording of the Assignments of Mortgage, the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain the lien and security interest created by this Indenture and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refil-ing of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest of this Indenture until ________ 31 in the following calendar year.

     Section 3.08.  Performance of Obligations; Servicing Agreement.  (a)
                    -----------------------------------------------
The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, the Basic Documents and in the instruments and agreements included in the Trust Estate. Except as otherwise expressly provided therein, the Issuer shall not waive, amend, modify, supplement or terminate any Basic Document, including without limitation the Servicing Agreement or any provision thereof without the consent of the Indenture Trustee or the Holders of at least a majority of the Security Balances of the Notes, the Master Servicer (and the Credit Enhancer).

     (b) The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer's Certificate of the Issuer shall be deemed to be action taken by the Issuer. Initially, the Issuer has contracted with the Administrator to assist the Issuer in performing its duties under this Indenture.

     (c) The Issuer will not take any action or permit any action to be taken by others which would release any Person from any of such Person's covenants or obligations under any of the documents relating to the Mortgage Loans or under any instrument included in the Trust Estate, or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any of the documents relating to the Mortgage Loans or any such instrument, except such actions as the Master Servicer is expressly permitted to take in the Servicing Agreement or as expressly provided in this Indenture or such other instrument or agreement.

     (d) If the Issuer shall have knowledge of the occurrence of an Event of Servicing Termination, the Issuer shall promptly notify the Indenture Trustee thereof, and shall specify in such notice the action, if any, the Issuer is taking in respect of such Event of Servicing Termination. If such Event of Servicing Termination arises from the failure of the Master Servicer to perform any of its duties or obligations under the Servicing Agreement with respect to the Mortgage Loans, the Issuer may remedy such failure, provided that if such Event of Servicing Termination arises from the failure by the Master Servicer to comply with requirements imposed upon it under Section
3.04 of the Servicing Agreement with respect to hazard insurance for the Mortgaged Properties securing the Mortgage Loans, the Issuer shall promptly, as the case may be, pay such premiums or obtain substitute insurance coverage meeting the requirements of said Section 3.04. So long as any such Event of Servicing Termination shall be continuing, the Indenture Trustee may exercise its remedies set forth in Section 7.01 of the Servicing Agreement. (Unless granted or permitted by the Credit Enhancer or the Holders of Securities to the extent provided above, the Issuer may not waive any such Event of Servicing Termination or terminate the rights and powers of the Master Servicer under the Servicing Agreement.)

     (e) Upon any termination of the Master Servicer's rights and powers pursuant to Section 7.01 of the Servicing Agreement, the Issuer shall appoint a successor servicer (the "Successor Master Servicer"), and such Successor Master Servicer shall accept its appointment by a written assumption in a form acceptable to the Indenture Trustee. In the event that a Successor Master Servicer has not been appointed and accepted its appointment at the time when the Servicer ceases to act as Servicer, the Indenture Trustee without further action shall automatically be appointed the Successor Master Servicer. The Indenture Trustee may resign as the Master Servicer by giving written notice of such resignation to the Issuer and in such event will be released from such duties and obligations, such release not to be effective until the date a new servicer enters into a servicing agreement with the Issuer as provided below. Upon delivery of any such notice to the Issuer, the Issuer shall obtain a new servicer as the Successor Master Servicer under the Servicing Agreement. Any Successor Master Servicer other than the Indenture Trustee shall (i) be an established financial institution having a net worth of not less than $_____________ and whose regular business includes the servicing of mortgage loans and (ii) enter into a servicing agreement with the Issuer having substantially the same provisions as the provisions of the Servicing Agreement applicable to the Servicer. If, within 30 days after the delivery of the notice referred to above, the Issuer shall not have obtained such new servicer, the Indenture Trustee may appoint, or may petition a court of competent jurisdiction to appoint, a successor servicer (acceptable to the Credit Enhancer) to service the Mortgage Loans. In connection with any such appointment, the Indenture Trustee may make such arrangements for the compensation of such successor as it and such successor shall agree, and the Issuer shall enter into an agreement with such successor for the servicing of the Mortgage Loans, such agreement to be substantially similar to the Servicing Agreement (or otherwise acceptable to the Credit
Enhancer); provided that any such compensation of the successor servicer unless otherwise agreed to by the Credit Enhancer, shall not be in excess of the Servicing Fee payable to the Master Servicer under the Servicing Agreement. If the Indenture Trustee shall succeed to the Master Servicer's duties as servicer of the Mortgage Loans as provided herein, it shall do so in its individual capacity and not in its capacity as Indenture Trustee.

     (f) The Issuer shall at all times retain an Administrator (approved by the Credit Enhancer under the Administration Agreement) and may enter into contracts with other Persons for the performance of the Issuer's obligations hereunder, and performance of such obligations by such Persons shall be deemed to be performance of such obligations by the Issuer.

     Section 3.09.  Negative Covenants.  So long as any Notes are
                    ------------------
Outstanding, the Issuer shall not:

            (i) except as expressly permitted by this Indenture or the Servicing Agreement, sell, transfer, exchange or otherwise dispose of the Trust Estate, unless directed to do so by the Indenture Trustee;

           (ii) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate; or

          (iii) (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof or (C) permit the lien of this Indenture not to constitute a valid first priority security interest in the Trust Estate.

     Section 3.10.  Annual Statement as to Compliance.  The Issuer will
                    ---------------------------------
deliver to the Indenture Trustee, within 120 days after the end of each fiscal year of the Issuer (commencing with the fiscal year 199_), an Officer's Certificate stating, as to the Authorized Officer signing such Officer's Certificate, that:

            (i) a review of the activities of the Issuer during such year and of its performance under this Indenture has been made under such Authorized Officer's supervision; and

           (ii) to the best of such Authorized Officer's knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been a default in its compliance with any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

     Section 3.11.  Recording of Assignments.  The Issuer shall exercise its
                    ------------------------
right under the Mortgage Loan Purchase Agreement with respect to the obligation of the Seller to submit or cause to be submitted for recording all Assignments of Mortgages on or prior to _________, 199_ with respect to the Initial Loans and within (__) days following the related Deposit Date with respect to any Additional Loans.

     Section 3.12.  Representations and Warranties Concerning the Mortgage
                    ------------------------------------------------------
Loans.  The Issuer has pledged to the Indenture Trustee all of its right
-----
under the Mortgage Loan Purchase Agreement and the Indenture Trustee has the benefit of the representations and warranties made by the Seller in Section (3.___) thereof and Section (4.__) thereof concerning the Mortgage Loans and the right to enforce any remedy against the Seller provided in such Section (3.___) or Section (4.___) to the same extent as though such representations and warranties were made directly to the Indenture Trustee.

     (Section 3.13.  Indenture Trustee's Review of Related Documents.  (a)
                     -----------------------------------------------
The Indenture Trustee agrees, for the benefit of the holders of the Notes, to review, or the related Custodian shall review, unless the Indenture Trustee or such Custodian made such review prior to the Closing Date, on or prior to ________, 199_ the Related Documents delivered to it on or prior to the Closing Date and within 90 days of the related Deposit Date, the Related Documents delivered to it in connection with any Additional Loan, in each case in connection with the Grant of the Mortgage Loan listed on the Schedule of Mortgage Loans as security for the Notes. Such review shall be limited to a determination that all documents referred to in the definition of the term Related Documents have been executed and are appropriately endorsed in the manner called for in the Mortgage Loan Purchase Agreement and that the Related Documents have been delivered with respect to each such Mortgage Loan (other than the documents related to (i) any Mortgage Loan so listed which has been subject to a Prepayment in full and termination of related Mortgage Loan, the proceeds of which have been deposited in the Collection Account in lieu of delivery of the applicable Related Documents, (ii) any Mortgage Loan with respect to which the related Mortgaged Property was foreclosed, repossessed or otherwise converted subsequent to the Cut-Off Date and prior to the Closing Date or with respect to which foreclosure proceedings have been commenced and for which the related Related Documents are required in connection with the prosecution of such foreclosure proceedings and for which the Issuer has delivered a trust receipt called for by Section 3.14(c) and
(iii) any Mortgage Loan as to which the original Assignment of Mortgage has been submitted for recording), that all such documents have been executed, and that all such documents relate to the Mortgage Loans listed on the Schedule of Mortgage Loans. In performing such review, the Indenture Trustee may rely upon the purported genuineness and due execution of any such document and on the purported genuineness of any signature thereon.

     (b) If any Related Document is defective in any material respect which may materially and adversely affect the value of the related Mortgage Loan, the interest of the Indenture Trustee or the Noteholders in such Mortgage Loan, or if any document required to be delivered to the Indenture Trustee has not been delivered, the Indenture Trustee or the related Custodian on behalf of the Indenture Trustee shall notify the Issuer, the Seller, the Credit Enhancer and the Master Servicer immediately after obtaining knowledge thereof and the Indenture Trustee, as assignee of the Issuer's rights under the Mortgage Loan Purchase Agreement, shall exercise its remedies in respect of any such defect against the Seller as provided in the Mortgage Loan Purchase Agreement.)

     Section 3.14.  Trust Estate; Related Documents.  (a)  When required by
                    -------------------------------
the provisions of this Indenture, the Indenture Trustee shall execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee's interest in the same, in a manner and under circumstances which are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article III shall be bound to ascertain the
Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

     (b) In order to facilitate the servicing of the Mortgage Loans, the Master Servicer is hereby authorized in the name and on behalf of the
Indenture Trustee and the Issuer, to execute assumption agreements, substitution agreements, and instruments of satisfaction or cancellation or of partial or full release or discharge, or any other document contemplated by the Servicing Agreement and other comparable instruments with respect to the Mortgage Loans and with respect to the Mortgaged Properties subject to the Mortgages (and the Indenture Trustee and the Owner Trustee shall promptly execute any such documents on request of the Master Servicer), subject to the obligations of the Master Servicer under the Servicing Agreement. If from time to time the Master Servicer shall deliver to the Indenture Trustee or the related Custodian copies of any written assurance, assumption agreement or substitution agreement or other similar agreement pursuant to Section 3.05 of the Servicing Agreement, the Indenture Trustee or the related Custodian shall check that each of such documents purports to be an original executed copy (or a copy of the original executed document if the original executed copy has been submitted for recording and has not yet been returned) and, if so, shall file such documents, and upon receipt of the original executed copy from the applicable recording office or receipt of a copy thereof certified by the applicable recording office shall file such originals or certified copies with the Related Documents. If any such documents submitted by the Master Servicer do not meet the above qualifications, such documents shall promptly be returned by the Indenture Trustee or the related Custodian to the Master Servicer, with a direction to the Master Servicer to forward the correct documentation.

     (c) Upon Issuer Request accompanied by an Officers' Certificate of the Master Servicer pursuant to Section 3.07 of the Servicing Agreement to the effect that a Mortgage Loan has been the subject of a final payment or a prepayment in full and the related Mortgage Loan has been terminated or that substantially all Liquidation Proceeds which have been determined by the Master Servicer in its reasonable judgment to be finally recoverable have been recovered, and upon deposit to the Collection Account of such final monthly payment, prepayment in full together with accrued and unpaid interest to the date of such payment with respect to such Mortgage Loan or, if applicable, Liquidation Proceeds, the Indenture Trustee and the Issuer shall promptly release the Related Documents to the Master Servicer upon the order of the Issuer, along with such documents as the Master Servicer or the Mortgagor may request as contemplated by the Servicing Agreement to evidence satisfaction and discharge of such Mortgage Loan. If from time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer requests the Indenture Trustee or the related Custodian to release the Related Documents and delivers to the Indenture Trustee or the related Custodian a trust receipt reasonably satisfactory to the Indenture Trustee or the related Custodian and signed by a Responsible Officer of the Master Servicer, the Issuer and the Indenture Trustee or the related Custodian shall release the Related Documents to the Master Servicer. If such Mortgage Loans shall be liquidated and the Indenture Trustee or the related Custodian receives a certificate from the Master Servicer as provided above, then, upon request of the Issuer, the Indenture Trustee or the related Custodian shall release the trust receipt to the Master Servicer upon the order of the Issuer.

     (d) The Indenture Trustee shall, at such time as there are no Notes Outstanding (and no amounts due to the Credit Enhancer), release all of the Trust Estate to the Issuer (other than any cash held for the payment of the Notes pursuant to Section 3.03 or 4.11), subject, however, to the rights of the Indenture Trustee under Section 6.07.

     Section 3.15.  Amendments to Servicing Agreement.  The Indenture Trustee
                    ---------------------------------
may enter into any amendment or supplement to the Servicing Agreement only in accordance with Section 8.01 of the Servicing Agreement. The Indenture Trustee may, in its discretion, decline to enter into or consent to any such supplement or amendment if its own rights, duties or immunities shall be adversely affected.

     Section 3.16.  Master Servicer as Agent and Bailee of Indenture Trustee.
                    --------------------------------------------------------
Solely for purposes of perfection under Section 9-305 of the Uniform Commercial Code or other similar applicable law, rule or regulation of the state in which such property is held by the Master Servicer, the Indenture Trustee hereby acknowledges that the Master Servicer is acting as agent and bailee of the Indenture Trustee in holding amounts on deposit in the Collection Account pursuant to Section 3.02 of the Servicing Agreement, as well as its agent and bailee in holding any Related Documents released to the Master Servicer pursuant to Section 3.14(c), and any other items constituting a part of the Trust Estate which from time to time come into the possession of the Master Servicer. It is intended that, by the Master Servicer's acceptance of such agency pursuant to Section 3.02 of the Servicing Agree-ment, the Trustee, as a secured party, will be deemed to have possession of such Related Documents, such moneys and such other items for purposes of
Section 9-305 of the Uniform Commercial Code of the state in which such property is held by the Master Servicer.

     Section 3.17.  Investment Company Act.  The Issuer shall not become an
                    ----------------------
"investment company" or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (or any successor or amendatory statute), and the rules and regulations thereunder (taking into account not only the general definition of the term "investment company" but also any available exceptions to such general definition); provided, however, that the Issuer shall be in compliance with this Section 3.17 if it shall have obtained an order exempting it from regulation as an "investment company" so long as it is in compliance with the conditions imposed in such order.

     Section 3.18.  Issuer May Consolidate, etc., Only on Certain Terms.  (a)
                    ---------------------------------------------------
The Issuer shall not consolidate or merge with or into any other Person, unless:

            (i) the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America or any state or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form reasonably satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein;

           (ii) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing;

          (iii) the Rating Agencies shall have notified the Issuer that such transaction shall not cause the rating of the Notes to be reduced, suspended or withdrawn or to be considered by either Rating Agency (to be below investment grade without taking into account the Credit Enhancement Instrument);

           (iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse federal income tax or _________ tax consequence to the Issuer or any Noteholder;

            (v) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

           (vi) the Issuer shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this
     Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

     (b) The Issuer shall not convey or transfer any of its properties or assets, including those included in the Trust Estate, to any Person, unless:

            (i) the Person that acquires by conveyance or transfer the properties and assets of the Issuer the conveyance or transfer of which is hereby restricted shall (A) be a United States citizen or a Person organized and existing under the laws of the United States of America or any state, (B) expressly assumes, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein, (C) expressly agrees by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of Holders of the Notes, (D) unless otherwise provided in such supplemental indenture, expressly agrees to indemnify, defend and hold harmless the Issuer against and from any loss, liability or expense arising under or related to this Indenture and the Notes and
     (E) expressly agrees by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) shall make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Notes;

           (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

          (iii) the Rating Agencies shall have notified the Issuer that such transaction shall not cause the rating of the Notes or the Certificates to be reduced, suspended or withdrawn;

           (iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse federal income tax or ___________ tax consequence to the Issuer or any Noteholder;

            (v) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

           (vi) the Issuer shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this
     Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

     Section 3.19.  Successor or Transferee.  (a)  Upon any consolidation or
                    -----------------------
merger of the Issuer in accordance with Section 3.18(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

     (b) Upon a conveyance or transfer of all the assets and properties of the Issuer pursuant to Section 3.18(b), the Issuer will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Notes immediately upon the delivery of written notice to the Indenture Trustee that the Issuer is to be so released.

     Section 3.20.  No Other Business.  The Issuer shall not engage in any
                    -----------------
business other than financing, purchasing, owning and selling and managing the Mortgage Loans in the manner contemplated by this Indenture and the Basic Documents and all activities incidental thereto.

     Section 3.21.  No Borrowing.  The Issuer shall not issue, incur, assume,
                    ------------
guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Notes.

     Section 3.22.  Guarantees, Loans, Advances and Other Liabilities.
                    -------------------------------------------------
Except as contemplated by the Servicing Agreement or this Indenture, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

     Section 3.23.  Capital Expenditures.  The Issuer shall not make any
                    --------------------
expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

     Section 3.24.  Restricted Payments.  The Issuer shall not, directly or
                    -------------------
indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or
(iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuer may make, or cause to be made,
(w) distributions to the Owner Trustee and the Certificateholders as contemplated by, and to the extent funds are available for such purpose under the Trust Agreement, (x) payment to the Master Servicer or others pursuant to the terms of the Servicing Agreement and (y) payments to the Indenture Trustee pursuant to Section 1(a)(ii) of the Administration Agreement (and (z) make distributions to the holders of the Residual Ownership Interest as contemplated by the Trust Agreement). The Issuer will not, directly or indirectly, make payments to or distributions from the Collection Account except in accordance with this Indenture and the Basic Documents.

     Section 3.25.  Notice of Events of Default.  The Issuer shall give the
                    ---------------------------
Indenture Trustee(, the Credit Enhancer) and the Rating Agencies prompt written notice of each Event of Default hereunder and under the Trust Agreement.

     Section 3.26.  Further Instruments and Acts.  Upon request of the
                    ----------------------------
Indenture  Trustee,  the  Issuer  will  execute  and  deliver   such  further
instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

     Section 3.27.  Statements to Noteholders.  The Indenture Trustee shall
                    -------------------------
forward by mail  to each Noteholder the Statement delivered to it pursuant to
Section 4.01 of the Servicing Agreement.

     (Section 3.28.  Grant of the Additional Loans.  (a)  In consideration
                     -----------------------------
of the delivery on each Deposit Date to or upon the order of the Issuer of all or a portion of the amount in respect of Security Principal Collections on deposit in the Funding Account, the Issuer shall, to the extent of the availability thereof, on such Deposit Date during the Funding Period Grant to the Indenture Trustee all of its right, title and interest in the Additional Loans and simultaneously with the Grant of the Additional Loans the Issuer will deliver the related Related Documents to the Indenture Trustee or the related Custodian.

     (b) The obligation of the Indenture Trustee to accept the Grant of the Additional Loans and the other property and rights related thereto described in paragraph (a) above is subject to the satisfaction of each of the following conditions on or prior to each Deposit Date:

            (i)  the Indenture Trustee shall not have received written notice from any Rating Agency (or the Credit Enhancer) to the effect that such transfer of Additional Loans would adversely affect the then current rating of the Notes or cause the rating assigned to the Securities to be below investment grade (without taking into account the Credit Enhancement Instrument);

           (ii) the Indenture Trustee shall have received a revised Mortgage Loan Schedule, listing the Additional Loans;

          (iii) the Master Servicer shall confirm to the Indenture Trustee that it has deposited in the Collection Account all Principal Collections and Interest Collections in respect of such Additional Loans on or after the related Deposit Date for the Additional Loans;

           (iv) the Indenture Trustee shall have received a duly completed and executed Transfer Certificate in the form of Exhibit 1 to the Mortgage Loan Purchase Agreement;

            (v) the Seller at its expense and the Issuer at its expense, as appropriate, shall have provided the Rating Agencies (and the Credit Enhancer) with an Opinion of Counsel relating to the sale of the Additional Loans to the Issuer and the Grant of the Additional Loans to the Indenture Trustee which opinion shall be in the form of Exhibit __ to the Mortgage Loan Purchase Agreement; and

           (vi) the Issuer shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel confirming the satisfaction of each condition precedent specified in this paragraph
     (b).

     (c) The obligation of the Indenture Trustee to accept the Grant of an Additional Loan on the related Deposit Date is subject to each Additional Loan and the Additional Loans in the aggregate, as the case may be, satisfying the conditions set forth in the Mortgage Loan Purchase Agreement.)

     (Section 3.29.  Determination of Note Rate.  On the second LIBOR
                     --------------------------
Business Day immediately preceding (i) the Closing Date in the case of the first Interest Period and (ii) the first day of each succeeding Interest Period, the Indenture Trustee shall determine LIBOR and the Note Rate for such Interest Period and shall inform the Issuer, the Master Servicer and the Depositor at their respective facsimile numbers given to the Indenture Trustee in writing thereof.)

     (Section 3.30.  Payments under the Credit Enhancement Instrument.  (a)
                     ------------------------------------------------
On any Payment Date, other than a Dissolution Payment Date, the Indenture Trustee on behalf of the Noteholders shall make a draw on the Credit Enhancement Instrument in an amount if any equal to the sum of (x) the amount by which the interest accrued at the Note Rate on the Security Balance of the Notes exceeds the amount on deposit in the Payment Account available to be distributed therefor on such Payment Date and (y) the Guaranteed Principal Payment Amount (the "Credit Enhancement Draw Amount").

     (b) The Indenture Trustee shall submit, if a Credit Enhancement Draw Amount is specified in any Statement to Holders prepared by the Master Servicer pursuant to Section 4.01 of the Servicing Agreement, the Notice for Payment (as defined in the Credit Enhancement Instrument) in the amount of the Credit Enhancement Draw Amount to the Credit Enhancer no later than 2:00 P.M., New York City time, on the second Business Day prior to the applicable Payment Date. Upon receipt of such Credit Enhancement Draw Amount in accordance with the terms of the Credit Enhancement Instrument, the Indenture Trustee shall deposit such Credit Enhancement Draw Amount in the Payment Account for distribution to Holders pursuant to Section 3.05.

     In addition, a draw may be made under the Credit Enhancement Instrument in respect of any Avoided Payment (as defined in and pursuant to the terms and conditions of the Credit Enhancement Instrument) and the Indenture Trustee shall submit a Notice for Payment with respect thereto together with the other documents required to be delivered to the Credit Enhancer pursuant to the Credit Enhancement Instrument in connection with a draw in respect of any Avoided Payment.

     Section 3.31.  Replacement Credit Enhancement Instrument.  In the event
                    -----------------------------------------
of a Credit Enhancer Default or if the claims paying ability rating of the Credit Enhancer is downgraded and such downgrade results in a downgrading of the then current rating of the Notes (in each case, a "Replacement Event"), the Issuer, at its expense, in accordance with and upon satisfaction of the conditions set forth in the Credit Enhancement Instrument, including, without limitation, payment in full of all amounts owed to the Credit Enhancer, may, but shall not be required to, substitute a new surety bond or surety bonds for the existing Credit Enhancement Instrument or may arrange for any other form of credit enhancement; provided, however, that in each case the Notes shall be rated no lower than the rating assigned by each Rating Agency to the Notes immediately prior to such Replacement Event and the timing and mechanism for drawing on such new credit enhancement shall be reasonably acceptable to the Indenture Trustee and provided further that the premiums under the proposed credit enhancement shall not exceed such premiums under the existing Credit Enhancement Instrument. It shall be a condition to substitution of any new credit enhancement that there be delivered to the Indenture Trustee (i) an Opinion of Counsel, acceptable in form to the Indenture Trustee, from counsel to the provider of such new credit enhancement with respect to the enforceability thereof and such other matters as the Indenture Trustee may require and (ii) an Opinion of Counsel to the effect that such substitution would not (a) adversely affect in any material respect the tax status of the Notes and the Certificates or (b) cause the Issuer to be subject to a tax at the entity level or to be classified as a taxable mortgage pool within the meaning of Section 7701(i) of the Code. Upon receipt of the items referred to above and payment of all amounts owing to the Credit Enhancer and the taking of physical possession of the new credit enhancement, the Indenture Trustee shall, within five Business Days following receipt of such items and such taking of physical possession, deliver the replaced Credit Enhancement Instrument to the Credit Enhancer. In the event of any such replacement the Issuer shall give written notice thereof to the Rating Agencies.)


                                  ARTICLE IV

              The Notes; Satisfaction and Discharge of Indenture

     Section 4.01.  The Notes(; Increase of Maximum Variable Funding Balance;
                    ---------------------------------------------------------
Additional Variable Funding Notes).  (a)  The Notes shall be registered in
----------------------------------
the name of a nominee designated by the Depository. Beneficial Owners will hold interests in the Notes through the book-entry facilities of the Deposi-tory in minimum initial Principal Balances of $(________) and integral multi-ples of $(_________) in excess thereof. (The Capped Funding Notes will be issuable in minimum initial Principal Balances of $(_______) and integral multiples of $(________) in excess thereof, together with any additional amount necessary to cover the aggregate initial Principal Balance of the Capped Funding Notes surrendered at the time of the initial denominational exchange thereof (with such initial Principal Balance in each case being deemed to be the Principal Balance of the Capped Funding Notes at the time of such initial denominational exchange thereof).)

     The Indenture Trustee may for all purposes (including the making of payments due on the Notes) deal with the Depository as the authorized representative of the Beneficial Owners with respect to the Notes for the purposes of exercising the rights of Holders of Notes hereunder. Except as provided in the next succeeding paragraph of this Section 4.01, the rights of Beneficial Owners with respect to the Notes shall be limited to those established by law and agreements between such Beneficial Owners and the Depository and Depository Participants. Except as provided in Section 4.08, Beneficial Owners shall not be entitled to definitive certificates for the Notes as to which they are the Beneficial Owners. Requests and directions from, and votes of, the Depository as Holder of the Notes shall not be deemed inconsistent if they are made with respect to different Beneficial Owners. The Indenture Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Noteholders and give notice to the Depository of such record date. Without the consent of the Issuer and the Indenture Trustee, no Note may be transferred by the Depository except to a successor Depository that agrees to hold such Note for the account of the Beneficial Owners.

     In the event the Depository Trust Company resigns or is removed as Depository, the Indenture Trustee with the approval of the Issuer may appoint a successor Depository. If no successor Depository has been appointed within 30 days of the effective date of the Depository's resignation or removal, each Beneficial Owner shall be entitled to certificates representing the Notes it beneficially owns in the manner prescribed in Section 4.08.

     The Notes shall, on original issue, be executed on behalf of the Issuer by the Owner Trustee, not in its individual capacity but solely as Owner Trustee, authenticated by the Note Registrar and delivered by the Indenture Trustee to or upon the order of the Issuer.

     ((b) So long as no Amortization Event has occurred the Maximum Variable Funding Balance on the Closing Date may be increased from time to time by an aggregate amount not to exceed $(______________) and Additional Variable Funding Notes may be issued upon satisfaction of the following conditions:

            (i) the Indenture Trustee shall have received an Additional Credit Enhancement Instrument pursuant to the terms and conditions of the Insurance Agreement, including without limitation Section _____ thereof;

           (ii) the Indenture Trustee shall have received an Opinion of Counsel to the Credit Enhancer in the form attached hereto as Exhibit C;

          (iii) the Indenture Trustee shall have received an Opinion of Counsel in the form attached hereto as Exhibit D;

           (iv) the Indenture Trustee shall have received the documents specified in Section 11.01(a) (other than clause (iii) thereof).

The Security Balance of such Additional Variable Funding Notes in the aggregate will reflect the sum of (i) the related Excess Additional Balance Differential and (ii) the Additional Balance Differential for each Collection Period from the Collection Period during which the Additional Variable Funding Notes are issued until the new Maximum Variable Funding Balance is reached. Notwithstanding the foregoing, the Security Balance of each specific Additional Variable Funding Note will be limited to the Maximum Individual Variable Funding Balance as provided in subsection (c) below.

     The Additional Variable Funding Notes issued in connection with the first increase in the Maximum Variable Funding Balance pursuant to this subsection will bear the designation "A" (in addition to the numerical designation pursuant to subsection (c) below) and any subsequent Additional Variable Funding Notes issued in connection with any subsequent increases in the Maximum Variable Funding Balance will bear alphabetical designations in the order of their issuance.

     Any Additional Variable Funding Notes shall be in the form of Exhibit A-2 hereof and for all purposes shall be Notes issued pursuant to this Indenture and all references to Variable Funding Notes herein shall include Additional Variable Funding Notes issued pursuant to this Section 4.01(b).

     Upon the issuance of any Additional Variable Funding Notes the Issuer will deliver written notice thereof to the Rating Agencies.

     (c) Subject to the Maximum Variable Funding Balance at such time as the Security Balance of any Variable Funding Note reaches the Maximum Individual Variable Funding Balance, no subsequent amounts in respect of the Additional Balance Differential shall be added to the Security Balance of such Variable Funding Note and instead a new Variable Funding Note shall be issued and executed on behalf of the Issuer by the Owner Trustee, not in its individual capacity but solely as Owner Trustee, authenticated by the Note Registrar and delivered by the Indenture Trustee to or upon the order of the Issuer. All subsequent amounts in respect of the Additional Balance Differential shall be added to the Security Balance of such new Variable Funding Note (subject to the Maximum Variable Funding Balance) until the Security Balance thereof reaches the Maximum Individual Variable Funding Balance.

     The Variable Funding Note issued on the Closing Date shall bear the Designation "1" and each new Variable Funding Note will bear sequential numerical designations in the order of their issuance. On each Payment Date on or after the Accelerated Amortization Date a new Variable Funding Note will be issued on each Payment Date in a principal amount equal to the lesser of (a) the Maximum Individual Variable Funding Balance and (b) the Additional Balance Differential for such Payment Date, but in no event will the Principal Balance of the Variable Funding Notes exceed the Maximum Variable Funding Balance without satisfying the conditions of Section 4.01 hereof.)

     Section 4.02.  Registration of and Limitations on Transfer and Exchange
                    --------------------------------------------------------
of Notes; Appointment of Certificate Registrar.  The Note Registrar shall
----------------------------------------------
cause to be kept at its Corporate Trust Office a Note Register in which, subject to such reasonable regulations as it may prescribe, the Note Registrar shall provide for the registration of Notes and of transfers and exchanges of Notes as herein provided.

     Subject to the restrictions and limitations set forth below, upon surrender for registration of transfer of any Note at the Corporate Trust Office, the Indenture Trustee shall execute and the Note Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes in authorized initial Security Balances evidencing the same aggregate Percentage Interests.

     (No Variable Funding Note, other than any Capped Funding Notes, may be transferred. Subject to the provisions set forth below Capped Funding Notes may be transferred, provided that with respect to the initial transfer thereof by the Seller prior written notification of such transfer shall have been given to the Rating Agencies and to the Credit Enhancer by the Seller along with an Opinion of Counsel to the effect that such transfer will not constitute a fraudulent conveyance under the laws of the relevant jurisdiction.

     No transfer of a Capped Funding Note shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event of any such transfer, (i) unless such transfer is made in reliance upon Rule 144A under the 1933 Act, the Indenture Trustee or the Issuer may, require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Indenture Trustee and the Issuer that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Indenture Trustee or the Issuer and (ii) the Indenture Trustee shall require the transferee to execute an investment letter acceptable to and in form and substance reasonably satisfactory to the Issuer and the Indenture Trustee certifying to the Issuer and the Indenture Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Indenture Trustee or the Issuer. The Holder of a Variable Funding Note desiring to effect such transfer shall, and does hereby agree to, indemnify the Indenture Trustee the Credit Enhancer and the Issuer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Notwithstanding the foregoing, the restriction of transfer specified in this paragraph is not applicable to any Capped Funding Notes that have been registered under the Securities Act of 1933.)

     Subject to the foregoing, at the option of the Noteholders, Notes may be exchanged for other Notes of like tenor or, in each case in authorized initial Principal Balances evidencing the same aggregate Percentage Interests upon surrender of the Notes to be exchanged at the Corporate Trust Office of the Note Registrar. (With respect to any surrender of Capped Funding Notes for exchange the new Notes delivered in exchange therefor will bear the designation "Capped" in addition to any other applicable designations.) Whenever any Notes are so surrendered for exchange, the Indenture Trustee shall execute and the Note Registrar shall authenticate and deliver the Notes which the Noteholder making the exchange is entitled to receive. Each Note presented or surrendered for registration of transfer or exchange shall (if so required by the Note Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form reasonably satisfactory to the Note Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing. Notes delivered upon any such transfer or exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Notes surrendered.

     No service charge shall be made for any registration of transfer or exchange of Notes, but the Note Registrar shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.

     All Notes surrendered for registration of transfer and exchange shall be cancelled by the Note Registrar and delivered to the Indenture Trustee for subsequent destruction without liability on the part of either.

     Section 4.03.  Mutilated, Destroyed, Lost or Stolen Notes.  If (i) any
                    ------------------------------------------
mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a bona fide purchaser, and provided that the requirements of Section 8-405 of the UCC are met, the Issuer shall execute, and upon its request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of the same Class; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replace-ment Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

     Upon the issuance of any replacement Note under this Section 4.03, the Issuer may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

     Every replacement Note issued pursuant to this Section 4.03 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

     The provisions of this Section 4.03 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

     Section 4.04.  Persons Deemed Owners.  Prior to due presentment for
                    ---------------------
registration of transfer of any Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Issuer, the Indenture Trustee nor any agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

     Section 4.05.  Cancellation.  All Notes surrendered for payment,
                    ------------
registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 4.05, except as expressly permitted by this Indenture. All cancelled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Request that they be destroyed or returned to it; provided, that such Issuer Request is timely and the Notes have not been previously disposed of by the Indenture Trustee.

     Section 4.06.  Book-Entry Notes.  The Notes, upon original issuance,
                    ----------------
will be issued in the form of typewritten Notes representing the Book-Entry Notes, to be delivered to The Depository Trust Company, the initial Depository, by, or on behalf of, the Issuer. Such Notes shall initially be registered on the Note Register in the name of Cede & Co., the nominee of the initial Depository, and no Beneficial Owner will receive a definitive Note representing such Beneficial Owner's interest in such Note, except as provided in Section 4.08. Unless and until definitive, fully registered Notes (the "Definitive Notes") have been issued to Beneficial Owners pursuant to Section 4.08:

            (i) the provisions of this Section 4.06 shall be in full force and effect;

           (ii) the Note Registrar and the Indenture Trustee shall be entitled to deal with the Depository for all purposes of this Indenture (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole holder of the Notes, and shall have no obligation to the Owners of Notes;

          (iii) to the extent that the provisions of this Section 4.06 conflict with any other provisions of this Indenture, the provisions of this Section 4.06 shall control;

           (iv) the rights of Beneficial Owners shall be exercised only through the Depository and shall be limited to those established by law and agreements between such Owners of Notes and the Depository and/or the Depository Participants pursuant to the Note Depository Agreement. Unless and until Definitive Notes are issued pursuant to Section 4.08, the initial Depository will make book-entry transfers among the Depository Participants and receive and transmit payments of principal of and interest on the Notes to such Depository Participants; and

            (v) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Notes evidencing a specified percentage of the Security Balances of the Notes, the Depository shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Beneficial Owners and/or Depository Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Indenture Trustee.

     Section 4.07.  Notices to Depository.  Whenever a notice or other
                    ---------------------
communication to the Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to Beneficial Owners pursuant to Section 4.08, the Indenture Trustee shall give all such notices and communications specified herein to be given to Holders of the Notes to the Depository, and shall have no obligation to the Beneficial Owners.

     Section 4.08.  Definitive Notes.  If (i) the Administrator advises the
                    ----------------
Indenture Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to the Notes and the Administrator is unable to locate a qualified successor, (ii) the Administrator at its option advises the Indenture Trustee in writing that it elects to terminate the book-entry system through the Depository or (iii) after the occurrence of an Event of Default, Owners of Notes representing beneficial interests aggregating at least a majority of the Security Balances of the Notes advise the Depository in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Beneficial Owners, then the Depository shall notify all Beneficial Owners and the Indenture Trustee of the occurrence of any such event and of the availability of Definitive Notes to Beneficial Owners requesting the same. Upon surrender to the Indenture Trustee of the typewritten Notes representing the Book-Entry Notes by the Depository, accompanied by registration instructions, the Issuer shall execute and the Indenture Trustee shall authenticate the Definitive Notes in accordance with the instructions of the Depository. None of the Issuer, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, the Indenture Trustee shall recognize the Holders of the Definitive Notes as Noteholders.

     Section 4.09.  Tax Treatment.  The Issuer has entered into this
                    -------------
Indenture, and the Notes will be issued, with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness of the Issuer. The Issuer, by entering into this Indenture, and each Noteholder, by its acceptance of its Note (and each Beneficial Owner by its acceptance of an interest in the applicable Book-Entry Note), agree to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

     Section 4.10.  Satisfaction and Discharge of Indenture.   This Indenture
                    ---------------------------------------
shall  cease to be of further  effect with respect to  the Notes except as to
(i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon,
(iv) Sections 3.03, 3.04,  3.06, 3.09, 3.18,  3.20 and 3.21,  (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.07 and the obligations of the Indenture Trustee under Section 4.11) and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when

          (A)  either

          (1) all Notes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 4.03 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.03) have been delivered to the Indenture Trustee for cancellation; or

          (2) all Notes not theretofore delivered to the Indenture Trustee for cancellation

               a.   have become due and payable, or

               b. will become due and payable at the Final Scheduled Payment Date within one year, or

               c. are to be called for redemption within one year under arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of a., or b. or c. above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes then out-standing not theretofore delivered to the Indenture Trustee for cancellation when due on the Final Scheduled Payment Date or the Redemption Date, as applicable;

          (B) the Issuer has paid or caused to be paid all other sums payable hereunder (and under the Insurance Agreement) by the Issuer; and

          (C) the Issuer has delivered to the Indenture Trustee and the Credit Enhancer an Officer's Certificate, an Opinion of Counsel and (if required by the TIA or the Indenture Trustee) an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of Section 11.01 and, subject to Section 11.02, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

     Section 4.11.  Application of Trust Money.  All moneys deposited with
                    --------------------------
the Indenture Trustee pursuant to Section 4.10 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine, to the Holders of those particular Notes for the payment or redemption of which such moneys have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal and interest; but such moneys need not be segregated from other funds except to the extent required herein or required by law.

     (Section 4.12. Subrogation and Cooperation.  (a)  The Issuer and the
                    ---------------------------
Indenture Trustee acknowledge that (i) to the extent the Credit Enhancer makes payments under the Credit Enhancement Instrument on account of principal of or interest on the Notes or the Certificates, the Credit Enhancer will be fully subrogated to the rights of such Holders to receive such principal and interest from the Issuer, and (ii) the Credit Enhancer shall be paid such principal and interest but only from the sources and in the manner provided herein and in the Insurance Agreement for the payment of such principal and interest.

     The Indenture Trustee shall cooperate in all respects with any reasonable request by the Credit Enhancer for action to preserve or enforce the Credit Enhancer's rights or interest under this Indenture or the Insurance Agreement without limiting the rights of the Noteholders as otherwise set forth in the Indenture, including, without limitation, upon the occurrence and continuance of a default under the Insurance Agreement, a request to take any one or more of the following actions:

            (i) institute Proceedings for the collection of all amounts then payable on the Notes, or under this Indenture in respect to Notes and all amounts payable under the Insurance Agreement enforce any judgment obtained and collect from the Issuer moneys adjudged due;

           (ii) sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private Sales called and conducted in any manner permitted by law;

          (iii) file or record all Assignments that have not previously been recorded;

           (iv) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture; and

            (v) exercise any remedies of a secured party under the Uniform Commercial Code and take any other appropriate action to protect and enforce the rights and remedies of the Credit Enhancer hereunder.)

     Section 4.13.  Repayment of Moneys Held by Paying Agent.  In connection
                    ----------------------------------------
with the satisfaction and discharge of this Indenture with respect to the Notes, all moneys then held by any Administrator other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.05 and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

                                  ARTICLE V

                                   Remedies
                                   --------

     Section 5.01.  Events of Default.  "Event of Default," wherever used
                    -----------------
herein, shall have the meaning provided in Appendix A(; provided, however, that no Event of Default will occur under clause (i) or clause (ii) of the definition of "Event of Default" if the Issuer fails to make payments of principal of and interest on the Notes so long as the Credit Enhancer makes payments sufficient therefore under the Credit Enhancement Instrument).

     The Issuer shall deliver to the Indenture Trustee (and the Credit Enhancer), within five days after the occurrence thereof, written notice in the form of an Officer's Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause
(iii) of the definition of "Event of Default", its status and what action the Issuer is taking or proposes to take with respect thereto.

     Section 5.02.  Acceleration of Maturity; Rescission and Annulment.  If
                    ---------------------------------------------------
an Event of Default should occur and be continuing, then and in every such case the Indenture Trustee or the Holders of Notes representing not less than a majority of the Security Balances of all Notes may declare the Notes to be immediately due and payable, by a notice in writing to the Issuer (and to the Indenture Trustee if given by Noteholders), and upon any such declaration the unpaid principal amount of such Class of Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable. (Unless the prior written consent of the Credit Enhancer shall have been obtained by the Indenture Trustee, the Payment Date upon which such accelerated payment is due and payable shall not be a Payment Date under the Credit Enhancement Instrument and the Indenture Trustee shall not be authorized under Section 3.32 to make a draw therefor.)

     At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article V provided, the Holders of Notes representing a majority of the Security Balances of all Notes, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

            (i) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

               (A) all payments of principal of and interest on the Notes and all other amounts that would then be due hereunder or upon the Notes if the Event of Default giving rise to such acceleration had not occurred; and

               (B) all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel; and

           (ii) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

     No such rescission shall affect any subsequent default or impair any right consequent thereto.

     Section 5.03.  Collection of Indebtedness and Suits for Enforcement by
                    -------------------------------------------------------
Indenture Trustee.  (a)  The Issuer covenants that if (i) default is made in
-----------------
the payment of any interest on any Note when the same becomes due and payable, and such default continues for a period of five days, or
(ii) default is made in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable, the Issuer will, upon demand of the Indenture Trustee, pay to it, for the benefit of the Holders of Notes and of the Credit Enhancer, the whole amount then due and payable on the Notes for principal and interest, with interest upon the overdue principal, and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

     (b) In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, subject to the provisions of Section 11.17 hereof, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon the Notes and collect in the manner provided by law out of the property of the Issuer or other obligor the Notes, wherever situated, the moneys adjudged or decreed to be payable.

     (c) If an Event of Default occurs and is continuing, the Indenture Trustee, subject to the provisions of Section 11.17 hereof, may, as more particularly provided in Section 5.04, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders (and the Credit Enhancer), by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

     (d) In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorgani-zation, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

            (i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith) and of the Noteholders allowed in such Proceedings;

           (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

          (iii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf; and

           (iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders of Notes allowed in any judicial proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture
Trustee and each predecessor Indenture Trustee except as a result of negligence or bad faith.

     (e) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Note-holder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

     (f) All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes (or the Variable Funding Notes, as applicable).

     (g) In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

     Section 5.04.  Remedies; Priorities.  (a)  If an Event of Default shall
                    --------------------
have occurred and be continuing, the Indenture Trustee subject to the provisions of Section 11.17 hereof may do one or more of the following (subject to Section 5.05):

            (i)  institute Proceedings in  its own name and as  trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, and all amounts payable under the Insurance Agreement, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Notes moneys adjudged due;

           (ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;

          (iii) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee, the Holders of the Notes (and the Credit Enhancer); and

           (iv) sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law; provided, however, that the Indenture Trustee may not sell or otherwise liquidate the Trust Estate following an Event of Default, unless (A) the Holders of 100% of the Security Balances of the Securities (and the Credit Enhancer) consent thereto, (which consent will not be unreasonably withheld) (B) the proceeds of such sale or liquidation distributable to Holders are sufficient to discharge in full all amounts then due and unpaid upon the Securities for principal and interest (and to reimburse the Credit Enhancer for any amounts drawn under the Credit Enhancement Instrument and any other amounts due the Credit Enhancer under the Insurance Agreement) or (C) the Indenture Trustee determines that the Mortgage Loans will not continue to provide sufficient funds for the payment of principal of and interest on either the Notes, as they would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent (of the Credit Enhancer, which consent will not be unreasonably withheld, and) of the Holders of not less than 66-2/3% of the Security Balances of the Notes. In determining such sufficiency or insufficiency with respect to clause (B) and (C), the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose. (Notwithstanding the foregoing, so long as an Event of Servicer Termination has not occurred, any Sale of the Trust Estate shall be made subject to the continued Servicing of the Mortgage Loans by the Master Servicer as provided in the Servicing Agreement.)

     (b) If the Indenture Trustee collects any money or property pursuant to this Article V, it shall pay out the money or property in the following order:

          FIRST:     to   the  Indenture   Trustee  for  amounts   due  under
          Section 6.07;

          SECOND: to each Class of Noteholders for amounts due and unpaid on the related Class of Notes for interest and to each Noteholder of such Class, in each case ratably, without preference or priority of any kind, according to the amounts due and payable on such Class of Notes for interest from amounts available in the Trust Estate for such Noteholders;

          THIRD: to Holders of each Class of Notes for amounts due and unpaid on the related Class of Notes for principal, from amounts available in the Trust Estate for such Noteholders, and to each Noteholder of such Class, in each case ratably, without preference or priority of any kind, according to the amounts due and payable on such Class of Notes for principal, until the Security Balances of each Class of Notes is reduced to zero;

          FOURTH:   to the Issuer  for amounts required  to be distributed to
          the Certificateholders pursuant to the Trust Agreement;

          FIFTH: (To the payment of all amounts due and owing to the Credit Enhancer under the Insurance Agreement);

          SIXTH:   to the Issuer  for amounts due  under Article VIII  of the
          Trust Agreement; and

          SEVENTH: to the payment of the remainder, if any to the Issuer or any other person legally entitled thereto.

     The Indenture  Trustee may fix  a record date  and payment date  for any payment to Noteholders pursuant to this Section 5.04. At least 15 days before such record date, the Issuer shall mail to each Noteholder and the Indenture Trustee a notice that states the record date, the payment date and the amount to be paid.

     Section 5.05.  Optional Preservation of the Trust Estate.   If the Notes
                    -----------------------------------------
have been declared to be due and payable under Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, but need not, elect to maintain possession of the Trust Estate. It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes and other obligations of the Issuer (including payment to the Credit Enhancer), and the Indenture Trustee shall take such desire into account when determining whether or not to maintain possession of the Trust Estate. In determining whether to maintain possession of the Trust Estate, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

     Section 5.06.  Limitation of Suits.  No Holder of any Note shall have
                    -------------------
any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless and subject to the provisions of Section 11.17 hereof:

            (i) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

           (ii) the Holders of not less than 25% of the Security Balances of the Notes have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

          (iii) such Holder or Holders have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

           (iv) the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and

            (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority of the Security Balances of the Notes.

It is understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

     In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Notes, each representing less than a majority of the Security Balances of the Notes, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

     Section 5.07.  Unconditional Rights of Noteholders To Receive Principal
                    --------------------------------------------------------
and Interest.  Notwithstanding any other provisions in this Indenture, the
------------
Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

     Section 5.08.  Restoration of Rights and Remedies.  If the Indenture
                    ----------------------------------
Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

     Section 5.09.  Rights and Remedies Cumulative.  No right or remedy
                    ------------------------------
herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     Section 5.10.  Delay or Omission Not a Waiver.  No delay or omission of
                    ------------------------------
the Indenture Trustee or any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

     Section 5.11.  Control by Noteholders.  The Holders of a majority of the
                    ----------------------
Security Balances of Notes shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided that:

            (i) such direction shall not be in conflict with any rule of law or with this Indenture;

           (ii) subject to the express terms of Section 5.04, any direction to the Indenture Trustee to sell or liquidate the Trust Estate shall be by Holders of Notes representing not less than 100% of the Security Balances of Notes;

          (iii) if the conditions set forth in Section 5.05 have been satisfied and the Indenture Trustee elects to retain the Trust Estate pursuant to such Section, then any direction to the Indenture Trustee by Holders of Notes representing less than 100% of the Security Balances of Notes to sell or liquidate the Trust Estate shall be of no force and effect; and

           (iv) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction.

Notwithstanding the rights of Noteholders set forth in this Section, subject to Section 6.01, the Indenture Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any Noteholders not consenting to such action.

     Section 5.12.  Waiver of Past Defaults.   Prior to the declaration of
                    ------------------------
the acceleration of the maturity of the Notes as provided in Section 5.02, the Holders of Notes of not less than a majority of the Security Balances of the Notes may waive any past Event of Default and its consequences except an Event of Default (a) with respect to payment of principal of or interest on any of the Notes or (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Note (or (c) the waiver of which would materially and adversely affect the interests of the Credit Enhancer or modify its obligation under the Credit Enhancement Instrument.) In the case of any such waiver, the Issuer, the Indenture Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Event of Default or impair any right conse-quent thereto.

     Upon any such waiver, any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

     Section 5.13.  Undertaking for Costs.   All parties to this Indenture
                    ----------------------
agree, and each Holder of any Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the Security Balances of the Notes or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture.

     Section 5.14.  Waiver of Stay or Extension Laws.  The Issuer covenants
                    --------------------------------
(to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     Section 5.15.  Sale of Trust Estate.  (a)  The power to effect any sale
                    --------------------
or other disposition (a "Sale") of any portion of the Trust Estate pursuant to Section 5.04 is expressly subject to the provisions of Section 5.05 and this Section 5.15. The power to effect any such Sale shall not be exhausted by any one or more Sales as to any portion of the Trust Estate remaining unsold, but shall continue unimpaired until the entire Trust Estate shall have been sold or all amounts payable on the Notes and under this Indenture (and under the Insurance Agreement) shall have been paid. The Indenture Trustee may from time to time postpone any public Sale by public announcement made at the time and place of such Sale. The Indenture Trustee hereby expressly waives its right to any amount fixed by law as compensation for any Sale.

     (b) The Indenture Trustee shall not in any private Sale sell the Trust Estate, or any portion thereof, unless

          (1) the Holders of all Securities (and the Credit Enhancer) consent to or direct the Indenture Trustee to make, such Sale, or

          (2) the proceeds of such Sale would be not less than the entire amount which would be payable to the Noteholders under the Notes (and the Credit Enhancer in respect of amounts drawn under the Credit Enhancement Instrument and any other amounts due the Credit Enhancer under the Insurance Agreement,) in full payment thereof in accordance with Section 5.02, on the Payment Date next succeeding the date of such Sale, or

          (3) The Indenture Trustee determines, in its sole discretion, that the conditions for retention of the Trust Estate set forth in Section 5.05 cannot be satisfied (in making any such determination, the Indenture Trustee may rely upon an opinion of an Independent investment banking firm obtained and delivered as provided in Section 5.05, (and the Credit Enhancer consents to such Sale, which consent will not be unreasonably withheld) and the Holders representing at least 66-2/3% of the Security Balances of the Securities consent to such Sale.

The purchase by the Indenture Trustee of all or any portion of the Trust Estate at a private Sale shall not be deemed a Sale or other disposition thereof for purposes of this Section 5.15(b).

     (c) Unless the Holders of Notes (and the Credit Enhancer) have other-wise consented or directed the Indenture Trustee, at any public Sale of all or any portion of the Trust Estate at which a minimum bid equal to or greater than the amount described in paragraph (2) of subsection (b) of this Section
5.15 has not been established by the Indenture Trustee and no Person bids an amount equal to or greater than such amount, the Indenture Trustee shall bid an amount at least $1.00 more than the highest other bid.

     (d)  In connection with a Sale of all or any portion of the Trust Estate

          (1) any Holder or Holders of Notes may bid for and (with the consent of the Credit Enhancer) purchase the property offered for sale, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property, without further accountability, and may, in paying the purchase money therefor, deliver any Notes or claims for interest thereon in lieu of cash up to the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon, and such Notes, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Holders thereof after being appropriately stamped to show such partial payment;

          (2) the Indenture Trustee may bid for and acquire the property offered for Sale in connection with any Sale thereof, and, subject to any requirements of, and to the extent permitted by, applicable law in connection therewith, may purchase all or any portion of the Trust Estate in a private sale, and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting the gross Sale price against the sum of (A) the amount which would be distributable to the Holders of the Notes (and amounts owing to the Credit Enhancer) as a result of such Sale in accordance with
Section 5.04(b) on the Payment Date next succeeding the date of such Sale and
(B) the expenses of the Sale and of any Proceedings in connection therewith which are reimbursable to it, without being required to produce the Notes in order to complete any such Sale or in order for the net Sale price to be credited against such Notes, and any property so acquired by the Indenture Trustee shall be held and dealt with by it in accordance with the provisions of this Indenture;

          (3) the Indenture Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Trust Estate in connection with a Sale thereof;

          (4) the Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey its interest in any portion of the Trust Estate in connection with a Sale thereof, and to take all action necessary to effect such Sale; and

          (5) no purchaser or transferee at such a Sale shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

     Section 5.16.  Action on Notes.  The Indenture Trustee's right to seek
                    ---------------
and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.04(b).

     Section 5.17.  Performance and Enforcement of Certain Obligations.
                    ---------------------------------------------------
(a) Promptly following a request from the Indenture Trustee to do so and at the Administrator's expense, the Issuer shall take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by the Seller and the Master Servicer, as applicable, of each of their obligations to the Issuer under or in connection with the Mortgage Loan Purchase Agreement and the Servicing Agreement, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Mortgage Loan Purchase Agreement and the Servicing Agreement to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Seller or the Master Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Seller or the Master Servicer of each of their obligations under the Mortgage Loan Purchase Agreement and the Servicing Agreement.

     (b) If an Event of Default has occurred and is continuing, the Indenture Trustee (subject to the rights of the Credit Enhancer under the Servicing Agreement) may, and at the direction (which direction shall be in writing or by telephone (confirmed in writing promptly thereafter)) of the Holders of 66-2/3% of the Security Balances of the Notes shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller or the Master Servicer under or in connection with the Mortgage Loan Purchase Agreement and the Servicing Agreement, including the right or power to take any action to compel or secure performance or observance by the Seller or the Master Servicer, as the case may be, of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Mortgage Loan Purchase Agreement and the Servicing Agreement, as the case may be, and any right of the Issuer to take such action shall not be suspended.

                                  ARTICLE VI

                            The Indenture Trustee
                           ---------------------

     Section 6.01.  Duties of Indenture Trustee.  (a)  If an Event of Default
                    ---------------------------
has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     (b)  Except during the continuance of an Event of Default:

            (i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

           (ii) in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; however, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

            (i) this paragraph does not limit the effect of paragraph (b) of this Section 6.01;

           (ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it (A) pursuant to Section 5.11 (or (B) from the Credit Enhancer, which it is entitled to give under any of the Basic Documents).

     (d) Every provision of this Indenture that in any way relates to the Indenture Trustee is subject to paragraphs (a), (b), (c) and (g) of this
Section 6.01.

     (e) The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

     (f) Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture.

     (g) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

     Section 6.02.  Rights of Indenture Trustee.  (a)  The Indenture Trustee
                    ---------------------------
may rely on any document believed by it to be genuine and to have been signed
or  presented  by  the  proper  person.    The  Indenture  Trustee  need  not
investigate any fact or matter stated in the document.

     (b) Before the Indenture Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer's Certificate or Opinion of Counsel.

     (c) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

     (d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Indenture Trustee's conduct does not constitute willful misconduct, negligence or bad faith.

     (e) The Indenture Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

     Section 6.03.  Individual Rights of Indenture Trustee.  The Indenture
                    --------------------------------------
Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee. Any Administrator, Note Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Indenture Trustee must comply with Sections 6.11 and 6.12.

     Section 6.04.  Indenture Trustee's Disclaimer.  The Indenture Trustee
                    ------------------------------
shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee's certificate of authentication.

     Section 6.05.  Notice of Event of Default.  If an Event of Default
                    --------------------------
occurs and is continuing and if it is known to a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall give notice thereof to each Noteholder (and the Credit Enhancer). The Trustee shall mail to each Noteholder such notice of the Event of Default within 90 days after it occurs. Except in the case of an Event of Default in payment of principal of or interest on any Note, the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders.

     Section 6.06.  Reports by Indenture Trustee to Holders.   The Indenture
                    ---------------------------------------
Trustee shall deliver to each Noteholder such information as may be required to enable such holder to prepare its federal and state income tax returns. In addition, upon the Issuer's written request, the Indenture Trustee shall promptly furnish information reasonably requested by the Issuer that is reasonably available to the Indenture Trustee to enable the Issuer to perform its federal and state income tax reporting obligations.

     Section 6.07.  Compensation and Indemnity.  The Issuer shall or shall
                    --------------------------
cause the Administrator to pay to the Indenture Trustee on each Payment Date reasonable compensation for its services. The Indenture Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall or shall cause the Administrator to reimburse the Indenture Trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Indenture Trustee's agents, counsel, accountants and experts. The Issuer shall or shall cause the Administrator to indemnify the Indenture Trustee against any and all loss, liability or expense (including attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Indenture Trustee shall notify the Issuer and the Administrator promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Issuer and the Administrator shall not relieve the Issuer or the Administrator of its obligations hereunder. The Issuer shall or shall cause the Administrator to defend any such claim, and the Indenture Trustee may have separate counsel and the Issuer shall or shall cause the Administrator to pay the fees and expenses of such counsel. Neither the Issuer nor the Administrator need reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee's own willful misconduct, negligence or bad faith.

     The Issuer's payment obligations to the Indenture Trustee pursuant to this Section 6.07 shall survive the discharge of this Indenture. When the Indenture Trustee incurs expenses after the occurrence of an Event of Default specified in Section 5.01(iv) or (v) with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

     Section 6.08.  Replacement of Indenture Trustee.  No resignation or
                    --------------------------------
removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.08. The Indenture Trustee may resign at any time by so notifying the Issuer and the Credit Enhancer. The Holders of a majority of Security Balances of the Notes may remove the Indenture Trustee by so notifying the Indenture Trustee and the Credit Enhancer and may appoint a successor Indenture Trustee. The Issuer shall remove the Indenture Trustee if:

            (i)  the Indenture Trustee fails to comply with Section 6.11;


           (ii)  the Indenture Trustee is adjudged a bankrupt or insolvent;

          (iii) a receiver or other public officer takes charge of the Indenture Trustee or its property; or

           (iv)  the Indenture Trustee otherwise becomes incapable of acting.

     If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee.

     A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The succes-sor Indenture Trustee shall mail a notice of its succession to Noteholders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

     If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Holders of a majority of Security Balances of the Notes may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

     If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

     Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the Issuer's and the Administrator's obligations under
Section 6.07  shall  continue  for  the  benefit of  the  retiring  Indenture
Trustee.

     Section 6.09.  Successor Indenture Trustee by Merger.  If the Indenture
                    -------------------------------------
Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Indenture Trustee; provided, that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11. The Indenture Trustee shall provide the Rating Agencies prior written notice of any such transaction.

     In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authen-ticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.

     Section 6.10.  Appointment of Co-Indenture Trustee or Separate Indenture
                    ---------------------------------------------------------
Trustee.  (a)  Notwithstanding any other provisions of this Indenture, at any
-------
time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Trust Estate, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obli-gations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.08 hereof.

     (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

           (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

          (iii) the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

     (c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

     (d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     Section 6.11.  Eligibility; Disqualification.  The Indenture Trustee
                    -----------------------------
shall at all times satisfy the requirements of TIA Section 310(a). The Indenture Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and it or its parent shall have a long-term debt rating of (____) or better by (______). The Indenture Trustee shall comply with TIA
Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

     Section 6.12.  Preferential Collection of Claims Against Issuer.  The
                    ------------------------------------------------
Indenture Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). An Indenture Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

     Section 6.13.  Representation and Warranty.  The Indenture Trustee
                    ---------------------------
represents and warrants to the Issuer, for the benefit of the Noteholders, that this Indenture has been executed and delivered by one of its Responsible Officers who is duly authorized to execute and deliver such document in such capacity on its behalf.

     Section 6.14.  Directions to Indenture Trustee.  The Indenture Trustee
                    -------------------------------
is hereby directed:

     (a) to accept assignment of the Mortgage Loans and hold the assets of the Trust in trust for the Noteholders;

     (b) to issue, execute and deliver the Notes substantially in the form prescribed by Exhibit A in accordance with the terms of this Indenture; and

     (c) to take all other actions as shall be required to be taken by the terms of this Indenture.

                                 ARTICLE VII

                        Noteholders' Lists and Reports
                       ------------------------------

     Section 7.01.  Issuer To Furnish Indenture Trustee Names and Addresses
                    -------------------------------------------------------
of Noteholders.  The Issuer will furnish or cause to be furnished to the
--------------
Indenture Trustee (a) not more than five days after each Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders of Notes as of such Record Date, (b) at such other times as the Indenture Trustee and the Credit Enhancer may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished.

     Section 7.02.  Preservation of Information; Communications to
                    ----------------------------------------------
Noteholders.  (a)  The Indenture Trustee shall preserve, in as current a form
-----------
as is reasonably practicable, the names and addresses of the Holders of Notes contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.01 and the names and addresses of Holders of Notes received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such
Section 7.01 upon receipt of a new list so furnished.

     (b) Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes.

     (c) The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of TIA Section 312(c).

     Section 7.03.  Reports by Issuer.  (a)  The Issuer shall:
                    -----------------

            (i) file with the Indenture Trustee, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

           (ii) file with the Indenture Trustee, and the Commission in accordance with rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

          (iii) supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Noteholders described in TIA
     Section 313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this Section 7.03(a) and by rules and regulations prescribed from time to time by the Commission.

     (b) Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.

     Section 7.04.  Reports by Indenture Trustee.  If required by TIA
                    ----------------------------
Section 313(a), within 60 days after each January 1 beginning with ___________, 199_, the Indenture Trustee shall mail to each Noteholder as required by TIA Section 313(c) (and to the Credit Enhancer) a brief report dated as of such date that complies with TIA Section 313(a). The Indenture Trustee also shall comply with TIA Section 313(b).

     A copy of each report at the time of its mailing to Noteholders shall be filed by the Indenture Trustee with the Commission and each stock exchange, if any, on which the Notes are listed. The Issuer shall notify the Indenture Trustee if and when the Notes are listed on any stock exchange.


                                 ARTICLE VIII

                     Accounts, Disbursements and Releases
                    ------------------------------------

     Section 8.01.  Collection of Money.  Except as otherwise expressly
                    -------------------
provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

     Section 8.02.  Trust Accounts.  (a)  On or prior to the Closing Date,
                    --------------
the Issuer shall cause the Indenture Trustee to establish and maintain, in the name of the Indenture Trustee, for the benefit of the Noteholders and the Certificateholders (and the Credit Enhancer), the Payment Account as provided in Section 3.01 of this Indenture.

     (b) All moneys deposited from time to time in the Payment Account pursuant to the Servicing Agreement and all deposits therein pursuant to this Indenture, including any investments made with such moneys, are for the benefit of the Noteholders and the Certificateholders (and all income or other gain from such investments are for the benefit of the Master Servicer as provided by the Servicing Agreement).

     (On each Payment Date during the Funding Period the Indenture Trustee shall withdraw Net Principal Collections from the Payment Account and deposit Net Principal Collections to the Funding Account.)

     On each Payment Date, the Indenture Trustee shall distribute all amounts on deposit in the Payment Account (after giving effect to the withdrawal referred to in the preceding paragraph) to Noteholders in respect of the Notes in the order of priority set forth in Section 3.05 (except as otherwise provided in Section 5.04(b)).

     The Master Servicer may direct the Indenture Trustee to invest any funds in the Payment Account in Eligible Investments maturing no later than the Business Day preceding each Payment Date and shall not be sold or disposed of prior to the maturity. (Unless otherwise instructed by the Master Servicer, the Indenture Trustee shall invest all funds in the Payment Account in its (__________) Short Term Investment Fund so long as it is an Eligible Investment).

     ((c) On or before the Closing Date the Issuer shall open, at the Corporate Trust Office, an account which shall be the "Funding Account". The Master Servicer may direct the Indenture Trustee to invest any funds in the Funding Account in Eligible Investments maturing no later than the Business Day preceding each Payment Date and shall not be sold or disposed of prior to the maturity. Unless otherwise instructed by the Master Servicer, the Indenture Trustee shall invest all funds in the Payment Account in its Corporate Trust Short Term Investment Fund so long as it is an Eligible Investment. During the Funding Period, any amounts received by the Indenture Trustee in respect of Net Principal Collections for deposit in the Funding Account, together with any Eligible Investments in which such moneys are or will be invested or reinvested during the term of the Notes, shall be held by the Indenture Trustee in the Funding Account as part of the Trust Estate, subject to disbursement and withdrawal as herein provided.

            (i) Amounts on deposit in the Funding Account in respect of Net Principal Collections may be withdrawn on each Deposit Date and (1) paid to the Issuer in payment for Additional Loans by the deposit of such amount to the Collection Account and (2) at the end of the Funding Period any amounts remaining in the Funding Account after the withdrawal called for by clause (1) shall be deposited in the Payment Account to be included in the payment of principal on the Payment Date that is the last day of the Funding Period.

           (ii) Amounts on deposit in the Funding Account in respect of investment earnings shall be withdrawn on each Payment Date and deposited in the Payment Account and included in the amounts paid to Noteholders and Certificateholders.

     (d) (i) Any investment in the institution with which the Funding Account is maintained may mature on such Payment Date and (ii) any other investment may mature on such Payment Date if the Indenture Trustee shall advance funds on such Payment Date to the Funding Account in the amount payable on such investment on such Payment Date, pending receipt thereof to the extent necessary to make distributions on the Notes and the Certificates) and shall not be sold or disposed of prior to maturity.)

     Section 8.03.  Opinion of Counsel.  The Indenture Trustee shall receive
                    ------------------
at least seven days notice when requested by the Issuer to take any action pursuant to Section 8.04(a), accompanied by copies of any instruments to be executed, and the Indenture Trustee shall also require, as a condition to such action, an Opinion of Counsel, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Notes or the rights of the Noteholders in contravention of the provisions of this Indenture; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Trust Estate.
Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

     Section 8.04.  Release of Trust Estate.  (a)  Subject to the payment of
                    -----------------------
its fees and expenses, the Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in Article IV hereunder shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent, or see to the application of any moneys.

     (b) The Indenture Trustee shall, at such time as (i) there are no Notes Outstanding, (ii) all sums due the Indenture Trustee pursuant to this Indenture have been paid, (and (iii) all sums due the Credit Enhancer) have been paid, release any remaining portion of the Trust Estate that secured the Notes from the lien of this Indenture. The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section 8.04 only upon receipt of an request from the Issuer accompanied by an Officers' Certificate, an Opinion of Counsel, and (if required by the TIA) Independent Certificates in accordance with TIA Section 314(c) and 314(d)(1) meeting the applicable requirements as described herein, (and a letter from the President or any Vice President or any Secretary of the Credit Enhancer, if any, stating that the Credit Enhancer has no objection to such request from the Issuer).

     Section 8.05.  Surrender of Notes Upon Final Payment.  By acceptance of
                    -------------------------------------
any Note, the Holder thereof agrees to surrender such Note to the Indenture Trustee promptly, prior to such Noteholder's receipt of the final payment thereon.

                                  ARTICLE IX

                           Supplemental Indentures
                          -----------------------

     Section 9.01.  Supplemental Indentures Without Consent of Noteholders.
                    ------------------------------------------------------
(a) Without the consent of the Holders of any Notes but with (the consent of the Credit Enhancer and) prior notice to the Rating Agencies (and the Credit Enhancer), the Issuer and the Indenture Trustee, when authorized by an Issuer Request, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:

            (i) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

           (ii) to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

          (iii) to add to the covenants of the Issuer, for the benefit of the Holders of the Notes, or to surrender any right or power herein conferred upon the Issuer;

           (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

            (v) (A) to cure any ambiguity, to correct any error or to correct or supplement any provision herein or in any supplemental indenture that may be defective or inconsistent with any other provision herein or in any supplemental indenture or with the related Prospectus or Prospectus Supplement or (B) to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided, that in the case of clause (B), such action shall not adversely affect the interests of the Holders of the Notes;

           (vi) to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI; or

          (vii) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA;

provided, however, that no such indenture supplements shall be entered into unless the Indenture Trustee shall have received an Opinion of Counsel that entering into such indenture supplement will not have any material adverse federal income tax or _________ tax consequences to the Noteholders.

     The Indenture Trustee  is hereby authorized to join  in the execution of
any  such   supplemental  indenture  and  to  make  any  further  appropriate agreements and stipulations that may be therein contained.

     (b) The Issuer and the Indenture Trustee, when authorized by an Issuer Request, may, also without the consent of any of the Holders of the Notes but with (the consent of the Credit Enhancer and) prior notice to the Rating Agencies (and the Credit Enhancer), enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, (i) adversely affect in any material respect the interests of any Noteholder (or (ii) cause the Issuer to be subject to an entity level tax or be classified as a taxable mortgage pool within the meaning of Section 7701(i) of the Code).

     Section 9.02.  Supplemental Indentures With Consent of Noteholders.  The
                    ---------------------------------------------------
Issuer and the Indenture Trustee, when authorized by an Issuer Request, also may, with prior notice to the Rating Agencies (and, with the written consent of the Credit Enhancer) and with the consent of the Holders of not less than a majority of the Security Balances of each Class of Notes, by Act of such Holders delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Note affected thereby:

            (i) change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof or the interest rate thereon, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust Estate to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof;

           (ii) reduce the percentage of the Security Balances of the Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

          (iii) modify or alter the provisions of the proviso to the definition of the term "Outstanding" or modify or alter the exception in the definition of the term "Holder";

           (iv) reduce the percentage of the Security Balances of the Notes required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Trust Estate pursuant to Section 5.04;

            (v) modify any provision of this Section 9.02 except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Basic Documents cannot be modified or waived without the consent of the Holder of each Note affected thereby;

           (vi) modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation); or

          (vii) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security provided by the lien of this Indenture; (and provided, further, that such action shall not, as evidenced by an Opinion of Counsel, cause the Issuer to be subject to an entity level tax or be classified as a taxable mortgage pool within the meaning of Section 7701(i) of the Code).

     The Indenture Trustee may in its discretion determine whether or not any Notes would be affected by any supplemental indenture and any such determination shall be conclusive upon the Holders of all Notes, whether theretofore or thereafter authenticated and delivered hereunder. The Indenture Trustee shall not be liable for any such determination made in good faith.

     It shall not be necessary for any Act of Noteholders under  this Section
9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

     Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section 9.02, the Indenture Trustee shall mail to the Holders of the Notes to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

     Section 9.03.  Execution of Supplemental Indentures.  In executing, or
                    ------------------------------------
permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise.

     Section 9.04.  Effect of Supplemental Indenture.  Upon the execution of
                    --------------------------------
any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

     Section 9.05.  Conformity with Trust Indenture Act.  Every amendment of
                    -----------------------------------
this Indenture  and every  supplemental indenture  executed pursuant  to this
Article IX shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust Indenture Act.

     Section 9.06.  Reference in Notes to Supplemental Indentures.  Notes
                    ---------------------------------------------
authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.



                                  ARTICLE X

                             Redemption of Notes
                            -------------------

     Section 10.01.  Redemption.  (a)  The Notes are subject to redemption
                     ----------
in whole, but not in part, at the direction of the Servicer pursuant to Section _____ of the Servicing Agreement, on any Payment Date on which the Servicer exercises its option to purchase the Trust Estate pursuant to said Section ____, for purchase price equal to the Redemption Price; provided, that the Issuer has available funds sufficient to pay the Redemption Price. The Servicer or the Issuer shall furnish the Rating Agencies notice of such redemption. If the Notes are to be redeemed pursuant to this Section 10.01(a), the Servicer or the Issuer shall furnish notice of such election to the Indenture Trustee not later than 20 days prior to the Redemption Date and the Issuer shall deposit by 10:00 A.M. New York City time on the Redemption date with the Indenture Trustee in the Note Distribution Account the Redemption Price of the Notes to be redeemed, whereupon all Notes shall be due and payable on the Redemption Date upon the furnishing of a notice complying with Section 10.02 to each Holder of the Notes.

     (b)   In the event  that the assets  of the  Trust are sold  pursuant to
Section 9.02 of the Trust Agreement, all amounts on deposit in the Payment Account shall be paid to the Noteholders up to the Security Balance of the Notes and all accrued and unpaid interest thereon. If amounts are to be paid to Noteholders pursuant to this Section 10.01(b), the Servicer or the Issuer shall, to the extent practicable, furnish notice of such event to the amounts shall be payable on the Redemption Date.

     Section 10.02.  Form of Redemption Notice.  (a)  Notice of redemption
                     -------------------------
under Section 10.01(a) shall be given by the Indenture Trustee by first-class mail, postage prepaid, or by facsimile mailed or transmitted not later than 10 days prior to the applicable Redemption Date to each Holder of Notes, as of the close of business on the Record Date preceding the applicable Redemption Date, at such Holder's address or facsimile number appearing in the Note Register.

     All notices of redemption shall state:

          (i)   the Redemption Date;

          (ii)  the Redemption Price; and

          (iii) the place where such Notes are to be surrendered for payment of the Redemption Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 3.02). Notice of redemption of the Notes shall be given by the Indenture Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Holder of any Note shall not impair or affect the validity of the redemption of any other Note.

     (b) Prior notice of redemption under Section 10,01(b) is not required to be given to Noteholders.

     Section 10.03.  Notes Payable on Redemption Date.  The Notes shall,
                     --------------------------------
following notice of redemption as required by Section 10.02 (in the case of redemption pursuant to Section 10.01(a)), on the Redemption Date become due and payable at the Redemption Price and (unless the Issuer shall default in the payment of the Redemption Price) no interest shall accrue on the Redemption Price for any period after the date to which the accrued interest is calculated for purposes of calculating the Redemption Price.


                                  ARTICLE XI

                                Miscellaneous
                                -------------

     Section 11.01.  Compliance Certificates and Opinions, etc.   (a)  Upon
                     ------------------------------------------
any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee and to the Credit Enhancer (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section 11.01, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (1) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

          (2)  a  brief  statement  as  to   the  nature  and  scope  of  the
     examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with; and

          (5) if the Signer of such Certificate or Opinion is required to be Independent, the Statement required by the definition of the term "Independent".

     (b) (i) Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 11.01(a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such deposit) to the Issuer of the Collateral or other property or securities to be so deposited.

           (ii) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuer shall also deliver to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value to the Issuer of the securities to be so deposited and of all other such securities made the basis of any such with-drawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) above and this clause (ii), is 10% or more of the Security Balances of the Notes, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the Security Balances of the Notes.

          (iii) Whenever any property or securities are to be released from the lien of this Indenture, the Issuer shall also furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

           (iv) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the Issuer shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property, other than property as contemplated by clause (v) below or securities released from the lien of this Indenture since the commencement of the then-current calendar year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals 10% or more of the Security Balances of the Notes, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the then Security Balances of the Notes.

            (v) Notwithstanding any provision of this Indenture, the Issuer may, without compliance with the requirements of the other provisions of this
Section 11.01, (A) collect, sell or otherwise dispose of Mortgage Loans and Mortgaged Properties as and to the extent permitted or required by the Basic Documents or (B) make cash payments out of the Payment Account as and to the extent permitted or required by the Basic Documents, so long as the Issuer shall deliver to the Indenture Trustee every six months, commencing __________, 199_, an Officer's Certificate of the Issuer stating that all the dispositions of Collateral described in clauses (A) or (B) above that occurred during the preceding six calendar months were in the ordinary course of the Issuer's business and that the proceeds thereof were applied in accordance with the Basic Documents.

     Section 11.02.  Form of Documents Delivered to Indenture Trustee.  In
                     ------------------------------------------------
any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Seller, the Issuer or the Administrator, stating that the information with respect to such factual matters is in the possession of the Seller, the Issuer or the Administrator, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

     Section 11.03.  Acts of Noteholders.  (a)  Any request, demand,
                     -------------------
authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 11.03.

     (b) The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

     (c)  The ownership of Notes shall be proved by the Note Register.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

     Section 11.04.  Notices, etc., to Indenture Trustee, Issuer, Credit
                     ---------------------------------------------------
Enhancer and Rating Agencies.  Any request, demand, authorization, direction,
-----------------------------
notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or act of Noteholders is to be made upon, given or furnished to or filed with:

            (i) the Indenture Trustee by any Noteholder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at the Corporate Trust Office, or

           (ii) the Issuer by the Indenture Trustee or by any Noteholder shall be sufficient for every purpose hereunder if in writing and mailed first-class, postage prepaid to the Issuer addressed to: ______________ Loan Trust 199_-__ in care of (_____________), (______________)
     Attention of (_________) with a copy to the Administrator at (______________), Attention: (_____________), or at any other address previously furnished in writing to the Indenture Trustee by the Issuer or the Administrator. The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee, or

         ((iii) the Credit Enhancer by the Issuer, the Indenture Trustee or by any Noteholders shall be sufficient for every purpose hereunder to in writing and mailed, first-class postage pre-paid, or personally delivered or telecopied to: (_______________), Attention:
     (______________),      Telephone:      (_____________),      Telecopier:
     (___________)).


     Notices required  to be given to the Rating  Agencies by the Issuer, the
Indenture Trustee or the Owner Trustee shall be in writing, personally delivered or mailed by certified mail, return receipt requested, to ((i) in the case of Duff & Phelps, at the following address: (________________);)
(and) ((ii) in the case of Fitch Investors Service, L.P., at the following address: (______________);) (and) ((iii) in the case of Moody's, at the following address: Moody's Investors Service, ABS Monitoring Department, 99 Church Street, New York, New York 10007); (and) ((iv) in the case of Standard & Poor's, at the following address: Standard & Poor's Corporation, 26 Broadway (15th Floor), New York, New York 10004, Attention of Asset Backed Surveillance Department;) or as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

     Section 11.05.  Notices to Noteholders; Waiver.  Where this Indenture
                     ------------------------------
provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at his address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

     Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

     In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

     Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute an Event of Default.

     Section 11.06.  Alternate Payment and Notice Provisions.
                     ---------------------------------------
Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer may enter into any agreement with any Holder of a Note providing for a method of payment, or notice by the Indenture Trustee or any Administrator to such Holder, that is different from the methods provided for in this Indenture for such payments or notices. The Issuer will furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee will cause payments to be made and notices to be given in accordance with such agreements.

     Section 11.07.  Conflict with Trust Indenture Act.  If any provision
                     ---------------------------------
hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

     The provisions of TIA SectionSection 310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

     Section 11.08.  Effect of Headings.  The Article and Section headings
                     ------------------
herein are for convenience only and shall not affect the construction hereof.

     Section 11.09.  Successors and Assigns.  All covenants and agreements
                     ----------------------
in this Indenture and  the Notes by the Issuer shall  bind its successors and
assigns,  whether  so expressed  or  not.   All  agreements of  the Indenture
Trustee in this Indenture shall bind its successors, co-trustees and agents.

     Section 11.10.  Separability.  In case any provision in this Indenture
                     ------------
or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 11.11.  Benefits of Indenture.  (The Credit Enhancer and its
                     ---------------------
successors and assigns shall be a third-party beneficiary to the provisions of this Indenture.) Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Noteholders, and any other party secured hereunder, and any other Person with an ownership interest in any part of the Trust Estate, any benefit or any legal or equitable right, remedy or claim under this Indenture.

     Section 11.12.  Legal Holidays.  In any case where the date on which any
                     --------------
payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

     Section 11.13.  GOVERNING LAW.  THIS INDENTURE SHALL BE CONSTRUED IN
                     -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 11.14.  Counterparts.  This Indenture may be executed in any
                     ------------
number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     Section 11.15.  Recording of Indenture.  If this Indenture is subject
                     ----------------------
to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

     Section 11.16.  Issuer Obligation.  No recourse may be taken, directly
                     -----------------
or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of
Article VI, VII and VIII of the Trust Agreement.

     Section 11.17.  No Petition.  The Indenture Trustee, by entering into
                     -----------
this Indenture, and each Noteholder, by accepting a Note, hereby covenant and agree that they will not at any time institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the Basic Documents.

     Section 11.18.  Inspection.  The Issuer agrees that, on reasonable prior
                     ----------
notice, it will permit any representative of the Indenture Trustee, during the Issuer's normal business hours, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer's affairs, finances and accounts with the Issuer's officers, employees, and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall and shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

     Section 11.19.  Authority of the Administrator.  Each of the parties to
                     ------------------------------
this Indenture acknowledges that the Issuer and the Owner Trustee have each appointed the Administrator to act as its agent to perform the duties and obligations of the Issuer hereunder. Unless otherwise instructed by the Issuer or the Owner Trustee, copies of all notices, requests, demands and other documents to be delivered to the Issuer or the Owner Trustee pursuant to the terms hereof shall be delivered to the Administrator. Unless otherwise instructed by the Issuer or the Owner Trustee, all notices, requests, demands and other documents to be executed or delivered, and any action to be taken, by the Issuer or the Owner Trustee pursuant to the terms hereof may be executed, delivered and/or taken by the Administrator pursuant to the Administration Agreement.

     IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                         ______________ LOAN TRUST 199_-__
                         as Issuer

                         By:  (______________________),
                              not in its individual capacity
                              but solely as Owner Trustee



                         By:___________________________________
                            Name:
                            Title:


                         (________________________________),
                         as Indenture Trustee


                         By:____________________________________
                            Name:
                            Title:





STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )

     On this ____ day of __________, before me personally appeared _________- _____, to me known, who being by me duly sworn, did depose and say, that he resides at _________________, __________________ _____, that he is the
__________ of the Owner Trustee, one of the corporations described in and which executed the above instrument; that he knows the seal of said corpora-tion; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.


                                   ___________________________
                                          Notary Public


(NOTARIAL SEAL)




STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )

     On this ____ day of __________, before me personally appeared
                                                                   --------
_______________, to me known, who being by me duly sworn, did depose and say,

that he resides at  ___________________________________________________, that he is the ______________ of ________________, as Indenture Trustee, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instru-ment is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.

                                   ___________________________
                                          Notary Public


(NOTARIAL SEAL)

STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )


     On this ____ day of __________, before me personally appeared _________ _______, to me known, who being by me duly sworn, did depose and say, that he resides at ____________________________________________________, that he is  an ________________ of  _______________, as Indenture Trustee,  one of
the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instru-ment is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.


                                   ___________________________
                                          Notary Public


(NOTARIAL SEAL)



                                                                    EXHIBIT A


                                (FORM OF NOTE)


(UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE
ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO, OR TO SUCH OTHER ENTITY AS IS REQUIRESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.)

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.


REGISTERED                                                    $______________

No. R-__                                             CUSIP NO. ______________


                       ____________ LOAN TRUST 199_-__

                         _______% ASSET BACKED NOTES

     ____________ Loan Trust 199_-___, a business trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to (Cede & Co.), or registered assigns, the principal sum of ___________________________________
DOLLARS payable on each Payment Date in an amount equal to the result obtained by multiplying (i) a fraction the numerator of which is $__________- __ and the denominator of which is $___________ by (ii) the aggregate amount, if any, payable from the Payment Account in respect of principal on the Notes pursuant to Section 3.05 of the Indenture dated as of ______ 1, 199_ (the "Indenture"), between the Issuer and _____________, a ________ banking corporation, as Indenture Trustee (the "Indenture Trustee"); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the earlier of the _________ 199_ Distribution Date (the "Final Scheduled Payment Date") and the Redemption Date, if any, pursuant to
Section 10.01(a) of the Indenture.

     The Issuer will pay interest on this Note at a rate per annum shown above on each Payment Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date), subject to certain limitations contained in Section 3.05 of the Indenture. Interest on this Note will accrue for each Payment Date from the Closing Date (in the case of the first Payment Date) or from the most recent Payment Date on which interest has been paid to but excluding such Payment Date. Interest will be computed on the basis of (a 360-day year of twelve 30-day months). Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

     The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

     Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

     Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer, as of the date set forth below.


Date:               ___________________ LOAN TRUST 199_-__,

                         by:  _____________________________, not in its indi-
                              vidual capacity but solely as Owner Trustee under the Trust Agreement,


                              by:
                                   ------------------------------
                                   Authorized Signatory



                   TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Date: ____________________, not in its individual capacity but solely as Indenture Trustee,


                         by:
                              -----------------------------------
                              Authorized Signatory

     This Note is one of a duly authorized issue of Notes of the Issuer, designated as its __________% Asset Backed Notes (herein called the "Notes"), all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respec-tive rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes. The Notes are subject to all terms of the Indenture.

     The Notes are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture.

     Principal of the Notes will be payable on each Payment Date in an amount
described on the  face hereof.   "Payment Date" means the  _____ day of  each



month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing _________ _, 199).

     As described above, the entire unpaid principal amount of this Note shall be due and payable on the earlier of the Final Payment Distribution Date and the Redemption Date, if any, pursuant to Section 10.01(a) of the Indenture. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Holders of Notes representing not less than a majority of the Securities Balance of the Notes have declared the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture. All principal payments on the Notes shall be made pro rata to the Noteholders entitled thereto.

     Payments of interest on this Note due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be (Cede & Co.)), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date by notice mailed or transmitted by facsimile prior to such Payment Date, and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee's principal Corporate Trust Office or at the office of the Indenture Trustee's agent appointed for such purposes located in The City of New York.

     The Issuer shall pay interest on overdue installments of interest at the Interest Rate to the extent lawful.

     As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

     Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder or Note Owner will not at any time institute against the Seller, (the Company) or the Issuer, or join in any institution against the Seller, (the Company) or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the indenture or the Basic Documents.

The Issuer has entered into the Indenture and this Note is issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness of the Issuer secured by the Trust Estate. Each Noteholder, by acceptance of a Note (and each Note Owner by acceptance of a beneficial interest in a Note), agrees to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

     Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Inden-ture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Holders of Notes representing a majority of the Securities Balance of all Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of Notes represent-ing specified percentages of the Securities Balance of the Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

     The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

     The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.

     The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

     This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

     Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of _______________ in its individual capacity, _____________ in its individual capacity, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The Holder of this Note by its acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

                                  ASSIGNMENT


Social Security or taxpayer I.D. or other identifying number of assignee:


--------------------------------------------------------------------------

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:


--------------------------------------------------------------------------
                        (name and address of assignee)

the within Note and  all rights thereunder,   and hereby irrevocably  consti-
tutes  and appoints

---------------------------------------------------------------------------
                                      , attorney, to transfer said Note on
--------------------------------------
the books kept for registration thereof, with full power of substitution in the premises.

Dated:
       ------------------------------
                               */
                              Signature Guaranteed:



                              ---------------------------------------------
     */
------



________________________

  */ NOTICE:  The signature to this assignment must correspond with the name
  -
of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for,


STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                    EXHIBIT B


                            MORTGAGE LOAN SCHEDULE

                                                                  Exhibit 4.5














                       ______________________________,
                                  as Servicer

                   MERRILL LYNCH MORTGAGE INVESTORS, INC.,
                                as Transferor

                                     and

                       ______________________________,
                                  as Trustee


                           _______________________

                       POOLING AND SERVICING AGREEMENT

                              Dated as of (DATE)

                            ______________________


         _________________ Home Equity Loan Asset Backed Certificates

                               Series 199__-__










                              TABLE OF CONTENTS
                             -----------------

                                                                         Page
                                                                       ----

                                  ARTICLE I

                                 Definitions

Section 1.01.  Definitions  . . . . . . . . . . . . . . . . . . . . . . .   1
Section 1.02.  Interest Calculations  . . . . . . . . . . . . . . . . . .  26

                                  ARTICLE II

                        Conveyance of Mortgage Loans;
                      Original Issuance of Certificates

Section 2.01.  Conveyance of Mortgage Loans . . . . . . . . . . . . . . .  27
Section 2.02.  Acceptance by Trustee; Retransfer
               of Mortgage Loans; Substitution of
               Eligible Substitute Mortgage Loans.  . . . . . . . . . . .  32
Section 2.03.  Representations and Warranties
               Regarding the Servicer . . . . . . . . . . . . . . . . . .  35
Section 2.04. Representations and Warranties of the Servicer Regarding the Mortgage Loans; Repurchase and Substitution Obligations . 37
Section 2.05.  Execution and Authentication
               of Certificates  . . . . . . . . . . . . . . . . . . . . .  41
Section 2.06.  Retransfers of Mortgage Loans
               at Election of the Transferor  . . . . . . . . . . . . . .  41
Section 2.07.  Tax Treatment  . . . . . . . . . . . . . . . . . . . . . .  43
Section 2.08.  Covenants of the Transferor  . . . . . . . . . . . . . . .  44

                                 ARTICLE III

                         Administration and Servicing
                              of Mortgage Loans

Section 3.01.  ____________ to Act as Servicer  . . . . . . . . . . . . .  45
Section 3.02.  Collection of Certain Mortgage Loan
               Payments; Mortgage Loan Payment Record . . . . . . . . . .  47
Section 3.03.  Permitted Debits to the Mortgage Loan
               Payment Record . . . . . . . . . . . . . . . . . . . . . .  49
Section 3.04.  Hazard Insurance Policies; Property
               Protection Expenses  . . . . . . . . . . . . . . . . . . .  50
Section 3.05.  Mortgagor Transfers of
               Mortgaged Properties . . . . . . . . . . . . . . . . . . .  52
Section 3.06.  Realization Upon Defaulted
               Mortgage Loans . . . . . . . . . . . . . . . . . . . . . .  53
Section 3.07.  Trustee to Cooperate . . . . . . . . . . . . . . . . . . .  54
Section 3.08.  Servicing Compensation; Payment
               of Certain Expenses by Servicer  . . . . . . . . . . . . .  55
Section 3.09.  Annual Statement as to Compliance  . . . . . . . . . . . .  56
Section 3.10.  Annual Independent Public
               Accountants' Servicing Report  . . . . . . . . . . . . . .  56
Section 3.11.  Access to Certain Documentation
               and Information Regarding the
               Mortgage Loans . . . . . . . . . . . . . . . . . . . . . .  57
Section 3.12.  Maintenance of Certain Servicing Policies  . . . . . . . .  57
Section 3.13.  Reports to the Securities and Exchange
               Commission . . . . . . . . . . . . . . . . . . . . . . . .  58
Section 3.14. Information Required by the Internal Revenue Service Generally and Reports of
               Foreclosures and Abandonments of
               Mortgaged Property . . . . . . . . . . . . . . . . . . . .  58
Section 3.15.  Tax Returns  . . . . . . . . . . . . . . . . . . . . . . .  58
Section 3.16.  Further Assurances . . . . . . . . . . . . . . . . . . . .  59

                                  ARTICLE IV

              Servicing Certificate; Certificate Account Deposit

Section 4.01.  Servicing Certificate  . . . . . . . . . . . . . . . . . .  60
Section 4.02.  Certificate Account  . . . . . . . . . . . . . . . . . . .  63
Section 4.03.  Payments Under Support Agreement . . . . . . . . . . . . .  64
(Section 4.04.  The Certificate Insurance Policy  . . . . . . . . . . .   64)

                                  ARTICLE V

                          Payments and Statements to
                              Certificateholders

Section 5.01.  Distributions  . . . . . . . . . . . . . . . . . . . . . .  66
Section 5.02.  Certain Calculations by the Trustee  . . . . . . . . . . .  70
Section 5.03.  Statements to Certificateholders . . . . . . . . . . . . .  70
Section 5.04.  Rights of Certificateholders . . . . . . . . . . . . . . .  72

                                  ARTICLE VI


                               The Certificates

Section 6.01.  The Certificates . . . . . . . . . . . . . . . . . . . . .  73
Section 6.02.  Registration of Transfer and
               Exchange of Certificates; Registrar  . . . . . . . . . . .  74
Section 6.03.  Mutilated, Destroyed, Lost
               or Stolen Certificates . . . . . . . . . . . . . . . . . .  76
Section 6.04.  Persons Deemed Owners  . . . . . . . . . . . . . . . . . .  77
Section 6.05.  Restrictions on Transfer
               of Transferor Certificates . . . . . . . . . . . . . . . .  77
Section 6.06.  Actions of Certificateholders  . . . . . . . . . . . . . .  79


                                 ARTICLE VII

                       The Servicer and the Transferor

Section 7.01.  Liability of the Servicer  . . . . . . . . . . . . . . . .  80
Section 7.02.  Merger or Consolidation of,
               or Assumption of the Obligations
               of, the Servicer or Transferor . . . . . . . . . . . . . .  80
Section 7.03.  Limitation on Liability of
               the Servicer and Others  . . . . . . . . . . . . . . . . .  81
Section 7.04.  Servicer Not to Resign . . . . . . . . . . . . . . . . . .  81
Section 7.05.  Limitation on Liability of Certain Persons . . . . . . . .  82
Section 7.06.  Liability of Transferor  . . . . . . . . . . . . . . . . .  83
Section 7.07.  Transferor May Own Certificates  . . . . . . . . . . . . .  83

                                 ARTICLE VIII

                                   Default

Section 8.01.  Events of Default  . . . . . . . . . . . . . . . . . . . .  85
Section 8.02.  Trustee to Act; Appointment of Successor . . . . . . . . .  87
Section 8.03.  Notification to Certificateholders . . . . . . . . . . . .  88
Section 8.04.  Waiver of Past Events of Default . . . . . . . . . . . . .  88

                                  ARTICLE IX

                                 The Trustee

Section 9.01.  Duties of Trustee  . . . . . . . . . . . . . . . . . . . .  90
Section 9.02.  Certain Matters Affecting the Trustee  . . . . . . . . . .  91
Section 9.03.  Trustee Not Liable for Certificates
               or Mortgage Loans  . . . . . . . . . . . . . . . . . . . .  93
Section 9.04.  Trustee May Own Certificates . . . . . . . . . . . . . . .  93
Section 9.05.  Servicer to Pay Trustee's Fees and Expenses  . . . . . . .  93
Section 9.06.  Eligibility Requirements for Trustee . . . . . . . . . . .  94
Section 9.07.  Resignation or Removal of Trustee  . . . . . . . . . . . .  94
Section 9.08.  Successor Trustee  . . . . . . . . . . . . . . . . . . . .  96
Section 9.09.  Merger or Consolidation of Trustee . . . . . . . . . . . .  96
Section 9.10.  Appointment of Co-Trustee or
               Separate Trustee . . . . . . . . . . . . . . . . . . . . .  96
Section 9.11.  Tax Returns  . . . . . . . . . . . . . . . . . . . . . . .  98
Section 9.12.  Streit Act . . . . . . . . . . . . . . . . . . . . . . . .  98

                                  ARTICLE X

                                 Termination

Section 10.01.  Termination . . . . . . . . . . . . . . . . . . . . . . . 100
Section 10.02.  Termination by Certificate Insurer  . . . . . . . . . . . 102


                                  ARTICLE XI



                          Rapid Amortization Events

Section 11.01.  Rapid Amortization Events . . . . . . . . . . . . . . . . 103
Section 11.02.  Additional Rights Upon an Insolvency Event  . . . . . . . 105

                                 ARTICLE XII

                           Miscellaneous Provisions

Section 12.01.  Amendment . . . . . . . . . . . . . . . . . . . . . . . . 107
Section 12.02.  Recordation of Agreement  . . . . . . . . . . . . . . . . 108
Section 12.03.  Limitation on Rights of Certificateholders  . . . . . . . 108
Section 12.04.  (Reserved)  . . . . . . . . . . . . . . . . . . . . . . . 109
Section 12.05.  The Certificate Insurer.  . . . . . . . . . . . . . . . . 109
Section 12.06.  Governing Law . . . . . . . . . . . . . . . . . . . . . . 110
Section 12.07.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . 110
Section 12.08.  Severability of Provisions  . . . . . . . . . . . . . . . 110
Section 12.09.  Assignment  . . . . . . . . . . . . . . . . . . . . . . . 111
Section 12.10.  Certificates Nonassessable and Fully Paid . . . . . . . . 111
Section 12.11.  Counterparts  . . . . . . . . . . . . . . . . . . . . . . 111
Section 12.12.  Effect of Headings and Table of Contents  . . . . . . . . 111
Section 12.13.  Third Party Beneficiary . . . . . . . . . . . . . . . . . 111
Section 12.14.  Merger and Integration  . . . . . . . . . . . . . . . . . 112

TESTIMONIUM   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 113
SIGNATURES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 113

EXHIBIT A      - Form of Face of Investor Certificate   . . . . . . .     A-1
EXHIBIT B      - Form of Face of Transferor Certificate   . . . . . .     S-1
EXHIBIT C      - Form of Reverse of Investor Certificate  . . . . . .     C-1
EXHIBIT D      - Form of Reverse of Transferor Certificate  . . . . .     D-1
EXHIBIT E      - Form of Notice for Certificate
                    Insurance Policy  . . . . . . . . . . . . . . . .     E-1
EXHIBIT F      - Mortgage Loan Schedule   . . . . . . . . . . . . . .     F-1


     THIS POOLING AND SERVICING AGREEMENT, dated as of (Date) between ________________________, a corporation organized and existing under the laws of the State of ________________, MERRILL LYNCH MORTGAGE INVESTORS, INC., a corporation organized and existing under the laws of the State of ________________, and ______________________________________, as Trustee,


                        W I T N E S S E T H  T H A T:
                       ----------------------------

     In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                                  ARTICLE I

                                 Definitions


     Section 1.01.  Definitions.
                    -----------

     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

     Accelerated Principal Distribution Amount:  As to any Distribution
     -----------------------------------------
Date, the amount, if any, required to reduce the Certificate Principal Balance (after giving effect to the distribution of all other amounts actually distributed on the Investor Certificates on such Distribution Date) until the Invested Amount (immediately following such Distribution Date) exceeds the Certificate Principal Balance (as so reduced) by the amount, if any, equal to (x) the Required Amount minus (y) the Transferor Subordinated Amount.

     Accrual Period:  As to any Distribution Date other than the first
     --------------
Distribution Date, the period beginning on the preceding Distribution Date and ending on the day preceding such Distribution Date, and, in the case of the first Distribution Date, the period beginning on (date) and ending on the day preceding the first Distribution Date.

     Additional Balance:  As to any Mortgage Loan and day, the unpaid
     ------------------
balance of any principal advanced to the related Mortgagor after the date as of which the related Cut-off Date Trust Balance is calculated.

     Aggregate Investor Loss Amount:   With respect to any Distribution
     ------------------------------
Date, the total of the Investor Loss Amounts for prior Distribution Dates (other than Investor Loss Amounts that were reallocated on prior Distribution Dates to the Transferor pursuant to Section 5.01(c)(ii)).

     Agreement:  This Pooling and Servicing Agreement and all amendments
     ---------
hereof and supplements hereto.

     Alternate Certificate Rate:  As to any Accrual Period, the weighted
     --------------------------
average of the Net Loan Rates applicable to the Mortgage Loans included in the Trust Fund during the Collection Period preceding the related Distribution Date, weighted on the basis of the monthly average Trust Balances of such Mortgage Loans during such Collection Period as determined by the Servicer in accordance with its normal servicing procedures, less the Premium Percentage for the related Distribution Date.

     Alternative Principal Payment:   As to any Distribution Date, the
     -----------------------------
amount (but not less than zero) equal to the aggregate amount of Trust Principal Collections received during the related Collection Period minus the total Additional Balances created during such Collection Period.

     Appraised Value:  As to any Mortgaged Property and time referred to
     ---------------
herein, the appraised value of the Mortgaged Property based upon the appraisal made by or on behalf of the Transferor at such time.

     Available Distribution Amount:  As to any Distribution Date, the
     -----------------------------
aggregate of the amounts on deposit in the Certificate Account on such Distribution Date described in clauses (i) - (vi), inclusive, of Section 4.01.

     BIF:  The Bank Insurance Fund, as from time to time constituted,
     ---
created under the Financial Institutions Reform, Recovery and Enhancement Act of 1989, or if at any time after the execution of this instrument the Bank Insurance Fund is not existing and performing duties now assigned to it, the body performing such duties on such date.

     Book-Entry Certificate:  Any Investor Certificate registered in the
     ----------------------
name of the Depository or its nominee ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository).

     Business Day:  Any day other than (i) a Saturday or a Sunday or (ii)
     ------------
a day on which national banks in the States of New York, _______ or _________ are required or authorized by law to be closed.

     Certificate:  Any Investor Certificate or a Transferor Certificate.
     -----------

     Certificate Account:  The trust account or accounts created and
     -------------------
maintained with the Trustee pursuant to Section 4.02 and which shall be an Eligible Account and shall be entitled " ________________________________, in trust for the benefit of the registered holders of the _________________ Home Equity Loan Asset Backed Certificates, Series 199__-__".

     Certificateholder or Holder:  The Person in whose name a Certificate
     ---------------------------
is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Investor Certificate registered in the name of the Transferor or the Servicer or any affiliate of either shall be deemed not to be outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect any such consent has been obtained.

     Certificate Formula Interest:  As to any Distribution Date, interest
     ----------------------------
at the Certificate Rate for the related Accrual Period on the Certificate Principal Balance on the first day of such Accrual Period (after giving effect to any distribution of principal made on the first day of such Accrual Period).

     (Certificate Insurance Policy:  The certificate insurance policy
      ----------------------------
number ____________ dated as of the Closing Date, issued by the Certificate Insurer to the Trustee for the benefit of the Holders of the Investor Certificates.)

     Certificate Insurer: __________________________, or its successor in
     -------------------
interest.

     Certificate Interest Collections:   As to any Distribution Date, an
     --------------------------------
amount equal to the Floating Allocation Percentage of the aggregate amount of Trust Interest Collections for the related Collection Period.

     Certificate Owner:  With respect to an Investor Certificate, the
     -----------------
person who is the beneficial owner of a Book-Entry Certificate.

     Certificate Principal Balance:  As of any Distribution Date, (i) the
     -----------------------------
Original Certificate Principal Balance minus (ii) the aggregate amount actually distributed as principal on the Investor Certificates on previous Distribution Dates.

     Certificate Register and Certificate Registrar:  The register
     ----------------------------------------------
maintained and the registrar appointed pursuant to Section 6.02.

     Certificate Rate:  As to the initial Distribution Date, LIBOR
     ----------------
determined as of (DATE) plus _____%. As to any subsequent Distribution Date, LIBOR plus ______%; provided, however, that in the event the Alternate Certi-ficate Rate is less than LIBOR for such Distribution Date plus the applicable percentage specified above, the Certificate Rate for such Distribution Date shall be the Alternate Certificate Rate.

     Closing Date: (DATE).
     ------------

     Code:  The Internal Revenue Code of 1986, as the same may be amended
     ----
from time to time (or any successor statute thereto).

     Collection Period:  As to any Distribution Date and collections other
     -----------------
than scheduled payments of Interest Collections and scheduled and unscheduled payments of Principal Collections by Mortgagors, the calendar month preceding the month in which such Distribution Date occurs. As to such Interest Collections and Principal Collections and any Distribution Date, the period from and including the ___th day of the month preceding the month in which such Distribution Date occurs to and including the ___th day of the month in which such Distribution Date occurs.

     Combined Loan-to-Value Ratio:  As of any date and Mortgage Loan, the
     ----------------------------
fraction, expressed as a percentage, the numerator of which is the sum of (i) the Credit Limit and (ii) the unpaid principal balance of any related senior mortgage loan or loans as of such date and the denominator of which is generally the lesser of the Appraised Value or the sales price of the Mortgaged Property, as applicable, as of the date of the appraisal and/or purchase contract for the Mortgaged Property, as applicable, used by or on behalf of ____________ to underwrite such Mortgage Loan.

     Corporate Trust Office:  The principal office of the Trustee in
     ----------------------
__________________, at which at any particular time its trust shall administer this Agreement, which office at the date of the execution of this Agreement is located at (address ______________________), Attention:
_________________ Home Equity Loan Asset Backed Certificates, Series 199__-__; Facsimile: (___) __________.

     Credit Limit:  As to any Mortgage Loan, the maximum Loan Balance
     ------------
permitted under the terms of the related Loan Agreement.

     Cut-off Date:  With respect to each Initial Mortgage Loan, (DATE)
     ------------
and, with respect to any Eligible Substitute Mortgage Loan, the day on which each such Mortgage Loan is transferred to the Trust.

     Cut-off Date Pool Balance:  The aggregate of the Cut-off Date Trust
     -------------------------
Balances of the Initial Mortgage Loans.

     Cut-off Date Trust Balance:  As to any Mortgage Loan, the unpaid
     --------------------------
principal balance thereof (which may be $0) transferred and assigned to the Trust as of the applicable Cut-off Date.

     Defective Mortgage Loan:  Any Mortgage Loan which is required to be
     -----------------------
repurchased or replaced by the Servicer pursuant to Sections 2.02, 2.04 or 3.01.

     Depository:  The initial Depository shall be The Depository Trust
     ----------
Company, the nominee of which is Cede & Co., as the registered Holder of one or more Certificates evidencing the Certificate Principal Balance. The Depository shall at all times be a "clearing corporation" as defined in
Section 8-102(3) of the Uniform Commercial Code of the State of New York.

     Depository Participant:  A broker, dealer, bank or other financial
     ----------------------
institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     Determination Date:  The __th day (or, if such __th day is not a
     ------------------
Business Day, the Business Day immediately preceding such __th day) of the month in which the related Distribution Date occurs.

     Dissolution Distribution Date:  The date on which the proceeds from
     -----------------------------
the sale, disposition or liquidation of the Trust Balance of the Mortgage Loans are received and distributed to Certificateholders pursuant to Article XI hereof.

     Distribution Date:  The __th day of each month beginning in the month
     -----------------
following the month of the initial issuance of the Certificates (or, if such __th day is not a Business Day, the Business Day immediately following).

     Eligible Account:  One or more accounts:
     ----------------

     (i) that are maintained with a depository institution or trust company whose long-term and short-term unsecured debt obligations (or, in the case of a depository institution or trust company that is the principal subsidiary of a bank holding company, the debt obligations of such holding company) at the time of deposit therein have been rated by each Rating Agency in its highest rating catego-ries;

     (ii) that are maintained with a depository institution or trust company the long-term unsecured debt obligations of which have been rated Baa3 or higher by Moody's, and the deposits in which are fully insured by the Federal Deposit Insurance Corporation acting through either the BIF or the SAIF;

    (iii) that are segregated trust accounts maintained with the corporate trust department of a depository institution or trust company, acting in its fiduciary capacity, which has a short-term deposit rating of P-1 by Moody's and A-1+ by Standard & Poor's; or

     (iv) such other accounts that are acceptable to each Rating Agency and the Certificate Insurer, as evidenced by a letter from each Rating Agency and the Certificate Insurer to the Trustee, without reduction or withdrawal of the rating of the Investor Certificates.

The depository institution or trust company with which the Eligible Account is maintained shall be organized under the laws of the United States or any state thereof, have a net worth in excess of $100,000,000 and deposits insured to the full extent permitted by law by the Federal Deposit Insurance Corporation and be subject to supervision and examination by federal or state banking authorities. An Eligible Account may bear interest, and may include, if otherwise qualified by this definition, an account maintained with the Trustee.

     Eligible Substitute Mortgage Loan:  A Mortgage Loan to be substituted
     ---------------------------------
by the Servicer for a Defective Mortgage Loan pursuant to Section 2.02, 2.04 or 3.01, which on the date of such substitution shall:

     (i) have a Trust Balance not substantially greater than and not less than the Trust Balance of the Defective Mortgage Loan;

     (ii) have a Loan Rate of not less than the Loan Rate of the Defective Mortgage Loan and not more than ___ basis points in excess thereof;

    (iii) have a Loan Rate based on the same index as that of the Defective Mortgage Loan;

    (iv) have a Margin that is not less than the Margin for the Defective Mortgage Loan, or more than ___ basis points higher than the Margin for the Defective Mortgage Loan;

     (v) have a maximum Loan Rate and a minimum Loan Rate, if any, that are not lower than the maximum Loan Rate and minimum Loan Rate, respectively, of the Defective Mortgage Loan;

     (vi) have a remaining term to maturity not more than ____ months earlier and not more than ___ months later than the remaining term to maturity of the Defective Mortgage Loan, and in no case later than
          (DATE);

    (vii) comply with the representations and warranties set forth in Section
          2.04 (which representations and warranties shall be deemed to be made as of the date of substitution);

   (viii) have a Combined Loan-to-Value Ratio that is not greater than the Combined Loan-to-Value Ratio of the Defective Mortgage Loan as of the date of origination of the Defective Mortgage Loan;

     (ix) have a Mortgage in a lien position at least equal to the lien position of the Mortgage securing the Defective Mortgage Loan; and

     (x) be secured by a Mortgaged Property that is subject to the same use (owner-occupied, second home or rental property) and that has the same structural characteristics (attached or detached) as the Mortgaged Property securing the Defective Mortgage Loan, provided, however, that in the case of clause (x), an owner-occupied, detached Mortgaged Property will satisfy the requirements of clause (x) in all cases.

     Event of Default:  As defined in Section 8.01.
     ----------------

     (Fixed Allocation Percentage:   With respect to any date, the greater
      ---------------------------
of (i) ___% and (ii) the percentage equivalent (but not in excess of 100%) of a fraction, the numerator of which is the Invested Amount and the denominator of which is the Pool Balance as of the end of such day.)

     Floating Allocation Percentage:   As to any Distribution Date, the
     ------------------------------
percentage equivalent of a fraction, the numerator of which is the Invested Amount at the close of business on the preceding Distribution Date (or at the Closing Date in the case of the first Distribution Date) and the denominator of which is the Pool Balance, calculated as of the first day of the month preceding the month in which such Distribution Date occurs.

     Indirect Parent:  Merrill Lynch & Co., Inc., a ________________
     ---------------
corporation, or its successor in interest.

     Initial Mortgage Loans:   The mortgage loans (including the rights to
     ----------------------
receive payments thereunder) transferred and assigned to the Trustee on the Closing Date pursuant to Section 2.01, together with the related Loan Agreements and other Mortgage File documents and the rights thereunder conveyed to the Trustee on the Closing Date pursuant to Section 2.01.

     (Insurance Agreement:  The Insurance and Indemnity Agreement dated as
      -------------------
of the Closing Date, among the Servicer, the Transferor, the Trustee and the Certificate Insurer, including any amendments and supplements thereto.

     Insurance Proceeds:  Proceeds paid by any insurer pursuant to any
     ------------------
insurance policy covering a Mortgage Loan or the related Mortgaged Property net of any component thereof covering any expenses incurred by or on behalf of the Transferor or the Servicer in connection with obtaining such Insurance Proceeds.

     Insured Amount:  As defined in the Certificate Insurance Policy.
     --------------

     Insured Payment:  With respect to any Distribution Date, the Insured
     ---------------
Amount for such Distribution Date paid to the Trustee by the Certificate
Insurer.)

     Interest Collections:  As to any payment on a Mortgage Loan made by
     --------------------
or on behalf of the related Mortgagor for the related Collection Period, the portion thereof allocable to accrued interest for the related Interest Period in accordance with the terms of the related Loan Agreement (net of interest at the Servicing Fee Rate on the Loan Balance for each day during such Interest Period), including Net Liquidation Proceeds allocable to interest on such Mortgage Loan.

     Interest Period:  As to any payment of interest on a Mortgage Loan,
     ---------------
the period during which the interest covered by such payment accrued and which, for any Distribution Date, is the month preceding the month in which such Distribution Date occurs.

     Invested Amount:   With respect to any date, an amount equal to the
     ---------------
Original Invested Amount minus the sum of (i) the total of Trust Principal Collections previously distributed to Investor Certificateholders pursuant to
Section 5.01(b) and (ii) the Aggregate Investor Loss Amount.

     Investor Certificate:  Any one of the Certificates signed and
     --------------------
countersigned by the Trustee substantially in the form set forth in Exhibits A and C hereto.

     Investor Certificate Distribution Amount:  As to any Distribution
     ----------------------------------------
Date, the sum of all amounts to be distributed to the Investor
Certificateholders pursuant to Article V and Article XI hereof.

     Investor Certificateholder: The Holder of an Investor Certificate.
     --------------------------

     Investor Loss Amount:   With respect to any Distribution Date, the
     --------------------
amount equal to the product of (i) the Floating Allocation Percentage and
(ii) the aggregate of the Liquidation Loss Amounts for such Distribution
Date.

     Investor Loss Reduction Amount:   With respect to any Distribution
     ------------------------------
Date, the portion, if any, of the Investor Loss Amount for such Distribution Date and all prior Distribution Dates that has not been (i) paid to Investor Certificateholders from Certificate Interest Collections pursuant to Section 5.01(a), (ii) paid to Investor Certificateholders from Trust Interest Collections and Trust Principal Collections allocable to the Transferor pursuant to Section 5.01(c)(i), (iii) reallocated to the Transferor pursuant to Section 5.01(c)(ii), or (iv) paid to Investor Certificateholders from Insured Payments pursuant to Section 5.01(d).

     Late Payment Rate:  For any Distribution Date, the rate of interest,
     -----------------
as it is publicly announced by _____________________, at its principal office in New York, New York as its prime rate (any change in such prime rate of interest to be effective on the date such change is announced by _________________ ) plus ___%. The Late Payment Rate shall be computed on the basis of a year of 365 days calculating the actual number of days elapsed. In no event shall the Late Payment Rate exceed the maximum rate permissible under any applicable law limiting interest rates.

     LIBOR:  As to any Distribution Date as follows:
     -----

          (i) the arithmetic mean (rounded, if necessary, to the nearest one sixteenth of a percent, with one thirty-second of a percent rounded upwards) of the offered rates for United States dollar deposits for one month which appear on the Reuters Screen LIBO Page (as defined below) as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the immediately preceding Distribution Date (as of (DATE) in the case of the initial Distribution Date); provided that at least two such offered rates appear on the Reuters Screen LIBO Page on such date. If fewer than two offered rates appear, LIBOR will be determined on such date as described in clause (ii) below. "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuter Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London inter-bank offered rates of major banks).

         (ii) If on such date fewer than two offered rates appear on the Reuters Screen LIBO Page as described in clause (i) above, the Trustee will request the principal London office of each of four reference banks (which shall be _____________________, _____________________,
     ________________________________, ____________________, so long as each such bank is engaged in transactions in the London inter-bank market) ("Reference Banks") to provide the Trustee with its offered quotation for United States dollar deposits for one month to prime banks in the London inter-bank market as of 11:00 A.M., London time, on such date.
     If at least two Reference Banks provide the Trustee with such offered quotations, then LIBOR on such date will be the arithmetic mean (rounded, if necessary, to the nearest one sixteenth of a percent, with one thirty-second of a percent rounded upwards) of all such quotations. If on such date fewer than two of the Reference Banks provide the Trustee with such an offered quotation, LIBOR on such date will be the arithmetic mean (rounded, if necessary, to the nearest one sixteenth of a percent, with one thirty-second of a percent rounded upwards) of the offered per annum rates which one or more leading banks in The City of New York selected by the Trustee (after consultation with the Servicer) are quoting as of 11:00 A.M., New York City time, on such date to leading European banks for United States dollar deposits for one month, provided, however, that if such banks are not quoting as described above, LIBOR will be the LIBOR applicable to the immediately preceding Distribution Date.

     LIBOR Business Day:  Any day other than (i) a Saturday or a Sunday or
     ------------------
(ii) a day on which banking institutions in the States of New York or __________________ or in the City of London, England are required or authorized by law to be closed.

     Liquidated Mortgage Loan:    As to any Distribution Date, any
     ------------------------
Mortgage Loan which was not previously a Liquidated Mortgage Loan, was in default during the related Collection Period and with respect to which the Servicer has determined that all Liquidation Proceeds which the Servicer expects to recover from or on account of such Mortgage Loan have been recovered.

     Liquidation Expenses:  Expenses which are incurred by the Servicer in
     --------------------
connection with the liquidation of any defaulted Mortgage Loan and not recovered under any insurance policy or from the related Mortgagor, including, without limitation, legal fees and expenses, real estate brokerage commissions, any unreimbursed amount expended by the Servicer pursuant to
Section 3.06 with respect to such Mortgage Loan (including, without limitation, amounts advanced to correct defaults on any mortgage loan which is prior to such defaulted Mortgage Loan) and any related and previously unreimbursed Property Protection Expenses.

     Liquidation Loss Amount:   With respect to any Distribution Date and
     -----------------------
any Mortgage Loan that becomes a Liquidated Mortgage Loan during the related Collection Period, the unrecovered Trust Balance thereof at the end of such Collection Period, after giving effect to the Net Trust Liquidation Proceeds applied in reduction of such Trust Balance in accordance with the related Loan Agreement and this Agreement.

     Liquidation Proceeds:  Cash or funds (including Insurance Proceeds)
     --------------------
received in connection with the liquidation of any defaulted Mortgage Loan, whether through trustee's sale, foreclosure sale or otherwise.

     Loan Agreement:  As to any Mortgage Loan, the Credit Agreement, Note
     --------------
or other instrument pursuant to which the Servicer agrees to make revolving credit loans to a Mortgagor or a Mortgagor agrees to repay such loans on the terms and conditions provided in such instrument.

     Loan Balance:  As to any Mortgage Loan and day, the principal balance
     ------------
of such Mortgage Loan upon which interest accrued for such day was calculated.

     Loan Rate:  As to any Mortgage Loan and day, the rate of interest
     ---------
applicable to the calculation of interest for such day on the Loan Balance.

     Managed Amortization Period:   The period from the first Distribution
     ---------------------------
Date to and including the earlier of (i) the Distribution Date in (DATE) and
(ii) the day as of which a Rapid Amortization Event occurs.

     Margin:   As to any Mortgage Loan, the spread over the applicable
     ------
index, as specified in the related Loan Agreement.

     Maximum Principal Payment:  As to any Distribution Date, an amount
     -------------------------
equal to the Fixed Allocation Percentage of the aggregate amount of Trust Principal Collections received during the related Collection Period.

     Minimum Monthly Payment:   As to any Mortgage Loan and any month, the
     -----------------------
minimum amount required to be paid by the related Mortgagor pursuant to the related Loan Agreement.

     Minimum Transferor Interest:   As to any date, an amount equal to the
     ---------------------------
lesser of (i) ___% of the Pool Balance on such date and (ii) the Original Transferor Certificate Principal Balance.

     Monthly Advance:  As to any Distribution Date, the aggregate of the
     ---------------
advances made by the Servicer on such Distribution Date pursuant to Section 4.02, the amount of any such Monthly Advance being equal to the excess of:

     (i) the total amount of accrued interest (adjusted to interest at the related Net Loan Rate) and principal due (including principal due by reason of default or acceleration) on the Trust Balances of the Mortgage Loans for the related Interest Period, over

     (ii) the total amount of interest (adjusted to interest at the related Net Loan Rate) and principal collected on the Trust Balances of the Mortgage Loans for the related Collection Period as of the Determination Date, minus any amounts with respect to installments of interest and principal on the Trust Balances of the Mortgage Loans which (x) were delinquent as of the end of the related Collection Period, (y) were not the subject of a previous Monthly Advance and (z) are determined by the Servicer to be Nonrecoverable Advances.

     Monthly Advance Reimbursement Amount:  As to any Distribution Date,
     ------------------------------------
the aggregate of the Monthly Advances which have not been reimbursed (or deemed to have been reimbursed) to the Servicer through either (i) withdrawals from the Certificate Account on or before such Distribution Date pursuant to the second paragraph of Section 4.02 or (ii) debits to the Mortgage Loan Payment Record pursuant to clause (ii) of Section 3.03.

     Moody's:  Moody's Investors Service, Inc. or its successor in
     -------
interest.

     Mortgage:  The mortgage, deed of trust or other instrument creating a
     --------
first, second or more junior lien on an estate in fee simple interest in real property securing a Mortgage Loan or creating a first, second or more junior lien on a leasehold interest insofar as such leasehold interest exceeds the term of the related mortgage by five years.

     Mortgage File:  The mortgage documents listed in Section 2.01
     -------------
pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

     Mortgage Loan Payment Record:  With respect to the Trust, the record
     ----------------------------
maintained by the Servicer pursuant to Section 3.02(b).

     Mortgage Loan Schedule:  As of any date, the schedule of Mortgage
     ----------------------
Loans included in the Trust Fund on such date. The initial schedule of Mortgage Loans as of the Cut-off Date is attached hereto as Exhibit F and sets forth as to each Initial Mortgage Loan (i) the Cut-off Date Trust Balance, (ii) the Credit Limit, (iii) the stated maturity upon which any out-standing Loan Balance is due and payable, (iv) the identification number, and
(v) the state and zip code of the related Mortgaged Property. The Mortgage Loan Schedule will be amended from time to time to reflect the removal of any Mortgage Loans from the Trust and/or the conveyance of any Eligible Substitute Mortgage Loans to the Trust, and when so amended shall include the information set forth above with respect to each Eligible Substitute Mortgage Loan as of its related Cut-off Date.

     Mortgage Loan Seller:  ___________________________, a
     --------------------
________________ corporation, or its successor in interest, as assignor of the Trust Balances of the Mortgage Loans to the Transferor.

     (Mortgage Loan With Title Insurance:  Each of the following Mortgage
      ----------------------------------
Loans:

  (i)     Mortgage Loans originated before (date);

  (ii) Mortgage Loans originated after (date) in which (a) the Credit Limit was over $1,000,000, or (b) the Mortgage Loan was being used for a purchase money first mortgage transaction; and

  (iii) Any other Mortgage Loan for which the Mortgage Loan Transferor required title insurance to be obtained.)

     Mortgage Loans:  Such of the mortgage loans for which balances are
     --------------
transferred and assigned to the Trustee pursuant to Section 2.01 as from time to time are held as a part of the Trust Fund, the Mortgage Loans so held being identified in the Mortgage Loan Schedule. Any reference in this Agreement (including, without limitation, any reference in subsection 2.01(a)) to a Mortgage Loan sold and assigned to, or repurchased or purchased from, the Trust Fund or as constituting part of the Trust Fund shall mean such Mortgage Loan to the extent of the related balance owned by the Trust Fund. Any defaulted Mortgage Loan in respect of which the Servicer has not yet received all Liquidation Proceeds that it expects to receive shall continue to be a part of the Trust Fund. All proceeds of any such defaulted Mortgage Loan shall be credited to the Mortgage Loan Payment Record to the same extent as proceeds of Mortgage Loans which are not defaulted.

     Mortgaged Property:  The underlying property securing a Mortgage
     ------------------
Loan.

     Mortgagor:  The obligor under a Loan Agreement.
     ---------

     Net Liquidation Proceeds:  As to any Liquidated Mortgage Loan,
     ------------------------
Liquidation Proceeds net of Liquidation Expenses.

     Net Loan Rate:  As to any Mortgage Loan and day, the Loan Rate less
     -------------
the Servicing Fee Rate.

     Net Trust Liquidation Proceeds:  As to any Liquidated Mortgage Loan,
     ------------------------------
(i) the lesser of (x) Net Liquidation Proceeds and (y) the Trust Balance of such Mortgage Loan at the time of liquidation, together with accrued and unpaid interest thereon at the Net Loan Rate from the last day on which interest was paid in full on such Mortgage Loan to the end of the Collection Period in which such Mortgage Loan became a Liquidated Mortgage Loan, minus
(ii) any amount which may be retained by the Servicer on account of any unreimbursed Monthly Advances under clause (iii) of Section 3.03.

     Nonrecoverable Advance:  Any portion of a Monthly Advance previously
     ----------------------
made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed to the Servicer and which, in the good faith judgment of the Servicer, will not or, in the case of a proposed Monthly Advance, would not be ultimately recoverable from Net Trust Liquidation Proceeds or other recoveries in respect of the related Mortgage Loan. The determination by the Servicer that it has made a Nonrecoverable Advance or that any pro-posed advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by a certificate of a Servicing Officer delivered to the Trustee and detailing the reasons for such determination.

     Officer's Certificate:  A certificate signed by the Chairman of the
     ---------------------
Board, the President, a Senior Vice President, a Vice President or an Assistant Vice President of the Transferor or the Servicer, as the case may be, and delivered to the Trustee.

     Opinion of Counsel:  A written opinion of counsel acceptable to the
     ------------------
Trustee and the Certificate Insurer, who may be internal counsel for the Transferor or the Servicer.

     Original Certificate Principal Balance: $_______________.
     --------------------------------------

     Original Invested Amount: $_________________.
     ------------------------

     Original Transferor Certificate Principal Balance:
     -------------------------------------------------
$____________________.

     Overcollateralization Amount:   As of any date of determination, the
     ----------------------------
amount, if any, by which the Invested Amount exceeds the Certificate Principal Balance.

     Ownership Interest:  With respect to any Certificate, any ownership
     ------------------
or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

     Percentage Interest:  As to any Investor Certificate, the percentage
     -------------------
interest evidenced thereby in distributions required to be made thereon, such percentage interest being equal to the percentage obtained by dividing the initial principal denomination of such Investor Certificate by the Original Certificate Principal Balance.

     Permitted Investments:  One or more of the following (excluding any
     ---------------------
callable investments purchased at a premium):

     (i) obligations of, or guaranteed as to timely principal and interest by, the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

     (ii) repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof, provided that the short-term unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in one of its two highest short-term rating categories and the short-term debt obligations of the party agree-ing to repurchase shall be rated Prime-1 or better by Moody's and A-1+ by Standard & Poor's;

    (iii) certificates of deposit, demand and time deposits and bankers' acceptances (which, if Moody's is a Rating Agency, shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days) of any U.S. depository institution or trust company incorporated under the laws of the United States or any state; provided that the short-term debt obligations of such depository institution or trust company (or, if the only Rating Agency is Standard & Poor's, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating category; provided that if Moody's is a Rating Agency, the short-term obligations of such depository institution or trust company shall be rated Prime-1 or better;

     (iv) commercial paper (having original maturities of not more than 270 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in its highest short-term rating category;

     (v) investments in money market mutual funds registered under the Investment Company Act of 1940 that are rated by each Rating Agency in its highest rating category; provided that if Standard & Poor's is a Rating Agency, the rating of such money market funds shall be AAAm or AAAm-G; and

     (vi) other obligations or securities that are acceptable to each Rating Agency as a Permitted Investment hereunder and will not result in a reduction in the then current rating or ratings of the Investor Certificates without taking into account the Certificate Insurance Policy, as evidenced by a letter to such effect from such Rating Agency.

     Person:  Any individual, corporation, partnership, joint venture,
     ------
association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     Pool Balance:  As to any date, the aggregate of the Trust Balances of
     ------------
all Mortgage Loans as of such date.

     Pool Factor:  As to any Distribution Date, the percentage, carried to
     -----------
six places, obtained by dividing the Certificate Principal Balance for such Distribution Date (before taking into account any distributions of principal to be made on such Distribution Date) by the Original Certificate Principal Balance.

     (Preference Amount:  As defined in the Certificate Insurance Policy.
      -----------------

     Premium Amount:  As to any Distribution Date other than the first
     --------------
Distribution Date, the product of (x) the Premium Percentage and (y) the Certificate Principal Balance for such Distribution Date (before taking into account any distributions of principal to be made on such Distribution Date). As to the first Distribution Date, the amount determined in accordance with the preceding sentence minus $_________.

     Premium Percentage:  As defined in the Certificate Insurance Policy.)
     ------------------

     Principal Collections:  As to any Mortgage Loan and Collection
     ---------------------
Period, all amounts (other than Insurance Proceeds and Liquidation Proceeds) received from or on behalf of the related Mortgagor during such Collection Period which, at the time of receipt, were applied in reduction of the Loan Balance in accordance with the terms of the related Loan Agreement.

     Property Protection Expenses:  Expenses paid or incurred by or for
     ----------------------------
the account of the Servicer in connection with the preservation or protection of a Mortgaged Property or the security of a Mortgaged Property including (i) hazard insurance policy premiums, (ii) real estate taxes and property repair, replacement, protection and preservation expenses, (iii) amounts expended to cure or prevent any default with respect to any mortgage loan senior to a Mortgage Loan, and (iv) similar expenses reasonably paid or incurred to preserve or protect the value of such security.

     Rapid Amortization Commencement Date:   The earlier of (i) the
     ------------------------------------
Distribution Date in (date) and (ii) the Distribution Date next following the Collection Period in which a Rapid Amortization Event is deemed to occur pursuant to Section 11.01.

     Rapid Amortization Event:   As defined in Section 11.01.
     ------------------------

     Rapid Amortization Period:   The period following the Managed
     -------------------------
Amortization Period until the termination of the Trust pursuant to Section
10.01.

     Rating Agency:  Any statistical credit rating agency, or its
     -------------
successor, that rated the Investor Certificates at the request of the Transferor at the time of the initial issuance of the Investor Certificates. If such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Servicer, notice of which designation shall be given to the Trustee. References herein to the highest rating categories of a Rating Agency shall mean AAA (long-term), AAAm or AAAm-G (money market funds) and A-1+ (short-term) in the case of Standard & Poor's and Aaa (long-term) and P-1 (short-term) in the case of Moody's and in the case of any other Rating Agency shall mean such equivalent ratings.

     Record Date:  As to any Distribution Date, the last day of the month
     -----------
(or if such last day is not a Business Day, the Business Day immediately preceding such last day) preceding the month of such Distribution Date.

     (Reimbursement Amount:  As to any Distribution Date, the sum of
      --------------------
(x)(i) all Insured Payments paid by the Certificate Insurer, but for which the Certificate Insurer has not been reimbursed prior to such Distribution Date pursuant to Section 5.01(a) plus (ii) interest accrued thereon, calculated at the Late Payment Rate from the date the Trustee received the related Insured Payments and (y)(i) any amounts then due and owing to the Certificate Insurer under the Insurance Agreement or the Certificate Insurance Policy plus (ii) interest on such amounts at the Late Payment Rate. The Certificate Insurer shall notify the Trustee and the Servicer of the amount of any Reimbursement Amount.)

     Required Amount: For each Distribution Date occurring on or prior to
     ---------------
the ___th Distribution Date, __% of the Cut-off Date Pool Balance. For each Distribution Date thereafter, the lesser of (i) __% of the Cut-off Date Pool Balance and (ii) __% of the Pool Balance as of such Distribution Date; provided that in no event will the Required Amount be less than a floor amount equal to the greater of (x) __% of the Cut-off Date Pool Balance and
(y) ___% of the aggregate Trust Balances of all Mortgage Loans delinquent 91 days or more (including for this purpose any Mortgage Loans in foreclosure and any Mortgage Loans with respect to which the related Mortgaged Properties have been acquired by the Trust Fund) as of the end of the related Collection Period. Notwithstanding the foregoing, for each Distribution Date, if the cumulative principal losses on the Trust Balances of the Mortgage Loans specified in item (xxxvi) of the Servicing Certificate prepared pursuant to
Section 4.01 exceed ___% of the Cut-off Date Pool Balance, then the Required Amount shall be ______% of the Cut-off Date Pool Balance.

     Responsible Officer:  When used with respect to the Trustee, the
     -------------------
Chairman or Vice Chairman of the Board of Directors or Trustees, the Chairman or Vice Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     Retransfer Date: As defined in Section 2.06.
     ---------------

     Retransfer Notice Date: As defined in Section 2.06.
     ----------------------

     SAIF:  The Savings Association Insurance Fund, as from time to time
     ----
constituted, created under the Financial Institutions Reform, Recovery and Enhancement Act of 1989, or if at any time after the execution of this instrument the Savings Association Insurance Fund is not existing and performing duties now assigned to it, the body performing such duties on such date.

     Scheduled Principal Collections Payment:   With respect to any
     ---------------------------------------
Distribution Date during the Managed Amortization Period, an amount equal to the lesser of (i) the Maximum Principal Payment and (ii) the Alternative Principal Payment. With respect to any Distribution Date on or after the Rapid Amortization Commencement Date, an amount equal to the Maximum Principal Payment.

     Seriously Delinquent Mortgage Loan:  As to any Distribution Date, any
     ----------------------------------
Mortgage Loan which (i) had not reached its stated maturity and was delinquent in payment of interest for more than 90 days at the end of the related Collection Period, (ii) had reached its stated maturity and was more than 60 days delinquent at the end of the related Collection Period, or (iii) was in default under the terms and provisions of the Loan Agreement (other than a default related to a delinquency) as of the end of the related Collection Period and as to which the Servicer had notified the Mortgagor of such default, terminated the Loan Agreement and demanded the immediate repayment of the outstanding Loan Balance.

     Servicer or ____________:  _____________________________, a ________
     ------------------------
corporation, or its successor in interest or any successor servicer appointed as herein provided.

     Servicing Certificate:  A certificate completed by and executed on
     ---------------------
behalf of the Servicer in accordance with Section 4.01.

     Servicing Fee Rate:  0.____% per annum.
     ------------------

     Servicing Officer:  Any officer of the Servicer involved in, or
     -----------------
responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Trustee by the Servicer, as such list may from time to time be amended.

     Standard & Poor's:  Standard & Poor's Corporation or its successor in
     -----------------
interest.

     Stated Maturity Date:  The Distribution Date in (date).
     --------------------

     Support Agreement:  The letter agreement between the Servicer and its
     -----------------
Indirect Parent dated as of (date), pursuant to which the Indirect Parent ensures performance by the Servicer of the obligations to repurchase certain Mortgage Loans pursuant to Section 2.02 and to deposit certain amounts in the Certificate Account pursuant to Section 4.02.

     Transfer:  Any direct or indirect transfer, sale, pledge,
     --------
hypothecation or other form of assignment of any Ownership Interest in a Certificate.

     Transfer Date:   With respect to the Initial Mortgage Loans, the
     -------------
Closing Date and with respect to any Eligible Substitute Mortgage Loan, the date on which such Eligible Substitute Mortgage Loan is conveyed to the Trust under the terms hereof.

     Transfer Deposit Amount:  As defined in Section 2.02(b).
     -----------------------

     Transferee:  Any Person who is acquiring by Transfer any Ownership
     ----------
Interest in a Certificate.

     Transferor:  Merrill Lynch Mortgage Investors, Inc., a
     ----------
________________ corporation, or its successor in interest.

     Transferor Certificate:  The Certificates signed and countersigned by
     ----------------------
the Trustee substantially in the form set forth in Exhibits B and D hereto.

     Transferor Certificate Principal Balance:   As of any date of
     ----------------------------------------
determination, the amount equal to (i) the Pool Balance as of the end of the day next preceding such date of determination minus (ii) the Invested Amount as of the end of such day.

     Transferor Certificateholders: The Holders of the Transferor
     -----------------------------
Certificates.

     Transferor Interest Collections:   As to any Distribution Date, Trust
     -------------------------------
Interest Collections for the related Collection Period that are not Certificate Interest Collections.

     Transferor Principal Collections:   As to any Distribution Date,
     --------------------------------
Trust Principal Collections for the related Collection Period minus the amount of such Trust Principal Collections required to be distributed to Investor Certificateholders pursuant to Section 5.01(b).

     Transferor Subordinated Amount: As to any Distribution Date, the
     ------------------------------
least of

     (i) ___% of the Cut-off Date Pool Balance minus the sum of (a) the aggregate amount of Trust Principal Collections allocable to the Transferor that have previously been distributed to Investor Certificateholders pursuant to Section 5.01(c)(i) and (b) the aggregate amount of Investor Loss Amounts that have previously been reallocated to the Transferor pursuant to Section 5.01(c)(ii); or

     (ii) the Transferor Subordinated Amount on the previous Distribution
          Date; or

    (iii) the Required Amount.

     Trust:  The trust created by this Agreement and designated
     -----
"_________________ Home Equity Loan Trust 199__-__".

     Trust Balance:  As to any Mortgage Loan, other than a Liquidated
     -------------
Mortgage Loan, and day, the related Cut-off Date Trust Balance, plus any Additional Balances in respect of such Mortgage Loan arising during the Managed Amortization Period, minus the sum of (i) all Principal Collections credited against the Loan Balance in accordance with the related Loan Agreement prior to such day, and (ii) any Trust Insurance Proceeds received prior to such day in respect of such Mortgage Loan. For purposes of this definition, a Liquidated Mortgage Loan shall be deemed to have a Trust Balance equal to the Trust Balance of the related Mortgage Loan immediately prior to the final recovery of related Liquidation Proceeds and a Trust Balance of zero thereafter.

     Trust Fund:  The corpus of the _________________ Home Equity Loan
     ----------
Trust 199__-__, consisting of, to the extent described herein, the following:


     (i) the Trust Balance of each Mortgage Loan (including any Additional Balance arising during the Managed Amortization Period under such Mortgage Loan subsequent to the related Cut-off Date), all payments of interest and of principal thereon, from whatever source derived, received on or with respect to such Mortgage Loan on and after the applicable Cut-off Date and allocable to such Trust Balance (but not including all accrued interest and principal due on or with respect to such Mortgage Loan for Interest Periods prior to the related Cut-off Date);

     (ii) such assets as shall from time to time be identified as deposited in the Certificate Account in accordance with this Agreement;

    (iii) the interest of the Certificateholders to the extent of the Trust Balances of the Mortgage Loans and interest accrued thereon in (x) property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure, (y) any insurance policies related to the Mortgage Loans, including hazard insurance policies, and (z) the related Mortgage, Loan Agreement and other Mortgage File documents for each Mortgage Loan;

     (iv) the benefit of the Support Agreement and the Certificate Insurance Policy; and

     (v)  the proceeds of each of the foregoing.

     Trust Insurance Proceeds: As to any Mortgage Loan and Collection
     ------------------------
Period, an amount equal to the lesser of (i) Insurance Proceeds paid to the Servicer during such Collection Period (reduced by any related expenses of the Servicer in collecting such proceeds), which (x) are not Liquidation Proceeds, (y) are not applied to the restoration or repair of the related Mortgaged Property or released to the related Mortgagor in accordance with the normal servicing procedures of the Servicer and (z) will be applied by the Servicer in reduction of the Loan Balance of such Mortgage Loan and (ii) the Trust Balance of such Mortgage Loan at the end of such Collection Period, together with accrued and unpaid interest thereon at the Net Loan Rate from the last day on which interest was paid in full on such Mortgage Loan to the end of such Collection Period.

     Trust Interest Collections:  As to any payment on a Mortgage Loan
     --------------------------
made by or on behalf of the related Mortgagor for the related Collection Period, the lesser of (i) the portion thereof allocable to accrued interest for the related Interest Period in accordance with the terms of the related Loan Agreement (net of interest at the Servicing Fee Rate on the Loan Balance for each day during such Interest Period) and (ii) accrued interest at the Net Loan Rate on the Trust Balance for each day during such Interest Period.

     Trust Principal Collections:  As to any Mortgage Loan and Collection
     ---------------------------
Period, the sum of (i) all amounts (other than Insurance Proceeds and Liquidation Proceeds) received from or on behalf of the related Mortgagor during such Collection Period which, at the time of receipt, were applied in reduction of the Loan Balance in accordance with the terms of the related Loan Agreement, (ii) the principal portion of any Net Trust Liquidation Proceeds and Trust Insurance Proceeds and (iii) the principal portion of any Transfer Deposit Amount.

     Trustee: The institution executing this Agreement as Trustee, or its
     -------
successor in interest, or any successor trustee that has been appointed in accordance with the terms of this Agreement.

     Unpaid Certificate Interest Shortfall:  As to any Distribution Date,
     -------------------------------------
the aggregate amount, if any, of Certificate Formula Interest that was accrued in respect of one or more prior Distribution Dates and has not previously been distributed to Investor Certificateholders.

     Section 1.02.  Interest Calculations.
                    ---------------------
     All calculations of interest hereunder that are made in respect of the Loan Balance, Trust Balance or Additional Balance of a Mortgage Loan, including calculations of interest at the Servicing Fee Rate, shall be made on a daily basis using a 365 day year. All calculations of interest on the Investor Certificates shall be made on the basis of the actual number of days in an Accrual Period and a year assumed to consist of 360 days.

                                  ARTICLE II

                        Conveyance of Mortgage Loans;
                      Original Issuance of Certificates


     Section 2.01.  Conveyance of Mortgage Loans.
                    ----------------------------

     (a) In consideration of the Trustee's delivery to or upon the order of the Transferor of the Certificates in an aggregate amount equal to the Cut-off Date Pool Balance, the Transferor does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse (except as provided herein) all the right, title and interest of the Transferor in and to (i)(A) the Cut-off Date Trust Balance of each Mortgage Loan, including any Additional Balance arising during the Managed Amortization Period under each Mortgage Loan subsequent to the related Cut-off Date and assigned and transferred to the Trustee hereunder, all payments of interest and principal thereon, from whatever source derived, which are received on or with respect to each Mortgage Loan on or after the Cut-off Date and are allocable to the Trust Balance (but not including all accrued interest and principal due on or with respect to the Mortgage Loans for Interest Periods prior to the Cut-off
Date), (B) the Certificate Account, and (C) the Certificate Insurance Policy,
(ii) to the extent of the Trust Balances of the Mortgage Loans and interest accrued thereon, as provided in this Agreement, (A) any Mortgaged Properties converted to ownership through foreclosure or deed in lieu or otherwise, (B) any insurance policies related to the Mortgage Loans, and (C) the related Mortgages, Loan Agreements and other Mortgage File documents for the Mortgage Loans; and (iii) the proceeds of each of the foregoing.

     Notwithstanding the characterization of the Investor Certificates as debt for federal, state and local income and franchise tax purposes, the parties hereto intend to treat the transfer of the Mortgage Loans as provided herein as a sale for non-tax purposes from the Mortgage Loan Seller to the Transferor and from the Transferor to the Trust of all of their right, title and interest in and to the Mortgage Loans and other property described above. In the event the transaction set forth herein is deemed not to be a sale for the purposes described in the preceding sentence, the Mortgage Loan Seller and the Transferor hereby grant to the Trustee a first priority security interest in all of the Mortgage Loan Seller's and the Transferor's right, title and interest in and to the (i) Mortgage Loans identified on the Mortgage Loan Schedule on the Cut-off Date, (ii) Mortgage Loans added to the Mortgage Loan Schedule from time to time, (iii) all property included in the Trust Fund, (iv) and all proceeds of any of the foregoing; and this Agreement shall constitute a security agreement under applicable law.

     In connection with such assignment, transfer and conveyance of the Trust Fund, as promptly as practicable but in no event later than 10 days following the Closing Date, (i) the Mortgage Loan Seller will file in the appropriate office in the State in which the principal place of business of the Mortgage Loan Seller is located a UCC-1 financing statement executed by the Mortgage Loan Seller as debtor, naming the Transferor as secured party and listing as collateral the Mortgage Loans identified on the Mortgage Loan Schedule and all property constituting the Trust Fund, and (ii) the Transferor will file in the appropriate office in the State in which the principal place of business of the Transferor is located a UCC-1 financing statement executed by the Transferor as debtor, naming the Trustee as secured party and listing as collateral the Mortgage Loans identified on the Mortgage Loan Schedule and all property constituting the Trust Fund. In connection with such filings, the Mortgage Loan Seller and the Transferor agree that they shall each cause to be filed all necessary continuation statements thereof and to take or cause to be taken such actions and execute such documents as are necessary to perfect and protect the Certificateholders' interests in the Mortgage Loans and the proceeds thereof allocable thereto.

     (b) In connection with the foregoing assignment, transfer and conveyance by the Transferor, the Servicer acknowledges that it is holding as custodian for the Trustee the following documents or instruments with respect to each Mortgage Loan so assigned and transferred (other than Mortgage Loans which have been prepaid in full on or after the Cut-off Date and prior to the date of the execution of this Agreement):


         (i)   The original Loan Agreement;

        (ii) The related Mortgage with evidence of recording indicated thereon; and

       (iii) As to each Mortgage Loan With Title Insurance, evidence of such insurance (to the extent such evidence is included in the related Mortgage File).

     Except as hereinafter provided, the Servicer shall be entitled to maintain possession of all of the foregoing documents and instruments and shall not be required to deliver any of them to the Trustee. In the event, however, that possession of any of such documents or instruments is required by any person (including the Trustee) acting as successor servicer pursuant to Section 7.04 in order to carry out the duties of Servicer hereunder, then such successor shall be entitled to request delivery of such documents or instruments by the Servicer and to retain such documents or instruments for as long as necessary for servicing purposes. Any such documents or instruments shall be returned to the Servicer (unless returned to the related Mortgagor in connection with the payment in full of the related Mortgage
Loan) when possession thereof is no longer required.

     (c) The Servicer further confirms to the Trustee that it has caused the portions of its records relating to the Mortgage Loans to be clearly and unambiguously marked to indicate that the Trust Balances of such Mortgage Loans (to the extent provided herein) have been assigned and transferred to the Trustee and constitute part of the Trust Fund in accordance with the terms of the trust created hereunder.

     (d) The Servicer's right to maintain possession of the documents enumerated above shall continue so long as the long term unsecured debt of the Indirect Parent is assigned ratings of at least A- by Standard and Poor's and A3 by Moody's. At such time as the long term unsecured debt of the Indirect Parent does not satisfy the above referenced criteria, as promptly as practicable but in no event more than 90 days following the happening of such event (or 120 days upon the receipt by the Trustee from the Servicer of a letter from each Rating Agency that such longer period (without taking into account the Certificate Insurance Policy) will not result in a reduction in or withdrawal of any rating of the Investor Certificates), the Servicer shall at the expense of the Servicer (i) prepare assignments in recordable form to the Trustee of each Mortgage Loan (which may be a blanket assignment) and
(ii) deliver the related Mortgage Files to the Trustee to be held by the Trustee in trust, upon the terms herein set forth, for the use and benefit of all present and future Certificateholders and the Trustee shall retain possession thereof except to the extent the Servicer requires any Mortgage Files for normal servicing as contemplated by Section 3.07. In the event the Servicer fails to deliver the Mortgage Files to the Trustee within such 90 day period or, if applicable, 120 day period, the Trustee shall give written notice pursuant to the Support Agreement to the Indirect Parent of the Servicer's failure to deliver the Mortgage Files.

     Within 60 days following delivery of the Mortgage Files to the Trustee, it will review or cause to be reviewed each Mortgage File to ascertain that all required documents set forth in this Section 2.01 have been executed and received, and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule and in so doing the Trustee may rely on the purported due execution and genuineness of any signature thereon. If within such 60 day period the Trustee finds any document constituting a part of a Mortgage File not to have been executed or received or to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule, the Trustee shall promptly notify the Servicer, which shall have a period of 30 days after such notice within which to correct or cure any such defect. Upon the completion of the review by the Trustee of each Mortgage File within such 60 day period and, if necessary, the correction or cure of any defect by the Servicer within such 30 day period, the Servicer will submit such assignments of the Mortgage Loans for recording in the appropriate public offices for real property records within seven (7) days of the completion of such review and necessary correction and instruct the recording offices to return the original recorded assignments to the Trustee. Within 30 days following receipt by the Trustee of the recorded assignment the Trustee shall review or cause to be reviewed such assignment to confirm the information specified above with respect to the other documents. The Trustee shall notify the Servicer of any defect in such assignment based on such review. The Servicer shall have a period of 30 days following such notice to correct or cure such defect.

     If the Servicer fails to record an assignment of a Mortgage Loan as herein provided, the Trustee shall prepare and file or cause to be prepared and filed, at the expense of the Servicer, such assignments in the appropriate real property or other records and the Servicer hereby appoints the Trustee as its attorney-in-fact with full power and authority acting in its stead for the purpose of such preparation and filing.

     (e) On the Closing Date the Transferor shall deliver the Certificate Insurance Policy to the Trustee.

     Section 2.02.  Acceptance by Trustee; Retransfer
                    ---------------------------------
                    of Mortgage Loans; Substitution of
                    ----------------------------------
                    Eligible Substitute Mortgage Loans.
                    ----------------------------------

     (a) The Trustee acknowledges the assignment and transfer of the Loan Agreements and the Mortgages pursuant to Section 2.01, and declares that it will hold the Trust Fund in trust, upon the terms herein set forth, for the use and benefit of all present and future Certificateholders and the Certificate Insurer.

     (b) If the time to correct or cure any defect of which the Trustee has notified the Servicer following any review by the Trustee of the Mortgage Files pursuant to Section 2.01 has expired without any correction or cure or if any loss that materially and adversely affects the interests of the Certificateholders is incurred in respect of any Mortgage Loan as a result of
(i) a defect in any document constituting a part of a Mortgage File or (ii) the Servicer's retention of such Mortgage File, then on the Business Day next preceding the Distribution Date in the month following the Collection Period in which the time to correct or cure such defect expired or such loss occurred, deposit in the Certificate Account the Transfer Deposit Amount, if any, and upon satisfaction of the applicable conditions described herein, all right, title and interest of the Trust in and to such Mortgage Loan shall be deemed to be retransferred, reassigned and otherwise reconveyed, without recourse, representation or warranty, to the Transferor on such Business Day and the Trust Balance of such Mortgage Loan shall be deducted from the Pool Balance; provided, however, that interest accrued on the Trust Balance of such Mortgage Loan to the end of the related Interest Period shall be the property of the Trust. The Servicer shall determine if the removal of such Trust Balance from the Pool Balance in accordance with the preceding sentence would cause the Transferor Certificate Principal Balance to be less than the Minimum Transferor Interest ("Transfer Deficiency"), in which event the Servicer shall deliver written notice of such deficiency to the Trustee and the Transferor, and within five Business Days after the Business Day of such retransfer the Servicer shall either (i) substitute an Eligible Substitute Mortgage Loan or (ii) deposit into the Certificate Account an amount (the "Transfer Deposit Amount") in immediately available funds equal to the Transfer Deficiency or a combination of both (i) and (ii) above. Such reduction or substitution and the actual payment of any Transfer Deposit Amount, if any, shall be deemed to be payment in full for such Mortgage Loan.

     Upon receipt of any Eligible Substitute Mortgage Loan or of written notification signed by a Servicing Officer to the effect that the Transfer Deposit Amount in respect of a Defective Mortgage Loan has been deposited into the Certificate Account or, if the Transferor Certificate Principal Balance is not reduced below the Minimum Transferor Interest as a result of the deemed retransfer of a Defective Mortgage Loan, then as promptly as practicable following such deemed transfer, the Trustee shall execute and deliver such instrument of transfer or assignment presented to it by the Servicer, in each case without recourse, as shall be necessary to vest in the Servicer or the Transferor, as the case may be, legal and beneficial ownership of such repurchased or removed Mortgage Loan (including any property acquired in respect thereof and any insurance policy or Insurance Proceeds with respect thereto). It is understood and agreed that the obli-gation of the Transferor and the Servicer to accept a transfer of a Defective Mortgage Loan and to either convey an Eligible Substitute Mortgage Loan or to make a deposit of any related Transfer Deposit Amount into the Certificate Account shall constitute the sole remedy respecting such defect available to Certificateholders, the Trustee or the Certificate Insurer, and such obliga-tion on the part of the Servicer shall survive any resignation or termination of the Servicer pursuant to Section 7.04 or 8.01.

     Notwithstanding any other provision of this Section 2.02(b), a re-transfer of a Defective Mortgage Loan to the Servicer pursuant to this Section that would cause the Transferor Certificate Principal Balance to be less than the Minimum Transferor Interest shall not occur if either the Transferor fails to convey an Eligible Substitute Mortgage Loan or to deposit into the Certificate Account any related Transfer Deposit Amount required by this Section 2.02(b) with respect to the transfer of such Defective Mortgage Loan.

     (c) For any Collection Period during which the Servicer substitutes one or more Eligible Substitute Mortgage Loans, the Servicer shall determine the Transfer Deposit Amount which shall be deposited into the Certificate Account on the Business Day next preceding the Distribution Date occurring in the month following such Collection Period. All amounts received in respect of the Eligible Substitute Mortgage Loan or Loans during the Collection Period in which the circumstances giving rise to the relevant substitution occur shall not be a part of the Trust Fund and shall not be deposited by the Servicer into the Certificate Account. All amounts received by the Servicer in respect of any Mortgage Loan so removed from the Trust Fund during the Collection Period in which the circumstances giving rise to such substitution occur shall be deposited by the Servicer into the Certificate Account. Upon the substitution of an Eligible Substitute Mortgage Loan or Loans, such Mortgage Loans shall be subject to the terms of this Agreement in all respects, and the Servicer shall be deemed to have entered into or made with respect to such Eligible Substitute Mortgage Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in
Section 2.04. The procedures applied by the Servicer in selecting each Eligible Substitute Mortgage Loan shall not be adverse to the interests of the Trustee, the Certificate Insurer and the Investor Certificateholders and shall be comparable to the selection procedures applicable to the Mortgage Loans conveyed hereunder as of the date of this Agreement.

     The provisions of this Section 2.02(c) shall apply to (i) any removal or retransfer of Defective Mortgage Loan or Loans, (ii) the substitution of Eligible Substitute Mortgage Loan or Loans by the Servicer pursuant to
Section 2.04(b) and 3.01(c) or (iii) the repurchase of any Mortgage Loan or Loans by the Servicer pursuant to Section 3.06.

     The Mortgage Loan Schedule shall be amended to reflect all additions, substitutions or deletions of Mortgage Loans provided for in this Section.

     Section 2.03.  Representations and Warranties
                    ------------------------------
                    Regarding the Servicer.
                    ----------------------

     The Servicer represents and warrants to the Trustee, the Certificate Insurer and the Investor Certificateholders that:

      (i) The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of ________________ and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Servicer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Servicer;

     (ii) The Servicer has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under the Agreement, and has taken all necessary corporation action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Servicer enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies;

    (iii) The Servicer is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency which consent the Servicer has not already obtained in connection with the execution, delivery, performance, validity or enforceability of this Agreement;

     (iv) The execution, delivery and performance of this Agreement by the Servicer will not violate any provision of any existing law or regulation or any order or decree of any court or the Articles of Incorporation or Bylaws of the Servicer, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Servicer is a party or by which the Servicer may be bound;

      (v) No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Servicer threatened, against the Servicer or any of its properties or with respect to this Agreement or the Certificates which, if adversely determined, would in the opinion of the Servicer have a material adverse effect on the transactions contemplated by this Agreement;

     (vi) On the Closing Date, the Servicer will assign and transfer all of its right, title and interest in the Trust Balance of each Mortgage Loan to the Transferor;

    (vii) The Servicer will take all necessary actions to enforce payment of the Mortgage Loans by the obligors thereon, including commencing or joining as a party to proceedings; and

   (viii) (a)  Immediately prior to the assignment and transfer referenced in
          (vi) above, the Servicer had good title to the Mortgage Loans, is authorized to assign and transfer the Trust Balance of each Mortgage Loan to the Transferor and (b) the Servicer and its assignees, including the Transferor and the Trustee, have the right to enforce payment of the Mortgage Loans against the obligors on such Mortgage Loans.

Upon discovery by the Transferor, the Servicer or the Trustee of a breach of any of the foregoing representations and warranties in this Section 2.03 which materially and adversely affects the interests of the Investor Certificateholders, the party discovering such breach shall give prompt written notice to the other parties. Within ____ (__) days of its discovery or receipt of notice of any such breach, the Servicer shall use all reasonable efforts to cure such breach in all material respects.

     Section 2.04.  Representations and Warranties of the Servicer
                    -------------------------------------
Regarding the Mortgage Loans; Repurchase and Substitution Obligations.
---------------------------------------------------------------------
     As indicated in Section 2.03(vi), on the Closing Date the Trust Balances of the Mortgage Loans are being assigned and transferred by the Servicer to the Transferor. In connection with such assignment and transfer the Servicer is making the representations and warranties in this Section 2.04 to the Transferor. As a condition of the purchase by the Transferor, the Transferor has required that the Servicer make such representations and warranties directly to the Trustee, the Certificate Insurer and the Investor Certificateholders so that the Trustee may recover directly against the Servicer on such representations and warranties rather than indirectly through claims by the Transferor against the Servicer. Consequently, the Servicer represents and warrants to the Trustee, the Certificate Insurer and the Investor Certificateholders as of the Closing Date (unless otherwise specified) and as to each Mortgage Loan that:

      (i) The information set forth in the Mortgage Loan Schedule was true and correct in all material respects at the date or dates respecting which such information is furnished;

     (ii) As of the Closing Date, each Mortgage is a valid lien on the property securing the amount owed by the Mortgagor under the Loan Agreement subject only to (a) the lien of current real property taxes and assessments, (b) any related first, second or third mortgage loan, which first, second or third mortgage loan does not contain an obligatory future advance provision (except for certain Mortgage Loans that are subordinate to mortgage loans held by ____________, in which case the senior lien amount is defined as the total credit limit of the senior liens), (c) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mort-gage, such exceptions appearing of record being acceptable to mortgage lending institutions generally in the area wherein the property subject to the Mortgage is located or specifically reflected in the appraisal obtained in connection with the origination of the related Mortgage Loan obtained by the Transferor and (d) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage;

    (iii) Immediately prior to the transfer and assignment by the Servicer to the Transferor referred to in Section 2.03(vi) hereof and the transfer and assignment by the Transferor to the Trust Fund referred to in Section 2.01, the Servicer and the Transferor each had good title to each Mortgage Loan and was authorized to transfer the Trust Balance of each Mortgage Loan to the Transferor and to the Trust Fund, respectively;

     (iv) As of the Cut-off Date, no payment of interest on or in respect of any Mortgage Loan is more than one month past due;

      (v) As of the Closing Date, to the best knowledge of the Servicer, there is no mechanics' lien or claim for work, labor or material affecting the premises subject to any Mortgage which is or may be a lien prior to, or equal or coordinate with, the lien of such Mortgage except those which are insured against by the title insurance policy referred to in (x) below;

     (vi) As of the Closing Date, to the best knowledge of the Servicer, there is no delinquent tax or assessment lien against any Mortgaged Property;

    (vii) As of the Closing Date, to the best knowledge of the Servicer, there is no valid offset, defense or counterclaim to any Loan Agreement or Mortgage;

   (viii) As of the Closing Date, to the best knowledge of the Servicer, without independent investigation, the physical property subject to each Mortgage is free of material damage, including damage by water, flood or similar casualty, and is in good repair (excluding any damage to the Mortgaged Property from the presence of hazardous wastes or hazardous substances, as to which no representation or warranty is made);

     (ix) As of the origination of each Mortgage Loan and as of the Closing Date, all requirements of federal, state or local laws, including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity and disclosure laws and the regulations promulgated thereunder which are applicable to the origination and servicing of the Mortgage Loans, have been complied with in all material respects and the consummation of the transactions herein contemplated, including, without limitation, the receipt of interest by Certifi-cateholders, will not violate of such laws in any material respect;

      (x) As to each Mortgage Loan With Title Insurance, a lender's title insurance policy or binder, or other assurance of title customary in the relevant jurisdiction therefor, was issued on or as of the date of the recording of each such Mortgage, and each such policy or binder is valid and remains in full force and effect;

   (xi) As of the Closing Date, the Servicer has not received a notice of default of any first mortgage loan related to a Mortgaged Property which has not been cured by a party other than the Servicer;

  (xii) As to most of the Mortgage Loans, the definition of "Prime Rate" for each day set forth in the Loan Agreements is the prime rate published for that day in The Wall Street Journal; if a prime rate range is published, the Loan Agreements provide either that the highest rate of that range is to be used or that the midpoint of any prime rate range published in The Wall Street Journal is to be used; and for the other Mortgage Loans, the Loan Agreements provide that the "Prime Rate" for any day is the highest prime rate (or equivalent rate) quoted for that day by three specified banks;

(xiii) As of the Closing Date, no more than ____% of the Mortgage Loans by principal balance have as Mortgagors employees or independent contractors entitled to the reduced Loan Rates specified in the schedules referred to in clause (xii) above;

 (xiv) At the date of the execution of the related Loan Agreement, the Combined Loan-to-Value Ratio for each of the Mortgage Loans was not in excess of ___%, except with respect to approximately ____% of the Mortgage Loans by principal balance;

  (xv) Except with respect to approximately ____% of the Mortgage Loans by principal balance, no Mortgage Loan was originated in a program conducted by the Servicer in which the amount of documentation in the underwriting process was limited in comparison to the Servicer's normal documentation requirements;

  (xvi) Approximately _____% of the Mortgage Loans by principal balance were, as of their origination, the primary residences of the related Mortgagors;

 (xvii) Not more than ____% of the Mortgage Loans by principal balance are secured by Mortgaged Properties located in the same zip code area;

(xviii) Not more than ____% of the Mortgage Loans by principal balance will be secured by condominiums;

  (xix) Not more than _____% of the Mortgage Loans by principal balance will be secured by manufactured homes within the meaning of 42 United States Code, Section 5402(6);

   (xx) With respect to each Mortgage Loan originated by the Servicer, the Servicer performed a full appraisal of the related Mortgaged Property at the origination of such Mortgage Loan;

   (xxi) No selection procedure believed by the Servicer to be adverse to the interests of the Certificateholders was used in selecting the Mortgage Loans for inclusion in the Trust Fund; and

  (xxii) Each Mortgagor is required to maintain for the corresponding Mortgaged Property a hazard insurance policy conforming to the requirements of Section 3.04 and, to the best knowledge of the Servicer, each such individual hazard insurance policy is in effect and has not lapsed.

     The representations and warranties set forth in this Section 2.04 shall survive the transfer and assignment of the Mortgage Loans to the Trustee. Upon discovery by the Transferor, the Servicer or the Trustee of a breach of any of the foregoing representations and warranties, without regard to any limitation set forth in such representation or warranty concerning the knowledge of the Servicer as to the facts stated therein, which materially and adversely affects the interests of the Investor Certificateholders or the Certificate Insurer in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties. Any breach of a representation and warranty contained in clauses (ii)(b) and (v) - (viii), inclusive, shall not be deemed to materially and adversely affect the inter-ests of Investor Certificateholders or the Certificate Insurer in the related Mortgage Loan to the extent that such Mortgage Loan is not a delinquent or defaulted Mortgage Loan. Within __ days of its discovery or receipt of notice of any such breach, the Servicer shall use all reasonable efforts to cure such breach in all material respects. Unless at the expiration of such __-day period, such breach has been cured in all material respects or otherwise does not exist or continue to exist, the Servicer shall, not later than the Business Day next preceding the Distribution Date in the month following the related Collection Period in which any such cure period ex-pired, either (i) repurchase such Defective Mortgage Loan (including any property acquired in respect thereof and any insurance policy or Insurance Proceeds with respect thereto) or (ii) remove such Mortgage Loan from the Trust Fund and substitute in its place an Eligible Substitute Mortgage Loan or Loans, in either case in the same manner and subject to the same conditions as set forth in Section 2.02. Upon making any such repurchase or removal, the Servicer shall be entitled to receive an instrument of assign-ment of the repurchased or removed Mortgage Loan from the Trustee to the extent set forth in Section 2.02. The obligation of the Servicer to repurchase or remove any such Defective Mortgage Loan (or property acquired in respect thereof) shall constitute the sole remedy against the Servicer with respect to such breach of the foregoing representations or warranties available to Investor Certificateholders, the Trustee on behalf of Certifi-cateholders, or the Certificate Insurer, and such obligation on the part of the Servicer shall survive any resignation or termination of the Servicer pursuant to Section 7.04 or 8.01.

     Section 2.05.  Execution and Authentication of Certificates.
		    --------------------------------------------

     The Trustee has caused to be executed, countersigned and delivered to or upon the order of the Transferor (except that the Transferor Certificates shall be in the name of the Transferor), in exchange for the Initial Mortgage Loans, concurrently with the transfer and assignment to the Trustee of the Initial Mortgage Loans, Investor Certificates in authorized denominations and the Transferor Certificates, together evidencing the entire ownership of the Trust Fund.

     Section 2.06.  Retransfers of Mortgage Loans at Election of the
                    -------------------------------------------------
		    Transferor.
                    ----------

     Subject to the conditions set forth below, the Transferor may, but shall not be obligated to, require the retransfer of Mortgage Loans from the Trust to the Transferor as of the end of a Collection Period (the "Retransfer Date") during the Managed Amortization Period. On the _____ (_th) Business Day (the "Retransfer Notice Date") prior to the Retransfer Date designated in such notice, the Transferor shall give the Trustee a notice of the proposed retransfer that contains a list of the Mortgage Loans to be retransferred. Such retransfers of Mortgage Loans shall be permitted upon satisfaction of the following conditions:

      (i) No Rapid Amortization Event has occurred;

     (ii) On the Retransfer Notice Date the Transferor Certificate Principal Balance (after giving effect to the removal from the Trust of the Mortgage Loans) is at least equal to the Minimum Transferor Interest;

    (iii) The retransfer of any Mortgage Loans on any Retransfer Date during the Managed Amortization Period shall not, in the reasonable belief of the Servicer, cause a Rapid Amortization Event to occur or an event which with notice or lapse of time or both would constitute a Rapid Amortization Event:

     (iv) On or before the Retransfer Date, the Servicer shall have delivered to the Trustee a revised Mortgage Loan Schedule, reflecting the proposed retransfer and on the Retransfer Date the Servicer shall have caused the portions of its records relating to the Mortgage Loans to be clearly and unambiguously marked to show that the Mortgage Loans retransferred to the Transferor are no longer owned by the Trust;

      (v) The Transferor shall represent and warrant that no selection procedures reasonably believed by the Transferor to be adverse to the interests of the Investor Certificateholders or the Certificate Insurer were utilized in selecting the Mortgage Loans to be removed from the Trust;

    (vi) In connection with the first retransfer of Mortgage Loans pursuant to this Section 2.06, each Rating Agency shall have received on or prior to the Retransfer Notice Date notice of such proposed retransfer of Mortgage Loans and, prior to the first Retransfer Date, shall have notified the Transferor in writing that such retransfer of Mortgage Loans would not result in a reduction or withdrawal of its then current rating of the Investor Certificates without taking into account the Certificate Insurance Policy;

  (vii) The percentage of the Trust Balances of the Mortgage Loans remaining in the Trust Fund (after giving effect to the proposed retransfer) that are delinquent more than __ days shall not exceed by more than ____% the percentage (based on the average for the _____ immediately preceding months) of the Trust Balances of the Mortgage Loans in the Trust Fund (prior to giving effect to the proposed retransfer) that are delinquent more than __ days; and


 (viii) The Transferor shall have delivered to the Trustee and the Certificate Insurer an Officer's Certificate certifying that the items set forth in subparagraphs (i) through (vii), inclusive, have been performed or are true and correct, an the case may be. The Trustee may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

Upon receiving the requisite information from the Transferor or the Servicer, the Servicer shall perform in a timely manner those acts required of it as specified above. Upon satisfaction of the above conditions, on the Retransfer Date the Trustee shall execute and deliver to the Servicer such instruments of assignment and other documents prepared by the Servicer as shall be reasonably necessary to retransfer such Mortgage Loan or Loans to the Transferor. Any such retransfer of the Trust's right, title and interest in and to Mortgage Loans shall be without recourse, representation or warranty by the Trust to the Transferor.

     The Mortgage Loan Schedule shall be amended to reflect all additions, substitutions or deletions of Mortgage Loans provided for in this Section 2.06.

     Section 2.07.  Tax Treatment.
                    -------------

     It is the intention of the Transferor, the Servicer and the Investor Certificateholders (and Certificate Owners) that the Investor Certificates will be indebtedness for federal, state and local income and franchise tax purposes and for purposes of any other tax imposed on or measured by income. The Transferor, the Servicer, the Trustee and each Investor Certificateholder (and Certificate Owner) by acceptance of its Investor Certificate (or, in the case of a Certificate Owner, by virtue of such Certificate Owner's acquisition of a beneficial interest therein) agree to treat the Investor Certificates (or beneficial interest therein), for purposes of federal, state and local income and franchise tax, as indebtedness secured by the Mortgage Loans and to report the transactions contemplated by this Agreement on all applicable tax returns in a manner consistent with such treatment. Each Certificateholder agrees that it will cause any Certificate Owner acquiring an interest in a Investor Certificate through it to comply with this Agreement as to treatment as indebtedness for federal, state and local income and franchise tax purposes and for purposes of any other tax imposed on or measured by income. Furthermore, the Trustee shall treat the Trust as a security device only, and shall not file tax returns or obtain an employer identification number on behalf of the Trust.

     Section 2.08.  Covenants of the Transferor.
                    ---------------------------

     The Transferor shall not, without the prior written consent of the Certificate Insurer and the Trustee (which consent of the Trustee shall be given only upon the delivery to the Trustee by the Transferor of a letter from each Rating Agency to the effect that any of the following will not result in a downgrading or withdrawal of its rating of the Investor Certificates), do any of the following:

     (a) dissolve or liquidate, in whole or in part, or file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute;

     (b) merge or consolidate with any other corporation other than a corporation wholly-owned, directly or indirectly, by the Indirect Parent, having a certificate of incorporation containing provisions identical to the covenants of this Section 2.08 and executing an agreement of assumption to perform every obligation of the Transferor hereunder; or

     (c) incur any indebtedness except in connection with, or relating to, the issuance of obligations that are rated in the highest rating category of each Rating Agency.


                                 ARTICLE III

                         Administration and Servicing
                              of Mortgage Loans

     Section 3.01. ____________ to Act as Servicer.
                   -------------------------------

     (a) The Servicer shall service and administer the Mortgage Loans in accordance with its customary servicing procedures consistent with general industry practice. The Servicer shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered by the Trustee, to execute and deliver, on behalf of itself, the Certificateholders and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. The Trustee shall execute, at the Servicer's direction, any special or limited powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

     The relationship of the Servicer (and of any successor to the Servicer as servicer under this Agreement) to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

     (b) In connection with its servicing and administration of the Mortgage Loans, the Servicer may consent to the placing or refinancing of a lien senior to that of the Mortgage on the related Mortgaged Property. Any such consent shall be consistent with the Servicer's then current practice respecting comparable mortgage loans held in its own portfolio and may be given only in the following situations:

     (i) the Combined Loan-to-Value Ratio of the related Mortgage Loan following such placing or refinancing of a senior lien does not exceed the Combined Loan-to-Value Ratio at origination of such Mortgage Loan; or

    (ii) such placement or refinancing of an existing senior lien is in connection with a new senior lien for which the principal balance is limited to the sum of the unpaid principal balance of the existing senior lien, closing costs (including all prepaid items), points and other funds for the Mortgagor's use (which other funds do not exceed __% of the principal balance of the new senior lien).

     (c) In connection with its servicing and administration of the Mortgage Loans and during a Rapid Amortization Period that did not commence upon the occurrence of a Rapid Amortization Event, the Servicer may increase the Credit Limit specified in the related Loan Agreement by modifying the Loan Agreement to provide for an additional amount. The Combined Loan-to-Value Ratio of such Mortgage Loan immediately following such modification shall not exceed ___%.

     (d) In connection with its servicing and administration of the Mortgage Loans and at the request of a Mortgagor or at its own initiative, the Servicer may agree to modify the Loan Agreement relating to the Mortgage Loan of such Mortgagor or waive compliance by the Mortgagor with any provision of such Loan Agreement. Any such modification or waiver shall be consistent with the Servicer's then current practice respecting comparable mortgage loans held in its own portfolio and shall not:

     (i) extend the scheduled maturity date of, modify the interest rate payable under (except as required by law or as contemplated by the Loan Agreement), or constitute a cancellation or discharge of the outstanding Loan Balance under, such Mortgage Loan; or

     (ii) materially and adversely affect the security afforded by the Mort-gaged Property.

Any modification, waiver or change of the nature described in Section 3.02(a) shall be deemed not to violate either Section 3.01(d)(i) or (ii).

     (e)  In the event that:

     (i) the Servicer consents to (A) the placing or refinancing of a senior lien that does not satisfy the requirements of Section 3.01(b), (B) the modification of a Loan Agreement to provide for an increased Credit Limit resulting in a Combined Loan-to-Value Ratio exceeding the limitation specified in Section 3.01(c), or (C) the modification or waiver of a Loan Agreement that does not satisfy the requirements of Section 3.01(d), or

     (ii) any loss is suffered by the Trust Fund in respect of any Mortgage Loan as a result of a failure to file on or within __ days subsequent to the Closing Date of the UCC-1 financing statements referred to in Section 2.01, then the Servicer shall, not later than the Business Day preceding the Distribution Date in the month following the Collection Period during which such modification, change, loss or consent occurred, either repurchase the applicable Mortgage Loan or Loans or substitute one or more Eligible Substitute Mortgage Loans for the applicable Mortgage Loan or Loans.

     Each repurchase or substitution shall be accomplished in the same manner and subject to the same conditions as set forth in Section 2.02. Upon completing any such repurchase or substitution, the Servicer shall be entitled to receive an instrument of assignment or transfer from the Trustee to the same extent as set forth in Section 2.02.

     The Mortgage Loan Schedule shall be amended to reflect all deletions, substitutions or additions of Mortgage Loans provided for in this Section 3.01.

     (f) Notwithstanding anything to the contrary in Section 3.01(e), if the short-term credit rating of the Indirect Parent is downgraded below A-1/P-1, any repurchase or substitution of a Mortgage Loan pursuant to Section 3.01(e) shall occur on the second Business Day following the date on which the applicable modification, waiver or changes agreed to by the Servicer are made by it.

     Section 3.02.  Collection of Certain Mortgage Loan
                    -----------------------------------
                    Payments; Mortgage Loan Payment Record.
		    --------------------------------------

     (a) The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures as it follows with respect to mortgage loans in its servicing portfolio comparable to the Mortgage Loans.
Consistent with, and without limiting the generality of, the foregoing, the Servicer may, in its discretion, do the following:

    (i) waive any late payment charge or any assumption fees or other fees which may be collected in the ordinary course of servicing such Mortgage Loan,

   (ii) if the Mortgagor is in default or about to be in default because of the Mortgagor's financial condition, arrange with a Mortgagor a schedule for the payment of interest due and unpaid for a period of not more than ___ days after the date of the initial uncured delinquency thereon, and

  (iii) waive compliance with or modify the terms of such Mortgage Loan as appropriate to permit the Mortgagor to bring such Mortgage Loan current and/or remedy any deviations from compliance with the documentation for such Mortgage Loan.

provided, however, that as to clause (ii) above, the Servicer may in its discretion arrange with a Mortgagor a schedule for the payment of interest due and unpaid for a period that exceeds 180 days if such arrangement is determined by the Servicer to be reasonable and consistent with its then current practice respecting comparable mortgage loans held in its own port-folio, including but not limited to its practices regarding mortgage loans secured by mortgage properties located in federally designated disaster areas.

     Any waiver or modification of the sort described in this Section 3.02(a) shall not (x) be considered in any determination pursuant to clause (i) of the definition of Seriously Delinquent Mortgage Loan or (y) affect the amount or timing of the Servicer's obligation to make Monthly Advances with respect to any Mortgage Loan which Monthly Advances shall be made without regard to any such waiver or modification.

     (b) The Servicer shall establish and maintain for the Trust Fund a Mortgage Loan Payment Record in which the following payments on and collections in respect of the Mortgage Loans shall as promptly as practicable be credited by the Servicer for the account of the Holders of the
Certificates:

           (i)   All Interest Collections and Principal Collections;

           (ii) The Transfer Deposit Amount in respect of any Mortgage Loans transferred, substituted or repurchased pursuant to Sections 2.02, 2.04,
     3.01 and 3.06;

          (iii)  All Net Trust Liquidation Proceeds; and

           (iv) All Trust Insurance Proceeds (including, for this purpose, any amounts required to be credited by the Servicer pursuant to the last sentence of Section 3.04(c)).

The foregoing requirements respecting credits to the Mortgage Loan Payment Record are exclusive. Without limiting the generality of the preceding sentence, the Servicer need not enter in the Mortgage Loan Payment Record amounts representing fees (including annual fees) or late charge penalties payable by Mortgagors, or amounts received by the Servicer for the account of Mortgagors for application towards the payment of taxes, insurance premiums, assessments and similar items. If any such amounts are credited to the Mortgage Loan Payment Record, they shall be thereafter debited to the Mortgage Loan Payment Record by the Servicer in accordance with its normal servicing procedures.

     (c) Until the Business Day prior to each Distribution Date on which amounts are required to be deposited in the Certificate Account pursuant to
Section 4.02, the Servicer may, so long as the Indirect Parent has a short-term credit rating of A-1/P-1 or higher and a long-term unsecured debt rating of at least A3 by Moody's, retain and commingle such amounts with its own funds and shall be entitled to retain for its own account any investment income thereon, and any such investment income shall not be subject to any claim of the Trustee or Certificateholders. In the event that the Servicer is not permitted to retain and commingle such amounts with its own funds, it shall, all provisions in this Agreement to the contrary notwithstanding, deposit such amounts in the Certificate Account created and maintained pursuant to Section 4.02 not later than the second Business Day following receipt, subject to withdrawal to the same extent as debits to the Mortgage Loan Payment Record are permitted pursuant to Section 3.03.

     (d) The Mortgage Loan Payment Record shall be made available for inspection during normal business hours of the Servicer upon request of the Trustee or the firm of independent accountants acting pursuant to Section 3.10.

     Section 3.03.  Permitted Debits to the Mortgage Loan
                    -------------------------------------
                    Payment Record.
		    --------------

     The Servicer may, from time to time, make debits to the Mortgage Loan Payment Record for the following purposes:

      (i) to make deposits into the Certificate Account pursuant to Section
          4.02;

     (ii) to reimburse or indemnify the Servicer to the extent required or permitted by Section 7.03;

    (iii) to reimburse the Servicer for unreimbursed Monthly Advances theretofore made in respect of any Mortgage Loan to the extent of receipts by the Servicer of late payments of Trust Interest Collections and Net Trust Liquidation Proceeds in respect of such Mortgage Loan;

     (iv) to reimburse the Servicer for any Nonrecoverable Advance;

      (v) to pay the Servicer amounts received in respect of Defective Mortgage Loans during the Collection Period in which such Defective Mortgage Loans were replaced, substituted for or repurchased or which were otherwise reflected in the calculation of the related Transfer Deposit Amount;

     (vi) to pay the Servicer out of related collections the servicing fee pursuant to Section 3.08; and

    (vii) to pay the Servicer the servicing fee pursuant to Section 3.08 with respect to any Liquidated Mortgage Loan to the extent that Net Liquidation Proceeds for such Mortgage Loan exceed the related Loan Balance together with interest accrued thereon at the Net Loan Rate from the last date to which such interest was distributed to Certificateholders to the end of the related Collection Period pre-ceding the Distribution Date for which the related Net Trust Liquidation Proceeds are distributed to Certificateholders.

     In addition, if the Servicer credits to the Mortgage Loan Payment Record any amount not required to be credited thereto or any amount in respect of payments by Mortgagors made by checks subsequently returned for insufficient funds or other reason for non-payment it may at any time debit such amount in the Mortgage Loan Payment Record, any provision herein to the contrary not-withstanding. All amounts credited by the Servicer to the Mortgage Loan Payment Record shall be held by the Servicer in trust for the Certificateholders until such amounts are disbursed in accordance with
Section 4.02 or debited in accordance with this Section 3.03.

     Section 3.04.  Hazard Insurance Policies; Property
                    -----------------------------------
		    Protection Expenses.
		    -------------------

     (a) Under the terms of each of the Mortgage Loans, the Mortgagor is required to maintain for the corresponding Mortgaged Property a hazard insurance policy which contains a standard mortgagee's clause with an appropriate endorsement in favor of the Servicer or the Trustee and which insures against loss by fire and by hazards included within the term "extended coverage" and by such other hazards for which the Servicer requires coverage. The hazard insurance coverage for the Mortgage Loans shall be in the amounts and for the periods of time required by the Servicer. In general, such hazard coverage for each Mortgage Loan will be in an amount approximately equal to the lesser of (a) the maximum insurable value of the Mortgaged Property or (b) the Credit Limit of such Mortgage Loan plus the outstanding balance of any mortgage loan senior to such Mortgage Loan, but in no event will such amount be less than is necessary to prevent the Mortgagor from becoming a coinsurer thereunder. If the Mortgaged Property is in an area identified at the time of origination in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (i) the Credit Limit of such Mortgage Loan plus the outstanding balance of any mortgage loan senior to such Mortgage Loan, (ii) the full insurable value or (iii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973. The Servicer shall also maintain on property acquired upon foreclosure, or by deed in lieu of foreclosure, hazard insurance with extended coverage in a similar amount. In general, such hazard coverage for each such foreclosed Mortgage Loan will be in an amount which is at least approximately equal to the lesser of (a) the maximum insurable value from time to time of the improvements which are a part of such property or (b) the Credit Limit of such Mortgage Loan plus the outstanding balance of any mortgage loan senior to such Mortgage Loan at the time of such foreclosure plus accrued interest and the good-faith estimate of the Servicer of related Liquidation Expenses to be incurred in connection therewith. Amounts collected by the Servicer under any such policies shall be credited to the Mortgage Loan Payment Record and deposited in the Certificate Account to the extent that they constitute Net Trust Liquidation Proceeds or Trust Insurance Proceeds.

     (b) If the Servicer, or an affiliate thereof, shall obtain and maintain a "mortgagee interest policy" issued by an insurer acceptable to the Rating Agencies insuring against hazard losses on all of the Mortgaged Properties in an amount equal to the aggregate Loan Balances outstanding from time to time under the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the second and third sentences of Section 3.04(a). Such mortgagee policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the second and third sentences of Section 3.04(a), and there shall have been a loss which would have been covered by such policy, credit to the Mortgage Loan Payment Record and deposit into the Certificate Account, no later than __ days after such loss occurs, the amount not otherwise payable under the blanket policy because of such deductible clause.

     (c) The Servicer shall incur, or refrain from incurring, Liquidation Expenses and Property Protection Expenses with respect to Mortgage Loans in a manner consistent with this Agreement and the Servicer's then current practice respecting comparable mortgage loans in its own portfolio. Anything contained herein to the contrary notwithstanding, the Servicer shall have the right to assign, transfer, abandon or surrender any Mortgaged Property, if, in the good faith judgment of the Servicer, there is a reasonable possibility that continued retention of such interest in such Mortgaged Property could result in Liquidation Expenses and Property Protection Expenses with respect to such Mortgage Loan exceeding Liquidation Proceeds. The Servicer shall be reimbursed for amounts expended for Property Protection Expenses and Liquida-tion Expenses with respect to Mortgage Loans in accordance with the terms of this Agreement.

     Section 3.05.  Mortgagor Transfers of Mortgaged Properties.
		    -------------------------------------------

     In any case in which the Servicer becomes aware that a Mortgaged Property has been conveyed by a Mortgagor (except to, or for the benefit of, the Mortgagor, a co-Mortgagor or relative of the Mortgagor), the Servicer will take reasonable steps to freeze such Mortgagor's Credit Limit at the level of the current outstanding Loan Balance. Notwithstanding the Servicer's efforts to freeze a Mortgagor's Credit Limit at the current outstanding Loan Balance under such circumstances, the Loan Balance of such a Mortgage Loan may include any charges which may accrue subsequent to the date of such freeze.

     The Servicer shall exercise or refrain from exercising its right to undertake to collect the full amount due under the related Loan Agreement consistent with the then current practice of the Servicer and without regard to the inclusion of such Mortgage Loan in the Trust Fund and not in the Servicer's portfolio. If it elects not to enforce its right to accelerate and collect the full amount of such Mortgage Loan or if it is prevented from doing so by applicable law, the Servicer is authorized to take or enter into an assumption and modification agreement from or with the Person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Loan Agreement. If deemed appropriate by the Servicer after the Person to whom such Mortgaged Property has been or is about to be conveyed enters into an assumption and modification agreement, the original Mortgagor may be released from liability. The Servicer shall notify the Trustee that any assumption and modification agreement has been completed by delivering to the Trustee an Officer's Certificate certifying that such agreement is in compliance with this Section 3.05 and by retaining the original copy of such assumption and modification agreement. Any such assumption and modification agreement shall, for all purposes, be considered a part of the related Mortgage File to the same extent as all other documents and instruments constituting a part thereof. No change in the terms of the related Loan Agreement may be made by the Servicer in connection with any such assumption to the extent that such change would not be permitted to be made in respect of the original Loan Agreement pursuant to Section 3.01(d). Any fee collected by the Servicer for entering into any such assumption will be retained by the Servicer as additional servicing compensation.

     Notwithstanding any provision of this Agreement to the contrary, the Servicer shall not be deemed to be in default, breach or otherwise in violation of its obligations hereunder by reason of any transfer of a Mortgaged Property which occurs by operation of law or which the Servicer is restricted by law from preventing.

     Section 3.06.  Realization Upon Defaulted Mortgage Loans.
		    -----------------------------------------

     The Servicer shall foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the Mortgage Loans as come into and continue in delinquency or default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to
Section 3.02. In connection with such foreclosure or other conversion, the Servicer shall follow such practices (including, in the case of any delinquency or default on a related prior mortgage loan, the advancing of funds to correct such delinquency or default) and procedures as it shall deem necessary or advisable and as shall be normal and usual in the general first and second mortgage loan servicing activities of the Servicer. The Servicer shall be reimbursed for Property Protection Expenses incurred by it out of the related Liquidation Proceeds. Notwithstanding the foregoing, the Servicer shall not be required (i) to expend its own funds in connection with any foreclosure or towards the correction of any delinquency or default on a related prior mortgage loan or restoration of any property unless, in the reasonable judgment of the Servicer, such foreclosure, correction or resto-ration will increase Net Trust Liquidation Proceeds, or (ii) to foreclose upon or otherwise convert to ownership any Mortgaged Property which the Servicer has determined may be materially contaminated with hazardous wastes or hazardous substances.

     In lieu of foreclosing on any delinquent or defaulted Mortgage Loan, the Servicer, may, in its sole discretion, repurchase from the Trust Fund any Mortgage Loan which is a Seriously Delinquent Mortgage Loan. Each repurchase shall be subject to the same conditions as set forth in Section 2.02. The repurchase price for any Seriously Delinquent Mortgage Loan shall be equal to the sum of (i) the Trust Balance thereof as of the end of the Collection Period next preceding the Distribution Date upon which the proceeds of such repurchase are to be distributed and (ii) accrued and unpaid interest to the end of such Collection Period computed on a daily basis at the Net Loan Rate on the Trust Balance thereof. The purchase price shall be included as part of the Transfer Deposit Amount deposited into the Certificate Account on the Business Day next preceding the Distribution Date upon which the proceeds of such repurchase are to be distributed. Upon making any such purchase the Servicer shall be entitled to receive an instrument of assignment or transfer from the Trustee to the same extent as set forth in Section 2.02.

     In the event that title to any Mortgaged Property securing a Mortgage Loan is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Servicer on behalf of the Trust Fund, to the Trustee on behalf of Certificateholders, or to the Trustee's nominee on behalf of Certificateholders.

     Section 3.07.  Trustee to Cooperate.
                    --------------------

     Upon the payment in full of the Trust Balance of any Mortgage Loan during the Rapid Amortization Period or the distribution of all Net Trust Liquidation Proceeds with respect to any Mortgage Loan, the Servicer will notify the Trustee by a certification (which certification shall include a statement to the effect that all amounts received in connection with such payment which are required to be credited to the Mortgage Loan Payment Record pursuant to Section 3.02 have been so credited) of a Servicing Officer. Such notification shall be made each month at the time that the Servicer delivers the Servicing Certificate to the Trustee pursuant to Section 4.01. Upon any such payment or distribution, the Servicer is authorized to execute, pursuant to the authorization contained in Section 3.01, if the Loan Balance of such Mortgage Loan equals zero, an instrument of satisfaction regarding the related Mortgage, which instrument of satisfaction shall be recorded by the Servicer if required by applicable law and be delivered to the Person entitled thereto. No expenses incurred in connection with such instrument of satisfaction shall be reimbursed from amounts at the time credited to the Mortgage Loan Payment Record.

     If the Trustee is holding the Mortgage Files, from time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, the Trustee shall, upon request of the Servicer and delivery to the Trustee of a receipt signed by a Servicing Officer, release the related Mortgage File to the Servicer and shall execute at the Servicer's direction such documents as shall be necessary to the prosecution of any such proceedings. Such trust receipt shall obligate the Servicer to return the Mortgage File to the Trustee when the need therefor by the Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the receipt shall be released by the Trustee to the Servicer.

     In order to facilitate the foreclosure of the Mortgage securing any delinquent or defaulted Mortgage Loan following any recordation of the assignments of Mortgage in accordance with the provisions of this Agreement, the Trustee shall, if so requested, assign such delinquent or defaulted Mortgage Loan for the purpose of collection to the Servicer or to another assignee for collection designated by the Servicer (any such assignment shall unambiguously indicate that the assignment is for the purpose of collection only), and, upon such assignment, such assignee for collection will thereupon bring all required actions in its own name and otherwise enforce the terms of the Mortgage Loan and the Servicer will deposit or credit any Net Trust Liquidation Proceeds received with respect thereto in the Certificate Account or the Mortgage Loan Payment Record, as the case may be. In the event that all delinquent payments due under any such Mortgage Loan are paid by the Mortgagor and any other defaults are cured then the Servicer shall cause the assignee for collection to promptly reassign such Mortgage Loan to the Trustee and return it to the place where the related Mortgage File was being maintained.

     Section 3.08.  Servicing Compensation; Payment
                    -------------------------------
                    of Certain Expenses by Servicer.
                    -------------------------------

     (a) The Servicer shall be entitled to withhold and pay to itself as servicing compensation out of each payment received by it on account of interest on a Mortgage Loan an amount equal to daily interest at the Servicing Fee Rate on the Loan Balance from time to time outstanding during the related Interest Period. Additional servicing compensation in the form of assumption fees, annual fees, late payment charges or otherwise shall be retained by the Servicer.

     (b) The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder (including payment of Trustee fees, and all other fees and expenses not expressly stated hereunder to be for the account of the Certificateholders) and shall not be entitled to reimbursement therefor except as specifically provided herein.

     Section 3.09.  Annual Statement as to Compliance.
                    ---------------------------------

     The Servicer will deliver to the Company and the Trustee on or before
(date) of each year, beginning with the first (date) that occurs at least ___ months after the Cut-off Date, an Officers' Certificate stating, as to each signer thereof, that (a) a review of the activities of the Servicer during the preceding calendar year and of performance under this Agreement has been made under such officer's supervision and (b) to the best of such officer's knowledge, based on such review the Servicer has fulfilled all of its obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such obligation in any material respect, specifying each such default known to such officer and the nature and status thereof. Copies of such statement shall be provided to each Rating Agency and the Certificate Insurer. Copies of such statement shall also be provided by the Servicer to any Certificateholder upon request. If the Servicer shall fail to provide such copies and the Trustee is aware that the Servicer has not so provided copies, the Trustee shall provide such copies at the Servicer's expense if the Trustee has received such statement.

     Section 3.10.  Annual Independent Public
                    -------------------------
                    Accountants' Servicing Report.
		    -----------------------------

     On or before (date) of each year, beginning with the first (date) that occurs at least ___ months after the Cut-off Date, the Servicer at its expense shall cause a nationally recognized firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a report to the Company and the Trustee to the effect that all Mortgage Loans serviced by the Servicer under this Agreement were included in the total population that was subject to selection for testing in such firm's examination of certain documents and records and that such examination, which has been conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers (or such other audit or review program applicable to the Servicer), has disclosed no items of material noncompliance with the provisions of the Uniform Single Attestation Program for Mortgage Bankers (or such other program), except for such items of noncompliance as shall be set forth in such report. Copies of such report shall be provided to the Rating Agencies, the Certificate Insurer, and, upon request, to the Certificateholders, by the Servicer, or by the Trustee at the Servicer's expense if the Trustee has received such report and the Servicer shall fail to provide such copies and the Trustee is aware that the Servicer has not so provided copies.

     Section 3.11.  Access to Certain Documentation
                    -------------------------------
                    and Information Regarding the
                    -----------------------------
                    Mortgage Loans.
                    --------------

     (a) The Servicer shall provide to the Trustee, the Certificate Insurer, Investor Certificateholders which are federally insured savings and loan associations, the Office of Thrift Supervision, the Federal Deposit Insurance Corporation and the supervisory agents and examiners of such office and such corporation, access to the documentation regarding the Mortgage Loans required by applicable regulations of the Office of Thrift Supervision, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Servicer. Nothing in this
Section 3.11 shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Servicer to provide access as provided in this Section 3.11 as a result of such obligation shall not constitute a breach of this Section 3.11.

     (b) The Servicer shall supply information, in such form as the Trustee shall reasonably request, to the Trustee on or before the start of the third Business Day preceding each Distribution Date, as is required in the Trustee's reasonable judgment to enable the Trustee to make required distributions and to furnish the required reports to Certificateholders and to make any draws under the Certificate Insurance Policy.

     Section 3.12.  Maintenance of Certain Servicing Policies.
                    -----------------------------------------

     The Servicer shall during the term of its service as servicer maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder and (ii) a fidelity bond in respect of its officers, employees or agents. Each such policy or policies and bond shall, together, comply with the requirements from time to time of the Federal National Mortgage Association for persons performing servicing for mortgage loans purchased by such association; provided, however, that if the cost of the premiums for such policy or policies and bond in any year is greater than an amount equal to the sum of
(i) the premiums paid by the Servicer for such policy or policies and bond in the year during which this Agreement was executed and (ii) the product of (x) the number of full years from the date of this Agreement to such future date,
(y) 0.15 and (z) the premium amount described in clause (i) above, the policy or policies and bond maintained by the Servicer may provide for coverage which does not satisfy the requirements of the Federal National Mortgage Association so long as the premiums paid by the Servicer therefor approximate such sum.

     Section 3.13.  Reports to the Securities and Exchange Commission.
                    -------------------------------------- ----------

     The Servicer shall, on behalf of the Trust, cause to be filed with the Securities and Exchange Commission any periodic reports required to be filed under the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

     Section 3.14.  Information Required by the Internal Revenue Service
                    --------------------------------------------
                    Generally and Reports of
                    ------------------------
                    Foreclosures and Abandonments of
                    --------------------------------
                    Mortgaged Property.
                    ------------------

     In addition to the requirements set forth in Section 3.01, the Servicer shall prepare and deliver, or cause to be prepared and delivered, to the Trustee for the Trustee's signature, and shall file or cause to be filed, all federal and state information reports when and as required by all applicable state and federal income tax laws, including, without limitation, reports required by Section 6050J of the Code.

     Section 3.15.  Tax Returns.
                    -----------

     In accordance with Section 2.07 hereof, the Trustee shall not file any federal, state or local income tax return for the Trust or apply for a taxpayer identification number on behalf of the Trust. The Transferor shall treat the Mortgage Loans as its property for all federal, state and local income and franchise tax purposes and shall report all income earned thereon (including amounts payable as fees to the Servicer) as its income for federal income tax purposes. In the event the Trust shall be required pursuant to an audit or administrative proceeding or change in applicable regulations to file federal, state, local income or franchise tax returns, the Servicer shall prepare and deliver, or cause to be prepared and delivered, to the Trustee for filing any tax returns required to filed by the Trust; the Servicer, as agent on behalf of the Trust, shall promptly sign such returns and such returns shall be filed by the Servicer. The Servicer shall also prepare or shall cause to be prepared all tax information required by and to be distributed to Certificateholders. In no event shall the Trustee or the Servicer be liable for any liabilities, costs or expenses of the Trust, the Certificateholders or the Certificate Owners arising under any tax law, including without limitation federal, state or local income, franchise or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto or arising from a failure to comply therewith).

     Section 3.16.  Further Assurances.
                    ------------------

     The Servicer shall provide any certifications and other information reasonably requested by the Trustee.


                                  ARTICLE IV

              Servicing Certificate; Certificate Account Deposit

     Section 4.01.  Servicing Certificate.
                    ---------------------

     With respect to each Distribution Date, not later than the second Business Day prior to each Distribution Date, the Servicer shall deliver to the Trustee, the Certificate Insurer and to the Rating Agencies a Servicing Certificate stating the related Collection Period, Distribution Date, the series number of the Certificates, the date of this Agreement, and including, but not limited to, the following information:

     (i) the aggregate amount of Trust Interest Collections for such Collection Period (net of any amount included therein which has been retained by the Servicer prior to such Distribution Date in reimbursement for any portion of a Monthly Advance made in respect of the related Mortgage Loan as permitted by clause (iii) of
          Section 3.03);

     (ii) the aggregate amount of Trust Principal Collections for such Collection Period;

    (iii) the aggregate of any Trust Insurance Proceeds received during the related Collection Period (including, for this purpose, any amounts required to be credited by the Servicer pursuant to the last sentence of Section 3.04(b));

     (iv) the aggregate of any Net Trust Liquidation Proceeds received during the related Collection Period;

      (v) the amount of any Transfer Deposit Amount paid by the Transferor or Servicer pursuant to Section 2.02, 2.04, 3.01 or 3.06;

      (vi)     the Monthly Advance for such Distribution Date;

     (vii)     the Available Distribution Amount for such Distribution Date;

    (viii)     any Monthly Advance Reimbursement Amount for such Distribution
               Date;

      (ix) the Floating Allocation Percentage and the Fixed Allocation Percentage for such Distribution Date;

       (x)     the Certificate Interest Collections for such Distribution
               Date;

      (xi) the Certificate Formula Interest for the related Accrual Period, together with a specification as to the Certificate Rate applicable to such Distribution Date and whether it is derived from LIBOR or the Alternate Certificate Rate;

     (xii)     the Unpaid Certificate Interest Shortfall, if any;

    (xiii) the portion of the Unpaid Certificate Interest Shortfall, if any, to be distributed on such Distribution Date;

     (xiv) the amount of Unpaid Certificate Interest Shortfall, if any, to remain after the distribution on such Distribution Date;

       (xv) the Transferor Interest Collections and Transferor Principal Collections for such Distribution Date;

      (xvi) the Accelerated Principal Distribution Amount for such Distribution Date;

     (xvii) the Scheduled Principal Collections Payment, separately stating the components thereof;

    (xviii) the aggregate of the Liquidation Loss Amounts and the Investor Loss Amount for such Distribution Date;

      (xix) the aggregate amount, if any, of Investor Loss Reduction Amounts for previous Distribution Dates that have not been previously reimbursed to Investor Certificateholders pursuant to Section 5.01(a)(iv);

       (xx) the Pool Balance of the Mortgage Loans, as of the end of the preceding Collection Period;

     (xxi)     the Invested Amount as of the end of the preceding Collection
               Period;

     (xxii)    the Required Amount for such Distribution Date;

    (xxiii)    the Transferor Subordinated Amount for such Distribution Date;

     (xxiv) the Overcollateralization Amount, if any, after giving effect to the distribution to be made on such Distribution Date;

     (xxv) the Certificate Principal Balance and Pool Factor after giving effect to the distribution on such Distribution Date;

    (xxvi) the Transferor Certificate Principal Balance after giving effect to the distribution on such Distribution Date;

   (xxvii) the aggregate amount of Additional Balances created during the previous Collection Period;

  (xxviii) whether a Rapid Amortization Event has occurred since the prior Distribution Date, specifying each such Rapid Amortization Event if one has occurred;

    (xxix)     the Insured Amount, if any, for such Distribution Date;

    (xxx)      the Reimbursement Amount, if any, for such Distribution Date;

   (xxxi)      the amount to be distributed to the Transferor pursuant to
 	       Section 5.01(a)(vii);

  (xxxii) the number and aggregate Trust Balances of Mortgage Loans delinquent (a) 31 to 60 days, (b) 61 to 90 days and (c) 91 days or more, respectively, as of the end of the related Collection Period;

  (xxxiii) the number and aggregate Trust Balances of all Mortgage Loans in foreclosure as of the end of the related Collection Period;

   (xxxiv) the book value (within the meaning of 12 C.F.R. Section571.13 or comparable provision) of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

    (xxxv) the aggregate of the Trust Balances as of the end of the related Collection Period of the Mortgage Loans which became Liquidated Mortgage Loans during such Collection Period;

   (xxxvi) the cumulative amount of Liquidation Loss Amounts for such Distribution Date and all prior Distribution Dates; and

  (xxxvii) the number and aggregate Trust Balances of Mortgage Loans to be retransferred from the Trust Fund on the related Retransfer Date and the cumulative number and aggregate Trust Balance of all Mortgage Loans that have been retransferred on all prior Retransfer Dates.

     Section 4.02.  Certificate Account.
                    -------------------

     The Servicer shall establish and maintain with the Trustee the Certificate Account as a single, separate account for the benefit of the Holders of Certificates. The Servicer shall remit to the Trustee by wire transfer of immediately available funds for deposit into the Certificate Account, not later than 1:00 p.m. New York City time on the Business Day prior to each Distribution Date, an amount equal to the aggregate of the amounts specified in clauses (i) - (v), inclusive, of the Servicing Certificate furnished to the Trustee pursuant to Section 4.01. The Servicer shall include with such deposit any Monthly Advance for such Distribution Date as specified in the Servicing Certificate.

     On each Distribution Date upon which there is a Monthly Advance Reimbursement Amount, upon the request of the Servicer, the Trustee shall withdraw from the Certificate Account for the account of the Servicer an amount equal to the Monthly Advance Reimbursement Amount, but not in excess of (i) the Available Distribution Amount (without taking into account any portion thereof representing payments of Trust Interest Collections and Trust Principal Collections allocable to the Transferor and payments of any Insured Amounts) minus (ii) the sum of the Investor Certificate Distribution Amount, the Premium Amount and the Reimbursement Amount.

     At the direction of the Servicer signed by a Servicing Officer, the Trustee shall invest any funds in the Certificate Account in Permitted Investments specified in such direction (including (but not limited to) obligations of the Trustee or any of its affiliates, if such obligations otherwise qualify as Permitted Investments). Such direction shall be in writing, shall designate specific investments and shall certify that the specified investments constitute Permitted Investments. Each investment shall mature not later than the Business Day next preceding the Distribution Date following the date of such investment (unless the obligor in respect of such investment is the Trustee, in which case such investment may mature on such Distribution Date) and shall not be sold or disposed of prior to its maturity. All income and gain realized from any such investment shall be for the benefit of the Servicer. The Trustee shall remit all such income and gain to the Servicer on each Distribution Date. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Servicer out of its own funds immediately as realized. The Trustee shall not be liable for any loss incurred in connection with any such investment except with respect to any investment where the Trustee is the obligor thereon.

     [Section 4.03.  Payments Under Support Agreement.
                    --------------------------------

     In the event that the Servicer does not, on or before ____ P.M. New York City time on the Business Day preceding a Distribution Date, remit to the Trustee for deposit in the Certificate Account the respective amounts required to be remitted by it pursuant to Section 4.02, the Trustee, no later than _____ P.M. on such day, shall make a written demand pursuant to the Support Agreement upon the Indirect Parent for any and all amounts required to be deposited in the Certificate Account by it pursuant thereto.

     To the extent of any payment by the Indirect Parent under the Support Agreement, the Indirect Parent shall have all rights of the Servicer under this Agreement to be reimbursed for such payment made by the Indirect Parent, including, without limitation, rights in and to any Mortgage Loan or payment with respect to any Mortgage Loan or the proceeds thereof. In addition, the Indirect Parent shall be subrogated to the rights of Investor Certificateholders to the extent of payments under the Support Agreement. Each of the Transferor, the Servicer and the Trustee agrees to such subrogation and, further, agrees to execute such instruments and to take such actions as, in the sole judgment of the Indirect Parent, as evidenced in writing to the Transferor, the Servicer and the Trustee, are necessary to evidence such subrogation.

     (Section 4.04.  The Certificate Insurance Policy.
                     --------------------------------

     (a) If, on any Determination Date, the statement delivered to the Trustee pursuant to Section 4.01 indicates that there will be the payment of an Insured Amount for the related Distribution Date, the Trustee shall complete the Notice for Payment (as defined and included in the form specified by the Certificate Insurance Policy). The Trustee shall submit such notice to the Certificate Insurer no later than 12:00 noon New York City time on the Business Day preceding such Distribution Date as a claim for an Insured Payment.

     (b) Upon receipt of Insured Payments from the Certificate Insurer on behalf of Investor Certificateholders, the Trustee shall deposit such Insured Payments in the Certificate Account and shall distribute such Insured Payments, or the proceeds thereof, in accordance with Section 5.01(a); provided that Insured Payments shall be applied and distributed solely to Holders of the Investor Certificates and any Preference Amount shall be distributed solely to the Holders of the Investor Certificates.

     (c) The Trustee shall (i) receive as attorney-in-fact of each Holder of Investor Certificates receiving any Insured Payment from the Certificate Insurer and (ii) disburse the same to the Holders of such Certificates as set forth in Section 5.01(a). Insured Payments disbursed by the Trustee from proceeds of a Certificate Insurance Policy shall not be considered payment by the Trust Fund with respect to such Certificates, and the Certificate Insurer shall be entitled to receive the related Reimbursement Amount pursuant to
Section 5.01(a)(v). The Trustee hereby agrees on behalf of each Investor Certificateholder and the Trust Fund for the benefit of the Certificate Insurer that it recognizes that to the extent the Certificate Insurer makes Insured Payments, either directly or indirectly (as by paying through the Trustee), to the Holders of such Certificates, the Certificate Insurer will be entitled to receive the related Reimbursement Amount pursuant to Section 5.01(a)(v).

     (d) Subject only to the priority of payment provisions of this Agreement, each of the Transferor, the Servicer and the Trustee acknowledges that, to the extent of any payment made by the Certificate Insurer pursuant to the Certificate Insurance Policy, the Certificate Insurer is to be fully subrogated to the extent of such payment and any additional interest due on any late payment, to the rights of the Holders of the Investor Certificates to any moneys paid or payable in respect of the Investor Certificates under this Agreement or otherwise. Each of the Transferor, the Servicer and the Trustee agrees to such subrogation and, further, agrees to execute such instruments and to take such actions as, in the sole judgment of the Certificate Insurer, as evidenced in writing to the Transferor, the Servicer and the Trustee, are necessary to evidence such subrogation and, subject to the priority of payment provisions of this Agreement, to perfect the rights of the Certificate Insurer to receive any moneys paid or payable in respect of the Investor Certificates under this Agreement or otherwise.)]

                                  ARTICLE V

                          Payments and Statements to
                              Certificateholders

     Section 5.01.  Distributions.
                    -------------

     (a)  Distribution of Certificate Interest Collections.  On each
          ------------------------------------------------
Distribution Date, the Trustee shall, based upon information set forth in the Servicing Certificate, distribute out of the Certificate Account to the extent of Certificate Interest Collections collected during the related Collection Period and any Monthly Advance for such Distribution Date (including any amount paid by the Indirect Parent under the Support Agreement pursuant to Section 4.03), in the following amounts and order of priority to the following Persons:

       (i)     to the Certificate Insurer, the Premium Amount;

      (ii) to the Investor Certificateholders as interest, the Certificate Formula Interest and then any Unpaid Certificate Interest Shortfall;

     (iii) to the Investor Certificateholders as principal in reduction of the Certificate Principal Balance, any Investor Loss Amount for such Distribution Date;

      (iv) to the Investor Certificateholders as principal in reduction of the Certificate Principal Balance, the aggregate amount of any Investor Loss Reduction Amounts for previous Distribution Dates that have not been previously reimbursed to Investor Certificateholders pursuant to this clause (iv);

       (v)     to the Certificate Insurer, any Reimbursement Amount;

      (vi) to the Investor Certificateholders as principal in reduction of the Certificate Principal Balance, any Accelerated Principal Distribution Amount; and

     (vii)     to the Transferor, any remaining amount.

provided, however, that, notwithstanding the above prioritization of the distribution of the Certificate Interest Collections on deposit in the Certificate Account, on each Distribution Date any Insured Payment received by the Trustee and deposited in the Certificate Account shall be applied by the Trustee solely for the benefit of the Investor Certificateholders.

     (b)  Distribution of Trust Principal Collections. Subject to Section
          -------------------------------------------
11.02(b) and except on the Stated Maturity Date, on each Distribution Date, the Trustee shall distribute out of the Certificate Account to Investor Certificateholders the Trust Principal Collections up to the Scheduled Principal Collections Payment (but not in excess of the Certificate Principal Balance). On the Stated Maturity Date, the Trustee shall distribute Trust Principal Collections to the Investor Certificateholders up to the Certificate Principal Balance.

     (c)  Application of Transferor Subordinated Amount.  (i)  If, after
          ---------------------------------------------
applying Certificate Interest Collections as provided in Section 5.01(a) above, any amounts payable pursuant to clauses (i) through (iv), inclusive, of Section 5.01(a) remain unpaid, the Trustee shall, based on information set forth in the Servicing Certificate, apply Transferor Interest Collections and Transferor Principal Collections (but only up to the Transferor Subordinated Amount prior to such application) to make such payments and the Transferor Subordinated Amount shall be reduced in accordance with clause (i)(a) of the definition thereof to the extent of such application of funds.

     (ii) If Transferor Interest Collections and Transferor Principal Collections as so applied in the preceding paragraph are insufficient to cover the amounts payable pursuant to clauses (iii) and (iv) of Section 5.01(a) on such Distribution Date, then the remaining Investor Loss Amount (but only to the extent of the remaining Transferor Subordinated Amount on such Distribution Date) shall be reallocated to the Transferor (i.e., in accordance with the definition of Aggregate Investor Loss Amount) and the Transferor Subordinated Amount shall be reduced in accordance with clause
(i)(b) of the definition thereof to the extent of such reallocation to the Transferor.

     (d)  Distribution of the Insured Payment.  With respect to any
          -----------------------------------
Distribution Date, to the extent that:

     (i) the amount on deposit in the Certificate Account on such Distribution Date and available to be distributed pursuant to
          Section 5.01(a), together with the amount of Transferor Interest Collections and Transferor Principal Collections to be applied pursuant to Section 5.01(c), are less than the amount payable pursuant to Section 5.01(a)(ii) on such Distribution Date, plus

    (ii) after the Transferor Subordinated Amount has been reduced to zero, the amount, if any, by which the Certificate Principal Balance as of such Distribution Date (after giving effect to all other amounts distributable and allocable to principal on the Investor Certificates on such Distribution Date) exceeds the Invested Amount as of such Distribution Date (after giving effect to all other amounts distributable and allocable to principal on the Investor Certificates on such Distribution Date), plus

   (iii) any portion of the Certificate Principal Balance remains outstanding on the Stated Maturity Date (after giving effect to all other amounts distributable and allocable to principal on the Investor Certificates on such Distribution Date), the Trustee will make such payments (the "Deficiency Amount") to Investor Certificateholders from the Insured Payment pursuant to Section 4.04.

     Notwithstanding the foregoing, the Certificate Insurance Policy (i) shall not cover any such Deficiency Amount on any Dissolution Distribution Date and (ii) shall not be available to cover any insufficiency in the distributions required to be made to Investor Certificateholders pursuant to
Section 11.02(b).

     The aggregate amount of principal distributed to Investor
Certificateholders under Article V of this Agreement shall not exceed the Original Certificate Principal Balance.

     (e)  Method of Distribution.  On each Distribution Date, the Trustee
          ----------------------
shall distribute to each Investor Certificateholder of record on the related Record Date (other than as provided in Section 10.01 respecting the final distribution) by check mailed to such Certificateholder at the address appearing in the Certificate Register, or upon written request of a Holder of a Investor Certificate received by the Trustee at least five Business Days prior to the related Record Date, by wire transfer (but only if such Certifi-cateholder is the Depository or such Certificateholder owns of record one or more Investor Certificates which have principal denominations aggregating at least $5,000,000), or by such other means of payment as such Certifi-cateholder and the Trustee shall agree. Distributions among Investor Certificateholders shall be made in proportion to the Percentage Interests evidenced by the Investor Certificates held by such Investor Certificateholders.

     (f)  Final Distribution.   Except as otherwise provided in Section
          ------------------
10.01 and Section 11.02, when the Trustee expects that the final distribution with respect to the Investor Certificates will be made on the next Distribution Date, the Trustee shall, no later than three (3) days after the related Determination Date, mail to each Holder on such date of the Investor Certificates a notice to the effect that: (i) the Trustee expects that the final distribution with respect to the Investor Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Trustee or as otherwise specified therein, and (ii) no interest shall accrue on the Investor Certificates from and after the end of the related Interest Accrual Period. In the event that Certificateholders do not surrender their Certificates for final cancellation, the Trustee shall follow procedures comparable to the arrangements set forth in Section 10.01(e).

     (g)  Distributions on Book-Entry Certificates.  Each distribution
          ----------------------------------------
with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Investor Certificates. None of the Trustee, the Transferor nor the Servicer shall have any responsibility therefore except as otherwise provided by applicable law.

     (h)  Distributions to Holders of Transferor Certificates.  On each
          ---------------------------------------------------
Distribution Date, the Trustee shall, based upon the information set forth in the Servicing Certificate for such Distribution Date, distribute to the Transferor the Transferor Interest Collections and Transferor Principal Collections that are not required to be distributed to the Investor Certificateholders pursuant to Section 5.01(c) on such Distribution Date; provided that collections allocable to the Transferor Certificates will be distributed to the Transferor only to the extent that such distribution will not reduce the amount of the Transferor Certificate Principal Balance as of such Distribution Date below the Minimum Transferor Interest. Amounts not distributed to the Transferor because of such limitations will be retained in the Certificate Account until the Transferor Certificate Principal Balance exceeds the Minimum Transferor Interest, at which time such excess shall be released to the Transferor. If any such amounts are still retained in the Certificate Account upon the commencement of the Rapid Amortization Period, such amounts will be paid to the Investor Certificateholders as a reduction of the Investor Certificate Principal Balance.

     Section 5.02. Certain Calculations by the Trustee.
                   -----------------------------------

     On the LIBOR Business Day next preceding each Distribution Date the Trustee shall determine LIBOR for the next Accrual Period. The Trustee shall promptly advise the Servicer of such determination by tested telex or telefax to the address provided herein.

     The determination of LIBOR by the Trustee for each Accrual Period (excluding the first Accrual Period) shall (in the absence of manifest error) be final, conclusive and binding upon the Certificateholders, the Servicer and any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns.

     Section 5.03.  Statements to Certificateholders.
                    --------------------------------

     Not later than the second Business Day prior to each Distribution Date, the Servicer shall deliver to the Trustee for mailing to each Holder of a Investor Certificate and the Certificate Insurer a statement with respect to such Distribution Date setting forth:

            (i)  the Investor Certificate Distribution Amount;

           (ii) the amount of interest included in such distribution and the related Certificate Rate;

          (iii) the amount, if any, of any Unpaid Certificate Interest Shortfall in such distribution;

           (iv) the amount, if any, of the remaining Unpaid Certificate Interest Shortfall after giving effect to such distribution;

            (v) the amount, if any, of principal in such distribution, separately stating the components thereof;

           (vi) the amount, if any, of the reimbursement of previous Investor Loss Reduction Amounts in such distribution;

          (vii) the amount, if any, of the aggregate of unreimbursed Investor Loss Reduction Amounts after giving effect to such distribution;

         (viii) the Investor Floating Allocation Percentage for such Distribution Date;

           (ix) the Invested Amount, the Certificate Principal Balance and the Pool Factor, each after giving effect to such distribution;

            (x)  the Required Amount for such Distribution Date,

           (xi) the Transferor Subordinated Amount after giving effect to such distribution,

          (xii) the Pool Balance of the Mortgage Loans as of the end of the preceding Collection Period;

         (xiii)  the Overcollateralization Amount, if any;

          (xiv)  the Servicing Fee for such Distribution Date;

           (xv)  the amount of any Monthly Advance by the Servicer;

          (xvi) the number and aggregate Trust Balances of Mortgage Loans delinquent (a) 31 to 60 days, (b) 61 to 90 days and (c) 91 days or more, respectively, as of the end of the preceding Collection Period;

         (xvii) the number and aggregate Trust Balances of the Mortgage Loans in foreclosure as of the end of the preceding Collection Period;

        (xviii)  the book value (within the meaning of 12 C.F.R.
     Section 571.13 or comparable provision) of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure; and

          (xix)  the amount of any Insured Payments by the Certificate
     Insurer;

           (xx) the number and aggregate Trust Balance of Mortgage Loans to be retransferred from the Trust Fund on the related Retransfer Date, and the cumulative number and aggregate Trust Balance of all Mortgage Loans that have been retransferred on all prior Retransfer Dates.

          In the case of information furnished pursuant to clauses (ii) through (vii) above, the amounts shall be expressed as a dollar amount per Investor Certificate with a $1,000 denomination.


     Within __ days after the end of each calendar year, the Servicer shall deliver to the Trustee for mailing to each Person who at any time during the calendar year was the Holder of a Investor Certificate and to the Certificate Insurer a statement containing the information set forth in clauses (ii) and
(v) above aggregated for such calendar year or, in the case of each Person who was a Certificateholder for a portion of such calendar year, setting forth such information for each month thereof. Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicer pursuant to any requirements of the Code.

     The Trustee shall prepare or cause to be prepared (based on information provided to it by the Servicer and in a manner consistent with the treatment of the Investor Certificates as indebtedness) Internal Revenue Service Form 1099 (or any successor form) and any other tax forms required to be filed or furnished to Certificateholders in respect of distributions by the Trustee on the Investor Certificates (e.g., Internal Revenue Service Form 1099-OID) and shall file and distribute such forms as required by law.

     Section 5.04.  Rights of Certificateholders.
                    ----------------------------

     The Investor Certificates shall represent fractional undivided interests in the Trust Fund, including the benefits of the Certificate Account and the right to receive Certificate Interest Collections, Principal Collections and other amounts at the times and in the amounts specified in this Agreement; the Transferor Certificates shall represent the remaining interest in the Trust Fund.


                                  ARTICLE VI

                               The Certificates

     Section 6.01.  The Certificates.  The Investor Certificates shall be
                    ----------------
substantially in the forms set forth in Exhibits A and C, and the Transferor Certificates shall be substantially in the forms set forth in Exhibits B and D, and shall, on original issue, be executed, countersigned and delivered by the Trustee to or upon the order of the Transferor concurrently with the transfer and assignment to the Trustee of the Trust Fund. The Investor Certificates shall be initially evidenced by one or more certificates representing the entire Original Certificate Principal Balance. Beneficial ownership of the Investor Certificates that are Book-Entry Certificates may be held in minimum dollar denominations of $25,000 and integral multiples of $1,000 in excess thereof (except as provided in the following paragraph).
The sum of the denominations of all outstanding Investor Certificates shall equal the Original Certificate Principal Balance. The Transferor Certificates shall be issuable as one or more certificates representing the entire interest in the assets of the trust other than that represented by the Investor Certificates and shall initially be issued to the Transferor.

     Beneficial ownership of the Investor Certificates that are Book-Entry Certificates may be held in minimum dollar denominations of less than $25,000 and integral multiples of $1,000 in excess thereof in the case of Persons who
(i) are sophisticated, institutional investors having knowledge and experience in financial and business matters, (ii) are purchasing on behalf of, and serving as investment advisor or manager for, one or more Persons who are sophisticated, institutional investors having knowledge and experience in financial and business matters, (iii) are purchasing Certificates which have, in the aggregate, an Original Certificate Principal Balance in excess of $25,000, and (iv) have requested that Investor Certificates be issued in such lower minimum denominations and registered in the name of Persons meeting the criteria in clause (ii).

     The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer under its seal imprinted thereon. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless such Certificate shall have been manually countersigned by the Trustee substantially in the form provided for herein, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their countersignature. Subject to Section 6.02(c), the Investor Certificates shall be Book-Entry Certificates. The Transferor Certificates shall not be Book-Entry Certificates.

     Section 6.02.  Registration of Transfer and
                    ----------------------------
                    Exchange of Certificates; Registrar.
		    -----------------------------------

     (a) The Certificate Registrar shall cause to be kept at the Corporate Trust Office a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of Transfers and exchanges of Certifi-cates as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering Investor Certificates and transfers and exchanges of Investor Certificates as herein provided.

     Upon surrender for registration of Transfer of any Investor Certificate at any office or agency of the Trustee maintained for such purpose pursuant to the foregoing paragraph, the Trustee shall execute, countersign and de-liver, in the name of the designated Transferee or Transferees, one or more new Investor Certificates of the same aggregate Percentage Interest.

     At the option of the Investor Certificateholders, Investor Certificates may be exchanged for other Investor Certificates of authorized denominations of the same aggregate Percentage Interest, upon surrender of the Investor Certificates to be exchanged at any such office or agency. Whenever any Investor Certificates are so surrendered for exchange the Trustee shall execute, countersign and deliver the Investor Certificates which the Cer-tificateholder making the exchange is entitled to receive. Every Investor Certificate presented or surrendered for Transfer or exchange shall (if so required by the Trustee) be duly endorsed by, or be accompanied by a written instrument of Transfer in form satisfactory to the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing.

     No service charge shall be made for any Transfer or exchange of Investor Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any Transfer or exchange of Investor Certificates.

     All Certificates surrendered for Transfer and exchange shall be cancelled by the Trustee.

     (b) Except as provided in Section 6.02(d), the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Investor Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Investor Certificates; (iii) ownership and transfers of registration of the Investor Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of the Investor Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

     All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

     Whenever notice or other communication to the Investor
Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 6.02(d), the Trustee shall give to the Depository all such notices and communications specified herein to be given to Certificateholders.

     (c) If (x)(i) the Servicer advises the Trustee and the Certificate Insurer in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (ii) the Servicer is unable to locate a qualified successor, (y) the Servicer at its option may advise the Trustee in writing that it elects to terminate the book-entry system through the Depository or (z) after the occurrence of an Event of Default, Certificate Owners representing Percentage Interests aggregating not less than ___% of the aggregate Percentage Interests of the Investor Certificates together advise the Trustee and the Depository through the Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully registered Investor Certificates (the "Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Trustee of the Investor Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall, at the expense of the Servicer, issue the Definitive Certificates.
The Definitive Certificates shall be issued in minimum denominations of $25,000 and integral multiples of $1,000 in excess thereof, except that any Investor Certificate that was represented by a Book-Entry Certificate in an amount less than $25,000 immediately prior to the issuance of a Definitive Certificate pursuant to the second paragraph of Section 6.01 shall be issued in minimum denomination equal to the amount represented by such Book-Entry Certificate and shall be subject to the same restrictions on transfer set forth in the second paragraph of Section 6.01. Neither the Servicer nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

     Section 6.03.  Mutilated, Destroyed, Lost
                    --------------------------
                    or Stolen Certificates.
		    ----------------------

     If (i) any mutilated Certificate is surrendered to the Trustee or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee, the Servicer and the Transferor such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, Class and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any new Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

     Section 6.04.  Persons Deemed Owners.
                    ---------------------

     The Servicer, the Transferor, the Certificate Insurer, the Trustee and any agent of the Servicer, the Transferor or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.01 and for all other purposes whatsoever, and neither the Servicer, the Transferor, the Certificate Insurer, the Trustee nor any agent of the Servicer, the Transferor, the Certificate Insurer or the Trustee shall be affected by notice to the contrary.

     Section 6.05.   Restrictions on Transfer
                     ------------------------
                     of Transferor Certificates.
                     --------------------------

     (a) The Transferor Certificates shall be assigned, transferred, exchanged, pledged, financed, hypothecated or otherwise conveyed
(collectively, for purposes of this Section 6.05 and any other Section referring to the Transferor Certificates, "transferred" or a "transfer") only in accordance with this Section 6.05.

     (b) No transfer of a Transferor Certificate shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. The Trustee and the Servicer shall require a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Servicer that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from which Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee or the Servicer, and the Trustee and the Servicer shall require the transferee to execute an investment letter acceptable to and in form and substance satisfactory to the Trustee and the Servicer certifying to the Trustee and the Servicer the facts surrounding such transfer, which Investment letter shall not be an expense of the Trustee or the Servicer; provided that such Opinion of Counsel shall not be required in the case of transfers by or to Merrill Lynch, Pierce, Fenner & Smith Incorporated or an affiliate thereof. The Holder of a Transferor Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Servicer and the Certificate Insurer against any liability that may result if the transfer is not so exempt or if not made in accordance with such federal and state laws.

     (c) The Transferor Certificates and any interest therein shall not be transferred except upon satisfaction of the following conditions precedent:
(i) the Person that acquires a Transferor Certificate shall (A) be organized and existing under the laws of the United States of America or any state or the district of Columbia thereof (B) expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee, the performance of every covenant and obligation of the Transferor hereunder with respect to the assets evidenced by the Transferor Certificates, and (C) as part of its acquisition of a Transferor Certificate, acquire all rights of the related Transferor or any transferee under this Section 6.05(c) to amounts payable to such Transferor or such transferee under Sections 5.01(a)(vii) and 5.01(g),
(ii) the Transferor shall deliver to the Trustee an Officer's Certificate stating that such transfer and such supplemental agreement comply with this
Section 6.05(c) and that all conditions precedent provided by this Section 6.05(c) have been complied with and an Opinion of Counsel stating that all conditions precedent provided by this Section 6.05(c) have been complied with, and the Trustee may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying; (iii) the Transferor shall deliver to the Trustee a letter from each Rating Agency confirming that its rating of the Investor Certificates, after giving effect to such transfer without taking into account the Certificate Insurance Policy, will not be reduced or withdrawn; (iv) the Transferor shall deliver to the Trustee an Opinion of Counsel to the effect that (a) such transfer will not adversely affect the treatment of the Investor Certificates after such transfer as debt for federal and applicable state income tax purposes, (b) such transfer will not result in the Trust being subject to tax at the entity level for federal or applicable state tax purposes, (c) such transfer will not have any material adverse impact on the federal or applicable state income taxation of an Investor Certificateholder or any Certificate Owner and (d) such transfer will not result in the arrangement created by this agreement or any "portion" of the assets being treated as a taxable mortgage pool as defined in Section 7701(i) of the Code; (v) all filings and other actions necessary to continue the perfection of the interest of the Trust in the assets and the other property conveyed hereunder shall have been taken or made and (vi) the transferee shall have assumed the obligations of the Transferor pursuant to
Section 7.06 hereof. Notwithstanding the foregoing, the requirement set forth in subclause (i)(A) of this Section 6.05(c) shall not apply in the event the Trustee shall have received a letter from each Rating Agency confirming that its rating of the Investor Certificates, after giving effect to a proposed transfer to a Person that does not meet the requirement set forth in subclause (i)(A) without taking into account the Certificate Insurance Policy, shall not be reduced or withdrawn.

     Section 6.06.  Actions of Certificateholders.
                    -----------------------------

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by its agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where required, to the Transferor, the Certificate Insurer or the Servicer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, the Transferor, the Certificate Insurer and the Servicer, if made in the manner provided in this Section.

     (b) The fact and date of the execution by any Certificateholder of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

     (c) Any request, demand, authorization, direction, notice, consent, waiver or other action by a Certificateholder shall bind every Holder of every Certificate issued upon the registration of Transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, or omitted to be done, by the Trustee, the Transferor or the Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

     (d) The Trustee may require such additional proof of any matter referred to in this Section as it shall deem necessary.

     (e) The ownership of Certificates shall be proved by the Certificate Register.

                                 ARTICLE VII

                       The Servicer and the Transferor

     Section 7.01.  Liability of the Servicer.
                    -------------------------

     The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Servicer herein.

     Section 7.02.  Merger or Consolidation of,
                    ---------------------------
                    or Assumption of the Obligations
		    --------------------------------
                    of, the Servicer or Transferor.
		    ------------------------------

     Any corporation into which the Servicer or Transferor may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer or Transferor shall be a party, or any corporation succeeding to the business of the Servicer or Transferor, or any corporation, more than ___% of the voting stock of which is, directly or indirectly, owned by the Indirect Parent, which executes an agreement of assumption to perform every obligation of the Servicer or Transferor hereunder, shall be the successor of the Servicer or Transferor hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Notwithstanding anything to the contrary contained in this Section 7.02 or in Section 7.04, the Servicer may assign its rights and delegate its duties and obligations under this Agreement; provided that (i) the purchaser or transferee accepting such assignment or delegation shall be a Person reasonably satisfactory to the Trustee and which shall be qualified to service mortgage loans for the Federal National Mortgage Association, and shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under this Agreement from and after the date of such agreement; and (ii) each Rating Agency's rating of the Investor Certificates in effect immediately prior to such assignment, sale or transfer will not be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer, as evidenced by a letter to such effect from each Rating Agency. In the case of any such assignment and delegation, the Servicer shall remain liable for all liabilities and obligations incurred by it as Servicer hereunder prior to the satisfaction of the conditions to such assignment and delegation set forth in clauses (i) and (ii) of the preceding sentence.


     Section 7.03.  Limitation on Liability of
                    --------------------------
                    the Servicer and Others.
		    -----------------------

     Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action by the Servicer pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties of the Servicer or by reason of reckless disregard of obligations and duties of the Servicer hereunder. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted
                                  ----- -----
by any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to duties to service the Mortgage Loans in accordance with this Agreement, and which in its opinion may involve it in any expense or liability; provided, however, that the Servicer may in its sole discretion undertake any such action which it may deem necessary or desirable in respect of this Agreement, and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In the event of any such loss, liability or expense, the legal expenses and costs of such action nd any liability resulting therefrom shall be expenses, costs and liabilities for which the Servicer shall be entitled to reimbursement therefor only from amounts otherwise distributable to the Holders of the Transferor Certificates on any subsequent Distribution Date. The Servicer's right to reimbursement pursuant to this Section 7.03 shall survive any resignation or termination of the Servicer pursuant to Section 7.04 or 8.01 with respect to any such losses, liabilities or expenses arising prior to such resignation or termi-nation (or arising from events that occurred prior to such resignation or termination). Any claims under this Section 7.03 by or on behalf of the Certificateholders or the Trust Fund shall be made only against the Servicer, who shall be liable hereunder with respect to its own acts and omissions as well as the acts and omissions of its directors, officers, employees and agents.

     Section 7.04.  Servicer Not to Resign.
                    ----------------------

     Subject to the provisions of Section 7.02, the Servicer shall not resign from the obligations and duties hereby imposed on it except upon determina-tion that the performance of its duties hereunder is no longer permissible under applicable law or is in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or other affiliates, the other activities of the Servicer so causing such a conflict being of a type and nature carried on by the Servicer or such subsidiaries or other affiliates at the date of this Agreement.

     Any resignation under this Section 7.04 shall not relieve the Servicer of responsibility for any of the obligations specified in Sections 8.01 and
8.02 as obligations that survive the resignation or termination of the Servicer; provided, however, that no resignation by the Servicer shall become effective until the Trustee or a successor servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section
8.02. The Servicer shall have no claim (whether by subrogation or otherwise) or other action against any Certificateholder for any amounts paid by the Servicer pursuant to any provision of this Agreement. Any determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the Certificate Insurer.

     Section 7.05.  Limitation on Liability of Certain Persons.
                    ------------------------------------------

     No recourse under or upon any obligation or covenant of this Agreement, or of any Certificate, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, officer or director, as such, past, present or future, of the Transferor or of any successor corporation, either directly or through the Transferor, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise. This Agreement and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by the incorporators, shareholders, officers or directors as such, of the Transferor, or any of them, because of the issuance of the Certificates, or under or by reason of the obligations, covenants or agreements contained in this Agreement or in any of the Certificates or implied therefrom; and that any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, shareholder, officer or director, as such, because of the issuance of the Certificates, or under or by reason of the obligations, covenants or agreements contained in this Agreement or in any of the Certificates or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Agreement and the issuance of the Certificates. The Transferor and any director, officer, employee or agent of the Transferor may rely in good faith on any document of any kind prima facie properly executed and
                            ----- -----
submitted by any Person respecting any matters arising hereunder.

     Section 7.06.  Liability of Transferor.
                    -----------------------

     Notwithstanding Section 7.05 or any other provisions of this Agreement, the Transferor by entering into this Agreement, by its acceptance thereof, agrees to be liable, directly to the injured party, for the entire amount of any losses, claims, damages or liabilities (other than those that would be incurred by a Certificateholder if the Certificates were notes secured by the Trust assets, for example, as a result of the performance of the Trust assets, market fluctuations, a shortfall or failure to make payment under the Certificate Insurance Policy or other similar market or investment risks associated with ownership of the Certificates) arising out of or based on the arrangement created by this Agreement or the actions of the Servicer taken pursuant hereto (to the extent that, if the Trust assets at the time the claim is made were used to pay in full all outstanding Certificates, the Trust assets that would remain after the Certificateholders and Certificate Insurer were paid in full would be insufficient to pay any such losses, claims, damages or liabilities) as though this Agreement created a partnership under the ________________ Revised Uniform Partnership Act in which the Transferor was a general partner. The rights created by this
Section 7.06 shall run directly to and be enforceable by the injured party subject to the limitations hereof.

     Section 7.07.  Transferor May Own Certificates.
                    -------------------------------

     The Transferor and any Person controlling, controlled by or under common control with the Transferor may in its individual or any other capacity become the owner or pledgee of Investor Certificates with the same rights as it would have if it were not the Transferor or such an affiliate thereof, except as otherwise provided in the definition of the term "Certificateholder" specified in Section 1.01. Certificates so owned by or pledged to the Transferor or such controlling or commonly controlled Person shall have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority or distinction as among all of the Investor Certificates, except as otherwise provided in the definition of the term "Certificateholder" specified in Section 1.01.

                                 ARTICLE VIII

                                   Default

     Section 8.01. Events of Default.
                   -----------------

     If any one of the following events ("Events of Default") shall occur and be continuing:

          (i) Any failure by the Servicer to remit to the Trustee any payment required to be made under the terms of such Certificates and this Agreement which continues unremedied for a period of five (5) Business Days after the date upon which written notice of such failure shall have been given to the Servicer by the Trustee or to the Servicer and the Trustee by Holders of Investor Certificates evidencing not less than ____% of the aggregate Percentage Interests of the Investor Certificates or by the Certificate Insurer; or

         (ii) Failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in the Certificates or in this Agreement, which covenants and agreements (A) materially affect the rights of Certificateholders and (B) continue unremedied for a period of _____ (__) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by the Holders of Investor Certificates evidencing not less than ____% of the aggregate Percentage Interests of the Investor Certificates or by the Certificate Insurer; or

        (iii) The entry against the Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or Liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days; or

         (iv) The consent by the Servicer to the appointment of a con-servator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to substantially all of its property; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

then, and in each and every such case, so long as an Event of Default shall not have been remedied by the Servicer, either the Trustee (with the consent of the Certificate Insurer, which consent shall not be unreasonably withheld), or the Holders of Investor Certificates evidencing not less than ____% of the aggregate Percentage Interests of the Investor Certificates (with the consent of the Certificate Insurer) or the Certificate Insurer, by notice then given in writing to the Servicer (and to the Trustee if given by Certificateholders or the Certificate Insurer) may terminate all of the rights and obligations of the Servicer as servicer under this Agreement.

     Any written notice provided to the Servicer shall be simultaneously provided to the Indirect Parent, the Certificate Insurer and the Rating Agencies. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section 8.01; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Mortgage Loans and related documents, or otherwise. The Servicer agrees to cooperate with the Trustee in effecting the termination of the responsibili-ties and rights of the Servicer hereunder, including, without limitation, the transfer to the Trustee for the administration by it of all cash amounts that shall at the time be held by the Servicer and credited by it to the Mortgage Loan Payment Record, or that have been deposited by the Servicer in the Certificate Account or thereafter received by the Servicer with respect to the Mortgage Loans. In addition to any other amounts which are then, or, notwithstanding the termination of its activities as servicer, may become, payable to the Servicer under this Agreement, the Servicer shall be entitled to receive out of any delinquent payment on account of interest on a Mortgage Loan, due during the period prior to the notice pursuant to this Section 8.01 which terminates the obligation and rights of the Servicer hereunder and re-ceived after such notice, that portion of such payment which it would have been entitled to retain pursuant to Section 3.03(ii) if such notice had not been given.

     Section 8.02.  Trustee to Act; Appointment of Successor.
                    ----------------------------------------

     (a) On and after the time the Servicer receives a notice of termination pursuant to Section 8.01 or the Servicer's resignation in accordance with the terms of Section 7.04, the Trustee shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof; provided, however, that the responsibilities and duties of the Servicer pursuant to Section 2.02 and
Section 2.04, the obligations of the Servicer to make repurchases or replacements of Mortgage Loans pursuant to Section 3.01 and Section 3.06 and the obligations of the Servicer to make Monthly Advances pursuant to Section
4.02 shall not be the responsibilities, duties or obligations of the Trustee. As compensation therefor, the Trustee shall, except as provided in Section 8.01, be entitled to such compensation as the Servicer would have been entitled to hereunder if no such notice of termination had been given. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer here-under. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

     (b) Any successor, including the Trustee, to the Servicer as servicer shall during the term of its service as servicer maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder, and (ii) a fidelity bond in respect of its officers, employees and agents to the same extent as the Servicer is so required pursuant to Section 3.12. No successor servicer (other than the Trustee as successor to the Servicer) shall have the right
(i) to maintain possession of the Mortgage Files as set forth in Section 2.01(d) or (ii) to retain and commingle payments on, and collections in respect of, the Mortgage Loans with its own funds pursuant to Section 3.02(c).

     Section 8.03.  Notification to Certificateholders.
                    ----------------------------------

     Upon any termination or appointment of a successor to the Servicer pursuant to this Article VIII, the Trustee shall give prompt written notice thereof (i) to Certificateholders at their respective addresses appearing in the Certificate Register, (ii) to each Rating Agency at their respective addresses set forth in Section 11.06, and (iii) to the Certificate Insurer at its address set forth in Section 11.06.

     Section 8.04.  Waiver of Past Events of Default.
                    --------------------------------

     The Holders of Investor Certificates evidencing not less than ___% of the aggregate Percentage Interests of the Investor Certificates together, with the consent of the Certificate Insurer, may, on behalf of all Holders of Certificates, waive any Event of Default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to the Certificate Account in accordance with this Agreement. Upon any such waiver of a past Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

                                  ARTICLE IX

                                 The Trustee

     Section 9.01.  Duties of Trustee.
                    -----------------

     The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default has occurred (which has not been cured), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement.

     No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

     (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

     (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in performing its duties in accordance with the terms of this Agreement;

   (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Investor Certificates evidencing not less than ____% of the aggregate Percentage Interests of the Investor Certificates with the consent of the Certificate Insurer relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

     (iv) The Trustee shall not be charged with knowledge of any failure by the Servicer to comply with the obligations of the Servicer referred to in clauses (i) and (ii) of Section 8.01 unless a Responsible Officer of the Trustee at the Corporate Trust Office obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the Servicer, the Holders of Certificates evidencing not less than ___% of the Trust Fund (based on the outstanding principal balances of the Certificates) or the Certificate Insurer.

     The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

     Section 9.02.  Certain Matters Affecting the Trustee.
                    -------------------------------------

     Except as otherwise provided in Section 9.01:

      (i) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

    (iii) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligations, upon the occurrence of an Event of Default (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

     (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

     (v) Prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing to do so by Holders of Investor Certificates evidencing not less than ____% of the aggregate Percentage Interests of the Investor Certificates or the Certificate Insurer; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to such pro-ceeding. The reasonable expense of every such examination shall be paid by the Servicer or, if paid by the Trustee, shall be reim-bursed by the Servicer upon demand. Nothing in this clause (v) shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors; and

     (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian.

     Section 9.03.  Trustee Not Liable for Certificates
                    -----------------------------------
                    or Mortgage Loans.
		    -----------------

     The recitals contained herein and in the Certificates (other than the signature and countersignature of the Trustee on the Certificates) shall be taken as the statements of the Servicer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature and countersignature of the Trustee on the Certificates) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Certificate Account by the Servicer.

     Section 9.04.  Trustee May Own Certificates.
                    ----------------------------

     The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not Trustee.

     Section 9.05.  Servicer to Pay Trustee's Fees and Expenses.
                    -------------------------------------------

     The Servicer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and the Servicer will pay or reimburse the Trustee upon its request for all reasonable expenses (including any expenses arising under Section 4.04(d)), disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith or which is the responsibility of Certi-ficateholders hereunder. In addition, the Servicer covenants and agrees to indemnify the Trustee from, and hold it harmless against, any and all losses, liabilities, damages, claims, legal actions, including any pending or threatened claims or legal actions, or expenses other than those resulting from the negligence or bad faith of the Trustee.

     Section 9.06.  Eligibility Requirements for Trustee.
                    ------------------------------------

     The Trustee hereunder shall at all times (i) be a Person having its principal office in the state of New York or in the same state as that in which the initial Trustee under this Agreement has its principal office and organized and doing business under the laws of such State or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and (ii) have at all times a long term unsecured debt rating (or the direct or indirect corporate parent of the Trustee have a long term unsecured debt rating if the Trustee does not have such a rating) that will not result in the downgrading or withdrawal of the rating or ratings then assigned to the Certificates by each Rating Agency. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this
Section 9.06, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 9.06, the Trustee shall resign immediately in the manner and with the effect specified in
Section 9.07.

     Section 9.07.  Resignation or Removal of Trustee.
                    ---------------------------------

     The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Transferor. Upon receiving such notice of resignation, the Servicer shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee; provided, however, that, (i) such appointment does not result in a reduction or withdrawal of the then current rating of the Investor Certificates, and (ii) so long as such consent is not unreasonably withheld, the Certificate Insurer consents to such appointment. The Servicer shall make a good faith effort to appoint a successor within __ days of its receipt of such notice. If the Servicer does not appoint a successor Trustee within such __ day period and it is not making a good faith effort to appoint a successor Trustee, then the Certificate Insurer may appoint a successor Trustee. The Servicer shall indemnify the Trustee for any loss, liability, or expense incurred as a result of the Servicer's failure to make a good faith effort to appoint a successor Trustee. If no successor Trustee shall have been so appointed and having accepted appointment within __ days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If at any time (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 9.06 and shall fail to resign after written request therefor by the Transferor, (ii) the Transferor has delivered to the Trustee a letter from any Rating Agency to the effect that the rating of the Investor Certificates has been or is about to be reduced or withdrawn on account of a reduction in the long-term credit rating of the Trustee or the parent of the Trustee (if (a) the Trustee proposes to the Transferor and the Servicer to enter into an agreement with the Trustee and the Transferor and the Servicer, each in its sole discretion, elect to enter into such agreement and (b) such agreement is consented to by the Certificate Insurer and is satisfactory to the Rating Agencies without resulting in a reduction in or withdrawal of any rating of the Investor Certificates, then upon the execution and delivery of such agreement the Transferor shall not request such resignation pursuant to this clause (ii)) and the Trustee shall fail to resign after written request therefor by the Transferor, or (iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Transferor or, in the case of clause (ii) above, the Servicer may remove the Trustee and appoint a successor trustee, subject to the following paragraph and to the consent of the Certificate Insurer to such appointment (which consent shall not be unreasonably withheld), by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

     Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 9.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 9.08.

     Section 9.08.  Successor Trustee.
                    -----------------
     Any successor Trustee appointed as provided in Section 9.07 shall execute, acknowledge and deliver to the Servicer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee. The Transferor, the Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reason-ably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

     No successor Trustee shall accept appointment as provided in this
Section 9.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 9.06.

     Upon acceptance of appointment by a successor Trustee as provided in this Section 9.08, the Servicer shall mail notice of the succession of such Trustee hereunder to all holders of Certificates at their addresses as shown in the Certificate Register. If the Servicer fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Servicer.

     Section 9.09.  Merger or Consolidation of Trustee.
                    ----------------------------------

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible under the provisions of Section 9.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 9.10.  Appointment of Co-Trustee or
                    ----------------------------
                    Separate Trustee.
		    ----------------

     Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or any Mortgaged Property may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons ap-proved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 9.10, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within __ days after the receipt by it of a request so to do, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 9.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 9.08.

     Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

      (i) All rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (provided, however, that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be per-formed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unquali-fied to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

     (ii) No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

    (iii) The Servicer and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Transferor.

     Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     Section 9.11.  Tax Returns.
                    -----------

     The Trustee, upon request, will furnish the Servicer with all such information as may be reasonably required and within the Trustee's reasonable control or knowledge in connection with the Servicer's preparation of all tax returns of the Trust Fund, and shall, upon request, execute such returns.

     Section 9.12.  Streit Act.
                    ----------

     Any provisions required to be contained in this Agreement by Section 126 of Article 4-A of the New York Real Property Law are hereby incorporated, and such provisions shall be in addition to those conferred or imposed by this Agreement; provided, however, that to the extent that such Section 126 shall not apply to this Agreement, such Section 126 shall not have any effect, and if such Section 126 should at any time be repealed or cease to apply to this Agreement, or be construed by judicial decision to be inapplicable, such
Section 126 shall cease to have any further effect upon the provisions of this Agreement. In case of a conflict between the provisions of this Agreement and any mandatory provision of Article 4-A of the New York Real Property Law, such mandatory provisions of such Article 4-A shall prevail, provided, however, that if such Article 4-A shall not apply to this Agreement, or be construed by judicial decision to be inapplicable, such mandatory provisions of such Article 4-A shall cease to have any further effect upon the provisions of this Agreement.

                                  ARTICLE X

                                 Termination

     Section 10.01.  Termination.
                     -----------

     (a) The respective obligations and responsibilities of the Servicer, the Transferor and the Trustee created hereby (other than the obligation of the Trustee to make certain payments to Certificateholders after the final Distribution Date and the obligation of the Servicer to send certain notices as hereinafter set forth) shall terminate upon the last action required to be taken by the Trustee on the final Distribution Date pursuant to this Article X following the later of (A) payment in full of all amounts owing to the Certificate Insurer and (B) the earliest of:

      (i) the retransfer, under the conditions specified in Section 10.01(b), to the Servicer of the Investor Certificateholders' interest in each Mortgage Loan and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund for an amount equal to the sum of (A) the Certificate Principal Balance, (B) accrued and unpaid Certificate Formula Interest through the day preceding the final Distribution Date, (C) any Unpaid Certificate Interest Shortfall, and (D) any accrued and unpaid Investor Loss Reduction Amounts through the day preceding such final Distribution Date;

     (ii) the day following the Distribution Date on which the distribution made to Investor Certificateholders has reduced the Certificate Principal Balance to zero;

    (iii) the final payment or other liquidation (or any Monthly Advance with respect thereto) of the Trust Balance of the last Mortgage Loan remaining in the Trust Fund (including without limitation the disposition of the Mortgage Loans pursuant to Section 10.02) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan; and

     (iv) the Distribution Date in (date).

provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

     (b) The Servicer shall have the right to exercise the option to retransfer to itself each Mortgage Loan pursuant to Section 10.01(a)(i) on any Distribution Date on or after the Distribution Date immediately prior to which the Certificate Principal Balance is less than ten percent (___%) of the Original Certificate Principal Balance and all amounts due and owing to the Certificate Insurer for unpaid premiums and unreimbursed draws on the Certificate Insurance Policy, together with interest thereon as provided under the Insurance Agreement, have been paid. If such right is exercised and the Trustee is holding the Mortgage Files, the Servicer shall provide to the Trustee the certification required by Section 3.07 and the Trustee shall, promptly following payment of the retransfer price, release to the Servicer the Mortgage Files pertaining to the Mortgage Loans being retransferred.

     (c) Notice of any termination, specifying the Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Investor Certificateholders may surrender their Investor Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee (upon receipt of written directions from the Servicer to the Trustee no later than the __th day of the month preceding the month of such final distribution, if the Servicer is exercising its right to repurchase the assets of the Trust Fund) by letter to Investor Certificate-holders and the Certificate Insurer mailed not earlier than the first day and not later than the tenth day of the month of such final distribution specifying (A) the Distribution Date upon which final distribution of the Investor Certificates will be made upon presentation and surrender of Investor Certificates at the office or agency of the Trustee therein desig-nated, (B) the amount of any such final distribution and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Investor Certificates at the office or agency of the Trustee therein specified. In the event written directions are delivered by the Servicer to the Trustee as described in the preceding sentence, the Servicer shall deposit in the Certificate Account before the Distribution Date for such final distribution in immediately available funds an amount equal to the repurchase price for the assets of the Trust Fund computed as above provided. Such deposit shall be in lieu of the deposit otherwise required to be made in respect of such Distribution Date.

     (d) Upon presentation and surrender of the Investor Certificates, the Trustee shall cause to be distributed to the holders of Investor Certificates on the Distribution Date for such final distribution, in proportion to the Percentage Interests of their respective Investor Certificates, an amount equal to (i) if such final distribution is not being made pursuant to the retransfer to the Servicer pursuant to Section 10.01(a)(i), the amount required to be distributed to Investor Certificateholders pursuant to Section
5.01 for such Distribution Date and (ii) if such final distribution is being made pursuant to such retransfer, the amount specified in
Section 10.01(a)(i). The distribution on such final Distribution Date pursuant to a retransfer pursuant to Section 10.01(a)(i) shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of the Certificates. On the final Distribution Date prior to having made the distributions called for above, the Trustee will withdraw from the Certificate Account and remit to the Certificate Insurer the lesser of (x) the amount available for distribution on such final Distribution Date, net of any portion thereof necessary to pay the amounts described in clauses (d)(i) and (ii) above and (y) the unpaid amounts due and owing to the Certificate Insurer for unpaid premiums and unreimbursed draws on the Certificate Insurance Policy, together with interest thereon as provided under the Insurance Agreement.

     (e) In the event that all of the Investor Certificateholders shall not surrender their Investor Certificates for final payment and cancellation on or before such final Distribution Date, the Trustee shall on such date cause all funds in the Certificate Account not distributed in final distribution to the Certificate Insurer or Investor Certificateholders to be withdrawn therefrom and credited to the remaining Investor Certificateholders by depositing such funds in a separate escrow account for the benefit of such Investor Certificateholders and the Servicer (if the Servicer has exercised its right to retransfer the Mortgage Loans) or the Trustee (in any other case) shall give a second written notice to the remaining Investor Certificateholders to surrender their Investor Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Investor Certificates shall not have been surrendered for cancellation, any funds deposited in such escrow account and remaining unclaimed shall be paid by the Trustee to the Servicer and thereafter Investor Certificateholders shall look only to the Servicer with respect to any claims in respect of such funds.

     Section 10.02.  Termination by Certificate Insurer.
                     ----------------------------------

     In the event the Servicer does not exercise its option to terminate the Trust Fund pursuant to this Article X, the Certificate Insurer may do so on the same terms.

                                  ARTICLE XI

                          Rapid Amortization Events

     Section 11.01.  Rapid Amortization Events
                     -------------------------

     If any one of the following events shall occur during the Managed Amortization Period:

     (a) failure on the part of the Servicer (i) to make any payment or deposit required by the terms of this Agreement, on or before the date occurring _____ (__) Business Days after the date such payment or deposit is required to be made herein, or (ii) duly to observe or perform in any material respect the covenants set forth in Section 2.04 or (iii) duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement, which failure, in each case, materially and adversely affects the interests of the Certificateholders or the Certificate Insurer and which, in the case of clause (iii), continues unremedied and continues to affect materially and adversely the interests of the Certificateholders for a period of _____ (__) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by the Certificate Insurer or the Holders of Investor Certificates evidencing Percentage Interests aggregating not less than ____%;

     (b) any representation or warranty made by the Servicer in this Agreement shall prove to have been incorrect in any material respect when made, as a result of which the interests of the Investor Certificateholders or the Certificate Insurer are materially and adversely affected and which continues to be incorrect in any material respect and continues to affect materially and adversely the interests of the Investor Certificateholders or the Certificate Insurer for a period of sixty (60) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by either the Certificate Insurer or the Holders of Investor Certificates evidencing Percentage Interests aggregating not less than ___%; provided, however, that a Rapid Amortization Event pursuant to this subparagraph (b) shall not be deemed to have occurred hereunder if the Servicer has accepted retransfer of the related Mortgage Loan or Mortgage Loans during such period (or such longer period (not to exceed an additional __ days) as the Trustee, with the consent of the Certificate Insurer, may specify) in accordance with the provisions hereof;

     (c) the Transferor or the Servicer shall go into liquidation, consent to the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Transferor or the Servicer or of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Transferor or the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of thirty (__) days; or the Transferor or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

     (d) the Trust shall become subject to registration as an "investment company" under the Investment Company Act of 1940, as amended;

     (e)  any Event of Default shall occur;

     (f) the aggregate of Insured Payments under the Certificate Insurance Policy exceeds ___% of the Pool Balance as of the Cut-off Date; or

     (g) the Transferor or the Servicer becomes subject to a tax lien and not released within sixty (60) days of its attachment;
then, in the case of any event described in subparagraph (a), (b) or (e) after the applicable grace period, if any, set forth in such subparagraphs, either the Certificate Insurer, the Trustee or the Holders of Investor Certificates evidencing Percentage Interests aggregating more than ___%, with the consent of the Certificate Insurer, by notice given in writing to the Transferor and the Servicer (and to the Trustee if given by either the Certificate Insurer or the Investor Certificateholders) may declare that an early amortization event (a "Rapid Amortization Event") has occurred as of the date of such notice, and in the case of any event described in subparagraphs (c), (d), (f) or (g), a Rapid Amortization Event shall occur without any notice or other action on the part of the Trustee, the Certificate Insurer or the Investor Certificateholders, immediately upon the occurrence of such event.

     Section 11.02.   Additional Rights Upon an Insolvency Event.
                      ------------------------------------------

     (a) If the Transferor goes into liquidation or consents to the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Transferor or of or relating to all or substantially all its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Transferor and such decree shall have remained in force undischarged or unstayed for a period of 30 days; or the Transferor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations (such voluntary liquidation, appointment, entering of such decree, admission, filing, making, suspension or violation or other event described above, an "Insolvency Event"), (i) the Transferor shall on the day of such appointment, voluntary liquidation, entering of such decree, admission, filing, making, suspension or inability, as the case may be (the "Appointment Day"), promptly give notice to the Trustee and the Certificate Insurer of such Insolvency Event, and (ii) the arrangement among the Certificateholders and the Transferor shall dissolve and the Trust shall be liquidated in accordance with the following procedures. The Transferor shall on the Appointment Day immediately cease to transfer Additional Balances to the Trust. Notwithstanding any cessation of the transfer to the Trust of Additional Balances, Additional Balances transferred to the Trust prior to the occurrence of such Insolvency Event or violation, and Principal Collections and Interest Collections, whenever created, accrued in respect of such Mortgage Loans shall continue to be a part of the Trust, and shall continue to be allocated and paid in accordance with Article IV. Within _______ (__) days of the Appointment Day, the Trustee shall (i) publish a notice in an authorized newspaper that an Insolvency Event has occurred and that the Trustee intends to sell, dispose of or otherwise liquidate the Trust assets on commercially reasonable terms and in a commercially reasonable manner and
(ii) send written notice to the Certificateholders describing the provisions of this Section 11.02 and requesting instructions from such Holders. Unless within ___________ (__) days from the day notice pursuant to clause (i) above is first published the Trustee shall have received written instructions from Holders of Investor Certificates evidencing more than ____% of the aggregate Percentage Interests to the effect that such Certificateholders disapprove of the liquidation of the Trust assets, the Trustee shall sell, dispose of or otherwise liquidate the Trust assets in a commercially reasonable manner and on commercially reasonable terms, which shall include the solicitation of competitive bids. The Trustee may obtain a prior determination from any such conservator, receiver or liquidator that the terms and manner of any proposed sale, disposition or liquidation are commercially reasonable. The provisions of Sections 11.01 and 11.02 shall not be deemed to be mutually exclusive.

     (b) The proceeds from the sale, disposition or liquidation of the Trust assets pursuant to subsection (a) above shall be treated as collections on the Mortgage Loans received during the Rapid Amortization Period; provided, however, that such proceeds will, based on amounts specified in writing to the Servicer to the Trustee, first be paid to the Certificate Insurer to reimburse the Certificate Insurer for previously unreimbursed Insured Payments and other amounts owing under the Insurance Agreement and second be paid to the Trustee in reimbursement of expenses incurred in connection with the sale, disposition or liquidation of the Trust assets pursuant to Section 11.02(a); and provided, further, that the Fixed Allocation Percentage of such remaining proceeds shall be paid to Investor Certificateholders in the following amounts and order of priority:

            (i) all accrued and unpaid interest on the Certificate Principal Balance through the Accrual Period immediately preceding the Distribution Date on which such proceeds are distributed to the Investor Certificateholders; and

           (ii)  an amount of principal up to the Certificate Principal
     Balance.

The Certificate Insurance Policy will not cover any shortfall in the event such proceeds are insufficient to make a full distribution to Investor Certificateholders pursuant to Section 11.02(b). On the day following the final Distribution Date on which such proceeds are distributed to the Investor Certificateholders, the Trust shall terminate.

     (c) The Trustee may appoint an agent or agents to assist with its responsibilities pursuant to this Article XI with respect to competitive bids or any other of its duties.

                                 ARTICLE XII

                           Miscellaneous Provisions

     Section 12.01.  Amendment.
                     ---------

     This Agreement may be amended from time to time by the Servicer, the Transferor and the Trustee, with the consent of the Certificate Insurer so long as such consent is not unreasonably withheld and without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein, as the case may be, or (iii) to add or delete any other provisions not inconsistent herewith with respect to matters or questions arising under this Agreement, including provisions relating to the issuance of definitive Certificates to Certificate Owners in the event that book-entry registration of Investor Certificates is no longer permitted; provided, however, that in each case such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

     This Agreement may also be amended from time to time by the Servicer, the Transferor and the Trustee, with the consent of the Holders of Investor Certificates evidencing Percentage Interests aggregating not less than ___% and the consent of the Certificate Insurer, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or the Certificate Insurance Policy, or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (a) reduce in any manner the amount of, or delay the timing of, collections of payments on Mortgage Loans or distributions which are required to be made on any Certificate without the consent of the Holder of such Certificate or (b) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Investor Certificates then outstanding.

     Notwithstanding the foregoing, the Agreement may not be amended unless, in connection with such amendment, an Opinion of Counsel is furnished to the Trustee that such amendment will not (i) adversely affect the status of the Investor Certificates as debt; (ii) result in the Trust being taxed at the entity level; or (iii) result in the Trust being taxed as a taxable mortgage pool (as defined in Section 7701(i) of the Code).

     Not later than the time of obtaining any such consent the Trustee shall furnish written notification of the substance of such amendment to each Rating Agency. Promptly after the execution of any such amendment or con-sent, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder.

     It shall not be necessary for the consent of Certificateholders under this Section 12.01 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

     In connection with any amendment pursuant to this Section 12.01, the Trustee shall be entitled to receive an Opinion of Counsel to the effect that such amendment is authorized or permitted by this Agreement. In no event shall any Opinion of Counsel provided pursuant to this Section 12.01 be an expense of the Trustee.

     Section 12.02.  Recordation of Agreement.
                     ------------------------

     This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer and at its expense on direction by the Trustee, but only upon direction of the Trustee accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of Certificateholders.

     For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 12.03.  Limitation on Rights of Certificateholders.
                     ------------------------------------------
     The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or such party.

     No Certificateholder shall have any right to vote (except as provided in Section 12.01) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Investor Certificates evidencing Percentage Interests aggregating not less than ___% shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for __ days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. Each Certificateholder expressly covenants with every other Certificateholder and the Trustee that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 12.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     Section 12.04. (Reserved).

     (Section 12.05.  The Certificate Insurer.
                      -----------------------

     The Certificate Insurer is a third-party beneficiary of this Agreement. Any right conferred to the Certificate Insurer shall be suspended during any period in which the Certificate Insurer is in default in its payment obligations under the Certificate Insurance Policy. During any period of suspension the Certificate Insurer's rights hereunder shall vest in the Holders of the Investor Certificates and shall be exercisable by the Holders of at least a majority in Percentage Interest of the outstanding Investor Certificates. At such time as the Investor Certificates are no longer outstanding hereunder and the Certificate Insurer has been reimbursed for all Insured Payments to which it is entitled hereunder and has been paid all Premium Amounts due and owing under the Insurance Agreement, the Certificate Insurer's rights hereunder shall terminate.)

     Section 12.06.  Governing Law.
                     -------------

     THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES AND THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 12.07.  Notices.
                     -------

     All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when delivered at or mailed by certified mail, return receipt requested, to (a) in the case of the Servicer, _______________________________________, Attention: General Counsel, (b) in
the case of the Transferor, Merrill Lynch Mortgage Investors, Inc.,
Attention: President, (c) in the case of the Trustee, at the Corporate Trust Office, (d) ______________________________________, or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed to a Certificateholder within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

     Section 12.08.  Severability of Provisions.
                     --------------------------
     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

     Section 12.09.  Assignment.
                     ----------

     Notwithstanding anything to the contrary contained herein, except as provided in Sections 7.02 and 7.04, this Agreement may not be assigned by the Transferor or the Servicer without the prior written consent of Holders of Investor Certificates evidencing Percentage Interests aggregating not less than ___%.

     Section 12.10.  Certificates Nonassessable and Fully Paid.
                     -----------------------------------------

     The parties agree that the Certificateholders shall not be personally liable for obligations of the Trust Fund, that the beneficial ownership interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust Fund or for any reason whatsoever, and that Certificates upon execution, countersignature and delivery thereof by the Trustee pursuant to Section 6.01 are and shall be deemed fully paid.

     Section 12.11.  Counterparts.
                     ------------

     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     Section 12.12.  Effect of Headings and Table of Contents.
                     ----------------------------------------

     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     Section 12.13.  Third Party Beneficiary.
                     -----------------------

     This Agreement shall inure to the benefit of and be binding upon the parties hereto, and, in addition, shall inure to the benefit of Certificateholders and, to the extent provided herein, the Certificate Insurer and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, no other Person shall have any right or obligation hereunder.

     Section 12.14.  Merger and Integration.
                     ----------------------

     Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, and all contemporaneous oral understandings, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.


                            *          *         *



     IN WITNESS WHEREOF, the Servicer, the Transferor and the Trustee have caused this Agreement to be duly executed by their respective officers all as of the day and year first above written.


                              _____________________________


                              By
                                ----------------------------
                                Name:
                                Title:


                              MERRILL LYNCH MORTGAGE INVESTORS, INC.


                              By
                                ------------------------------
                                Name:
                                Title:

                              __________________________
                                 as Trustee


                              By
                                --------------------------
                                Name:
                                Title:




State of            )
                     ) ss.:
County of           )


          On the __th day of ________, 199_ before me, a notary public in and for the State of __________, personally appeared ______________, known to me who, being by me duly sworn, did depose and say that s/he is located at _______________________; that s/he is a _______________________________ of
________________, a corporation formed under the laws of the State of
_________, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



                              --------------------------------
                                        Notary Public

(Notarial Seal)





State of            )
                     ) ss.:
County of           )


          On the ___th day of ____, 199__ before me, a notary public in and for the State of ________, personally appeared (name), known to me who, being by me duly sworn, did depose and say that she is located at ________________________,
_____________________; that s/he is an (title) of Merrill Lynch Mortgage Investors, Inc., a corporation formed under the laws of the State of ________________, one of the parties that executed the foregoing instrument; and that s/he signed her name thereto by order of the Board of Directors of said corporation.



                              --------------------------------
                                        Notary Public

(Notarial Seal)




State of            )
                     ) ss.:
County of           )


          On the _____th day of (month), 199____ before me, a notary public in and for the State of ____________, personally appeared (name_________________) known to me who, being by me duly sworn, did depose and say that s/he is located at (address _______________; that s/he is an (title _______________ ) of ___________________________, one of the parties that executed the foregoing instrument; and that s/he signed her name thereto under authority granted by the Board of Directors of said Bank.



-------------------------------------------------------------------
                              Notary Public


(Notarial Seal)





                                  EXHIBIT A


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.



Initial Certificate Principal
Balance of this Investor
Certificate                   :         $

Certificate Rate              :         Variable

Original Certificate Principal
Balance of all Investor
Certificates                  :         $

CUSIP No.                     :

Date of Pooling and
Servicing Agreement           :

Certificate No.               :         1

Cut-Off Date                  :

First Distribution
Date:                         :

Stated Maturity Date          :




        _________________ HOME EQUITY LOAN ASSET BACKED CERTIFICATES,
                                SERIES 199_-_
                             INVESTOR CERTIFICATE

          evidencing a percentage interest in the distributions allocable to the Investor Certificates evidencing an undivided interest in a Trust consisting primarily of a pool of adjustable rate home equity revolving credit line loans serviced by

                          __________________________
     This Certificate does not represent an obligation of or interest in Merrill Lynch Mortgage Investors, Inc. (the "Transferor"),
____________________________ or the Trustee referred to below or any of their affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Certificate Principal Balance of all Investor Certificates) in certain monthly distributions with respect to a Trust consisting primarily of a pool of home equity revolving credit line loans (the "Mortgage Loans"), transferred by the Transferor to the Trustee and serviced by ___________________________ (in such capacity, the "Servicer", including any successor Servicer under the Agreement referred to below). The Trust was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Transferor, the Servicer, and _____________________, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     This Certificate is one of the Investor Certificates from a duly authorized issue of Certificates designated as _________________ Home Equity Loan Asset Backed Certificates, Series 199_-_, representing, to the extent specified in the Agreement, an undivided interest in: (i) the Mortgage Loans, to the extent of their Trust Balances, and the proceeds thereof, (ii) collections in respect of the Trust's interest in the Mortgage Loans received on or after the Cut-off Date, (iii) an irrevocable and unconditional limited financial guarantee insurance policy (the "Policy"), (iii) property that secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure or otherwise, (iv) the interest of the Trust in certain hazard insurance policies covering the Mortgaged Properties, and (v) certain other property relating to the Mortgage Loans (collectively, the "Trust Assets").

     On each Distribution Date, the Trustee shall distribute to each Investor Certificateholder of record on the related Record Date (other than the final distribution) by check mailed to such Certificateholder at the address appearing in the Certificate Register, or upon written request of a Holder of an Investor Certificate received by the Trustee at least five Business Days prior to the related Record Date, by wire transfer (but only if such Certifi-cateholder is the Depository or such Certificateholder owns of record one or more Investor Certificates which have principal denominations aggregating at least $5,000,000), or by such other means of payment as such Certifi-cateholder and the Trustee shall agree. Distributions among Investor Certificateholders shall be made in proportion to the Percentage Interests evidenced by the Investor Certificates held by such Investor Certificateholders. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee, of the pendency of such distribution, and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose.

          Pursuant to the terms of the Agreement, a distribution will be made on the __th day of each month or if such day is not a Business Day, then on the next succeeding Business Day (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day preceding the month of such Distribution Date (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Investor Certificates on such Distribution Date under the terms of the Agreement.

          The Certificates are limited in right of payment to certain payments on and collections in respect of the Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder, and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

          As provided in the Agreement, withdrawals from the Certificate Account may be made from time to time for purposes other than distributions to the Investor Certificateholders and, subject to certain conditions in the Agreement, Mortgage Loans may, at the election of the Transferor, be removed from the Trust and transferred to the Transferor (as defined in the Agreement).

          This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

          It is the intention of the Transferor and the Investor Certificateholders that the Investor Certificates will be indebtedness for federal, state and local income and franchise tax purposes and for purposes of any other tax imposed on or measured by income. The Transferor, the Trustee and the Holder of this Certificate (or Certificate Owner) by acceptance of this Certificate (or, in the case of a Certificate Owner, by virtue of such Certificate Owner's acquisition of a beneficial interest herein) agrees to treat the Investor Certificates (or beneficial interest therein), for purposes of federal, state and local income or franchise taxes and any other tax imposed on or measured by income, as indebtedness secured by the Trust Assets and to report the transactions contemplated by the Agreement on all applicable tax returns in a manner consistent with such treatment. Each Holder of this Certificate agrees that it will cause any Certificate Owner acquiring an interest in this Certificate through it to comply with the Agreement as to treatment as indebtedness for federal, state and local income and franchise tax purposes and for purposes of any other tax imposed on or measured by income.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Transferor, the Servicer and the Trustee, and the rights of the Certificateholders under the Agreement, at any time by the Transferor, the Servicer and the Trustee with the consent (i) of the Holders of Investor Certificates evidencing Percentage Interests aggregating not less than ___% and (ii) of the Certificate Insurer. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Investor Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Certificate Registrar for such purpose, accompanied by a written instrument of transfer in form satisfactory to the Trustee, if so required by the Trustee, be duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations, if applicable, and evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of a like tenor in authorized denominations (in the case of the Investor Certificates) and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Trustee, the Transferor, the Servicer, the Certificate Insurer and the Certificate Registrar and any agent of the foregoing may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Transferor, the Servicer, the Certificate Insurer, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

     The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon distribution to the Certificateholders, or provision therefor, of the amount required to be so distributed in accordance with the Agreement upon the later of (A) payment in full of all amounts owing to the Certificate Insurer and (B) the earliest of:
(i) the retransfer to the Servicer of the Investor Certificateholders' interest in each Mortgage Loan and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund for an amount equal to the sum of
(a) the Certificate Principal Balance, (b) accrued and unpaid Certificate Formula Interest through the day preceding the final Distribution Date, (c) any Unpaid Certificate Interest Shortfall, and (d) any accrued and unpaid Investor Loss Reduction Amounts through the day preceding such final Distribution Date; (ii) the day following the Distribution Date on which the distribution made to Investor Certificateholders has reduced the Certificate Principal Balance to zero; (iii) the final payment or other liquidation (or any Monthly Advance with respect thereto) of the Trust Balance of the last Mortgage Loan remaining in the Trust Fund (including without limitation the disposition of the Mortgage Loans) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan; and (iv) the Stated Maturity Date.

     The Servicer, or in the event the Servicer does not exercise its option to terminate the Trust Fund, the Certificate Insurer, may effect an early retirement of the Certificates by paying the retransfer price and accepting retransfer of the Trust Assets pursuant to the terms of the Agreement on any Distribution Date after the Certificate Principal Balance is less than or equal to ___% of the Original Investor Certificate Principal Balance and all amounts due and owing to the Certificate Insurer have been paid; provided, however, that in no event shall the Trust continue beyond the expiration of 21 years from the death of certain person named in the Agreement. Upon retirement of the Certificates in accordance with Section 10.01 of the Agreement, the Trustee shall execute such documents and instruments of transfer presented by the Servicer or Certificate Insurer and take such other actions as the Servicer or Certificate Insurer may reasonably request to effect the retransfer of the Mortgage Loans to the Servicer or Certificate Insurer.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized officer of the Trustee.


     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth.

Dated:


                                   _____________________,
                                   not in its individual capacity but solely as Trustee




                                   ------------------------------
                              Authorized Officer


Countersigned:
_______________________,




By:
     --------------------------------
     Authorized Officer of
     _________________________________,


     not in its individual capacity
     but solely as Trustee





                                  EXHIBIT B


THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE INVESTOR CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 6.05 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, THAT IF SUCH TRANSFEREE IS AN INSURANCE COMPANY THAT THE TRANSFEREE IS AN INSURANCE COMPANY WHICH IS PURCHASING THIS CERTIFICATE WITH FUNDS CONTAINED IN AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(e) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60")) AND THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE COVERED UNDER PTCE 95-60 OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF SECTION 6.05(c) OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.



Date of Pooling and Servicing
Agreement:                              :

Cut-off Date                            :

Percentage Interest                     :    100%

Certificate No.                         :    1

First Distribution Date                 :

Stated Maturity Date                    :



       _________________ HOME MORTGAGE LOAN ASSET BACKED CERTIFICATES,
                                SERIES 199_-_
                            TRANSFEROR CERTIFICATE

          evidencing a percentage interest in the distributions allocable to the Transferor Certificates evidencing an undivided interest in a Trust consisting primarily of a pool of adjustable rate home equity loan revolving credit line loans serviced by



                        _____________________________

     This Certificate does not represent an obligation of or interest in Merrill Lynch Mortgage Investors, Inc. (the "Transferor"),
___________________________ or the Trustee referred to below or any of their affiliates. Neither this Certificate nor the underlying Trust Assets are guaranteed or insured by any governmental agency or instrumentality.

     This certifies that ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in the entire interest not allocated to the Investor Certificates in certain monthly distributions with respect to a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans"), sold by the Transferor and serviced by __________________ (the "Servicer", including any successor Servicer under the Agreement referred to below). The Trust was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Transferor, the Servicer, and ___________________________________,
as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     This Certificate evidences a Transferor Certificate from a duly authorized issue of Certificates designated as _________________ Home Equity Loan Asset Backed Certificates, Series 199_-_, and representing, to the extent specified in the Agreement, an undivided ownership interest in: (i) the Mortgage Loans, to the extent of their Trust Balances, and the proceeds thereof, (ii) collections in respect of the Trust's interest in the Mortgage Loans received on or after the Cut-off Date, (iii) property that secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure or otherwise, (iv) the interest of the Trust in certain hazard insurance policies covering the Mortgaged Properties, and (v) certain other property relating to the Mortgage Loans (collectively, the "Trust Assets").

     The certificates are limited in right of payment to certain payments on and collections in respect of the Trust Assets, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds available in accordance with the terms of the Agreement for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Transferor, the Servicer and the Trustee, and the rights of the Certificateholders under the Agreement, at any time by the Transferor, the Servicer and the Trustee with the consent (i) of the Holders of Investor Certificates evidencing Percentage Interests aggregating not less than 66% and (ii) of the Certificate Insurer. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Investor Certificates.

     No transfer of a Transferor Certificate shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. There shall be delivered to the Trustee and the Servicer a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Servicer that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from which Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee or the Servicer, and the Trustee and the Servicer shall require the transferee to execute an investment letter acceptable to and in form and substance satisfactory to the Trustee and the Servicer certifying to the Trustee and the Servicer the facts surrounding such transfer, which Investment letter shall not be an expense of the Trustee or the Servicer; provided that such Opinion of Counsel shall not be required in the case of transfers by or to Merrill Lynch, Pierce, Fenner & Smith Incorporated or an affiliate thereof. The Holder of a Transferor Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Servicer and the Certificate Insurer against any liability that may result if the transfer is not so exempt or if not made in accordance with such federal and state laws.

     As provided in the Agreement and subject to certain limitations set forth therein, and subject to the restrictions set forth on the first page hereof, neither this Certificate nor any legal or beneficial interest herein may be, directly or indirectly, purchased, transferred, sold, pledged, assigned or otherwise disposed of, and any proposed transferee hereof shall not become the registered Holder hereof, without the satisfaction of the conditions set forth in Section 6.05 of the Agreement.

     No service charge will be made for any such registration of Transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Trustee, the Servicer, the Certificate Insurer and the Certificate Registrar and any agent of the foregoing may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Servicer, the Certificate Insurer, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

     The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon distribution to the Certificateholders, or provision therefor, of the amount required to be so distributed in accordance with the Agreement upon the later of (A) payment in full of all amounts owing to the Certificate Insurer and (B) the earliest of:
(i) the retransfer to the Servicer of the Investor Certificateholders' interest in each Mortgage Loan and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund for an amount equal to the sum of
(a) the Certificate Principal Balance, (b) accrued and unpaid Certificate Formula Interest through the day preceding the final Distribution Date, (c) any Unpaid Certificate Interest Shortfall, and (d) any accrued and unpaid Investor Loss Reduction Amounts through the day preceding such final Distribution Date; (ii) the day following the Distribution Date on which the distribution made to Investor Certificateholders has reduced the Certificate Principal Balance to zero; (iii) the final payment or other liquidation (or any Monthly Advance with respect thereto) of the Trust Balance of the last Mortgage Loan remaining in the Trust Fund (including without limitation the disposition of the Mortgage Loans) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan; and (iv) the Stated Maturity Date.

     The Servicer, or in the event the Servicer does not exercise its option to terminate the Trust Fund, the Certificate Insurer, may effect an early retirement of the Certificates by paying the retransfer price and accepting retransfer of the Trust Assets pursuant to the terms of the Agreement on any Distribution Date after the Investor Certificate Principal Balance is less than or equal to ____% of the Original Investor Certificate Principal Balance and all amounts due and owing to the Certificate Insurer have been paid; provided, however, that in no event shall the Trust continue beyond the expiration of 21 years from the death of certain person named in the Agreement. Upon retirement of the Certificates in accordance with Section
10.01 of the Agreement, the Trustee shall execute such documents and instruments of transfer presented by the Servicer or Certificate Insurer and take such other actions as the Servicer or Certificate Insurer may reasonably request to effect the retransfer of the Mortgage Loans to the Servicer or Certificate Insurer.

     Any purported Transfer of a Transferor Certificate in violation of the restriction on Transfer will be null and void and vest no rights to the purported Transferee.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized officer of the Trustee.


     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth.

Dated:


                                   ______________________
                                   not in its individual capacity but solely as Trustee




                                   ------------------------------
                              Authorized Officer


Countersigned:
__________________________




By:
     --------------------------------
     Authorized Officer of
     ___________________________________,
     not in its individual capacity
     but solely as Trustee





                                  EXHIBIT C


                       REVERSE OF INVESTOR CERTIFICATE



          This Certificate is one of a duly authorized issue of Certificates designated as _________________ Home Equity Loan Asset Backed Certificates, Series 199_-_ (herein called the "Certificates"), and representing, to the extent specified in the Agreement, an undivided interest in: (i) the Trust Balances of the Mortgage Loans and the proceeds thereof, (ii) collections in respect of the Trust's interest in the Mortgage Loans received on or after the Cut-off Date, (iii) an irrevocable and unconditional limited financial guarantee insurance policy (the "Policy"), (iii) property that secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure or otherwise, (iv) the interest of the Trust in certain hazard insurance policies covering the Mortgaged Properties, and (v) certain other property relating to the Mortgage Loans.

          The Certificates are limited in right of payment to certain payments on and collections in respect of the Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

          This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Transferor, the Servicer and the Trustee, and the rights of the Certificateholders under the Agreement, at any time by the Transferor, the Servicer and the Trustee with the consent (i) of the Holders of Investor Certificates evidencing Percentage Interests aggregating not less than 66% and (ii) of the Certificate Insurer. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Investor Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Certificate Registrar for such purpose, accompanied by a written instrument of transfer in form satisfactory to the Trustee, if so required by the Trustee, be duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations, if applicable, and evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of a like tenor in authorized denominations (in the case of the Investor Certificates) and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No service charge will be made for any such registration of transfer or exchange, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          The Trustee, the Transferor, the Servicer, the Certificate Insurer and the Certificate Registrar and any agent of the foregoing may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Transferor, the Servicer, the Certificate Insurer, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

          The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon distribution to the Certificateholders, or provision therefor, of the amount required to be so distributed in accordance with the Agreement upon the later of (A) payment in full of all amounts owing to the Certificate Insurer and (B) the earliest of:
(i) the retransfer to the Servicer of the Investor Certificateholders' interest in each Mortgage Loan and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund for an amount equal to the sum of
(a) the Certificate Principal Balance, (b) accrued and unpaid Certificate Formula Interest through the day preceding the final Distribution Date, (c) any Unpaid Certificate Interest Shortfall, and (d) any accrued and unpaid Investor Loss Reduction Amounts through the day preceding such final Distribution Date; (ii) the day following the Distribution Date on which the distribution made to Investor Certificateholders has reduced the Certificate Principal Balance to zero; (iii) the final payment or other liquidation (or any Monthly Advance with respect thereto) of the Trust Balance of the last Mortgage Loan remaining in the Trust Fund (including without limitation the disposition of the Mortgage Loans) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan; and (iv) the Stated Maturity Date.




                              FORM OF ASSIGNMENT


     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY* OR TAXPAYER IDENTIFICATION NUMBER OF
ASSIGNEE)

___________________
___________________



---------------------------------------------------------------
(Please Print or Typewrite Name and Address of Assignee)




---------------------------------------------------------------
the within Certificate, and all rights thereunder, and hereby does irrevocably constitute and appoint



                                                       Attorney
-------------------------------------------------------
to transfer the within Certificate on the books kept for the registration thereof, with full power of substitution in the premises.

Dated:

(Signature guaranty)
                              ----------------------------


                              NOTICE: The signature to this assignment
------------------------------
must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration or enlargement or any change whatever.


(*This information, which is voluntary, is being requested to ensure that the assignee will not be subject to backup withholding under Section 3406 of the Code.)




                                  EXHIBIT D


                      REVERSE OF TRANSFEROR CERTIFICATE



          This Certificate is one of a duly authorized issue of Certificates designated as _________________ Home Equity Loan Asset Backed Certificates, Series 199_-_ (herein called the "Certificates"), and representing, to the extent specified in the Agreement, an undivided interest in: (i) the Trust Balances of the Mortgage Loans and the proceeds thereof, (ii) collections in respect of the Trust's interest in the Mortgage Loans received on or after the Cut-off Date, (iii) an irrevocable and unconditional limited financial guarantee insurance policy (the "Policy"), (iii) property that secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure or otherwise, (iv) the interest of the Trust in certain hazard insurance policies covering the Mortgaged Properties, and (v) certain other property relating to the Mortgage Loans.

          The Certificates are limited in right of payment to certain payments on and collections in respect of the Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

          This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Transferor, the Servicer and the Trustee, and the rights of the Certificateholders under the Agreement, at any time by the Transferor, the Servicer and the Trustee with the consent (i) of the Holders of Investor Certificates evidencing Percentage Interests aggregating not less than 66% and (ii) of the Certificate Insurer. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Investor Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Certificate Registrar for such purpose, accompanied by a written instrument of transfer in form satisfactory to the Trustee, if so required by the Trustee, be duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations, if applicable, and evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of a like tenor in authorized denominations (in the case of the Investor Certificates) and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No service charge will be made for any such registration of transfer or exchange, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          The Trustee, the Transferor, the Servicer, the Certificate Insurer and the Certificate Registrar and any agent of the foregoing may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Transferor, the Servicer, the Certificate Insurer, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

          The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon distribution to the Certificateholders, or provision therefor, of the amount required to be so distributed in accordance with the Agreement upon the later of (A) payment in full of all amounts owing to the Certificate Insurer and (B) the earliest of:
(i) the retransfer to the Servicer of the Investor Certificateholders' interest in each Mortgage Loan and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund for an amount equal to the sum of
(a) the Certificate Principal Balance, (b) accrued and unpaid Certificate Formula Interest through the day preceding the final Distribution Date, (c) any Unpaid Certificate Interest Shortfall, and (d) any accrued and unpaid Investor Loss Reduction Amounts through the day preceding such final Distribution Date; (ii) the day following the Distribution Date on which the distribution made to Investor Certificateholders has reduced the Certificate Principal Balance to zero; (iii) the final payment or other liquidation (or any Monthly Advance with respect thereto) of the Trust Balance of the last Mortgage Loan remaining in the Trust Fund (including without limitation the disposition of the Mortgage Loans) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan; and (iv) the Stated Maturity Date.




                              FORM OF ASSIGNMENT


     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY* OR TAXPAYER IDENTIFICATION NUMBER OF
ASSIGNEE)

___________________
___________________




---------------------------------------------------------------
(Please Print or Typewrite Name and Address of Assignee)



---------------------------------------------------------------
the within Certificate, and all rights thereunder, and hereby does irrevocably constitute and appoint


                                                       Attorney
-------------------------------------------------------
to transfer the within Certificate on the books kept for the registration thereof, with full power of substitution in the premises.

Dated:

(Signature guaranty)
                              ----------------------------
                              NOTICE: The signature to this assignment
------------------------------
must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration or enlargement or any change whatever.


(*This information, which is voluntary, is being requested to ensure that the assignee will not be subject to backup withholding under Section 3406 of the Code.)





                         EXHIBIT E

               (FORM OF NOTICE FOR CERTIFICATE
                    INSURANCE POLICY)





                              EXHIBIT F
                              ---------


                            MORTGAGE LOAN SCHEDULE




                                                           Exhibit 5.1





May 23, 1997
Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
World Financial Center
North Tower - 10th Floor
New York, New York  10281

Re:  Merrill Lynch Mortgage Investors, Inc.
     Registration Statement on Form S-3
     (File No. 333-24327)
     ---------------------------------------

Ladies and Gentlemen:

     We have acted as counsel for you in connection with the Registration Statement on Form S-3 (File No. 333-24327) (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of up to $1,000,000,000 aggregate principal amount of Asset Backed Securities (the "Securities"). Each series of such Securities will be issued pursuant to (i) a separate pooling and servicing agreement (the "Pooling and Servicing Agreement"), among Merrill Lynch Mortgage Investors, Inc. (the "Registrant"), a trustee to be identified in the prospectus supplement for such series of Securities and a master servicer to be identified in the prospectus supplement for such series of Securities (the "Master Servicer"), (ii) a trust agreement (the "Trust Agreement") among a trustee named in the related prospectus supplement, the Registrant and another entity named in such prospectus supplement and/or (iii) an indenture (the "Indenture") between the trust formed pursuant to the Trust Agreement and the indenture trustee named in the related prospectus supplement.

     We have made such investigation of law as we deemed appropriate and have examined the proceedings heretofore taken and are familiar with the procedures proposed to be taken by the Registrant in connection with the authorization, issuance and sale of the Securities.

     Based on the foregoing, we are of the opinion that:

     (i) When each Pooling and Servicing Agreement and/or Indenture in respect of which we have participated as your counsel has been duly authorized by all necessary corporate action and has been duly executed and delivered, it will constitute a valid and binding obligation of the Registrant enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); and

    (ii) When the issuance, execution and delivery of the Securities issued pursuant to a Pooling and Servicing Agreement or an Indenture in respect of which we have participated as your counsel have been duly authorized by all necessary corporate action, and when such Securities have been duly executed and delivered and sold as described in the Registration Statement, such Securities will be legally and validly issued and the holders of such Securities will be entitled to the benefits provided by the Pooling and Servicing Agreement or the Indenture, as applicable, pursuant to which such Securities were issued.

     In rendering the foregoing opinions, we have assumed the accuracy and truthfulness of all public records of the Registrant and of all certifications, documents and other proceedings examined by us that have been executed or certified by officials of the Registrant acting within the scope of their official capacities and have not verified the accuracy or truthfulness thereof. We have also assumed the genuineness of the signatures appearing upon such public records, certifications, documents and proceedings. In addition, we have assumed that each such Pooling and Servicing Agreement and Indenture and the related Certificates and Notes, as applicable, will be executed and delivered in substantially the form filed as exhibits to the Registration Statement with such changes acceptable to us, and that such Securities will be sold as described in the Registration
Statement. We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States of America.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                   Very truly yours,

                                   Brown & Wood LLP




                                                  Exhibit 5.2






                                   May 23, 1997


Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
World Financial Center
North Tower - 10th Floor
New York, New York 10281

     Re:  Merrill Lynch Mortgage Investors, Inc.
          Registration Statement on Form S-3 (File No. 333-24327)
          -------------------------------------------------------

Ladies and Gentlemen:

     We have acted as special Delaware counsel for Merrill Lynch Mortgage Investors, Inc. (the "Registrant") in connection with the Registration Statement on Form S-3 (File No. 333-24327) (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of up to $1,000,000,000 aggregate principal amount of Asset Backed Securities
(the "Securities"). Each series of such Securities may be issued pursuant to a trust agreement (the "Trust Agreement") among a trustee named in the related prospectus supplement, the Registrant and another entity named in such prospectus supplement. This opinion is being delivered to you at your request.

     For  purposes  of  giving  the  opinions  hereinafter  set   forth,  our
examination of documents has been limited to the examination of originals or copies of the following:

     (a) The form of Trust Agreement (including the form of Certificate of Trust (the "Certificate") attached as Exhibit B thereto); and

     (b)  The Registration Statement.

     Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreement.

     For purposes of this opinion, we have not reviewed any documents other than the documents listed above, and we have assumed that there exists no provision in any document that we have not reviewed that bears upon or is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

     With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

     For purposes of this opinion, we have assumed (i) that the Trust Agreement will constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the Trust, (ii) the due creation or due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us, and (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

     This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

     Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

     1. When each Trust Agreement in respect of which we have participated as your counsel has been duly authorized by all necessary corporate action and has been duly executed and delivered, it will constitute a valid and binding obligation of the Registrant enforceable in accordance with its terms; and

     2. When the issuance, execution and delivery of the Securities in respect of which we have participated as your counsel have been duly authorized by all necessary corporate action, and when such Securities have been duly executed and delivered and sold as described in the Registration Statement such Securities will be legally and validly issued and the holders of such Securities will be entitled to the benefits provided by the Trust Agreement pursuant to which such Securities were issued.

     The foregoing opinions regarding enforceability are subject to (i) applicable bankruptcy, insolvency, moratorium, reorganization, receivership, fraudulent conveyance and similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law) and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission thereunder with respect to any part of the Registration Statement, including this exhibit. Except as stated above, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.

                                   Very truly yours,



                                   Richards, Layton & Finger








                                                    Exhibit 8.1



                                        May 12, 1997

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
World Financial Center
North Tower - 10th Floor
New York, New York  10281

          Re:  Merrill Lynch Mortgage Investors, Inc.
               Registration Statement on Form S-3
               (File No. 333-24327)
               ---------------------------------------

Ladies and Gentlemen:

     We have acted as counsel to Merrill Lynch Mortgage Investors, Inc., a Delaware corporation (the "Registrant"), in connection with the issuance and sale of its Asset Backed Securities (the "Securities") that evidence interests in, or securities backed by, certain pools of loans. Each series of Securities will be issued pursuant to (i) a Pooling and Servicing Agreement among the Registrant, a trustee and a master servicer, each to be specified in the prospectus supplement for such series of Certificates, (ii) a trust agreement (the "Trust Agreement") among a trustee named in the related prospectus supplement, the Registrant and another entity named in such prospectus supplement and/or (iii) an indenture (the "Indenture") between the trust formed pursuant to the Trust Agreement and the indenture trustee named in the related prospectus supplement. We have advised the Registrant with respect to certain federal income tax consequences of the proposed issuance of the Securities. This advice is summarized under the headings "Summary of Prospectus -- Tax Status of the Certificates" and "-- Tax Status of the Notes" and "Certain Federal Income Tax Consequences" in the Prospectus, all as part of the Registration Statement on Form S-3 (File No. 333-24327) (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), as amended on the date hereof for the registration of such Securities under the Act. Such description does not purport to discuss all possible federal income tax ramifications of the proposed issuance, but with respect to those tax consequences which are discussed, in our opinion, the description is accurate in all material respects.

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to a reference to this firm (as counsel to the Registrant) under the heading "Certain Federal Income Tax Consequences" in the Prospectus forming a part of the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                        Very truly yours,

                                        Brown & Wood LLP











                                                  Exhibit 99.3








-----------------------------------------------------------------------------


                   MERRILL LYNCH MORTGAGE INVESTORS, INC.,

                                as Purchaser,

                                     and

                        ______________________________

                                  as Seller,

                       MORTGAGE LOAN PURCHASE AGREEMENT

                        Dated as of ___________, 199_






-----------------------------------------------------------------------------




                              TABLE OF CONTENTS

                                                                         Page
                                                                       ----

ARTICLE I           DEFINITIONS . . . . . . . . . . . . . . . . . . . . .   1

     Section 1.1    Definitions . . . . . . . . . . . . . . . . . . . . .   1


ARTICLE II          SALE OF MORTGAGE LOANS; PAYMENT OF
                    PURCHASE PRICE  . . . . . . . . . . . . . . . . . . .   1

     Section 2.1    Sale of the Mortgage Loans  . . . . . . . . . . . . .   1
     Section 2.2    Obligations of Seller Upon Sale . . . . . . . . . . .   2
     Section 2.3    Payment of Purchase Price for the Mortgage Loans  . .   4


ARTICLE III         REPRESENTATIONS AND WARRANTIES;
                    REMEDIES FOR BREACH . . . . . . . . . . . . . . . . .   4


     Section 3.1    Seller Representations and Warranties . . . . . . . .   4
     Section 3.2    Seller Representations and Warranties
                    Relating to the Mortgage Loans  . . . . . . . . . . .   6


ARTICLE IV          SELLER'S COVENANTS  . . . . . . . . . . . . . . . . .  12

     Section 4.1    Covenants of the Seller . . . . . . . . . . . . . . .  12


ARTICLE V           SERVICING . . . . . . . . . . . . . . . . . . . . . .  13

     Section 5.1    Servicing . . . . . . . . . . . . . . . . . . . . . .  13


ARTICLE VI          INDEMNIFICATION BY THE SELLER
                    WITH RESPECT TO THE MORTGAGE LOANS  . . . . . . . . .  13

     Section 6.1    Indemnification . . . . . . . . . . . . . . . . . . .  13


ARTICLE VII         TERMINATION . . . . . . . . . . . . . . . . . . . . .  17

     Section 7.1    Termination . . . . . . . . . . . . . . . . . . . . .  17


ARTICLE VIII        MISCELLANEOUS PROVISIONS  . . . . . . . . . . . . . .  17

     Section 8.1    Amendment . . . . . . . . . . . . . . . . . . . . . .  17
     Section 8.2    Governing Law . . . . . . . . . . . . . . . . . . . .  17
     Section 8.3    Notices . . . . . . . . . . . . . . . . . . . . . . .  17
     Section 8.4    Severability of Provisions  . . . . . . . . . . . . .  18
     Section 8.5    Counterparts  . . . . . . . . . . . . . . . . . . . .  18
     Section 8.6    Further Agreements  . . . . . . . . . . . . . . . . .  18
     Section 8.7    Successors and Assigns: Assignment of the
                      Mortgage Loan Purchase Agreement  . . . . . . . . .  18
     Section 8.8    Survival  . . . . . . . . . . . . . . . . . . . . . .  19

     MORTGAGE LOAN PURCHASE AGREEMENT, dated as of _____________, 199_ (this "Agreement"), between ________________________ (the "Seller") and Merrill Lynch Mortgage Investors, Inc. (the "Purchaser").

                             W I T N E S S E T H
                            -------------------

     WHEREAS, the Seller is the owner of the notes or other evidence of indebtedness (the "Mortgage Notes") so indicated on Schedule I hereto, and Related Documentation (as defined below) (collectively, the "Mortgage Loans"); and

     WHEREAS, the Seller owns the mortgages (the "Mortgages") on the properties (the "Mortgaged Properties") securing such Mortgage Loans, including rights to (a) any property acquired by foreclosure or deed in lieu of foreclosure or otherwise and (b) the proceeds of any hazard insurance policies in respect of the Mortgage Loans; and

     WHEREAS, the parties hereto desire that the Seller sell the Mortgage Loans to the Purchaser pursuant to the terms of this Agreement; and

     WHEREAS, pursuant to the terms of a Pooling and Servicing Agreement dated as of ________________, 199_ (the "Pooling and Servicing Agreement") among the Purchaser, as depositor, the Seller, as seller and servicer, and ____________________, as trustee (the "Trustee"), the Purchaser will convey the Mortgage Loans to the Trust.


     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

                                  ARTICLE I

                                 DEFINITIONS

     Section 1.1 Definitions. Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.


                                  ARTICLE II

              SALE OF MORTGAGE LOANS; PAYMENT OF PURCHASE PRICE

     Section 2.1    Sale of the Mortgage Loans.  The Seller, concurrently
                    --------------------------
with the execution and delivery of this Agreement, does hereby sell, assign, set over, and otherwise convey to the Purchaser, without recourse, all of its right, title and interest in, to and under the following, whether now existing or hereafter created: (i) each Mortgage Loan, including its Asset Balance (including all Additional Balances) and all collections in respect thereof received on or after the Cut-off Date (excluding payments in respect of accrued interest due prior to the Cut-off Date or due in the month of ______________); (ii) property that secured a Mortgage Loan that is acquired by foreclosure or deed in lieu of foreclosure; (iii) the interest of the Seller in any hazard insurance policies in respect of the Mortgage Loans;
(iv) all rights under any guaranty executed in connection with a Mortgage Loan; and (v) all proceeds of the foregoing.

     Section 2.2    Obligations of Seller Upon Sale.  In connection with
                    -------------------------------
any transfer pursuant to Section 2.1 hereof, the Seller further agrees, at its own expense, on or prior to the Closing Date, (a) to indicate in its books and records that the Mortgage Loans have been sold to the Trustee, as assignee of the Purchaser, pursuant to this Agreement and (b) to deliver to the Purchaser a Mortgage Loan Schedule containing a true and complete list of all such Mortgage Loans specifying for each such Mortgage Loan, among other things, as of the Cut-off Date (i) its account number and (ii) the related Cut-off Date Asset Balance. Such Mortgage Loan Schedule forms a part of Exhibit __ to the Pooling and Servicing Agreement and shall also be marked as
Schedule I to this Agreement and is hereby incorporated into and made a part of this Agreement.

     The Seller agrees to prepare, execute and file a UCC-1 financing statement with the Secretary of State in the State of ___________ (which shall have been filed on or before the Closing Date with respect to the Mortgage Loans) describing the applicable Mortgage Loans and naming the Seller as debtor and the Purchaser (and indicating that such loans have been assigned to the Trustee) as secured party and all necessary continuation statements and any amendments to the UCC-1 financing statements required to reflect a change in the name or corporate structure of the Seller or the filing of any additional UCC-1 financing statements due to the change in the principal offices of the Seller, as are necessary to perfect and protect the Trustee's interest in each Mortgage Loan and the proceeds thereof.

     In connection with any conveyance by the Seller, the Seller will deliver to the Servicer, as custodian and bailee for the Trustee, the following documents or instruments with respect to each Mortgage Loan (the "Related Documentation"):

          (i)  the original Mortgage Note endorsed in blank;

         (ii) an original Assignment of Mortgage in blank in recordable form;

        (iii) the original recorded Mortgage or, if, in connection with any Mortgage Loan, the original recorded Mortgage with evidence of recording thereon is not deliverable on or prior to the Closing Date because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation or because such original Mortgage has been lost, the Seller, at the direction of the Purchaser, shall deliver or cause to be delivered to the Custodian, as agent for the Trustee, a true and correct copy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Purchaser stating that such original Mortgage has been dispatched to the appropriate public recording official or (ii) in the case of an original Mortgage that has been lost, a certificate by the appropriate county recording office where such Mortgage is recorded;

         (iv) if applicable, the original intervening assignments, if any ("Intervening Assignments"), with evidence of recording thereon, showing a complete chain of title to the Mortgage from the originator to the Purchaser or, if any such original Intervening Assignment has not been returned from the applicable recording office or has been lost, a true and correct copy thereof, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller stating that such original Intervening Assignment has been dispatched to the appropriate public recording official for recordation or (ii) in the case of an original Intervening Assignment that has been lost, a certificate by the appropriate county recording office where such Mortgage is recorded;

          (v) either (1) for each Mortgage Loan with a Credit Limit in excess of $________, a title policy or (2) for all other Mortgage Loans, either a title policy, a title search or guaranty of title with respect to the related Mortgaged Property;

         (vi) the original of any guaranty executed in connection with the Mortgage Note;

        (vii) the original of each assumption, modification, consolidation or substitution agreement, if any, relating to the Mortgage Loan; and

       (viii) any security agreement, chattel mortgage or equivalent instrument executed in connection with the Mortgage.

     The Seller further hereby confirms to the Purchaser that, as of the Closing Date, it has caused the portions of the Electronic Ledger relating to the Mortgage Loans maintained by the Seller to be clearly and unambiguously marked to indicate that the Mortgage Loans have been sold to the Trustee, as assignee of the Purchaser.

     The Purchaser hereby acknowledges its acceptance of all right, title and interest to the Mortgage Loans and other property, now existing and hereafter created, conveyed to it pursuant to this Section 2.2.

     The parties hereto intend that the transaction set forth herein be a sale by the Seller to the Purchaser of all the Seller's right, title and interest in and to the Mortgage Loans and other property described above. In the event the transaction set forth herein is deemed not to be a sale, the Seller hereby grants to the Purchaser a security interest in all of the Seller's right, title and interest in, to and under the Mortgage Loans and other property described above, whether now existing or hereafter created, to secure all of the Seller's obligations hereunder; and this Agreement shall constitute a security agreement under applicable law.

     The Servicer shall be entitled to maintain possession of all of the foregoing documents and instruments to the extent such possession is permitted under the Pooling and Servicing Agreement and at such time as such possession is no longer permitted, the Seller shall or shall cause the Servicer to deliver such documents and instruments and or opinion of counsel referred to in the Pooling and Servicing Agreement and in accordance with the provisions of the Pooling and Servicing Agreement.

     Section 2.3    Payment of Purchase Price for the Mortgage Loans.   In
                    ------------------------------------------------
consideration of the sale of the Mortgage Loans from the Seller to the Purchaser on the Closing Date, the Purchaser agrees to pay to the Seller on the Closing Date by transfer of immediately available funds, an amount equal to $___________ (the "Purchase Price"), net of an expense reimbursement amount of $__________ and to transfer to the Seller on the Closing Date the Transferor Certificates.


                                 ARTICLE III

                       REPRESENTATIONS AND WARRANTIES;
                             REMEDIES FOR BREACH

     Section 3.1    Seller Representations and Warranties.  The Seller
                    -------------------------------------
represents and warrants to the Purchaser as of the Closing Date:

          (i) The Seller is a ___________ corporation, validly existing and in good standing under the laws of the State of ____________, and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Seller is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or any properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Seller;

         (ii) The Seller has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under the Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Seller enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies;

        (iii) The Seller is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consent, license, approval or authorization, or registration or declaration, as shall have been obtained or filed, as the case may be, prior to the Closing Date;

         (iv) The execution, delivery and performance of this Agreement by the Seller will not violate any provision of any existing law or regulation or any order or decree of any court applicable to the Seller or any provision of the Certificate of Incorporation or Bylaws of the Seller, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Seller is a party or by which the Seller may be bound; and

          (v) No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Seller threatened, against the Seller or any of its properties or with respect to this Agreement or the Certificates which in the opinion of the Seller has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Agreement.

     It is understood and agreed that the representations and warranties set forth in this Section 3.1 shall survive the sale and assignment of the Mortgage Loans to the Purchaser. The Seller shall cure a breach of any representations and warranties in accordance with the Pooling and Servicing Agreement. It is understood and agreed that the remedy specified in the Pooling and Servicing Agreement shall constitute the sole remedy against the Seller respecting such breach.

     Section 3.2    Seller Representations and Warranties Relating to the
                    -----------------------------------------------------
Mortgage Loans.  The Seller represents and warrants to the Purchaser as of
--------------
the Cut-off Date, unless otherwise specifically set forth herein:

          (i) As of the Closing Date, this Agreement constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights generally and by the availability of equitable remedies;

         (ii) As of the Closing Date with respect to the Mortgage Loans and as of the applicable Transfer Date with respect to any Eligible Substitute Mortgage Loan, either (A) this Agreement constitutes a valid transfer and assignment to the Purchaser of all right, title and interest of the Seller in and to the Cut-off Date Asset Balances with respect to the applicable Mortgage Loans, all monies due or to become due with respect thereto (excluding payments in respect of accrued interest due prior to the Cut-off Date or due in the month of ________), and all proceeds of such Cut-off Date Asset Balances with respect to the Mortgage Loans and such funds as are from time to time deposited in the Collection Account (excluding any investment earnings thereon) and all other property specified in the definition of "Asset" in the Pooling and Servicing Agreement as being part of the corpus of the Trust conveyed to the Trust by the Purchaser, and upon payment for the Additional Balances, will constitute a valid transfer and assignment to the Purchaser of all right, title and interest of the Seller in and to the Additional Balances, all monies due or to become due with respect thereto, and all proceeds of such Additional Balances and all other property specified in the definition of "Asset" relating to the Additional Balances or (B) this Agreement constitutes a grant of a security interest (as defined in the UCC as in effect in ____________) in such property to the Purchaser. If this Agreement constitutes the grant of a security interest to the Purchaser in such property, and if the Purchaser obtains and maintains possession of the Mortgage File for each Mortgage Loan, the Purchaser shall have a first priority perfected security interest in such property, subject to the effect of Section ______ of the UCC with respect to collections on the Mortgage Loans that are deposited in the Collection Account in accordance with the next to last paragraph of Section ______ of the Pooling and Servicing Agreement; provided, however, that nothing in this clause (ii) shall be construed to obligate the Seller to deliver any Mortgage Files other than as set forth in Section 2.2 hereof;

        (iii) As of the Closing Date with respect to the Mortgage Loans and the applicable Transfer Date with respect to any substitute Mortgage Loan and as of the date any Additional Balance is created, the information set forth in the Mortgage Loan Schedule for such Mortgage Loans is true and correct in all material respects;

         (iv) The applicable Cut-off Date Asset Balance has not been assigned or pledged, and the Seller is the sole owner and holder of such Cut-off Date Asset Balance free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature, and has full right and authority, under all governmental and regulatory bodies having jurisdiction over the ownership of the applicable Mortgage Loan, to sell, assign or transfer the same pursuant to this Agreement;

          (v) As of the Closing Date with respect to the Mortgage Loans and the applicable Transfer Date with respect to any substitute Mortgage Loan, the related Mortgage Note and the Mortgage with respect to each Mortgage Loan have not been assigned or pledged, and the Seller is the sole owner and holder of the Mortgage Loan free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature, and has full right and authority, under all governmental and regulatory bodies having juris-diction over the ownership of the applicable Mortgage Loans, to sell and assign the same pursuant to this Agreement;

         (vi) As of the Closing Date with respect to the Mortgage Loans and the applicable Transfer Date with respect to any substitute Mortgage Loan, the related Mortgage is a valid and subsisting first or second lien, as set forth on the Mortgage Loan Schedule with respect to each related Mortgage Loan, on the property therein described, and as of the applicable Cut-off Date the related Mortgaged Property is free and clear of all encumbrances and liens having priority over the first or second lien, as applicable, of such Mortgage except for liens for (i) real estate taxes and special assessments not yet delinquent; (ii) any first mortgage loan secured by such Mortgaged Property and specified on the Mortgage Loan Schedule; (iii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording that are acceptable to mortgage lending institutions generally; and (iv) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage;

        (vii) As of the Closing Date with respect to the Mortgage Loans and the applicable Transfer Date with respect to any substitute Mortgage Loan, there is no valid offset, defense or counterclaim of any obligor under any Credit Line Agreement or Mortgage;

       (viii) To the best knowledge of the Seller, as of the Closing Date with respect to the Mortgage Loans and the applicable Transfer Date with respect to any substitute Mortgage Loan, there is no delinquent recording or other tax or fee or assessment lien against any related Mortgaged Property;

         (ix) As of the Closing Date with respect to the Mortgage Loans and the applicable Transfer Date with respect to any substitute Mortgage Loan, there is no proceeding pending or, to the best knowledge of the Seller, threatened for the total or partial condemnation of the related Mortgaged Property, and such property is free of material damage;

          (x) To the best knowledge of the Seller, as of the Closing Date with respect to the Mortgage Loans and the applicable Transfer Date with respect to any substitute Mortgage Loan, there are no mechanics' or similar liens or claims which have been filed for work, labor or material affecting the related Mortgaged Property which are, or may be, liens prior or equal to the lien of the related Mortgage, except liens which are fully insured against by the title insurance policy referred to in clause (xiv);

         (xi) No Monthly Payment is more than 89 days delinquent (measured on a contractual basis); and with respect to the Mortgage Loans no more than ____% (by Cut-off Date Pool Balance) were 30-59 days delinquent (measured on a contractual basis) and no more than _____% (by Cut-off Date Pool Balance) were 60-89 days delinquent (measured on a contractual basis);

        (xii) As of the Closing Date with respect to the Mortgage Loans and the applicable Transfer Date with respect to any substitute Mortgage Loan, for each Mortgage Loan, the related Mortgage File contains each of the documents and instruments specified to be included therein;

       (xiii) The related Mortgage Note and the related Mortgage at origination complied in all material respects with applicable state and federal laws, including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan;

        (xiv) Either a lender's title insurance policy or binder was issued on the date of origination of the Mortgage Loan and each such policy is valid and remains in full force and effect, or a title search or guaranty of title customary in the relevant jurisdiction was obtained with respect to a Mortgage Loan as to which no title insurance policy or binder was issued;

         (xv) As of the Closing Date with respect to the Mortgage Loans and the applicable Transfer Date with respect to any substitute Mortgage Loan, none of the Mortgaged Properties is a mobile home or a manufactured housing unit that is not considered or classified as part of the real estate under the laws of the jurisdiction in which it is located;

        (xvi) As of the Cut-off Date for the Mortgage Loans no more than ____% of such Mortgage Loans, by aggregate principal balance, are secured by Mortgaged Properties located in one United States postal zip code;

        (xvii) The Combined Loan-to-Value Ratio for each Mortgage Loan was not in excess of ___%;

        (xviii) No selection procedure reasonably believed by the Seller to be adverse to the interests of the Certificateholders or the Credit Enhancer was utilized in selecting the Mortgage Loans;

        (xix) The Seller has not transferred the Mortgage Loans to the Purchaser with any intent to hinder, delay or defraud any of its creditors;

        (xx) Within 90 days of the Closing Date with respect to the Mortgage Loans and, to the extent not already included in such filing with respect to the Mortgage Loans, the applicable Transfer Date with respect to any substitute Mortgage Loan, the Seller will have filed UCC-1 financing statements with respect to the Mortgage Loans;

        (xxi) As of the Closing Date with respect to the Mortgage Loans and the applicable Transfer Date with respect to any substitute Mortgage Loan, each Credit Line Agreement and each Mortgage Loan is an enforceable obligation of the related Mortgagor, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights generally and by the availability of equitable remedies;

        (xxii) As of the Closing Date with respect to the Mortgage Loans and the applicable Transfer Date with respect to any substitute Mortgage Loan, the Seller has not received a notice of default of any senior mortgage loan related to a Mortgaged Property that has not been cured by a party other than the Servicer;

        (xxiii)     The definition of Prime Rate in each Credit Line
     Agreement relating to a Mortgage Loan does not differ materially from the definition in the form of Credit Line Agreement in Exhibit __ of the Pooling and Servicing Agreement;

        (xxiv) The weighted average remaining term to maturity of the Mortgage Loans on a contractual basis as of the Cut-off Date for the Mortgage Loans is approximately ___ months. On each date that the Loan Rates have been adjusted, interest rate adjustments on the Mortgage Loans were made in compliance with the related Mortgage and Mortgage Note and applicable law. Over the term of each Mortgage Loan, the Loan Rate may not exceed the related Loan Rate Cap, if any. The Loan Rate Caps range between ____% and _____%. The Margins range between ____% and _____% and the weighted average Margin is approximately _____% as of the Cut-off Date for the Mortgage Loans. The Loan Rates on such Mortgage Loans range between _____% and _____% and the weighted average Loan Rate is approximately _____%.

        (xxv) As of the Closing Date with respect to the Mortgage Loans and the applicable Transfer Date with respect to any substitute Mortgage Loan, each Mortgaged Property consists of a single parcel of real property with a one-to-four unit single family residence erected thereon, or an individual condominium unit, planned unit development unit or townhouse;

        (xxvi) No more than ____% (by Cut-off Date Pool Balance) of the Mortgage Loans are secured by real property improved by individual condominium units, planned development units, townhouses or two-to-four family residences erected thereon, and at least _____% (by Cut-off Date Pool Balance) of the Mortgage Loans are secured by real property with a detached one-family residence erected thereon;

        (xxvii) The Credit Limits on the Mortgage Loans range between approximately $_________ and $_________ with an average of $____________. As of the Cut-off Date for the Mortgage Loans, no Mortgage Loan had a principal balance in excess of approximately $___________ and the average principal balance of the Mortgage Loans is equal to approximately $____________; and

        (xxviii)      Approximately ____% and _____% of the Mortgage Loans,
     by aggregate principal balance as of the Cut-off Date for the Mortgage Loans, are first and second liens, respectively.

     In the event of a breach of representation or warranty under the Pooling and Servicing Agreement, and with respect to the representations and warranties set forth in this Section 3.2 that are made to the best of the Seller's knowledge or as to which the Seller has no knowledge, if it is discovered by the Purchaser, the Seller, the Servicer or a Responsible Officer of the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the interest of the Purchaser or its assignee in the related Mortgage Loan then notwithstanding the Seller's lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty and with respect to any breach of such representation or warranty or of any other representation or warranty that materially and adversely affects the interest of the Purchaser or its assignee in the related Mortgage Loan, the Seller shall cure, repurchase or substitute in accordance with the Pooling and Servicing Agreement.

     It is understood and agreed that the representations and warranties set forth in this Section 3.2 shall survive the transfer and assignment of the Mortgage Loans to the Purchaser. It is understood and agreed that the obligation of the Seller to accept a transfer of a Mortgage Loan as to which a breach has occurred and is continuing and has not been cured and to make any required deposit in the Collection Account or to substitute an substitute Mortgage Loan, as the case may be, under Section ______ of the Pooling and Servicing Agreement, shall constitute the sole remedy against the Seller respecting such breach available to the Purchaser, the Certificateholders, the Trustee on behalf of the Certificateholders and the Credit Enhancer.

     The Purchaser acknowledges that the Seller, as Servicer, in its sole discretion, shall have the right to purchase for its own account from the Trust any Mortgage Loan which is 91 days or more delinquent at a price equal to the purchase price described below. The price for any Mortgage Loan purchased hereunder (which shall be calculated in the same manner set forth in Section _____ of the Pooling and Servicing Agreement) shall be deposited in the Collection Account and the Trustee, upon receipt of a certificate from the Servicer in the form of Exhibit __ of the Pooling and Servicing Agreement, shall release or cause to be released to the purchaser of such Mortgage Loan the related Mortgage File and shall execute and deliver such instruments of transfer or assignment prepared by the purchaser of such Mortgage Loan, in each case without recourse, as shall be necessary to vest in the purchaser of such Mortgage Loan any Mortgage Loan released pursuant hereto and the purchaser of such Mortgage Loan shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan and all security and documents related thereto. Such assignment shall be an assignment outright and not for security. The purchaser of such Mortgage Loan shall thereupon own such Mortgage Loan, and all security and documents, free of any further obligation to the Trustee, the Credit Enhancer or the Certificateholders with respect thereto.


                                  ARTICLE IV

                              SELLER'S COVENANTS

     Section 4.1  Covenants of the Seller.  The Seller hereby covenants
                  -----------------------
that except for the transfer hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Mortgage Loan, or any interest therein; the Seller will notify the Trustee, as assignee of the Purchaser, of the existence of any Lien on any Mortgage Loan immediately upon discovery thereof; and the Seller will defend the right, title and interest of the Trustee, as assignee of the Purchaser, in, to and under the Mortgage Loans, against all claims of third parties claiming through or under the Seller; provided, however, that nothing in this Section 4.1 shall prevent or be deemed to prohibit the Seller from suffering to exist upon any of the Mortgage Loans any Liens for municipal or other local taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if the Seller shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.


                                  ARTICLE V

                                  SERVICING

     Section 5.1    Servicing.  The Seller will be the Servicer of the
                    ---------
Mortgage Loans pursuant to the terms and conditions of the Pooling and Servicing Agreement.


                                  ARTICLE VI

                        INDEMNIFICATION BY THE SELLER
                      WITH RESPECT TO THE MORTGAGE LOANS

     Section 6.1    Indemnification.  (a)  The Seller agrees to indemnify
                    ---------------
and hold harmless the Purchaser, each of its directors, each of its officers who have signed the Registration Statement, and each of its directors and each person or entity who controls the Purchaser or any such person, within the meaning of Section 15 of the Securities Act, against any and all losses, claims, damages or liabilities, joint and several, to which the Purchaser, or any such person or entity may become subject, under the Securities Act or otherwise, and will reimburse the Purchaser and each such controlling person for any legal or other expenses incurred by the Purchaser or such controlling person in connection with investigating or defending any such loss, claims, damages or liabilities insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement or any amendment or supplement to the Prospectus Supplement approved in writing by the Seller or the omission or the alleged omission to state therein a material fact necessary in order to make the statements in the Prospectus Supplement or any amendment or supplement to the Prospectus Supplement approved in writing by the Seller, in the light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission relates to the information contained in the Prospectus Supplement in the third paragraph of the caption "Maturity and Prepayment Considerations" and under the captions "Summary--The Mortgage Loans", "The Servicer", "The Seller's Home Equity Loan Program" and "Description of the Mortgage Loans" (such information, the "Seller Information"). This indemnity agreement will be in addition to any liability which the Seller may otherwise have.

     (b) The Purchaser agrees to indemnify and hold harmless the Seller against any and all losses, claims, damages or liabilities, joint and several, to which the Seller, or any such person or entity may become subject, under the Securities Act or otherwise, and will reimburse the Seller for any legal or other expenses incurred by the Seller or such controlling person in connection with investigating or defending any such losses, claims, damages or liabilities insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement or any amendment or supplement to the Prospectus Supplement or the omission or the alleged omission to state therein a material fact necessary in order to make the statements in the Prospectus Supplement or any amendment or supplement to the Prospectus Supplement, in the light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission relates to the information contained in the Prospectus Supplement other than the Seller Information. This indemnity agreement will be in addition to any liability which the Purchaser may otherwise have.

     (c) The Seller agrees to indemnify and to hold the Purchaser harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, awards and any other costs, fees and expenses that the Purchaser or its assignee may sustain arising out of or based on this Agreement by reason of any acts, omissions, or alleged acts or omissions arising out of activities of the Seller in violation or alleged violation of any Federal, state or local law applicable to the origination or servicing of the Mortgage Loans. The Seller shall immediately notify the Purchaser if a claim is made by a third party with respect to this Agreement, the Seller shall assume the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Purchaser or its assignee in respect of such claim. Pursuant to the Pooling and Servicing Agreement, the Trustee shall reimburse the Seller in accordance with Section ______ of the Pooling and Servicing Agreement for all amounts advanced by the Seller pursuant to the preceding sentence.

     (d) Promptly after receipt by any indemnified party under this Article VI of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Article VI, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have under this Article VI except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify any indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Article VI.

     If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemni-fied party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this
Article VI for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation.

     Any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the employment thereof has been specifically authorized by the indemnifying party in writing; (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel; or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) at any time for all such indemnified parties, which firm shall be designated in writing by the Purchaser, if the indemnified parties under this Article VI consist of the Purchaser, or by the Seller, if the indemnified parties under this Article VI consist of the Seller.

     Each indemnified party, as a condition of the indemnity agreements contained in Section 6.1(a), (b) and (c), shall use its best efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

     Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

     (e) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Article VI is for any reason held to be unenforceable although applicable in accordance with its terms, the Seller, on the one hand, and the Purchaser, on the other, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Seller and the Purchaser in such proportions as shall be appropriate to reflect the relative benefits received by the Seller on the one hand and the Purchaser on the other from the sale of the Mortgage Loans such that the Purchaser is responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus Supplement with respect to the Class __ Certificates (the "Underwriting Discount") bears to the sum of the Purchase Price and the Underwriting Discount and the Seller shall be responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls the Purchaser within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Purchaser and each director of the Seller, each officer of the Seller, and each person, if any, who controls the Seller within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Seller.


                                 ARTICLE VII

                                 TERMINATION

     Section 7.1    Termination.  The respective obligations and
                    -----------
responsibilities of the Seller and the Purchaser created hereby shall terminate, except for the Seller's and Purchaser's indemnity obligations as provided herein, upon the termination of the Trust as provided in Article X of the Pooling and Servicing Agreement.


                                 ARTICLE VIII

                           MISCELLANEOUS PROVISIONS

     Section 8.1    Amendment.  This Agreement may be amended from time to
                    ---------
time by the Seller and the Purchaser, with the consent of the Credit Enhancer, by written agreement signed by the Seller and the Purchaser.

     Section 8.2    Governing Law.  This Agreement shall be governed by
                    -------------
and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     Section 8.3    Notices.  All demands, notices and communications
                    -------
hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, addressed as follows:

          (i)  if to the Seller:

               _______________________
               Attention: ____________


or, such other address as may hereafter be furnished to the Purchaser in writing by the Seller.

          (ii) if to the Purchaser:

               Merrill Lynch Mortgage Investors, Inc.
               World Financial Center
               New York, NY 10281-1310
               Attention:  _______________

or such other address as may hereafter be furnished to the Seller in writing by the Purchaser.

     Section 8.4    Severability of Provisions.  If any one or more of the
                    --------------------------
covenants, agreements, provisions of terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity of enforceability of the other provisions of this Agreement.

     Section 8.5    Counterparts.  This Agreement may be executed in one
                    ------------
or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original and such counterparts, together, shall constitute one and the same agreement.

     Section 8.6    Further Agreements.  The Purchaser and the Seller each
                    ------------------
agree to execute and deliver to the other such additional documents, instruments or agreements as may be necessary or reasonable and appropriate to effectuate the purposes of this Agreement or in connection with the issuance of any series of Certificates representing interests in the Mortgage Loans.

     Section 8.7    Successors and Assigns: Assignment of Mortgage Loan
                    ---------------------------------------------------
Purchase Agreement.  This Agreement shall bind and inure to the benefit of
------------------
and be enforceable by the Seller, the Purchaser, the Trustee and the Credit Enhancer. The obligations of the Seller under this Agreement cannot be assigned or delegated to a third party without the consent of the Purchaser, except that the Purchaser acknowledges and agrees that the Seller may assign its obligations hereunder to any Person into which the Seller is merged or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party or any Person succeeding to the business of the Seller. The parties hereto acknowledge that the Purchaser is acquiring the Mortgage Loans for the purpose of contributing them to a trust that will issue a series of Certificates representing undivided interests in such Mortgage Loans. As an inducement to the Purchaser to purchase the Mortgage Loans, the Seller acknowledges and consents to the assignment by the Purchaser to the Trustee of all of the Purchaser's rights against the Seller pursuant to this Agreement insofar as such rights relate to Mortgage Loans transferred to such Trustee and to the enforcement or exercise of any right or remedy against the Seller pursuant to this Agreement by the Trustee or the Credit Enhancer under the Pooling and Servicing Agreement. Such enforcement of a right or remedy by the Trustee or the Credit Enhancer shall have the same force and effect as if the right or remedy had been enforced or exercised by the Purchaser directly.

     Section 8.8    Survival.  The representations and warranties set
                    --------
forth in Article III and the provisions of Article VI shall survive the purchase of the Mortgage Loans hereunder.


     IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed to this Agreement by their respective officers thereunto duly authorized as of the day and year first above written.

                         MERRILL LYNCH MORTGAGE INVESTORS, INC.
                           as Purchaser



                         By:____________________________________
                              Name:
                              Title:


                         ____________________________________
                           as Seller



                         By:____________________________________
                              Name:
                              Title:

                                                                   Schedule I

                                 SCHEDULE OF
                                MORTGAGE LOANS
                                --------------


STATE OF NEW YORK   )
                    )ss.:
COUNTY OF NEW YORK  )



          On the ____________ day of ______________ before me, a Notary
Public in and for said State, personally appeared __________________, known to me to be a _______________________ of MERRILL LYNCH MORTGAGE INVESTORS, INC., the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                              _________________________________
                              Notary Public


STATE OF            )
                         )ss.:
COUNTY OF           )



     On the ____ day of __________________ before me, ________________ of
_________________________, personally appeared, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.


     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                              _________________________________
                              Notary Public